          As filed with the Securities and Exchange Commission on April 8, 2002
                                                                       ---
                                                       Registration No. 333-____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  _____________

                                    FORM S-1
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  _____________

                               TierOne CORPORATION
--------------------------------------------------------------------------------
    (Exact name of registrant as specified in its articles of incorporation)


            Wisconsin                       6711            (Being Applied For)
--------------------------------------------------------------------------------
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or       Classification Code Number)   Identification No.)
        organization)


                                 1235 "N" Street
                             Lincoln, Nebraska 68508
                                 (402) 475-0521
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Gilbert G. Lundstrom
                Chairman of the Board and Chief Executive Officer
                                 1235 "N" Street
                             Lincoln, Nebraska 68508
                                 (402) 475-0521
--------------------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:
                            Raymond A. Tiernan, Esq.
                             Philip Ross Bevan, Esq.
                             Hugh T. Wilkinson, Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                        734 15th Street, N.W., 12th Floor
                             Washington, D.C. 20005

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_].

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                           Amount
    Title of each Class of                  to be             Purchase Price         Aggregate          Registration
  Securities to be Registered            Registered              Per Share        Offering Price            Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
per share .......................    18,250,500 shares (1)        $10.00          $182,505,000(2)            $16,790.46
------------------------------------------------------------------------------------------------------------------------
Interests of plan participants ..   $18,492,213                       --          $         --                       (3)
========================================================================================================================

(1) Includes shares of Common Stock to be contributed to the TierOne Charitable Foundation, a private foundation.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The $18,492,213 of participations being registered is based on the assets in the TierOne Savings Plan at December 31, 2001 which are available to purchase Common Stock in the offering. Pursuant to Rule 457(h)(2), no additional fee is required with respect to the interests of plan participants.

     The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

PROSPECTUS
                               TierOne CORPORATION
                   (Proposed holding company for TierOne Bank)
                        15,370,000 Shares of Common Stock

     TierOne Bank is converting from the mutual to the stock form of organization. As part of this conversion, TierOne Corporation is offering shares of common stock. TierOne Bank will become a wholly owned subsidiary of TierOne Corporation. Applicable regulations require TierOne Corporation to sell its common stock in the offering in an aggregate amount equal to the estimated pro forma market value of TierOne Bank as determined by an independent appraiser.

                            Price Per Share: $ 10.00
               Minimum Subscription Requirement: 25 Shares or $250
        Expected Trading Market and Symbol: Nasdaq National Market "TONE"

                                            Minimum             Maximum
                                          ------------      --------------
Number of shares:                           11,230,000          15,370,000
Gross offering proceeds:                  $112,300,000      $  153,700,000
Estimated underwriting commissions
  and other offering expenses:            $  2,621,805      $    3,050,295
Estimated net proceeds:                   $109,678,195      $  150,649,705
Estimated net proceeds per share:         $       9.77      $         9.80

If the appraiser increases the estimated value, TierOne Corporation may increase the maximum number of shares to 17,750,500 shares.

     Sandler O'Neill & Partners, L.P. will use its best efforts to assist TierOne Corporation in selling at least the minimum number of shares but does not guarantee that this number will be sold. Sandler O'Neill is not obligated to purchase any shares of common stock in the offering. Sandler O'Neill intends to make a market in the common stock.

     The offering to depositors, officers, directors and employees of TierOne Bank will end at __:00 p.m., Central Daylight Time, on __________ __, 2002. An offering to the general public may also be held and may end as early as ___ p.m., Central Time, on __________ __, 2002. If the conversion is not completed by _________ __, 2002 we may extend the expiration date without notice to you until __________ __, 2002, unless the Office of Thrift Supervision approves a later date. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond _________ __, 2002. If the offering is extended beyond __________ __, 2002, all subscribers will be able to increase, decrease or cancel their orders. TierOne Corporation will hold all funds of subscribers in an interest-bearing savings account until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------

     These securities are not deposits or accounts, are not insured or guaranteed by TierOne Bank, TierOne Corporation, the Federal Deposit Insurance Corporation or any other federal or state government agency. The common stock is subject to investment risk, including the possible loss of money invested.

     For a discussion of the material risks that you should consider, see "Risk Factors" beginning on page __.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

For assistance, please contact the conversion center at (___) ___-____.

                        SANDLER O'NEILL & PARTNERS, L.P.

              The date of this prospectus is ___________ __, 2002.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Map of Our Office Locations ............................................
Questions and Answers About Our Stock Offering..........................
Summary ................................................................
Risk Factors ...........................................................
Selected Financial and Other Data ......................................
How Our Net Proceeds Will be Used ......................................
Dividends ..............................................................
Market for Our Common Stock ............................................
TierOne Bank Meets All of Its Regulatory Capital Requirements ..........
Our Capitalization .....................................................
Pro Forma Data .........................................................
Comparison of Independent Valuation and Pro Forma Data With ............
  and Without the Foundation ...........................................
TierOne Bank and Subsidiaries Consolidated Statements of Income ........
Management's Discussion and Analysis of Financial Condition and ........
  Results of Operations ................................................
Business of TierOne Bank ...............................................
Regulation .............................................................
Taxation ...............................................................
Management .............................................................
Proposed Management Purchases ..........................................
The Conversion .........................................................
Restrictions on Acquisitions of Us and TierOne Bank and Related ........
  Anti-Takeover Provisions .............................................
Description of Our Capital Stock .......................................
Experts ................................................................
Legal and Tax Opinions .................................................
Additional Information .................................................
Index to Financial Statements ..........................................

                                  TIERONE BANK

                                OFFICE LOCATIONS

                           [Map to be inserted here.]

                 QUESTIONS AND ANSWERS ABOUT OUR STOCK OFFERING

     The following are frequently asked questions about our proposed conversiIon and stock offering. You should read this entire prospectus, including the "Risk Factors" beginning on page __ and "The Conversion" beginning on page __, for more information.

Q.   What's A Conversion?

A. A conversion is a series of transactions in which a mutual savings institution, like us, changes its form of organization to the stock form. In our case, we are also forming TierOne Corporation, which will own all of the stock of TierOne Bank (this is called a holding company). TierOne Corporation is selling its common stock in this offering.

Q.   How Many Shares of Stock Are Being Offered, and at What Price?

A. We are offering for sale up to 15,370,000 shares of common stock at a subscription price of $10.00 per share. We must sell at least 11,230,000 shares. If the appraised market value of the common stock changes due to market conditions, then, without notice to you, we may be required to sell up to 17,750,500 shares.

Q.   Who May Purchase Shares of Our Common Stock in the Offering?

A. Rights to subscribe for common stock have been granted under our plan of conversion to the following persons in the following descending order of priority:

     (1)  Our depositors with $50.00 or more on deposit as of December 31, 2000;

     (2) Our tax-qualified employee stock benefit plans, including our employee stock ownership plan;

     (3) Our depositors with $50.00 or more on deposit as of _________ __, 2002;

     (4) Our depositors as of _______ __, 2002, and our borrowers as of June 1, 1995 who continue as borrowers as of _________ __, 2002; and

     (5)  Our directors, officers and employees.

        If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares to the general public, giving preference to persons who reside in counties in which we have branch offices.

Q. What Particular Factors Should I Consider When Deciding Whether to Purchase the Stock?

A. There are many important factors for you to consider before making an investment decision such as our profitability, lending activities, balance sheet composition and the competition we face for our financial products and services. Therefore, you should read this entire prospectus before making your investment decision.

Q.   Will Dividends Be Paid on the Stock?

A. We have not yet made any decisions on this, but we will consider a policy of paying cash dividends after the conversion.

Q.   Will I Be Able to Sell My Stock after I Purchase It?

A. Yes. We anticipate having our stock quoted on the Nasdaq National Market under the symbol "TONE." However, there can be no assurance that you will be able to sell your stock for more money than you originally paid.

Q. Will My Stock Be Covered by Deposit Insurance or Guaranteed by Any Government Agency?

A. No. Unlike insured deposit accounts at TierOne Bank, our stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.   When Is the Deadline to Subscribe for Stock?

A. We must receive a properly signed and completed order form with the required payment on or before _____ p.m., Central Daylight Time, on __________ __, 2002.

Q.   Can the Offering Be Extended?

A. Yes. If we do not receive sufficient orders, we can extend the offering beyond __________ __, 2002. We must complete any offering to general members of the public within 45 days after the close of the subscription offering, unless we receive regulatory approval to further extend the offering. No single extension can exceed 90 days, and the extensions may not go beyond __________ ___, 2004.

Q.   How Do I Purchase the Stock?

A. First, you should read this prospectus. Then complete and return the enclosed stock order and certification form together with your payment. Subscription orders may be delivered in person to any of our branch offices during regular business hours, or by mail in the enclosed envelope marked STOCK ORDER RETURN. Subscription orders received after the subscription offering expiration date may be held for participation in any community offering. If the stock offering is not completed by ___________ __, 2002 and is not extended, then all funds will be returned promptly with interest, and all withdrawal authorizations will be cancelled.

Q.   Can I Change My Mind after I Place an Order to Subscribe for Stock?

A. No. After we receive your order form and payment, you may not cancel or modify your order. However, if we extend the offering beyond ___________ __, 2002, you will be able to change or cancel your order. If you cancel your order, you will receive a prompt refund plus interest.

Q.   How Can I Pay for the Stock?

A.   You have three options: (1) pay cash if it is delivered to us in person;
     (2) send us a check or money order; or (3) authorize a withdrawal from your deposit account at TierOne Bank (without any penalty for early withdrawal). Please do not send cash in the mail. Wire transfers will not be accepted.

Q.   Will I Receive Interest on My Subscription Payment?

A. Yes. Subscription payments will earn interest at our passbook rate. Depositors who elect to pay by withdrawal will continue to receive the stated interest on that account until the funds are withdrawn at the completion of the conversion.

Q.   How Many Shares May I Buy?

A The minimum order is 25 shares, or $250. There are maximum purchase limitations which are described on the stock order form and in the section of this document entitled "The Conversion."

Q    May I Obtain a Loan From TierOne Bank to Pay For My Common Stock?

A No. Federal law prohibits us from loaning funds to purchase stock in the offering. However, other financial institutions may make such a loan.

Q. Can I Subscribe for Shares Using Funds in My Individual Retirement Account at TierOne Bank?

A. Yes. You may use a TierOne Bank individual retirement account, or IRA, to purchase shares. However, you must first establish a self-directed IRA with an outside trustee to subscribe for stock using your IRA funds. TierOne Bank is not permitted to hold stock in any TierOne Bank IRAs. Please call our Conversion Center (____-___-____) to get more information. Please understand that the transfer of IRA funds takes time, so please make arrangements as soon as possible.

Q.   What Happens If There Are Not Enough Shares of Stock to Fill All Orders?

A. If there is an oversubscription, then you may not receive any or all of the shares you want to purchase. If we receive orders for more shares than are available, we will allocate stock according to the priorities defined in our plan of conversion.

Q As an Eligible Depositor or Borrower Placing an Order in the Subscription Offering, May I Register the Shares in Someone Else's Name?

A. No. To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

Q. Can I Purchase Stock on Behalf of Someone Else Who Does Not Have an Account at TierOne Bank?

A. No. You may not transfer the subscription rights that you have as a depositor at TierOne Bank. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not honor orders for shares of the common stock by anyone known to us to be a party to such an agreement and we will pursue all legal remedies against any person who is a party to such an agreement.

Q.   Who Can Help Answer Any Other Questions I May Have about the Stock
     Offering?

A. For answers to other questions we encourage you to read this prospectus. Questions may also be directed to our Conversion Center at ___-___-____, Monday through Friday, between the hours of ____ a.m. and ____ p.m., Central Daylight Time.

     To ensure that each person receives a prospectus at least 48 hours prior to the expiration date of ____________ ___, 2002 in accordance with federal law, no prospectus will be mailed any later than five days prior to ____________ ___, 2002 or hand delivered any later than two days prior to __________ ___, 2002.

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the financial statements and the notes to financial statements of TierOne Bank. References in this document to "we", "us" and "our" refer to TierOne Bank or TierOne Corporation as the context dictates. In certain instances where appropriate, "we", "us", or "our" refer collectively to TierOne Corporation and TierOne Bank.

TierOne Corporation.

         TierOne Corporation is a Wisconsin corporation organized by us as part of the conversion. TierOne Corporation will be the holding company for TierOne Bank following the conversion. TierOne Corporation is not an operating company and has not engaged in any significant business to date. Our executive offices are located at 1235 "N" Street, Lincoln, Nebraska 68508, and our telephone number is (402) 475-0521.

TierOne Bank

         We are a federally chartered mutual savings bank formerly known as First Federal Lincoln Bank. Our headquarters office is in Lincoln, Nebraska and we have 58 offices in Nebraska, southwest Iowa and northern Kansas. As of December 31, 2001 we had total assets of $1.6 billion, total deposits of $1.1 billion and retained earnings of $121.8 million.

         Since the mid-1990s we have concentrated on the evolution of our operations to be more like a full-service community bank. We offer a full range of deposit products, a wide selection of loans and a variety of investment and insurance products. Highlights of our business strategy, which is designed to improve profitability and enhance the value of our franchise, include the following:

         . Repositioning our loan portfolio, focusing particularly on commercial real estate and land loans, consummer loans, warehouse mortgage lines of credit and construction loans, to increase yields and reduce interest-rate risk;

         . Emphasizing growth of our core deposits and reducing our cost of funds;

         . Increasing our fee income and expanding our products and services;

         . Maintaining asset quality;

         . Building a strong corporate brand and identity; and

         . Continuing our controlled growth and expanding our franchise.

         We believe our conversion will assist us in implementing our business strategy. Although our business strategy may involve risks beyond those faced by a traditional savings and loan asociation, we believe we can manage these risks and that our strategy will position us for controlled growth and expansion. See "Management's Discussion and Analysis - Our Management Strategy" on page [__].

Conversion from Mutual to Stock Form

         The conversion involves a series of transactions by which we will convert from our current status as a mutual savings bank to a stock savings bank. Following the conversion, TierOne Bank will become a subsidiary of TierOne Corporation. As a stock savings bank, we intend to continue to follow our same business strategies, and we will continue to be subject to the regulation and supervision of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. We previously commenced a conversion in 1998, but never completed that transaction due to various regulatory considerations. See "The Conversion" at page ___.

         At present, our depositors and certain borrowers are voting members of TierOne Bank. When we complete the conversion, our depositors and borrowers will cease to be voting members and TierOne Corporation will have all of the voting rights in TierOne Bank since it will be the sole stockholder. Exclusive voting rights with respect to TierOne Corporation will be vested in the holders of our common stock.

         As part of the conversion, we are offering between $112.3 million and $153.7 million of TierOne Corporation common stock. The purchase price will be $10.00 per share. All investors will pay the same price per share in the offering. Subject to regulatory approval, we may increase the amount of stock to be sold to $177.5 million without any further notice to you if market or financial conditions change before we complete the conversion.

         The conversion will permit our customers and possibly other members of the local community and of the general public to become equity owners and to share in our future. The conversion also will provide additional funds for lending and investment activities and enhance our ability to diversify and to grow our operations. The conversion to stock form is subject to approval by our members entitled to vote on the matter.

TierOne Charitable Foundation

         To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation, the TierOne Charitable Foundation, as part of the conversion. The foundation will be funded with 500,000 shares of TierOne Corporation common stock. The TierOne Charitable Foundation will make grants and donations to non-profit and community groups and projects located within the communities in which we operate. If the TierOne Charitable Foundation were not funded as part of the conversion, our valuation would be higher, the amount of common stock sold would be greater and we would receive more proceeds. The establishment of the TierOne Charitable Foundation is subject to approval by the Office of Thrift

Supervision and our voting members. For a further discussion of the foundation, see "Risk Factors - "The Establishment of the TierOne Charitable Foundation Will Negatively Impact Our Profits for Year Ended December 31, 2002" (page __), "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation" (page __) and "The Conversion - We Plan to Establish the TierOne Charitable Foundation" (page __).

How We Determined the Price Per Share and the Offering Range

         The offering range is based on an independent appraisal of our pro forma market value prepared by Keller & Company, Inc., an appraisal firm experienced in appraisals of savings institutions. The pro forma market value is the estimated market value of TierOne Bank assuming the sale of shares in this offering. Keller & Company has estimated that in its opinion as of March 5, 2002, the estimated market value of the common stock we are offering for sale was between $112.3 million and $153.7 million, with a midpoint of $133.0 million. The appraisal was based in part upon our financial condition and operations and the effect of the additional capital we will raise from the sale of common stock in this offering.

         Subject to regulatory approval, we may increase the amount of common stock offered by approximately 15%. Accordingly, at the minimum of the offering range, we are offering 11,230,000 shares, and at the maximum, as adjusted, of the offering range we are offering 17,750,500 shares in the subscription offering. The appraisal will be updated before the conversion is completed. If the pro forma market value of the common stock at that time is either below $112.3 million or above $177.5 million, we will notify subscribers, and subscribers will have the opportunity to modify or cancel their order. See "The Conversion - How We Determined the Price Per Share and the Offering Range" for a description of the factors and assumptions used in determining the stock price and offering range.

         Two of the measures some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer's "book value" and the ratio of the offering price to the issuer's annual net income. Keller & Company considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total equity, and represents the difference between the issuer's assets and liabilities. The percentage of our offering price of $10.00 per share to our pro forma book value per share ranges from 53.5% to 62.2% at December 31, 2001, and the offering price represents between
8.3 and 11.2 times our pro forma per share earnings for the year ended December 31, 2001. See "Pro Forma Data" on page ___ for a description of the assumptions we used in making these calculations.

         The appraisal by Keller & Company incorporated an analysis of a peer group of 10 publicly traded savings institutions that Keller & Company considered to be comparable to us. The peer group had an average price to book percentage of 110.28% and traded at an average of 12.84 times the last 12 months earnings. The price to book percentage for the peer group is higher than our ratio on a pro forma basis and the price to earnings ratio for the peer group is higher than our ratio on a pro forma basis. Our independent appraiser determined that our ratios should be lower than the peer group primarily due to our anticipated lower return on equity. Keller & Company's fees and out-of-pocket expenses are estimated to be $44,000 for preparing the appraisal and assisting with the preparation of our business plan. See page ___.

Use of Proceeds from the Sale of Our Common Stock

         We will use the proceeds from the offering as follows:

                                                                                       Percentage of net
                      Use                            Amount,            Amount,       offering proceeds at
                  of Proceeds                    at the minimum    at the maximum         the maximum
------------------------------------------      ----------------  ----------------   ---------------------
Loan to our employee stock ownership plan           $ 9,384,000       $12,696,000            8.4%

Repurchase of shares for recognition and
retention plan                                      $ 4,692,000       $ 6,348,000            4.2%

Investment in equity of TierOne Bank                $54,839,098       $75,324,853           50.0%

General corporate purposes                          $40,763,097       $56,280,852           37.4%

         Half of the net proceeds from the offering will be used by TierOne Corporation to buy the common stock of TierOne Bank. TierOne Bank will use this investment in its equity for general corporate purposes. The net proceeds received by TierOne Bank will further strengthen our capital position, which already exceeds all regulatory requirements, and will provide us with additional flexibility to grow and diversify. The proceeds invested in TierOne Bank, in additional to funding new loans and being invested in equity securities, may ultimately be used to finance the expansion of our banking operations through acquisitions of other financial institutions or branch offices, although no such transactions are specifically being considered at this time.

         The remaining portion of the net proceeds after the loan to our employee stock ownership plan and the investment in TierOne Bank will be retained by TierOne Corporation and will be available for general corporate purposes. We may initially use the remaining net proceeds to invest in deposits at TierOne Bank, U.S. Government and federal agency securities of various maturities, Federal funds, mortgage-backed securities, or a combination thereof. In addition, assuming stockholder approval of the recognition and retention plan, we intend to contribute sufficient funds to the trust so that it can purchase a number of shares equal to an aggregate of 4% of the common stock issued in the conversion (including shares contributed to the TierOne Charitable Foundation). The net proceeds retained by TierOne Corporation may ultimately be used to:

         . support the future expansion of operations through establishment of additional branch offices or other customer facilities for TierOne Bank, acquisition of other financial institutions or branch offices, expansion into other lending markets or diversification into other banking related businesses, although no such transactions are specifically being considered at this time;

         .     invest in deposits at TierOne Bank or securities; or

         . fund repurchases of our common stock or serve as a source of possible payments of cash dividends.

The Amount of Stock You May Purchase

         The minimum purchase is 25 shares. Generally, subscribers may purchase no more than 50,000 shares of common stock. You and any of the following persons, when combined with your purchases, cannot exceed 1.0% of the shares of common stock offered in the conversion, subject to the limitation set forth below:

         .     persons on joint accounts with you,

         .     relatives living in your house,

         . companies, trusts or other entities in which you have a controlling interest or hold a position, or

         .     other persons who may be acting together with you.

We may decrease or increase the maximum purchase limitation without notifying you. See page __.

How We Will Prioritize Orders If We Receive Orders for More Shares Than Are Available for Sale

         You might not receive any or all of the shares you order. If we receive orders for more shares than are available, we will allocate stock to the following persons or groups.

         Priority 1:      Eligible Account Holders (Our depositors with a
                          balance of at least $50 at the close of business on December 31, 2000).

         Priority 2:      Our Employee Stock Ownership Plan.


         Priority 3:      Supplemental Eligible Account Holders (Our depositors
                          with a balance of at least $50 at the close of business on ______ __, 2002).

         Priority 4:    Other Members (Our depositors and certain borrowers at
                        the close of business on __________ ___, 2002).

         Priority 5:    Our Directors, Officers and Employees. These individuals
                        also may be entitled to purchase stock in the above categories.

         If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares to the general public, giving preference to persons who reside in the Nebraska, Kansas and Iowa counties in which we have a branch office. See page __.

Your Subscription Rights Are Not Transferable

         You may not assign or sell your subscription rights. Any transfer of subscription rights is prohibited by law. If you exercise subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of shares. We intend to pursue any and all legal and equitable remedies if we learn of the transfer of any subscription rights. We will reject orders that we determine involve the transfer of subscription rights. See page
__.

Benefits to Management from the Offering

         Our full-time employees will benefit from the offering through our employee stock ownership plan. This plan will buy shares of our common stock with a portion of the net proceeds of the offering and then allocate the stock to employees over a period of time, at no cost to the employees. You can find more information about our employee stock ownership plan by reading the section of this document entitled "Management - New Stock Benefit Plans - Employee Stock Ownership Plan." Following the conversion, we also intend to implement a stock recognition plan and a stock option plan, which will benefit our officers and directors. These two plans will not be implemented unless we receive stockholder approval of the plans at least six months after the conversion. If our stock recognition plan is approved by shareholders, our officers and directors will be awarded shares of our common stock at no cost to them. If our stock option plan receives stockholder approval, then stock options will be granted at no cost to directors and officers, but such persons will be required to pay the applicable exercise price at the time of exercise to receive the shares of common stock.

         The following table summarizes the benefits that directors, officers and employees may receive from the conversion at the midpoint of the offering range:

                                                                                           Number of    Value of Shares
                                                                                             Shares         Based on
                                                                                           Based on        Midpoint
                                                                               % of        Midpoint      of Offering
                                           Individuals Eligible               Shares      of Offering        Range
Plan                                        to Receive Awards                Issued(1)      Range        -------------
------------------------------  --------------------------------------     -----------  --------------
Employee stock ownership plan    All full-time employees                        8.0%      1,104,000      $11,040,000
Stock recognition plan           Directors, officers and selected employees     4.0         552,000        5,520,000
Stock option plan                Directors, officers and selected employees    10.0       1,380,000               (2)

_____________________

(1) Includes shares sold in the offering and contributed to the TierOne Charitable Foundation.
(2) Stock options will be granted with a per share exercise price at least equal to the market price of our common stock on the date of grant. The value of a stock option will depend upon increases, if any, in the price of our stock during the term of the stock option.

We Are Establishing a Charitable Foundation and Contributing Shares to It

         To further our commitment to our local community, we intend to establish a charitable foundation, the TierOne Charitable Foundation, as part of the conversion. We plan to contribute 500,000 shares of our common stock, with an initial value of $5.0 million, to the foundation.

         The issuance of shares of common stock to the foundation will:

         . dilute the voting interest of purchasers of our common stock in this offering;

         . result in a $5.0 million pre-tax expense and a reduction in earnings, which will be offset in part by a corresponding tax benefit, during the quarter in which the contribution is made; and

         . reduce our pro forma market value and the number of shares offered.

         See "Risk Factors - The Establishment of TierOne Charitable Foundation will Negatively Impact Our Profits for the Year Ended December 31, 2002" (page __), "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation" (page __) and "The Conversion-We Plan To Establish the TierOne Charitable Foundation" (page __).

Federal and State Income Tax Consequences of the Conversion

         We have received an opinion from our federal income tax counsel, Elias, Matz, Tiernan & Herrick L.L.P., that, under federal income tax law and regulation, the tax basis to the shareholders of the common stock purchased in the conversion will be the amount paid for the common stock, and that the conversion will not be a taxable event for us. This opinion, however, is not binding on the Internal Revenue Service. We also have received an opinion from KPMG LLP that, more likely than not, the conversion will not be a taxable event for us under Nebraska, Kansas and Iowa income tax laws (page __). The full texts of the opinions are filed as exhibits to the Registration Statement of which this document is a part, and copies may be obtained from the SEC. See "Additional Information" on page __.

         Our federal tax counsel, Elias, Matz, Tiernan & Herrick L.L.P., believes that it is more likely than not that the nontransferable subscription rights to purchase common stock have no value in the absence of both an oversubscription in the subscription offering and an increase in the market price of the common stock upon commencement of trading following completion of the conversion. Tax counsel expresses no belief as to whether or not the subscription rights have value, if both an oversubscription in the subscription offering occurs and the market price of the common stock increases upon commencement of trading following completion of the conversion, since the issue of whether or not the subscription rights have value is dependent upon all of the facts and circumstances that occur. If the Internal Revenue Service determines that your subscription rights have an ascertainable value, you may be taxed in the amount equal to the value of those rights.

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in deciding whether to purchase our common stock.

Our Loan Portfolio Includes More Loans With a Higher Risk of Loss

         In recent years, we have significantly increased our construction loans, commercial real estate and land loans, consumer loans and warehouse mortgage lines of credit, both in terms of dollar amounts and as a percentage of our loan portfolio. Our strategy is to continue to grow our portfolio of these types of loans. These loans have a higher risk of default and loss than single-family residential mortgage loans. Our construction loans have increased from an aggregate of $45.8 million, or 5.4% of our total loan portfolio, at December 31, 1997 to $208.9 million, or 13.8% of our total loan portfolio at December 31, 2001. Our consumer loans have increased from $103.8 million at December 31, 1997 to $236.8 million at December 31, 2001 while our commercial real estate land loans have increased from $133.3 million at December 31, 1997 to $258.3 million at December 31, 2001. Our warehouse mortgage lines increased dramatically in the past year and amounted to $224.1 million, or 14.8% of our total loan portfolio at December 31, 2001 compared to $17.0 million, or 2.0% of the total loan portfolio at December 31, 1997. At the same time, while the dollar amount of our single-family residential mortgage loans has remained relatively static in recent years, the percentage of our single-family residential mortgage loans in portfolio has significantly decreased. Single-family residential mortgage loans have decreased from 58.6% of our total loan portfolio at December 31, 1997 to 33.1% at December 31, 2001. Construction loans, commercial real estate and land loans and warehouse mortgage lines of credit all generally have a higher risk of loss than single-family residential mortgage loans, because repayment of the loans often depends on the successful operation of a business or the underlying property. In addition, our commercial construction loans, commercial real estate and land loans and warehouse mortgage lines of credit have significantly larger average loan balances compared to our single-family residential mortgage loans. At December 31, 2001, the average loan size for our commercial construction loans, commercial real estate and land loans and warehouse mortgage lines of credit was $4.8 million, $1.0 million and $9.0 million compared to an average loan size of $72,000 for our single-family residential mortgage loans at such date. Consumer loans also are considered to generally involve greater risk of default than single-family residential mortgage loans because they often are secured by rapidly depreciating assets or are unsecured.

Our Purchases of Loans Outside of Our Primary Market Area May Increase Our Risks

         In recent years, we have purchased significant amounts of loans outside of our primary market area in Nebraska, Kansas and Iowa. As of December 31, 2001, approximately 51.2% of our loans were made to borrowers or secured by properties in states outside of our primary market area. We have purchased loans from outside of our primary market area because demand for adjustable rate mortgage loans in our primary market area is relatively limited and because of the increased availability of loans with relatively higher interest rates and/or shorter terms to maturity or adjustable interest rates, such as commercial real estate and land loans, construction loans and warehouse mortgage lines of credit, outside of our primary market area. Our purchase of loans outside our market area may involve greater risk because we may not have the same depth of experience or knowledge of the areas in which the property securing the loans or the borrower is located. Some of the properties may be located in states which are experiencing adverse economic conditions, which may result in increased loan delinquencies and loan losses. Additionally, regulations and practices regarding the liquidation of properties (i.e., foreclosure) and the rights of mortgagors in default vary greatly from state to state, and these restrictions may limit our ability to foreclose on a property or seek other recovery. Because our purchased loans have been somewhat concentrated in the New York City metropolitan area and in Colorado, Arizona, California and Washington, we may be subject to loan delinquencies and loan losses resulting from adverse conditions affecting those areas. See "Business of TierOne Bank - Market Area and Competition" and "-Lending Activities."

Our Continuing Concentration of Loans in Our Primary Market Area May Increase Our Risks

         While we have increased our holdings of loans from outside our primary market area, at December 31, 2001, approximately 48.8% of our total loans were to individuals and/or secured by properties located in Nebraska, Iowa and Kansas. As a result, we may have a greater risk of loan defaults and losses in the event of an economic downturn in our primary market area. The local economy in our primary market area continues to be significantly affected by agricultural issues. In addition, based on 2000 United States Census data, the per capita income in our primary market area is slightly below the United States as a whole and population growth in our primary market area also is lagging the United States growth rate.

Our Low Return on Equity May Cause Our Common Stock Price to Decline

         Net earnings divided by average equity, known as "return on equity," is a ratio many investors use to analyze the performance of a financial institution. Our return on equity amounted to 11.4%, 8.9% and 8.9% for the years ended December 31, 2001, 2000 and 1999, respectively. These returns are lower than returns on equity for comparable publicly traded savings institution holding companies. We expect our return on equity to remain low until we are able to increase our interest-earning assets, thereby increasing net interest income.

Our Future Returns On Equity Will Be Adversely Affected By The Proceeds From The Offering

         The net proceeds from the conversion and the offering, which may be as much as $174.2 million, will significantly increase our shareholders' equity. Because of our increased shareholders' equity following the conversion, we initially expect our returns on equity to be even more negatively impacted as compared to our peers. On a pro forma basis and based on our net income for the year ended December 31, 2001, our return on equity assuming shares are sold at the maximum of the offering range, would be approximately 5.1%.

An Increase in the Offering Range Would Be Dilutive

         We can increase the maximum of the offering range by up to approximately 15% to reflect changes in market or financial conditions or to fill the order of our employee stock ownership plan. Initially, an increase in the offering will decrease our net income per share and our shareholders' equity per share. Based on data for the year ended December 31, 2001, if the maximum of the offering range is increased, our pro forma net income per share would be $0.77 compared to $0.89 at the maximum of the offering range. If the maximum of the offering range is increased by approximately 15%, our pro forma shareholders' equity per share at December 31, 2001 would be $15.12 compared to $16.08 at the maximum of the offering range. An increase in the offering range would also increase the price per share as a percentage of pro forma shareholders' equity per share and net income per share.

Our Stock Value May Suffer from Anti-Takeover Provisions That May Impede Potential Takeovers

         Provisions in our corporate documents and in Wisconsin corporate law, as well as certain federal regulations, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions include:

         .    limitations on voting rights;

         . the election of members of the board of directors to staggered three-year terms;

         . the absence of cumulative voting by shareholders in the election of directors;

         .    provisions governing nominations of directors by shareholders;

         .    provisions governing the submission of shareholder proposals;

         .    provisions restricting special meetings of shareholders;

         . our ability to issue preferred stock and additional shares of common stock without shareholder approval;

         . super-majority voting provisions for the approval of certain business combinations; and

         .    super-majority voting provisions to amend our corporate documents.

These provisions also will make it more difficult for an outsider to remove our current board of directors or management. See "Restrictions on Acquisition of Us and TierOne Bank and Related Anti-Takeover Provisions" for a description of anti-takeover provisions in our corporate documents and under Wisconsin law and federal regulations.

         During the conversion process and for three years following the conversion, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision. There are limited exceptions to this prohibition. See "Restrictions on Acquisitions of Us and TierOne Bank and Related Anti-Takeover Provisions - Regulatory Restrictions" for a discussion of applicable Office of Thrift Supervision regulations regarding acquisitions.

Higher Interest Rates Could Hurt Our Profitability

         Our ability to earn a profit depends primarily on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and investments, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings. Due primarily to the changing interest rate environment as well as the composition of our interest sensitive assets and liabilities, our interest rate spread (the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities) was 3.04% for the year ended December 31, 2001 compared to 2.46% and 2.59% for the years ended December 31, 2000 and 1999, respectively. Our net interest margin (net interest income as a percentage of average interest-earning assets) was 3.44% for the year ended December 31, 2001 compared to 2.85% and 3.02% for the years ended December 31, 2000 and 1999, respectively. If there is an increasing interest rate environment, our interest rate spread and net interest margin could be compressed, which would have a negative effect on our profitability.

         A sustained increase in market interest rates could adversely affect our earnings. Approximately 40.0% of our loans have fixed interest rates and our net interest income could be adversely affected when the rates we pay on deposits and borrowings are increasing. In addition, the market value of our fixed-rate assets could decline if interest rates increase.


Our Employee Stock Benefit Plans Will Increase Our Costs

         We anticipate that our employee stock ownership plan will purchase 8% of the aggregate common stock issued in the conversion (including shares contributed to the TierOne Charitable Foundation), with funds borrowed from us. The cost of acquiring the employee stock ownership plan shares will be between $9.4 million at the minimum of the offering range and approximately $14.6 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase. We also intend to submit a stock recognition plan to our shareholders for approval at least six months after completion of the conversion. Our officers, employees and directors could be awarded (at no cost to them) under the stock recognition plan up to an aggregate of 4% of the shares issued in the conversion (including shares contributed to the TierOne Charitable Foundation). Assuming the shares of common stock to be awarded under the plan cost the same as the purchase price in the conversion, the reduction in our net income from the plan would be between $591,000 and $920,000 at the minimum and maximum, as adjusted of the offering range, respectively. See "Pro Forma Data" for a discussion of the increased benefit costs we will incur after the conversion and how these costs could decrease our return on equity.

Our Employee Stock Benefit Plans May Be Dilutive

         If the conversion is completed and shareholders subsequently approve a stock recognition plan and a stock option plan, we will allocate stock to our officers, employees and directors through these plans. If the shares for the stock recognition plan are issued from our authorized but unissued stock, your ownership percentage could be diluted by approximately 4.2% and the trading price of our stock may be reduced. However, it is our intention to repurchase shares of our common stock in the open market to fund the stock recognition plan. Your ownership percentage would also decrease by approximately 10.5% if all potential stock options are exercised and shares issued from our authorized but unissued stock. See "Pro Forma Data" for data on the dilutive effect of the restricted stock plan and "Management - New Stock Benefit Plans" for a description of the plans.


Our Valuation Is Not Indicative of the Future Price of Our Common Stock

         We cannot assure you that if you purchase common stock in the offering you will later be able to sell it at or above the purchase price in the offering. The final aggregate purchase price of the common stock in the conversion will be based upon an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time. See "The Conversion - How We Determined the Price Per Share and the Offering Range" for the factors considered by Keller & Company in determining the appraisal.

There is No Guarantee That an Active Trading Market for Your Stock Will Develop, Which May Hinder Your Ability to Sell Your Common Stock

         Because we have never issued stock, there is no current trading market for our common stock. Consequently, we cannot assure or guarantee that an active and liquid trading market for our common stock will develop or that, if developed, will continue. An active and liquid trading market will depend on the existence and individual decisions of willing buyers and sellers at any given time over which neither we nor any market maker will have any control. If an active trading market does not develop or is sporadic, this may hurt the market value of our common stock and make it difficult to buy or sell shares on short notice.

The Establishment of the TierOne Charitable Foundation Will Negatively Impact Our Profits for the Year Ended December 31, 2002.

         We intend to contribute to the TierOne Charitable Foundation 500,000 shares of our common stock. This contribution will negatively impact net earnings during the year in which the contribution is made, which is expected to be 2002. Based on the pro forma assumptions, the contribution to the TierOne Charitable Foundation would reduce net earnings by $3.2 million, after tax, in 2002.

Failure to Approve the TierOne Charitable Foundation May Materially Affect the Pro Forma Market Value of TierOne Corporation

         The establishment and funding of the foundation as part of the conversion is subject to the approval of our members. In the event that our members approve the Plan of Conversion, but not the foundation, we may determine to complete the conversion without the establishment of the foundation and may do so without amending the Plan of Conversion or obtaining any further vote of our members or consent of subscribers. Failure of our members to approve the foundation may materially affect our pro forma market value. In such an event, we may establish a new pro forma market value and commence a resolicitation of subscribers. For instance, at the maximum of the offering range, based on the assumptions set forth under "Pro Forma Data," the estimated pro forma valuation with the foundation would be $153.7 million and the estimated pro forma valuation without the foundation would be $163.1 million, a difference of $9.4 million or 6.1%. For a further discussion regarding the effect of the contribution to the foundation, see "The Conversion - We Plan To Establish the TierOne Charitable Foundation."

                           FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which can be identified by the use of such words as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions. These forward-looking statements include:

     .    statement of our goals, intentions and expectations;

     .    statements regarding our prospects and business strategy;

     .    statements regarding our asset quality and market risk; and

     .    estimates of future costs, benefits and results.

     These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     .    factors discussed under the caption "Risk Factors" beginning on page
          ___;

     . changes in demand for loans, deposits and other financial services in our market area;

     .    changes in interest rates;

     .    changes in general economic conditions;

     .    changes in the monetary and fiscal policies of the U.S. Government;

     .    legislative or regulatory changes that adversely affect our business;

     .    changes in our asset quality;

     . changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

     .    changes in our organization, compensation and benefit plans.

     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We have no obligation to update or revise any forward-looking statements to reflect any changed assumptions, any unanticipated events or any changes in the future.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

         The following selected financial and other data of TierOne Bank does not purport to be complete and is qualified in its entirety by the more detailed financial information contained elsewhere herein. You should read the consolidated financial statements and related notes contained at the end of this prospectus.

                                                                                           At December 31,
                                                                --------------------------------------------------------------------
                                                                    2001          2000          1999          1998          1997
                                                                -----------    ----------    ----------    ----------    -----------
                                                                                       (Dollars in Thousands)
Selected Financial and Other Data:
Total assets                                                     $1,570,013    $1,359,474    $1,303,427    $1,116,530    $1,063,460
Cash and cash equivalents                                            34,441        30,779        35,649       101,417        77,203
Investment securities:
  Held-to-maturity                                                      221           195        28,204         6,206        51,688
  Available-for-sale                                                 44,524        84,935        59,830         8,595            --
Mortgage-backed securities:
  Held-to-maturity                                                       --            --        54,797        83,212        77,647
  Available-for-sale                                                 46,287        68,398        98,035            --            --
Loans receivable, net                                             1,393,439     1,128,074       988,874       886,366       826,075
Loans held for sale                                                  14,373         3,712         2,042         3,120         2,738
Deposits                                                          1,096,242     1,047,836     1,005,988       986,440       950,614
FHLB advances and other borrowings                                  303,315       172,449       170,482         5,515        10,549
Retained earnings, substantially restricted                         121,755       107,872        96,899        91,235        82,844
Full service offices                                                     58            58            57            57            58

                                                                                       Year Ended December 31,
                                                                --------------------------------------------------------------------
                                                                    2001          2000          1999          1998          1997
                                                                -----------    ----------    ----------    ----------    -----------
                                                                                        (Dollars in Thousands)
Selected Operating Data:
Total interest income                                            $  105,145    $  103,866    $   84,814    $   80,386    $   79,881
Total interest expense                                               57,185        65,540        49,648        48,340        47,647
                                                                 ----------    ----------    ----------    ----------    ----------
Net interest income                                                  47,960        38,326        35,166        32,046        32,234
Provision for loan losses                                             3,997         1,273         1,132           832         1,228
                                                                 ----------    ----------    ----------    ----------    ----------
Net interest income after provision for
  loan losses                                                        43,963        37,053        34,034        31,214        31,006
Total non-interest income                                            10,936         6,575         6,069         6,096         4,050
Total non-interest expense                                           34,596        29,529        26,777        24,169        22,047
                                                                 ----------    ----------    ----------    ----------    ----------
Income before income taxes                                           20,303        14,099        13,326        13,141        13,009
Income tax expense                                                    7,261         5,073         4,898         4,803         4,843
                                                                 ----------    ----------    ----------    ----------    ----------
Net income                                                       $   13,042    $    9,026    $    8,428    $    8,338    $    8,166
                                                                 ==========    ==========    ==========    ==========    ==========

Selected Operating Ratios(1):
Average yield on interest-earning assets                               7.54%         7.71%         7.28%         7.67%         7.89%
Average rate on interest-bearing liabilities                           4.50          5.25          4.68          5.03          5.09
Average interest rate spread(2)                                        3.04          2.46          2.60          2.64          2.80
Net interest margin(2)                                                 3.44          2.85          3.02          3.06          3.19
Average interest-earning assets to average
  interest-bearing liabilities                                       109.77        108.01        109.96        109.03        108.04
Net interest income after provision
  for loan losses to noninterest expense                             127.07        125.48        127.10        129.15        140.63
Total noninterest expense to average assets                            2.40          2.12          2.23          2.22          2.10
Efficiency ratio(3)                                                   58.74         65.76         64.94         63.37         60.77
Return on average assets                                               0.90          0.65          0.70          0.77          0.78
Return on average equity                                              11.36          8.85          8.90          9.58         10.37
Average equity to average assets                                       7.96          7.30          7.90          8.00          7.50

                                                        (Footnotes on next page)

                                                                                At or For the
                                                                           Year Ended December 31,
                                                         ---------------------------------------------------------
                                                           2001         2000         1999        1998        1997
                                                         --------      -------     -------     -------     -------
Asset Quality Ratios(4):
Nonperforming loans as a percent of
  total loans receivable(5)                                 0.11%        0.37%       0.15%       0.20%       0.13%
Nonperforming assets as a percent of
  total assets(5)                                           0.12         0.39        0.15        0.21        0.17
Nonperforming assets and troubled debt
  restructurings as a percent of total assets(5)            0.14         0.40        0.16        0.22        0.34
Allowance for loan losses as a percent of
  total loans receivable                                    0.89         0.82        0.87        0.86        0.84
Allowance for loan losses as a percent of
  nonperforming loans                                     808.65       220.65      571.24      429.26      660.52
Net charge-offs to average loans receivable                 0.04         0.02        0.01        0.02        0.01


Capital Ratios(4):
Tangible capital ratio                                      7.66%        7.93%       7.57%       8.11%       7.78%
Core capital ratio                                          7.66         7.93        7.57        8.11        7.78
Risk-based capital ratio                                   10.98        12.88       13.57       14.41       13.96

___________________

(1) With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods.

(2) Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percent of average interest-earning assets.

(3) The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

(4) Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.

(5) Nonperforming assets consist of nonperforming loans and real estate owned. Nonperforming loans consist of all loans 90 days or more past due. It is our policy to cease accruing interest on all loans 90 days or more past due. Real estate owned consists of real estate acquired through foreclosure, real estate acquired by acceptance of a deed-in-lieu of foreclosure, in-substance foreclosures and repossessed automobiles.

                        HOW OUR NET PROCEEDS WILL BE USED

         Although the actual net proceeds from the sale of our common stock cannot be determined until the conversion is completed, it is presently anticipated that the net proceeds from the sale of the common stock will be between $109.7 million at the minimum of the offering range and $150.6 million at the maximum of the offering range ($174.2 million assuming an increase in the offering range by approximately 15%). See "Pro Forma Data" and "The Conversion - How We Determined the Price Per Share and the Offering Range" as to the assumptions used to arrive at such amounts.

         We will use the proceeds from the offering as follows:

                                                  Amount,                           Percentage of net
                 Use                              at the             Amount,        offering proceeds
            of Proceeds                           minimum        at the maximum      at the maximum
------------------------------------------      -----------      ---------------    ------------------
Loan to our employee stock ownership plan       $ 9,384,000        $12,696,000            8.4%

Repurchase of shares for recognition
and retention plan                              $ 4,692,000        $ 6,348,000            4.2%

Investment in equity of TierOne Bank            $54,839,098        $75,324,853           50.0%

General corporate purposes                      $40,763,097        $56,280,852           37.4%

         The loan to our employee stock ownership plan will be $9.4 million and approximately $12.7 million at the minimum and maximum of the offering range. Our employee stock ownership plan will distribute the shares it purchases to our employees as the loan is repaid over 12 years. In addition, if the recognition and retention plan is adopted by the board of directors and approved by the shareholders, we intend to contribute sufficient funds to the trust so that it can purchase a number of shares equal to an aggregate of 4% of the shares issued in the conversion (including shares contributed to the TierOne Charitable Foundation) which would amount to 634,800 shares at the maximum of the range or $6.3 million based on a per share price of $10.00. Depending on market conditions, shares repurchased for the recognition and retention plan may not be repurchased at $10.00 per share. In the event that the price of our common stock has increased, the cost of the shares purchased for the recognition and retention plan will be greater. See "Management - New Stock Benefit Plans - Employee Stock Ownership Plan" and "-Recognition and Retention Plan."

         Half of the net proceeds from the offering will be used by TierOne Corporation to buy the common stock of TierOne Bank. TierOne Bank will use this investment in its equity for general corporate purposes. On a short-term basis, TierOne Bank may purchase investment securities. The net proceeds received by TierOne Bank will further strengthen our capital position, which already exceeds all regulatory requirements. At December 31, 2001, TierOne Bank's tangible capital ratio was 7.7%. After the conversion, our tangible capital ratio will be 10.4%, based upon the midpoint of the offering range. As a result, we will continue to be a well-capitalized institution and will have additional flexibility to grow and diversify. The proceeds invested in TierOne Bank, in additional to funding new loans and being invested in equity securities, may ultimately be used to finance the expansion of our banking operations through acquisitions of other financial institutions or branch offices, although no such transactions are specifically being considered at this time.

         The remaining portion of the net proceeds after the loan to our employee stock ownership plan and the investment in TierOne Bank will be retained by TierOne Corporation and will be available for general corporate purposes. We may initially use the remaining net proceeds to invest in deposits at TierOne Bank, U.S. Government and federal agency securities of various maturities, Federal funds, mortgage-backed securities, or a combination thereof. In addition, assuming shareholder approval of the recognition and retention plan, we intend to contribute sufficient funds to the trust so that it can purchase a number of shares equal to an aggregate of 4% of the common stock issued in the conversion (including shares contributed to the TierOne Charitable Foundation). The net proceeds retained by TierOne Corporation may ultimately be used to:

         . support the future expansion of operations through establishment of additional branch offices or other customer facilities for TierOne Bank, acquisition of other financial institutions or branch offices, expansion into other lending markets or diversification into other banking related businesses, although no such transactions are specifically being considered at this time;

         .   invest in deposits at TierOne Bank or securities; or

         . fund repurchases of the common stock or serve as a source of possible payments of cash dividends.


         Applicable conversion regulations require us to sell common stock in the conversion in an amount equal to our estimated pro forma market value, as determined by an independent appraisal. See "The Conversion - How We Determined the Price Per Share and the Offering Range." To the extent we have excess capital upon completion of the conversion, we intend to consider stock repurchases and dividends. However, without nonobjection from the Office of Thrift Supervision, we cannot conduct any stock repurchases during the first year after we complete the conversion.

         Our net proceeds may vary because total expenses of the conversion may be more or less than those estimated. The net proceeds also will vary if the number of shares to be issued in the conversion is adjusted to reflect a change in our estimated pro forma market value. Payments for shares made through withdrawals from existing deposit accounts at TierOne Bank will not result in the receipt of new funds for investment by us but will result in a reduction of our interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.

         In addition to generating net proceeds to be used by us as set forth above, we are converting to stock form to facilitate future access to the capital markets, enhance our ability to diversify and expand into other markets as well as diversify our business activities through acquisitions of or mergers with other financial institutions.

                                    DIVIDENDS

         After we complete the conversion, our board of directors will have the authority to declare dividends on the common stock, subject to statutory and regulatory requirements. We intend to consider a policy of paying cash dividends on the common stock of TierOne Corporation; however, we have not yet made any decision on the timing or the possible amount of any dividend payments. The rate of such dividends and the initial or continued payment thereof will depend upon a number of factors, including the amount of net proceeds retained by us in the conversion, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods.

         Dividends from TierOne Corporation may eventually depend, in part, upon receipt of dividends from TierOne Bank because TierOne Corporation initially will have no source of income other than dividends from TierOne Bank, earnings from the investment of the net proceeds from the sale of common stock retained by us, and interest payments with respect to our loan to our employee stock ownership plan.

         Any payment of dividends by TierOne Bank to TierOne Corporation which would be deemed to be drawn out of TierOne Bank's bad debt reserves would require a payment of taxes at the then-current tax rate by TierOne Bank on the amount of earnings deemed to be removed from the reserves for such distribution. TierOne Bank does not intend to make any distribution that would create such a federal tax liability. See "Taxation."


         TierOne Corporation is not subject to the above regulatory restrictions on the payment of dividends to our shareholders, although the source of such dividends may eventually depend, in part, upon dividends from TierOne Bank. We are, however, subject to the requirements of Wisconsin law, which generally limit the payment of dividends to amounts that will not have the effect of making a corporation unable to pay its debts as they become due in the ordinary course of business or if the corporation's total assets would be less than its total liabilities plus the amount, if any, needed to satisfy any preferential rights that shareholders may have if the corporation were dissolved.

                           MARKET FOR OUR COMMON STOCK

         Because this is our initial public offering, there is no market for our common stock at this time. After we complete the offering, we anticipate that our common stock will be listed for quotation on the Nasdaq National Market under the symbol "TONE."

         There can be no assurance that an active and liquid trading market will develop for our common stock. The development of an active and liquid public market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. You should not view our common stock as a short-term investment. Furthermore, there can be no assurance that you will be able to sell your shares at or above your purchase price. Sandler O'Neill & Partners, L.P. has agreed to make a market in our common stock after the conversion and will assist us in encouraging additional market makers to establish and maintain a market for our common stock.

          TIERONE BANK MEETS ALL OF ITS REGULATORY CAPITAL REQUIREMENTS

         At December 31, 2001, TierOne Bank exceeded all of its regulatory capital requirements. The table on the following page sets forth our historical capital under accounting principles generally accepted in the United States of America and regulatory capital at December 31, 2001, and our pro forma capital after giving effect to the conversion, based upon the sale of the number of shares shown in the table. The pro forma capital amounts reflect the receipt by TierOne Bank of 50% of the net conversion proceeds. The pro forma risk-based capital amounts assume the investment of the net proceeds received by TierOne Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at December 31, 2001.

                                                                          Pro Forma at December 31, 2001 Based on
                                                       -----------------------------------------------------------------------------
                                                                11,230,000                    13,300,000
                                                                Shares Sold                   Shares Sold
                                   Historical at                 at $10.00                     at $10.00
                                 December 31, 2001               Per Share                     Per Share
                           --------------------------- ----------------------------- -----------------------------
                                            Percent of                    Percent                       Percent
                               Amount        Assets(1)     Amount      of Assets(1)      Amount      of Assets(1)
                           -------------- ------------ ------------- --------------- ------------- ---------------
                                                                                        (Dollars in Thousands)
GAAP capital                   $ 121,755        7.76%      $162,518          10.09%      $170,277          10.52%
                               =========       =====       ========          =====       ========          =====
Tangible capital:
  Actual                       $ 120,225        7.66%      $160,988          10.00%      $168,747          10.43%
  Requirement                     23,536        1.50         24,149           1.50         24,265           1.50
                               ---------       -----       --------          -----       --------          -----
  Excess                       $  96,689        6.16%      $136,839           8.50%      $144,482           8.93%
                               =========       =====       ========          =====       ========          =====
Core capital:
  Actual                       $ 120,225        7.66%      $160,988          10.00%      $168,747          10.43%
  Requirement                     62,762        4.00         64,397           4.00         64,708           4.00
                               ---------       -----       --------          -----       --------          -----
  Excess                       $  57,463        3.66%      $ 96,591           6.00%      $104,039           6.43%
                               =========       =====       ========          =====        =======          =====
Risk-based capital:
  Actual                       $ 133,689       10.98%      $174,452          14.24%      $182,211          14.85%
  Requirement                     97,386        8.00         98,039           8.00         98,163           8.00
                               ---------       -----       --------          -----       --------          -----
  Excess                       $  36,303        2.98%      $ 76,413           6.24%      $ 84,048           6.85%
                               =========       =====       ========          =====       ========          =====

                               ---------------------------------------------------------
                                          15,370,000                  17,750,500
                                         Shares Sold                 Shares Sold
                                          at $10.00                   at $10.00
                                          Per Share                   Per Share
                               ----------------------------- ---------------------------
                                                 Percent                     Percent
                                    Amount      of Assets(1)    Amount     of Assets(1)
                               -------------- -------------- ------------ --------------
GAAP capital                        $178,036         10.95%     $186,958         11.43%
                                    ========         =====      ========         =====
Tangible capital:
  Actual                            $176,506         10.86%     $185,428         11.35%
  Requirement                         24,382          1.50        24,516          1.50
                                    --------         -----      --------        ------
  Excess                            $152,124          9.36%     $160,913          9.85%
                                    ========         =====      ========        ======
Core capital:
  Actual                            $176,506         10.86%     $185,428         11.35%
  Requirement                         65,018          4.00        65,375          4.00
                                    --------         -----      --------        ------
  Excess                            $111,488          6.86%     $120,053          7.35%
                                    ========         =====      ========        ======
Risk-based capital:
  Actual                            $189,970         15.46%     $198,892         16.17%
  Requirement                         98,287          8.00        98,430          8.00
                                    --------         -----      --------        ------
  Excess                            $ 91,683          7.46%     $100,463          8.17%
                                    ========         =====      ========        ======

------------------------------

(1)      Adjusted total or adjusted risk-weighted assets, as appropriate.

                               OUR CAPITALIZATION

         The following table presents the historical capitalization of TierOne Bank at December 31, 2001, and our pro forma consolidated capitalization after giving effect to the conversion, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."

                                                                         TierOne Corporation - Pro Forma
                                                                       Based Upon Sale at $10.00 Per Share
                                                      ----------------------------------------------------------------------
                                                         11,230,000       13,300,000       15,370,000        17,750,500
                                                           Shares           Shares           Shares           Shares(1)
                                    TierOne Bank        (Minimum of      (Midpoint of     (Maximum of        (15% above
                                    - Historical          Offering         Offering         Offering         Maximum of
                                   Capitalization          Range)           Range)           Range)        Offering Range)
                                 -------------------- ----------------- --------------- ----------------- ------------------
                                                                        (In Thousands)
Deposits(2)                            $1,096,242        $1,096,242      $1,096,242        $1,096,242         $1,096,242
Advances from the FHLB
  and other borrowings                    303,315           303,315         303,315           303,315            303,315
                                       ----------        ----------      ----------        ----------         ----------
Total deposits and
   advances                            $1,399,557        $1,399,557      $1,399,557        $1,399,557         $1,399,557
                                       ==========        ==========      ==========        ==========         ==========

Shareholders' equity:
Preferred stock, $.01 par
   value, 10,000,000 shares
   authorized; none to be
   issued                              $       --        $       --      $       --        $       --         $       --
Common stock, $.01
   par value, 60,000,000
   shares authorized;
   shares to be issued as
   reflected(3)                                --               117             138               159                183
Additional paid-in
   capital(3)                                  --           109,561         130,026           150,491            174,025
Retained earnings(4)                      121,678           121,678         121,678           121,678            121,678
Cumulative other
   comprehensive income                        77                77              77                77                 77
Plus:
  Contribution to
  Foundation                                   --             5,000           5,000             5,000              5,000
Less:
  Foundation contribution
   expense, net (5)                            --            (3,150)         (3,150)           (3,150)            (3,150)
  Common stock acquired
    by our employee stock
    ownership plan(6)                          --            (9,384)        (11,040)          (12,696)           (14,600)
  Common stock to be
    acquired by our
    recognition and retention
    plan(7)                                    --            (4,692)         (5,520)           (6,348)            (7,300)
                                       ----------        ----------      ----------        ----------         ----------
Total equity                           $  121,775        $  219,207      $  237,209        $  255,211         $  275,913
                                       ==========        ==========      ==========        ==========         ==========

                                                   (Footnotes on following page)

-------------------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to approximately 15% to reflect changes in market and financial conditions before we complete the conversion or to fill the order of our employee stock ownership plan.

(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) The sum of the par value and additional paid-in capital accounts equals the net conversion proceeds. No effect has been given to the issuance of additional shares of common stock pursuant to our proposed stock option plan. We intend to adopt a stock option plan and to submit such plan to shareholders at a meeting of shareholders to be held at least six months following completion of the conversion. If the plan is approved by shareholders, an amount equal to 10% of the shares of common stock issued in the conversion (including shares contributed to the TierOne Charitable Foundation) will be reserved for future issuance under such plan. Your ownership percentage would decrease by approximately 10.5% if all potential stock options are exercised from our authorized but unissued stock. See "Pro Forma Data" and "Management
         - New Stock Benefit Plans - Stock Option Plan."

(4) The retained earnings of TierOne Bank will be substantially restricted after the conversion. See "The Conversion - Liquidation Rights of Certain Depositors."

(5) Represents the expense, net of tax, of the contribution of common stock to the TierOne Charitable Foundation based on an estimated tax rate of 37.0%. The realization of the tax benefit is limited annually to 10% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(6) Assumes that 8% of the common stock issued in the conversion (including shares contributed to the TierOne Charitable Foundation) will be purchased by our employee stock ownership plan. The common stock acquired by our employee stock ownership plan is reflected as a reduction of shareholders' equity. Assumes the funds used to acquire our employee stock ownership plan shares will be borrowed from us. See
         Note 1 to the table set forth under "Pro Forma Data" and "Management - New Stock Benefit Plans - Employee Stock Ownership Plan."

(7) Gives effect to the recognition plan which we expect to adopt after the conversion and present to shareholders for approval at a meeting of shareholders to be held at least six months after we complete the conversion. No shares will be purchased by the recognition plan in the conversion, and such plan cannot purchase any shares until shareholder approval has been obtained. If the recognition plan is approved by our shareholders, the plan intends to acquire an amount of common stock equal to 4% of the shares of common stock issued in the conversion (including shares contributed to the TierOne Charitable Foundation), or 469,200, 552,000, 634,800 and 730,020 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively. The table assumes that shareholder approval has been obtained and that such shares are purchased in the open market at $10.00 per share. The common stock so acquired by the recognition plan is reflected as a reduction in shareholders' equity. If the shares are purchased at prices higher or lower than the initial purchase price of $10.00 per share, such purchases would have a greater or lesser impact, respectively, on shareholders' equity. If the recognition and retention plan purchases authorized but unissued shares from us, such issuance would dilute the voting interests of existing shareholders by approximately 4.2%. See "Pro Forma Data" and "Management - New Stock Benefit Plans - Recognition and Retention Plan."

                                 PRO FORMA DATA

     We cannot determine the actual net proceeds from the sale of our common stock until the conversion is completed. However, net proceeds are currently estimated to be between $109.7 million and $150.7 million (or $174.2 million in the event the offering range is increased by approximately 15%) based upon the following assumptions:

..    we will sell all shares of common stock in the subscription offering;

..    our employee stock ownership plan will purchase 8% of the shares of common stock issued in the conversion (including shares contributed to the TierOne Charitable Foundation) with a loan from TierOne Corporation. The loan will be repaid in substantially equal principal payments over a period of 12 years;

..    we will make a contribution to the charitable foundation consisting of
     500,000 shares of our common stock with an assumed value of $10.00 per share;

..    expenses of the offering, other than the fees to be paid to Sandler O'Neill
     & Partners, L.P., are estimated to be $1,500,000;

..    320,000 shares of common stock will be purchased by our executive officers and directors, and their immediate families; and

..    Sandler O'Neill & Partners, L.P. will receive fees equal to 1.125% of the aggregate purchase price of the shares of stock sold in the offering, excluding any shares purchased by any of our employee benefit plans, and any of our directors, officers or employees or members of their immediate families.

     We have prepared the following tables, which set forth our historical consolidated net income and shareholders' equity prior to the conversion and our pro forma consolidated net income and shareholders' equity following the conversion. In preparing these tables and in calculating pro forma data, we have made the following assumptions:

..    Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 1.75% for the year ended December 31, 2001, which approximates the yield on a one-year U.S. Treasury bill adjusted to a constant maturity ("CMT") on December 31, 2001. The yield on a one-year
     U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and average rate paid on deposits, has been used to estimate income on net proceeds because it is believed that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering.

..    The pro forma after-tax yield on the net proceeds is assumed to be 1.10%
     for the year ended December 31, 2001, based on an effective tax rate of 37.0%.

..    We did not include any withdrawals from deposit accounts to purchase shares in the offering.

..    Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net income per share to give effect to the purchase of shares by the employee stock ownership plan.

..    Pro forma shareholders' equity amounts have been calculated as if the stock had been sold on December 31, 2001, and, accordingly, no effect has been given to the assumed earnings effect of the transactions.

     The following pro forma information may not be representative of the financial effects of the conversion at the date on which the conversion actually occurs and should not be taken as indicative of future results of operations. Pro forma shareholders' equity represents the difference between the stated amount of our assets and liabilities computed in accordance with generally accepted accounting principles. Shareholders' equity does not give effect to intangible assets in the event of a liquidation. The pro forma shareholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to shareholders in the event of liquidation. We did not reflect in the tables the possible issuance of additional shares equal to 10% of the common stock to be reserved for future issuance pursuant to our proposed stock option plan, nor does book value give any effect to the liquidation account to be established for the benefit of eligible account holders and supplemental eligible account holders or to TierOne Bank's bad debt reserve. See "Management - New Stock Benefit Plans" and "The Conversion - Liquidation Rights of Certain Depositors." The tables do give effect to the recognition and retention plan, which we expect to adopt following the conversion and present (together with the stock option plan) to shareholders for approval at a meeting to be held at least six months after we complete the conversion. If approved by shareholders, the recognition and retention plan intends to acquire an amount of common stock equal to 4% of the shares of common stock issued in the conversion (including the shares contributed to the TierOne Charitable Foundation), either through open market purchases, if permissible, or from authorized but unissued shares of common stock. The table assumes that shareholder approval has been obtained and that the shares acquired by the recognition and retention plan are purchased in the open market at $10.00 per share. There can be no assurance that shareholder approval of the recognition plan will be obtained, that the shares will be purchased in the open market or that the purchase price will be $10.00 per share.

         The tables on the following pages summarize historical consolidated data of TierOne Bank and TierOne Corporation's pro forma data at or for the date and period indicated based on the assumptions set forth above and in the table and should not be used as a basis for projection of the market value of the common stock following the conversion.

                                                                               At or For the Year Ended December 31, 2001
                                                                       ---------------------------------------------------------
                                                                          11,230,000    13,300,000    15,370,000    17,750,500
                                                                         shares sold   shares sold   shares sold    shares sold
                                                                          at $10.00     at $10.00     at $10.00      at $10.00
                                                                          per share     per share     per share      per share
                                                                         (Minimum of  (Midpoint of   (Maximum or    (15% above
                                                                            range)        range)        range)        Maximum)
                                                                       ---------------------------------------------------------
                                                                           (Dollars in thousands, except per share amounts)
Pro forma market capitalization                                           $ 117,300     $ 138,000     $ 158,700     $ 182,505
Less shares issued to foundation                                              5,000         5,000         5,000         5,000
Gross proceeds of public offering                                           112,300       133,000       153,700       177,505
Less offering expenses                                                       (2,622)       (2,836)       (3,050)       (3,297)
                                                                           --------     ---------     ---------     ---------
  Estimated net conversion proceeds                                         109,678       130,164       150,650       174,208
Less ESOP shares                                                             (9,384)      (11,040)      (12,696)      (14,600)
Less recognition and retention plan shares                                   (4,692)       (5,520)       (6,348)       (7,300)
                                                                          ---------     ---------     ---------     ---------
  Estimated net proceeds available for investment                         $  95,602     $ 113,604     $ 131,606     $ 152,308
                                                                          =========     =========     =========     =========

Consolidated net income(1):
  Historical                                                              $  13,042     $  13,042     $  13,042     $  13,042
  Pro forma adjustments:
     Net income from proceeds                                                 1,054         1,252         1,451         1,679
         ESOP(2)                                                               (493)         (580)         (667)         (767)
         Recognition and retention plan(3)                                     (591)         (696)         (800)         (920)
                                                                          ---------     ---------     ---------     ---------
Pro forma net income(1):                                                  $  13,012     $  13,018     $  13,026     $  13,034
                                                                          =========     =========     =========     =========

Net income per share(1):
  Historical                                                              $    1.20     $    1.02     $    0.89     $    0.77
  Pro forma adjustments:
     Net income from proceeds                                                  0.10          0.10          0.10          0.10
         ESOP(2)                                                              (0.05)        (0.05)        (0.05)        (0.05)
Recognition and retention plan(3)                                             (0.05)        (0.05)        (0.05)        (0.05)
                                                                          ---------     --------- -   ---------     ---------
Pro forma net income per share(1)(4)                                      $    1.20     $    1.02     $    0.89     $    0.77
                                                                          =========     =========     =========     =========

Shareholders' equity:
  Historical (retained earnings)                                          $ 121,755     $ 121,755     $ 121,755     $ 121,755
  Estimated net conversion proceeds                                         109,678       130,164       150,650       174,208
  Plus shares issued to foundation                                            5,000         5,000         5,000         5,000
  Less after tax cost of foundation                                          (3,150)       (3,150)       (3,150)       (3,150)
  Less common stock acquired by:
         ESOP(2)                                                             (9,384)      (11,040)      (12,696)      (14,600)
         Recognition and retention plan(3)                                   (4,692)       (5,520)       (6,348)       (7,300)
                                                                          ---------     ---------     ---------     ---------
Pro forma shareholders' equity(3)(4)(5)                                   $ 219,207     $ 237,209     $ 255,211     $ 275,913
                                                                          =========     =========     =========     =========

Shareholders' equity per share(6):
  Historical (retained earnings)                                          $   10.38     $    8.82     $    7.67     $    6.67
  Estimated net conversion proceeds                                            9.35          9.43          9.49          9.55
  Plus shares issued to foundation                                             0.43          0.36          0.32          0.27
  Less after tax cost of foundation                                           (0.27)        (0.23)        (0.20)        (0.17)
  Less common stock acquired by:
         ESOP(2)                                                              (0.80)        (0.80)        (0.80)        (0.40)
         Recognition and retention plan(3)                                    (0.40)        (0.40)        (0.40)        (0.40)
                                                                          ---------     ---------     ---------     ---------
Pro forma shareholders' equity per share(3)(4)(5)                         $   18.69     $   17.18     $   16.08     $   15.12
                                                                          =========     =========     =========     =========

Pro forma price to earnings per share (P/E ratio)(7)                           8.33x         9.80x        11.24x        12.99x

Pro forma price to pro forma shareholders' equity per share(7)                53.50%        58.21%        62.19%        66.14%

                                                   (Footnotes on following page)

______________
(1) Does not give effect to the non-recurring expense that will be recognized in 2002 as a result of the establishment of the charitable foundation. We will recognize an after-tax expense for the amount of the aggregate contribution to the foundation which is expected to be $3.2 million. Per share net income data is based on 10,869,800, 12,788,000, 14,706,200 and
     16,912,130 shares outstanding at the minimum, midpoint, maximum and adjusted maximum of the estimated offering range, respectively, which represents shares issued in the conversion, shares contributed to the foundation and shares to be allocated or distributed under the employee stock ownership plan and recognition and retention plan for the period presented.

(2) It is assumed that 8% of the aggregate shares sold in the offering and contributed to the TierOne Charitable Foundation will be purchased by our employee stock ownership plan ("ESOP"). The funds used to acquire such shares are assumed to have been borrowed by the ESOP from TierOne Corporation. The amount to be borrowed is reflected as a reduction to shareholders' equity. TierOne Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. Our total annual payment of the ESOP debt is based upon 12 equal annual installments of principal. The pro forma net income assumes: (i) that the contribution to the ESOP is equivalent to the debt services requirement for the year ended December 31, 2001, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net income per share calculations.

(3) Gives effect to the recognition and retention plan expected to be adopted by us following the offering. This plan intends to acquire a number of shares of common stock equal to an aggregate of 4% of the shares of common stock sold in the offering and contributed to the TierOne Charitable Foundation or 469,200, 552,000, 634,800 and 730,020 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the estimated offering range, respectively, either through open market purchases, or from authorized but unissued shares of common stock or treasury stock, if any. In calculating the pro forma effect of the recognition and retention plan, it is assumed that the shares were acquired by the recognition and retention plan at the beginning of the period presented in open market purchases at $10.00 per shares and that 20% of the amount contributed was an amortized per share and that 20% of the amount contributed was an amortized per share and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of our common stock to the recognition and retention plan instead of open market purchases would dilute the voting interests of existing shareholders by approximately 4.2%.


(4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan expected to be adopted by us following the conversion. Under the stock option plan, an amount equal to the aggregate 10% of the common stock sold in the offering and contributed to the TierOne Charitable Foundation, or 1,173,000, 1,380,000, 1,587,000 and 1,825,050 shares at the minimum, midpoint, maximum and adjusted maximum of the estimated offering range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing shareholders' voting power by approximately 10.5%.

(5) The retained earnings of TierOne Bank will continue to be substantially restricted after the conversion.

(6) Shareholders' equity per share data is based upon 11,730,000, 13,800,000, 15,870,000 and 18,250,000 shares outstanding at the minimum, midpoint, maximum and adjusted maximum of the estimated offering range, respectively, representing shares issued in the offering, shares purchased by ESOP and the recognition and retention plan, and shares contributed to the foundation.

(7)  Based on pro forma net income for the year ended December 31, 2001.

(8) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated offering range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market or general financial and economic conditions following the commencement of the offering.

                COMPARISON OF INDEPENDENT VALUATION AND PRO FORMA
              FINANCIAL INFORMATION WITH AND WITHOUT THE FOUNDATION

     As set forth in the following table, if the TierOne Charitable Foundation was not established and funded as part of the conversion, Keller & Company estimates that at the maximum of the offering range our pro forma market capitalization would be approximately $4.4 million greater than if the foundation is included. This would result in an increase in the amount of common stock offered for sale in the conversion at the maximum of the offering range of approximately $9.4 million. If the foundation were not established, there is no assurance that the appraisal prepared at the time of conversion would conclude that our pro forma market value would be the same as the estimate set forth in the table below. Any appraisal prepared at the time of conversion would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     The information presented in the following table is for comparative purposes only. It assumes that the conversion was completed at December 31, 2001, based on the assumptions set forth under "Pro Forma Data."

                                       At the Minimum of             At the Maximum of Offering       At the Maximum, as Adjusted,
                                         Offering Range                         Range                       of Offering Range
                                 ------------------------------    ------------------------------    ------------------------------
                                     With               No              With             No               With             No
                                  Foundation       Foundation        Foundation      Foundation        Foundation      Foundation
                                 -------------    -------------    -------------    -------------    -------------    -------------
                                                          (Dollars in thousands, except per share amounts)
Estimated pro forma
   valuation                     $     112,300    $     120,530    $     153,700    $     163,070    $     177,505    $     187,531
Pro forma market
   capitalization(1)                   117,300          120,530          158,700          163,070          182,505          187,531
Pro forma total assets(2)            1,665,615        1,673,458        1,701,619        1,710,464        1,722,321        1,731,744
Pro forma total liabilities(3)       1,446,408        1,448,258        1,446,408        1,448,258        1,446,408        1,448,258
Pro forma shareholders'
   equity                              219,207          225,200          255,211          262,206          275,913          283,486
Pro forma net earnings                  13,012           13,069           13,026           13,083           13,034           13,092
Pro forma shareholders'
   equity per share                      18.69            18.68            16.08            16.08            15.12            15.11
Pro forma net earnings per
   share                                  1.20             1.17             0.89             0.86             0.77             0.75

Pro Forma Pricing Ratios:
  Offering price as a
   percentage of pro
   forma shareholders'
   equity                                53.50%           53.53%           62.19%           62.19%           66.14%           66.18%
  Offering price as a
   multiple of pro
   forma net earnings
   per share(4)                           8.33x            8.55x           11.24x           11.63x           12.99x           13.33x
  Offering price to assets(5)             7.04%            7.20%            9.33%            9.53%           10.60%           10.83%

Pro Forma Financial Ratios:
  Return on assets (6)                    0.78%            0.78%            0.77%            0.76%            0.76%            0.76%
  Return on shareholders'
   equity(7)                              5.94             5.80             5.10            11.97             4.72             4.62
  Shareholders' equity to
   total assets                          13.16            13.46            15.00            15.33            16.02            16.37

                                                   (Footnotes on following page)

__________________________

(1) Pro forma market capitalization is equal to the amount of the gross proceeds plus the value of the common stock issued to the TierOne Charitable Foundation.

(2) Pro forma assets are equal to our total assets at December 31, 2001 plus estimated net proceeds and the tax benefit created by the TierOne Charitable Foundation.

(3) Pro forma total liabilities are equal to our total liabilities at December 31, 2001.

(4) If the contribution to the foundation had been expensed during the year ended December 31, 2001, the offering price to pro forma net earnings per share would have been 10.98x, 14.93x and 17.24x at the minimum, maximum and maximum, as adjusted, respectively.

(5) Offering price to assets is equal to pro forma market capitalization as a percent of total assets.

(6) If the contribution to the foundation had been expensed during the year ended December 31, 2001, pro forma return on assets would have been 0.59%, 0.58% and 0.57% at the minium, maximum and maximum, as adjusted, respectively.

(7) If the contribution to the foundation had been expensed during the year ended December 31, 2001, return on shareholders' equity would have been 4.50%, 3.87% and 3.58% at the minimum, maximum and maximum, as adjusted, respectively.

                          TIERONE BANK AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                  Years ended December 31, 2001, 2000 and 1999
                             (dollars in thousands)

                                                                                2001            2000              1999
                                                                              ---------      ----------        ----------
Interest income:
   Loans receivable                                                           $ 95,139         $ 87,550         $ 70,650
   Investment securities                                                         8,827           16,110           11,627
   Other interest-earning assets                                                 1,179              206            2,537
                                                                              --------         --------         --------

         Total interest income                                                 105,145          103,866           84,814
                                                                              --------         --------         --------

Interest expense:
   Deposits                                                                     47,157           50,313           45,408
   Advances from Federal Home Loan Bank and other borrowings                    10,028           15,227            4,240
                                                                              --------         --------         --------


         Total interest expense                                                 57,185           65,540           49,648
                                                                              --------         --------         --------


         Net interest income                                                    47,960           38,326           35,166

Provision for loan losses                                                        3,997            1,273            1,132
                                                                              --------         --------         --------

         Net interest income after provision for loan losses                    43,963           37,053           34,034
                                                                              --------         --------         --------

Other income:
   Fees and service charges                                                      6,765            4,357            3,732
   Income from real estate operations, net                                         533              521              493
   Other operating income                                                        1,546              779              741
      Net gain on sales of:
         Investments                                                                --               72               56
         Loans held for sale                                                     2,091              763              974
         Real estate owned                                                           1               83               73
                                                                              --------         --------         --------

         Total other income                                                     10,936            6,575            6,069
                                                                              --------         --------         --------

Other expense:
   Salaries and employee benefits                                               19,571           16,399           14,126
   Occupancy, net                                                                5,360            4,917            4,298
   Data processing                                                               1,366            1,280            1,296
   Advertising                                                                   1,806            1,485            1,016
   Legal services                                                                  377              441            1,204
   Other operating expense                                                       6,156            5,007            4,837
                                                                              --------         --------         --------

         Total other expense                                                    34,596           29,529           26,777
                                                                              --------         --------         --------

         Income before income taxes                                             20,303           14,099           13,326

Income tax expense                                                               7,261            5,073            4,898
                                                                              --------         --------         --------

         Net income                                                           $ 13,042         $  9,026         $  8,428
                                                                              ========         ========         ========

See accompanying notes to consolidated financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         TierOne Corporation was formed by us in connection with our conversion and has not yet commenced operations. TierOne Corporation's results of operations will be dependent on the results of TierOne Bank, which will be a wholly owned subsidiary. TierOne Bank's results of operations depend, to a large extent, on net interest income, which is the difference between the income earned on its loan and investment portfolios and the cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by provisions for loan losses, loan sale activities and loan servicing. Noninterest expense principally consists of compensation and employee benefits, office occupancy and equipment expense, data processing, advertising and business promotion and other expense. Our results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially impact our financial conditions and results of operations. See "Risk Factors" beginning on page ___.

Our Management Strategy

         We historically operated as a traditional savings bank providing single-family residential mortgage loans and a variety of retail deposit products and services to our customers. In the mid-1990s, in an effort to increase our profitability, we implemented a plan to grow and diversify our operations to become more like a community bank. In our primary market area of Nebraska, southwest Iowa and northern Kansas, we have endeavored to position ourselves as a "hometown" alternative to our national and super-regional competitors. In addition, we have availed ourselves of additional loan opportunities outside of our primary market areas and have selectively entered into relationships with other financial institutions throughout the United States to purchase whole loans or participation interests in loans, particularly commercial real estate and land loans and construction loans. We also have expanded our originations of warehouse lines of credit to mortgage brokers that serve regions outside of our primary market area.

         Highlights of our management strategy are as follows:

         . Repositioning Our Loan Portfolio to Increase Yields and Reduce Interest Rate Risk. We have focused on increasing our holdings of loans with relatively higher yields as well as adjustable rates of interest and/or shorter terms to maturity. At December 31, 2001, our commercial real estate and land loans, consumer loans, warehouse mortgage lines of credit and construction loans amounted to $928.1 million in the aggregate or 61.2% of our total loan o portfolio at such date. In recent years we also have generally sold into the secondary market, with servicing retained, new single-family fixed-rate residential mortgage loans.

         . Emphasizing Growth of Our Core Deposits and Reducing Our Cost of Funds. Our core deposits, consisting of passbook savings accounts, money market accounts and checking accounts, have increased from $469.3 million, or 46.7% of total deposits, at December 31, 1999 to $560.9 million, or 51.2% of total deposits, at December 31, 2001. In particular, we have emphasized increasing the levels of our checking accounts, which grew by 140.5% to an aggregate of $251.9 million, or 23.0% of total deposits, at December 31, 2001 compared to $104.7 million, or 10.4% of total deposits, at December 31, 1999. During this three-year period, the number of our checking accounts has increased by 59.6% from 29,400 to 46,900. At the same time, we have reduced the concentration of our certificates of deposit from 53.4% of total deposits at December 31, 1999 to 48.8% of total deposits at December 31, 2001.

         . Increasing Our Fee Income and Expanding Our Products and Services. Our other income, which is non-interest income, increased by $4.4 million, or 66.3%, to $10.9 million for the year ended December 31, 2001 compared to $6.6 million for the year ended December 31, 2000. This increase primarily reflects an increase in fee income and service charges, which was due largely to an increase in the number of our checking accounts, increased gains from our sales of fixed-rate residential mortgage loans and increased revenue from sales of annuities and securities. We have been pro-active in our efforts to increase other income, largely by increasing the number of customers that we serve in our primary market area as well as increasing the number of our financial products that our customers use. We expect our employees to cross-sell our financial products to customers and we provide them economic incentives to do so. In our efforts, we have re-designed a number of our branch offices to be retail sales centers, which have a floor plan which we believe is more conducive to the cross-selling of products. We constantly look for new products and services that we can offer our customers. In the past two years, we have introduced on-line banking, a new "High Performance" checking account, indirect automobile lending, business checking and an expanded commercial business loan program.

         . Maintaining Asset Quality. We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards which we believe are conservative. Although we are an active acquirer of mortgage loans and participation interests in loans from outside our primary market area, we apply our underwriting standards to all such loans. Total non-performing assets have remained relatively low even as our asset base has grown and diversified. Our ratio of non-performing assets to total assets at December 31, 2001 was 0.11%.

         . Building a Strong Corporate Brand and Identity. We adopted our current name in February 2002. The unveiling of our new name was accompanied by significant marketing efforts focused on developing a well-known corporate brand. We have significantly enhanced our direct mail marketing and other advertising as part of our program to increase the recognition of our corporate identity. We also have continued to develop a strong, focused and innovative employee culture. We have increased the investment in our employee base to help ensure that our employees have the incentives and capability to deliver quality service across our expanded product line.

         . Continuing Our Controlled Growth and Expanding Our Franchise. We have increased our total assets in each of the past five years. During this five-year period, total assets have increased by 47.6%, or 9.5% on an annualized basis. Our objective is to continue such growth. In addition, we expect that the conversion will facilitate our ability to expand our franchise through acquisition opportunities. Currently, we have no specific plans, agreements or understandings with respect to any acquisitions.

How We Manage Our Risks

         Market risk is the risk of loss from adverse changes in market prices and rates. Our market risk arises primarily from the interest rate risk which is inherent in our lending and deposit taking activities. To that end, management actively monitors and manages our interest rate risk exposure. In addition to market risk, our primary risk is credit risk on our loan portfolio. We attempt to manage credit risk through our loan underwriting and oversight policies. See "Business of TierOne Bank."

         The principal objective of our interest rate risk management function is to evaluate the interest rate risk embedded in certain balance sheet accounts, determine the level of risk appropriate given our business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with our board of directors' approved guidelines. Through such management, we seek to reduce the vulnerability of our operations to changes in interest rates. We monitor our interest rate risk as such risk relates to our operating strategies. Our board of directors has established an Asset/Liability Committee, responsible for reviewing our asset/liability policies and interest rate risk position, which meets on a monthly basis and reports trends and interest rate risk positions to the board of directors on a quarterly basis. The extent of the movement of interest rates is an uncertainty that could have a negative impact on our future earnings.

         In recent years, we have primarily utilized the following strategies in our efforts to manage interest rate risk:

         . we have emphasized originations and purchases for portfolio retention of adjustable-rate and shorter term loans, particularly construction loans, commercial real estate and land loans, consumer loans and warehouse mortgage lines of credit;

         . we have purchased adjustable rate mortgage loans for retention in our portfolio;

         . we have been an active seller in the secondary market of our newly originated, long-term fixed-rate residential mortgage loans;

         . when market conditions permit, we have attempted to lengthen the terms of our certificates of deposit; and

         . we have invested in securities with relatively short anticipated lives or adjustable rates of interest.

         Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset and liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At December 31, 2001, our cumulative one-year interest rate gap (which is the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year) as a percentage of total assets, was a positive 14.1%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to affect adversely net interest income while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to affect adversely net interest income.

         The following table sets forth the amounts of our interest-earning assets and interest-bearing liabilities outstanding at December 31, 2001 which we expect, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at December 31, 2001, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three-month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. Annual prepayment rates for adjustable-rate and fixed-rate single-family and multi-family mortgage loans are assumed to range from 5.0% to 32.0%. The annual prepayment rate for mortgage-backed securities is assumed to range from 8.0% to 26.0%. Money market deposit accounts, savings accounts and interest-bearing checking accounts are assumed to have annual rates of withdrawal, or "decay rates," of 30.0%, 30.0% and 29.0%, respectively. See "Business of TierOne Bank - Lending Activities," "- Investment Activities" and "- Sources of Funds."

                                           More than      More than       More than    More than
                              3 Months     3 Months        6 Months        1 Year       3 Years      More than
                               or Less    to 6 Months     to 1 Year      to 3 Years    to 5 Years     5 Years     Total Amount
                              --------    -----------     ---------      ----------    ----------    ---------    ------------
                                                                 (Dollars in Thousands)
Interest-earning
      assets(1):
  Federal funds sold          $ 10,300     $      --      $      --      $      --      $     --      $     --      $   10,300
  Investment securities         26,986        10,223          7,696             --            --           221          45,126
  Loans receivable(2)          515,510       103,387        225,293        381,418       145,168       146,211       1,516,987
  Mortgage-backed
    securities                   3,215         4,989          9,247         22,156         3,450         2,731          45,788
  FHLB stock                    14,836            --            --              --            --            --          14,836
                              --------     ---------      ---------      ---------      --------      --------      ----------
   Total interest-earning
    assets                     570,847       118,599        242,236        403,574       148,618       149,163       1,633,037
                              ========     =========      =========      =========      ========      ========      ==========
Interest-bearing
    liabilities:
  Money market accounts       $ 21,889     $  20,270      $  37,542      $ 109,033      $ 54,069      $ 53,188        $295,991
  Savings accounts                 987           912          1,685          4,847         2,349         2,208          12,988
  Interest-bearing
    checking accounts           16,350        15,175         28,168         82,606        41,935        43,239         227,473
  Certificate accounts         136,016       116,843        121,257        144,844        15,973           403         535,336
  FHLB advances and
    other borrowings           101,300        60,017         31,617        110,066            66           249         303,315
                              --------     ---------      ---------      ---------      --------      --------      ----------
     Total interest-bearing
      liabilities              276,542       213,217        220,269        451,396       114,392        99,287       1,375,103
                              --------     ---------      ---------      ---------      --------      --------      ----------

Interest-earning assets
    less interest-bearing
    liabilities               $294,305     $ (94,618)     $  21,967      $ (47,822)     $ 34,226      $ 49,876      $  257,934
                              ========     =========      =========      =========      ========      ========      ==========

Cumulative interest-rate
    sensitivity gap(3)        $294,305     $ 199,687      $ 221,654      $ 173,832      $208,058      $257,934
                              ========     =========      =========      =========      ========      ========

Cumulative interest-rate
    Gap as a percentage
    of total assets at
    December 31, 2001            18.75%        12.72%         14.12%         11.07%        13.25%        16.43%

Cumulative interest-
    earning assets as a
    percentage of
    cumulative interest-
    bearing liabilities at
    December 31, 2001           206.42%       140.77%        131.22%        114.97%       116.31%       118.76%

                                                        (Footnotes on next page)

________________
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.

(2) For purposes of the gap analysis, loans receivable includes non-performing loans gross of the allowance for loan losses, undisbursed loan funds, unamortized discounts and deferred loan fees.

(3) Interest sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

         Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

         Net Portfolio Value. Our interest rate sensitivity is monitored by management through the use of a model which internally generates estimates of the change in our net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The OTS produces a similar analysis using its own model, based upon data submitted in our quarterly Thrift Financial Reports, the results of which may vary from our internal model primarily due to differences in assumptions utilized, including estimated loan prepayment rates, reinvestment rates and deposit decay rates. The following table sets forth our NPV as of December 31, 2001, as calculated by the OTS.

                                                                           NPV as % of Portfolio
     Change in                     Net Portfolio Value                         Value of Assets
   Interest Rates      ------------------------------------------         -------------------------
   In Basis Points
    (Rate Shock)         Amount        $ Change         % Change          NPV Ratio        Change
   ---------------     ---------     ------------      -----------      -------------    -----------
                                        (Dollars in Thousands)
        300            $130,250        $(29,517)           (18)%            8.16%          (1.59)%
        200             143,318         (16,449)           (10)             8.88           (0.87)
        100             153,477          (6,290)            (4)             9.43           (0.32)
       Static           159,767              --             --              9.75              --
       (100)            160,246             479             --              9.73           (0.02)

         We are aware of our interest rate risk exposure under rapidly rising rates and more modest exposure under falling rates. Due to our recognition of the need to control our interest rate exposure, we have focused on being active in the purchase of adjustable-rate residential mortgage loans. In addition, our policy is to sell new fixed-rate single-family residential mortgage loans. In recent years, we also have emphasized the origination of construction loans, adjustable-rate multi-family and commercial real estate and land loans and consumer loans. We plan to continue these lending strategies.

         As is the case with the GAP Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of our interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV measurements and net interest income models provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Quantitative and Qualitative Disclosures About Market Risk

         A derivative financial instrument includes futures, forwards, interest rate swaps, option contracts, and other financial instruments with similar characteristics. We currently do not enter into futures, forwards, swaps, or options. However, we are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Commitments generally have fixed expiration dates and may require additional collateral from the borrower if deemed necessary. Commitments to extend credit are not recorded as an asset or liability by us until the instrument is exercised.

     Table of Market Risk Sensitive Instruments. The following table shows our financial instruments that are sensitive to change in interest rates, categorized by expected maturity, and the instruments' fair values at December 31, 2001. Market risk sensitive instruments are generally defined as on-and off-balance sheet derivatives and other financial instruments.

                                                            Expected Maturity/Principal Repayment December 31,
                                             --------------------------------------------------------------------------------
                                               Average
                                              Interest
                                                Rate          2002          2003          2004          2005          2006
                                             ----------    ----------    ----------    ----------    ----------    ----------
                                                                          (Dollars in Thousands)
Interest Sensitive Assets:
   Federal funds sold                           1.62%       $ 10,300      $     --      $     --      $     --      $     --
   Investment securities                        5.01           9,722            --            --            --        17,492
   Loans receivable                             7.19         354,998        98,559        76,650        38,714       127,759
   Mortgage-backed securities                   6.14           3,850            --            20            72            --
   FHLB stock                                   4.50          14,836            --            --            --            --
                                                            --------      --------      --------      --------      --------
       Total                                                 393,706        98,559        76,670        38,786       145,251
                                                            ========      ========      ========      ========      ========

Interest Sensitive Liabilities:
   Money market accounts                        2.09%       $ 87,554      $ 61,655      $ 43,418      $ 30,575      $ 21,531
   Savings accounts                             1.29           3,947         2,748         1,913         1,331           927
   Interest-bearing checking accounts           1.85          65,398        46,596        33,200        23,655        16,854
   Certificate accounts                         4.42         374,116       117,175        27,669         6,712         9,261
   FHLB advances and other borrowings           4.30          76,300        36,600        90,000        50,000        50,000
                                                            --------      --------      --------      --------      --------
       Total                                                 607,315       264,774       196,200       112,273        98,573
                                                            ========      ========      ========      ========      ========

Interest-Sensitive Off-Balance Sheet
    Items: (1)
      Loans serviced for others                 6.95%
      Commitments to extend credit              6.64
      Unused consumer lines of credit           5.38
      Commitments to purchase loans             6.35
      Commitments to sell loans                 6.48

                                                                                 Fair
                                              Thereafter       Total(1)        Value(1)
                                             ------------    ------------    ------------
                                                       (Dollars in Thousands)
Interest Sensitive Assets:
   Federal funds sold                          $     --       $   10,300      $   10,300
   Investment securities                         17,912           45,126          44,745
   Loans receivable                             820,307        1,516,987       1,541,586
   Mortgage-backed securities                    41,846           45,788          46,287
   FHLB stock                                        --           14,836          14,836
                                               --------       ----------      ----------
       Total                                    880,065        1,633,037       1,657,754
                                               ========       ==========      ==========

Interest Sensitive Liabilities:
   Money market accounts                       $ 51,258         $295,991      $  295,991
   Savings accounts                               2,122           12,988          12,988
   Interest-bearing checking accounts            41,770          227,473         227,473
   Certificate accounts                             403          535,336         545,134
   FHLB advances and other borrowings               415          303,315         313,943
                                               --------       ----------      ----------
       Total                                     95,968        1,375,103       1,395,529
                                               ========       ==========      ==========

Interest-Sensitive Off-Balance Sheet
    Items: (1)
      Loans serviced for others                               $  406,424      $  406,424
      Commitments to extend credit                                77,740          77,740
      Unused consumer lines of credit                             52,093          52,093
      Commitments to purchase loans                               36,699          36,699
      Commitments to sell loans                                   35,199          35,199

__________________

(1) Total balance equals the notional amount of off-balance sheet items, and interest rates are the weighted average interest rates of the underlying loans.

     Expected maturities are contractual maturities adjusted for prepayment of principal. We use certain assumptions to estimate fair values and expected maturities. For assets, expected maturities are based upon contractual maturity, projected repayments and prepayments of principal. The prepayment experience reflected herein is based on our historical experience. Our average prepayment rate on our total fixed-rate portfolio of one- to four-family and multi-family mortgage loans ranges from 5.0% to 32.0% and 12.0% to 23.0% on its adjustable-rate portfolio for interest-earning assets. For deposit liabilities, in accordance with standard industry practice and our own historical experience, "decay factors," used to estimate deposit runoff were 30.0%, 30.0% and 29.0% for money market deposit accounts, savings accounts and interest-bearing checking accounts, respectively. The actual maturities of these instruments could vary substantially if future prepayments differ from TierOne Bank's historical experience.

Analysis of Net Interest Income

     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earnings assets and interest-bearing liabilities and the interest rate earned or paid on them.

     Average Balances, Net Interest Income, and Yields Earned and Rates Paid. The following table shows for the periods indicated the total dollar amount of interest from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Tax-exempt income and yields have not been adjusted to a tax-equivalent basis. All average balances are based on monthly balances. Management does not believe that the monthly averages differ significantly from what the daily averages would be.


                                                                              Year Ended December 31,
                                                                      -------------------------------------
                                                                                        2001
                                                                      -------------------------------------
                                                        Yield/Rate
                                                            At                                     Average
                                                       December 31,      Average                   Yield/
                                                           2001          Balance      Interest     Rate(1)
                                                       ------------   ------------   ----------   ---------
                                                                                (Dollars in Thousands)
Interest-earning assets:
  Federal funds sold                                       1.75%       $   26,389     $  1,153       4.37%
  Investment securities(1)                                 3.94            76,362        5,084       6.66
  Mortgage-backed securities(1)                            5.84            62,372        3,769       6.04
  Loans receivable (2)                                     7.09         1,228,956       95,139       7.74
                                                                       ----------     --------
     Total interest-earning assets                         6.92         1,394,079      105,145       7.54
                                                           ----                       --------     ------
Noninterest-earning assets                                                 48,707
                                                                       ----------
     Total assets                                                      $1,442,786
                                                                       ==========
Interest-bearing liabilities:
  Interest-bearing checking accounts                       1.87%       $  177,984        4,750       2.67
  Savings accounts                                         1.30            11,296          171       1.51
  Money market accounts                                    2.12           305,987       10,551       3.45
  Certificate accounts                                     4.42           570,846       31,685       5.55
                                                                       ----------     --------
        Total deposits                                     3.11         1,066,113       47,157       4.42
FHLB advances and other borrowings                         4.41           203,867       10,028       4.92
                                                                       ----------     --------
     Total interest-bearing liabilities                    3.39         1,269,980       57,185       4.50
                                                           ----                       --------     ------
Noninterest-bearing checking accounts                                      22,234
Other liabilities (3)                                                      35,763
                                                                       ----------
     Total liabilities                                                  1,327,977
  Retained earnings                                                       114,809
                                                                       ----------
     Total liabilities and retained earnings                           $1,442,786
                                                                       ==========
  Net interest-earning assets                                          $  124,099
                                                                       ==========
  Net interest income; average interest rate spread        3.53%                      $ 47,960       3.04%
                                                           ====                       ========     ======
  Net interest margin(4)                                                                             3.44%
                                                                                                   ======
  Average interest-earning assets to average interest-
   bearing liabilities                                                                             109.77%
                                                                                                   ======
                                                       -----------------------------------------------------------------------------
                                                                         2000                                    1999
                                                       -------------------------------------   -------------------------------------

                                                                                    Average                                 Average
                                                          Average                   Yield/        Average                   Yield/
                                                          Balance      Interest      Rate         Balance      Interest      Rate
                                                       ------------   ----------   ---------   ------------   ----------   ---------
                                                                                 (Dollars in Thousands)
Interest-earning assets:
  Federal funds sold                                    $    3,472     $    206       5.93%     $   54,038     $  2,537       4.69%
  Investment securities(1)                                 101,798        7,135       7.01          66,663        4,300       6.45
  Mortgage-backed securities(1)                            132,489        8,975       6.77         118,066        7,327       6.21
  Loans receivable (2)                                   1,109,365       87,550       7.89         926,748       70,650       7.62
                                                        ----------     --------                 ----------     --------
     Total interest-earning assets                       1,347,124      103,866       7.71       1,165,515       84,814       7.28
                                                                       --------     ------                     --------     ------
Noninterest-earning assets                                  48,992                                  33,298
                                                        ----------                              ----------
     Total assets                                       $1,396,116                              $1,198,813
                                                        ==========                              ==========
Interest-bearing liabilities:
   Interest-bearing checking accounts                   $   97,319        2,512       2.58      $   84,808        1,820       2.15
   Savings accounts                                         10,829          190       1.75          11,410          192       1.68
   Money market accounts                                   338,181       15,450       4.57         370,575       15,841       4.27
   Certificate accounts                                    554,137       32,161       5.80         516,842       27,555       5.33
                                                        ----------     --------                 ----------     --------
        Total deposits                                   1,000,466       50,313       5.03         983,635       45,408       4.62
FHLB advances and other borrowings                         246,789       15,227       6.17          76,315        4,240       5.56
                                                        ----------     --------                 ----------     --------
     Total interest-bearing liabilities                  1,247,255       65,540       5.25       1,059,950       49,648       4.68
                                                                       --------     ------                     --------     ------
Noninterest-bearing checking accounts                       19,392                                  17,699
Other liabilities (3)                                       27,488                                  26,497
                                                        ----------                              ----------
     Total liabilities                                   1,294,135                               1,104,146
  Retained earnings                                        101,981                                  94,667
                                                        ----------                              ----------
     Total liabilities and retained earnings            $1,396,116                              $1,198,813
                                                        ==========                              ==========
  Net interest-earning assets                           $   99,869                              $  105,565
                                                        ==========                              ==========
  Net interest income; average interest rate spread                    $ 38,326       2.46%                    $ 35,166       2.60%
                                                                       ========     ======                     ========     ======
  Net interest margin(4)                                                              2.85%                                   3.02%
                                                                                    ======                                  ======
  Average interest-earning assets to average interest-
   bearing liabilities                                                              108.01%                                 109.96%
                                                                                    ======                                  ======

---------------------------
(1) Includes securities available-for-sale and held-to-maturity. Investment securities also include Federal Home Loan Bank stock.
(2) Includes nonaccrual loans during the respective periods. Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.
(3)  Includes non-interest-bearing deposits.
(4)  Equals net interest income divided by average interest-earning assets.

         Rate/Volume Analysis. The following table shows the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities affected our interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior year volume), and (2) changes in volume (change in volume multiplied by prior year rate). The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

                                                2001 vs. 2000                            2000 vs. 1999
                                      -----------------------------------    ------------------------------------
                                             Increase                               Increase
                                            (Decrease)                             (Decrease)
                                              Due to                                 Due to
                                      ----------------------                 ----------------------
                                                                 Total                                   Total
                                                                Increase                                Increase
                                         Rate        Volume    (Decrease)      Rate        Volume      (Decrease)
                                      ---------    ---------   ----------    --------     ---------    ----------
                                                                   (In Thousands)
Interest income:
  Federal funds sold                  $    (54)    $  1,001     $    947     $    669     $ (3,000)    $ (2,331)
  Investment securities                   (358)      (1,693)      (2,051)         373        2,463        2,836
  Mortgage-backed securities              (969)      (4,237)      (5,206)         671          977        1,648
  Loans receivable, net                 (1,669)       9,258        7,589        2,487       14,412       16,899
                                      --------     --------     --------     --------     --------     --------
    Total interest-earning assets       (3,050)       4,329        1,279        4,200       14,852       19,052
                                      --------     --------     --------     --------     --------     --------

Interest expense:
  Interest-bearing checking
     accounts                               85        2,153        2,238          369          323          692
  Savings accounts                         (26)           7          (19)           8          (10)          (2)
  Money market accounts                 (3,789)      (1,110)      (4,899)       1,089       (1,480)        (391)
  Certificate accounts                  (1,403)         927         (476)       2,441        2,165        4,606
                                      --------     --------     --------     --------     --------     --------
    Total deposits                      (5,133)       1,977       (3,156)       3,907          998        4,905
  FHLB advances and other
     borrowings                         (3,088)      (2,111)      (5,199)         469       10,518       10,987
                                      --------     --------     --------     --------     --------     --------
    Total interest-bearing
     liabilities                        (8,221)        (134)      (8,355)       4,376       11,516       15,892
                                      --------     --------     --------     --------     --------     --------
Increase (decrease) in net
  interest income                     $  5,171     $  4,463     $  9,634     $   (176)    $  3,336     $  3,160
                                      ========     ========     ========     ========     ========     ========

Comparison of Financial Condition at December 31, 2001 and December 31, 2000

     Total assets increased by $210.5 million, or 15.5%, during 2001 to $1.6 billion at December 31, 2001 compared to $1.4 billion at December 31, 2000. The primary reason for the increase in total assets in 2001 was a $265.4 million, or 23.5%, increase in net loans receivable reflecting our efforts to increase our relatively higher yielding, interest-sensitive or shorter term assets such as warehouse mortgage lines of credit, construction, commercial real estate and land and consumer loans. A significant reason for the increase in our net loans receivable was a $186.9 million increase in outstanding warehouse mortgage lines of credit reflecting the mortgage refinance boom that existed throughout 2001 due to the low interest rate environment. The increase in net loans receivable during 2001 was partially offset by a $62.5 million, or 40.8%, decrease in available for sale investment securities which amounted to $90.8 million at December 31, 2001 compared to $153.3 million at December 31, 2000. The decrease in available for sale investment securities during 2001 was due to maturities and prepayments in the ordinary course of business.

     Our total deposits increased by $48.4 million, or 4.6%, during 2001 and amounted to $1.1 billion at December 31, 2001. The increase in deposits in 2001 reflects, in part, our efforts to increase checking accounts and other core deposits as a funding source for our lending and investment activities. Borrowings, consisting primarily of Federal Home Loan Bank advances, increased by $130.9 million, or 75.9%, to $303.3 million at December 31, 2001. We have increased our utilization of borrowings in recent years as an additional source of funds.

     Primarily as a result of net income for the year ended December 31, 2001, our total retained earnings increased by $13.9 million, or 12.9%, to $121.8 million at December 31, 2001 compared to $107.9 million at December 31, 2000. In addition, due primarily to a change in net unrealized gains/losses on securities, we had cumulative other comprehensive income of $77,000 at December 31, 2001 compared to a cumulative other comprehensive loss of $764,000 at December 31, 2000.

Comparison of Operating Results for the Years Ended December 31, 2001 and December 31, 2000


     General. Our net income increased by $4.0 million, or 44.5%, for the year ended December 31, 2001, from $9.0 million for the year ended December 31, 2000 to $13.0 million for the year ended December 31, 2001. The increase was due primarily to a reduction in our cost of funds. The reduction in our cost of funds in 2001 compared to 2000 was a primary reason for an increase in net interest income, which is our principal source of income and which represents the difference between the income we earn on our loan and investment portfolios and our cost of funds, which is the interest we pay on deposits and borrowings. In large part, net interest income is determined by interest rate spread (i.e., the difference between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities) and also by the amount of interest-earning assets relative to interest-bearing liabilities. Our average interest rate spread increased to 3.04% for the year ended December 31, 2001 compared to 2.46% for the year ended December

31, 2000, and our net interest margin (which is net interest income expressed as a percentage of average interest-earning assets) improved to 3.44% for the year ended December 31, 2001 compared to 2.85% for the year ended December 31, 2000. Our ratio of average interest-earning assets to average interest-bearing liabilities increased to 109.8% for the year ended December 31, 2001 compared to 108.0% for the year ended December 31, 2000.

     Interest Income. Our total interest income increased by $1.3 million, or 1.2%, to $105.1 million for the year ended December 31, 2001 compared to $103.9 million for the year ended December 31, 2000. The primary reason for the increase in interest income in 2001 compared to 2000 was an increase in interest income on loans which more than offset decreases in interest income from investment securities and mortgage-backed securities. Interest income on loans increased by $7.6 million, or 8.7%, to $95.1 million in the year ended December 31, 2001 compared to $87.6 million for the year ended December 31, 2000. The primary reason for the increase in interest income from loans was a $119.6 million, or 10.8%, increase in the average balance of outstanding loans receivable in 2001 compared to 2000 which more than offset a 15 basis point (100 basis points being equal to 1.0%) decline in the average yield earned on loans. The increase in the average balance of loans outstanding in 2001 compared to 2000 reflects our efforts to increase our interest-sensitive or shorter term loans. Interest income on investment securities decreased by $2.1 million, or 28.8%, to $5.1 million in the year ended December 31, 2001 compared to $7.1 million in the year ended December 31, 2000. The decrease in interest income from investment securities was due to a $25.4 million, or 25.0%, decrease in the average balance of our investment securities together with a 35 basis point decrease in the average yield earned thereon. Interest income on mortgage-backed securities decreased by $5.2 million, or 58.0%, to $3.8 million during the year ended December 31, 2001 compared to $9.0 million for the year ended December 31, 2000. The average balance of our mortgage-backed securities decreased by $70.1 million, or 52.9%, in 2001 compared to 2000 and the average yield earned decreased by 73 basis points. The decrease in average balances in mortgage-backed securities in 2001 reflects the relatively higher levels of prepayments on the underlying mortgage loans while the decrease in average yield reflects the fact that higher yielding mortgage-backed securities tend to pre-pay faster when market rates of interest are at lower levels. During the year ended December 31, 2001, we used a significant portion of the cash from investment securities and mortgage-backed securities as they matured or were prepaid to fund new loan originations and purchases.

     Interest Expense. Total interest expense decreased by $8.4 million, or 12.8%, to $57.2 million for the year ended December 31, 2001 compared to $65.5 million for the year ended December 31, 2000. Interest expense on total deposits decreased by $3.2 million, or 6.3%, to $47.2 million in 2001 compared to $50.3 million in 2000. The decrease in interest expense on interest-bearing deposits was due to a 61 basis point decrease in the average rate paid on deposits in 2001 which more than offset a $65.6 million, or 6.6%, increase in the average balance of interest-bearing deposits. The average balance of our interest-bearing checking accounts increased by $80.7 million, or 82.9%, in 2001 compared to 2000, reflecting our efforts to increase checking accounts. The increase in interest-bearing checking accounts in 2001 compared to 2000, together with slight increases in savings accounts and certificates of deposit, more than offset a 9.5% decrease in the average balance of money market accounts. Interest expense on Federal Home Loan Bank advances and other borrowings decreased by $5.2 million, or 34.1%, to $10.0 million in the year ended December 31, 2001 compared to $15.2 million for the year ended December 31, 2000. The decrease in interest expense on borrowings in 2001 compared to 2000 was due to a $42.9 million decrease in the average balance of borrowings as well as a 125 basis point decrease in the average rate paid. The increase in deposit accounts, particularly interest-bearing checking accounts, permitted us to reduce our utilization of Federal Home Loan Bank advances and other borrowings in 2001 compared to 2000.

     Provision for Loan Losses. We have identified the evaluation of the allowance for loan losses as a critical accounting policy where amounts are sensitive to material variation. This policy is significantly affected by our judgement and uncertainties and there is a likelihood that materially different amounts would be reported under different, but reasonably plausible, conditions or assumptions. We establish provisions for loan losses, which are charges to our operating results, in order to maintain a level of total allowance for losses that management believes covers all known and inherent losses that are both probable and reasonably estimable at each reporting date. Our determination of the adequacy of the allowance is based upon, among other things, an assessment of prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of loans held by us, general economic conditions, the level of past due and non-accrual loans, the value of collateral securing loans, the level of classified loans and the number of loans requiring heightened management oversight. The amount of the allowance for loan losses is only an estimate and actual losses may vary from these estimates. We assess our allowance for loan losses at least quarterly, and make any necessary provision for loan losses.

     The provision for the loan losses amounted to $4.0 million for the year ended December 31, 2001 compared to $1.3 million for the year ended December 31, 2000. Our allowance for loan losses amounted to $13.5 million at December 31, 2001 compared to $9.9 million at December 31, 2000, or 0.89% of total loans outstanding at December 31, 2001 compared to 0.82% of total loans outstanding at December 31, 2000. In making provisions for loan losses during the year ended December 31, 2001, we particularly considered our increased investment in loans which may be deemed to have increased elements of risk compared to single-family residential mortgage loans such as our commercial construction loans, which increased by $49.4 million, or 107.0%, at December 31, 2001 compared to December 31, 2000, our commercial real estate and land loans, which increased by $47.6 million, or 22.6%, during the year, and our consumer loans generally and, in particular, our equity lines of credit, which increased by $23.1 million, or 59.8%, and our automobile loans, which increased by $20.1 million, or 89.1%, during the year. We also considered the increased number of our larger commercial real estate, construction and land loans and the substantial increase in our mortgage warehouse lines of credit as well as our charge-offs of $496,000 of loans during the year ended December 31, 2001. We believe that the allowance for losses was at a level covering the known and inherent losses in our loan portfolio that were both probable and reasonably estimable at December 31, 2001 based upon the facts and circumstances known at that date. No assurance can be made that additional provisions may not be needed in future periods, which could adversely affect results of operations. Regulatory agencies, in the course of their regular examinations, review the allowance for loss and carrying value of non-performing assets. No assurance can be given that these agencies might not require changes to the allowance for losses in the future.

     Other Income. Our other, or non-interest, income is comprised primarily of fees and service charges on customer accounts, gains on loans sold, and other operating income. Our other income increased by $4.4 million, or 66.3%, to $10.9 million for the year ended December 31, 2001 compared to $6.6 million for the year ended December 31, 2000. The primary reasons for the increases in other income in 2001 were a $2.4 million increase in fees and service charges, due primarily to a significant increase in the number of our checking accounts, which increased by 27.8% at December 31, 2001 compared to December 31, 2000, as well as increased fees from a significantly higher volume of loan originations, a $1.3 million increase in net gains on sales of loans held for sale, due to increased mortgage loan sales, and a $767,000 increase in other operating income, due primarily to increased premium income from insurance sales.

     Other Expense. Other, or non-interest, expense is comprised of salaries and employee benefits, occupancy expense, data processing, advertising and various other operating expenses. Our other expense increased by $5.1 million, or 17.2%, to $34.6 million for the year ended December 31, 2001 compared to $29.5 million for the year ended December 31, 2000. The primary reason for the increase in other expense in 2001 compared to 2000 was a $3.2 million increase in salaries and employee benefits due primarily to increased commissions paid as a result of increased mortgage loan originations and increased annuities and securities sales, increased incentive compensation payments, an increase in the total number of employees and normal salary and benefit increases. Our net occupancy costs increased by $443,000 in 2001 compared to 2000 reflecting our remodeling and refurbishing efforts at our branch offices as well as upgrades of our computer software. Our advertising expense increased by $321,000 in 2001 compared to 2000 reflecting, in large part, costs associated with our direct mail marketing efforts which are designed to increase our customer base in our market area and which, in recent periods, focused on increasing our levels of checking accounts. Our other operating expense increased by $1.1 million in 2001 compared to 2000 due largely to expenses related to our change in name and operating expense of our new reinsurance subsidiary.


     Income Tax Expense. Our income tax expense increased by $2.2 million, or 43.1%, to $7.3 million for the year ended December 31, 2001 compared to $5.1 million for the year ended December 31, 2000. The increase in income tax expense was due to our increase in net income in 2001. Our effective Federal tax rate was 35.8% for the year ended December 31, 2001 compared to 36.0% for the year ended December 31, 2000.

Comparison of Operating Results for the Years Ended December 31, 2000 and December 31, 1999

     Our net income increased by $598,000, or 7.1%, to $9.0 million in the year ended December 31, 2000 compared to $8.4 million in the year ended December 31, 1999. The primary reasons for the increase in net income in 2000 compared to 1999 were a $3.2 million increase in net interest income and a $506,000 increase in other income which more than offset a $2.8 million increase in other expense. Our average interest rate spread was 2.46% for the year ended December 31, 2000 compared to 2.60% for the year ended December 31, 1999 while our net interest margin declined to 2.85% for 2000 compared to 3.02% for 1999. Our ratio of average interest-earning assets to average interest-bearing liabilities was 108.0% for the year ended December 31, 2000 compared to 110.0% for the year ended December 31, 1999.

     Interest Income. Interest income increased by $19.1 million, or 22.5%, to $103.9 million for the year ended December 31, 2000 compared to $84.8 million for the year ended December 31, 1999. The primary reason for the increase in interest income in 2000 compared to 1999 was a $16.9 million increase in interest income on loans due to $182.6 million increase in the average balance of loans together with a 27 basis point increase in the average yield earned thereon. Interest income on investment securities and mortgage-backed securities increased by $2.8 million and $1.6 million, respectively, in 2000 compared to 1999 due in both cases to increases in average balances as well as the average yields earned. Interest on Federal funds sold decreased by $2.3 million in 2000 compared to 1999 due primarily to a $50.6 million decrease in the average balance of Federal funds sold as we re-deployed a substantial portion of these short-term assets into other interest-earning assets.

     Interest Expense. Interest expense increased by $15.9 million, or 32.0%, to $65.5 million for the year ended December 31, 2000 compared to $49.6 million for the year ended December 31, 1999. Interest expense on interest-bearing deposits increased by $4.9 million in 2000 compared to 1999 due to a $16.8 million increase in the average balance of interest-bearing deposits together with a 41 basis point increase in the average rate paid. Interest expense on Federal Home Loan Bank advances and other borrowings increased by $11.0 million in 2000 compared to 1999 due primarily to a $170.5 million increase in the average balance of borrowings as well as a 61 basis point increase in the average rate paid on borrowings. While we increased the average balance of deposits in 2000 compared to 1999, we used borrowings to a greater extent to fund the growth in our loan portfolio.

     Provision for Loan Losses. Our provision for loan losses increased to $1.3 million for the year ended December 31, 2000 compared to $1.1 million for the year ended December 31, 1999. In establishing our provision for loan losses in 2000, among other factors, we considered that our total loans increased by $188.1 million from December 31, 1999 to December 31, 2000. In addition, our total non-accruing loans increased by $3.0 million to $4.5 million at December 31, 2000 compared to $1.6 million at December 31, 1999. Our allowance for loan losses was $9.9 million at December 31, 2000 compared to $8.9 million at December 31, 1999.

     Other Income. Other income increased by $506,000, or 8.3%, to $6.6 million for the year ended December 31, 2000 compared to $6.1 million for the year ended December 31, 1999. The primary reason for the increase in other income in 2000 compared to 1999 was a $625,000 increase in fees and service charges which more than offset a $211,000 decrease in gains on sales of loans held for sale. The increase in fees and service charges in 2000 compared to 1999 was due primarily to an increase in the number of demand deposit accounts. We sold a total of $61.8 million in loans in 2000 compared to $77.2 million in loan sales in 1999.

     Other Expense. Other expense increased by $2.8 million, or 10.3%, to $29.5 million for the year ended December 31, 2000 compared to $26.8 million for the year ended December 31, 1999. The primary reason for the increase in other expense in 2000 compared to 1999 was a $2.3 million increase in salaries and employee benefits due to increases in the total number of employees and normal salary increases. In addition, our net occupancy expense increased by $619,000, primarily reflecting the effects of our branch renovation program, and our advertising expense increased by $469,000, reflecting our direct mail marketing and other advertising efforts. Legal expense decreased by $763,000 to $441,000 for 2000 compared to $1.2 million in 1999. Our legal expenses in 1999 were greater due to expense recognized in 1999 with respect to our previous conversion efforts which were suspended and legal expenses for a related examination by the Office of Thrift Supervision.

     Income Tax Expense. Our income tax expense increased by $175,000 to $5.1 million for the year ended December 31, 2000 compared to $4.9 million for the year ended December 31, 1999 due primarily to our increased profitability. Our effective Federal tax rate was 36.0% for the year ended December 31, 2000 compared to 36.8% for the year ended December 31, 1999.

Liquidity and Commitments

     Our primary sources of funds are from deposits, amortization of loans, loan prepayments and the maturity of loans, mortgage-backed securities and other investments, and other funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed securities and maturing investment securities are relatively predictable sources of funds, deposit flows and loan prepayments can be greatly influenced by general interest rates, economic conditions and competition. We also maintain excess funds in short-term, interest-bearing assets that provide additional liquidity. TierOne Bank also utilizes outside borrowings, primarily from the Federal Home Loan Bank of Topeka, as an additional funding source.

     We use our liquidity to fund existing and future loan commitments, to fund maturing certificates of deposit and demand deposit withdrawals, to invest in other interest-earning assets, and to meet operating expenses. At December 31, 2001, we had the following contractual obligations and commercial commitments:

                                                                                   Due In
                                                        --------------------------------------------------------------
                                                                                                           After
Contractual Obligations:                   Total            1 Year         1-3 Years       3-5 Years       5 Years
                                      ----------------  --------------- --------------- -------------- ---------------
                                                                    (Dollars in Thousands)
  Total borrowings                        $303,315          $76,300         $26,600         $25,000        $175,415
  Annual rental commitments under
    non-cancellable operating leases         4,087              781           1,360             900           1,046
                                          --------          --------        -------         -------        --------
                                          $307,402          $77,081         $27,960         $25,900        $176,461
                                          ========          ========        =======         =======        ========

                                                                                   Due In
                                                        --------------------------------------------------------------
                                                                                                           After
Commercial Commitments:                    Total            1 Year         1-3 Years       3-5 Years       5 Years
                                      ----------------  --------------- --------------- -------------- ---------------
                                                                    (Dollars in Thousands)
  Commitments to lend                     $168,453          $168,453       $       --       $    --        $    --
  Commitments to sell loans                 35,199            35,199               --            --             --
  Undisbursed portion of loans in
    process                                109,852           109,852               --            --             --
                                          --------          --------       ----------       --------       -------
                                          $243,106          $243,106       $       --       $    --        $    --
                                          ========          ========       ==========       ========       =======

At December 31, 2001 we also had certificates of deposit maturing within the next 12 months amounting to $374.1 million. Based upon historical experience, we anticipate that a significant portion of the maturing certificates of deposit will be redeposited with us.

         In addition to cash flow from loan and securities payments and prepayments as well as from sales of available for sale securities, we have significant borrowing capacity available to fund our liquidity needs. We have increased our utilization of borrowings in recent years as a cost efficient addition to deposits as a source of funds. The average balance of our borrowings was $203.9 million for the year ended December 31, 2001 compared to $246.8 million and $76.3 million for the years ended December 31, 2000 and 1999, respectively. To date, substantially all of our borrowings have consisted of advances from the Federal Home Loan Bank of Topeka, of which we are a member. Under terms of the collateral agreement with the Federal Home Loan Bank, we pledge residential mortgage loans and mortgage-backed securities as well as our stock in the Federal Home Loan Bank as collateral for such advances.

         We have not used, and have no intention to use, any significant off-balance sheet financing arrangements for liquidity purposes. Our primary financial instruments with off-balance sheet risk are limited to loan servicing for others, our obligations to fund loans to customers pursuant to existing commitments and commitments to purchase and sell mortgage loans. In addition, we have certain risks due to limited recourse arrangements on loans serviced for others. At December 31, 2001, the amount of such recourse was approximately $259,000. In addition, we have not had, and have no intention to have, any significant transactions, arrangements or other relationships with any unconsolidated, limited purpose entities that could materially affect our liquidity or capital resources. We have not, and do not intend to, trade in commodity contracts.

         We anticipate that we will continue to have sufficient funds and alternative funding sources to meet our current commitments.

         Impact of Inflation and Changing Prices. The financial statements, accompanying notes, and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Most of our assets and liabilities are monetary in nature; therefore, the impact of interest rates has a greater impact on its performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Recent Accounting Pronouncements

         In June 2001, the FASB issued Statement No. 141, "Business Combinations." The Statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, Business Combinations, and FASB Statement No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of the Statement are to be accounted for using the purchase method. The provisions of the Statement apply to all business combinations initiated after June 30, 2001. The Statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. Adoption of Statement No. 141 did not have a material impact on our earnings, financial condition or equity.

         In June 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of the SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001, except that goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of the SFAS No. 142. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not previously been issued. SFAS No. 142 is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. We do not expect the adoption of SFAS No. 142 to have any material impact on our earnings, financial condition or shareholders' equity.

                            BUSINESS OF TIERONE BANK

General

         Our principal business is gathering deposits from the general public in the areas surrounding our 58 offices in Nebraska, southeast Iowa and northern Kansas and investing those deposits, together with funds generated from operations and borrowings, in loans and investment securities. In the mid-1990s we revised our management strategy and commenced efforts to evolve into a community bank. Highlights of our revised management strategy, which is designed to increase our profitability, include:

..        increasing the yield on our loan portfolio and reducing our exposure to interest rate risk while maintaining high credit quality;
..        growing our core deposits and reducing our costs of funds; and
..        increasing other income through increased transaction fees, gains on loan sales and fee income from non-traditional products such as annuities and securities.

         In recent years, we have significantly increased our emphasis on commercial real estate and land loans, consumer loans, warehouse mortgage lines of credit and construction loans. These loans typically have higher yields compared to single-family residential mortgage loans and have adjustable rates of interest and/or shorter terms to maturity. At December 31, 2001, our commercial real estate and land loans, consumer loans, warehouse mortgage lines of credit and construction loans amounted to $928.1 million in the aggregate or 61.2% of our total loan portfolio at such date compared to an aggregate of $299.9 million or 35.2% of our total loan portfolio at December 31, 1997. The balance of our loan portfolio consists of one-to four-family residential mortgage loans, multi-family residential mortgage loans and commercial business loans which amounted to $502.5 million, or 33.1% of the total portfolio, $74.2 million, or 4.9% of the total portfolio, and $12.2 million, or 0.8% of the total portfolio, respectively, at December 31, 2001.

         We originate loans to customers in our primary market area. However, due to relatively limited demand for certain loan products in our primary market areas in Nebraska, Iowa and Kansas, we also purchase loans and loan participation interests from selected financial institutions as well as loan correspondents and brokers throughout the United States. At December 31, 2001, approximately 51.2% of our portfolio was secured by properties or made to individuals located outside our primary market area. We purchase adjustable-rate single- family residential mortgage loans for our portfolio while selling newly originated fixed-rate single-family mortgage loans (with servicing retained). Our loan sales produce non-interest income in the form of gains on sales and loan servicing fees. We also have developed relationships with a number of financial institutions from which we purchase commercial real estate and construction loans or participation interests in such loans. In addition, we originate warehouse mortgage lines of credit with a number of mortgage brokerage firms located throughout the United States.

         In order to effectively manage our diversifying loan portfolio, we have hired a number of additional loan officers in recent years with experience in construction, commercial real estate, consumer and business lending. We endeavor to ensure that all of our loans, whether originated by us or purchased, are in compliance with our underwriting standards or standards which are substantially similar to ours.

         In addition to our loan activities, we focus on our deposit products, particularly core deposits and our other products such as annuities and securities. We have increased our core deposits in recent years, particularly checking accounts, as well as revenue from annuity and securities sales.

         Our revenues are derived principally from interest on our loans, and to a lesser extent, interest and dividends on our investment and mortgage-backed securities, and non-interest income. Our primary sources of funds are deposits, principal and interest payments on loans, investment securities, mortgage-backed securities, advances from the Federal Home Loan Bank of Topeka and proceeds from the sale of loans.

Market Area and Competition

         We are a community-oriented bank offering a variety of financial products and services to meet the needs of the customers we serve. Our deposit gathering is concentrated in the communities surrounding our 58 offices located in Nebraska, seven counties in southwest Iowa and two counties in northern Kansas. Although in the past we invested primarily in residential loans secured by mortgages on properties located in our primary market area, in recent years we have increased our investment in commercial real estate, land and construction loans secured by properties located in the other parts of the United States. As a result, loans secured by properties located outside our primary market area amounted to approximately 51.2% of our total loan portfolio at December 31, 2001. The five largest concentrations of loans outside our primary market area (excluding warehouse mortgage lines of credit) are New York ($101.7 million or 6.7% of the total loan portfolio, all of which consists of loans secured by properties in the New York City metropolitan area), Colorado ($63.2 million or 4.2%), Arizona ($58.2 million or 3.8%), California ($47.2 million or 3.1%) and Washington ($29.0 million or 1.9%). See "Risk Factors-Our Purchases of Loans Outside of Our Primary Market Area May Increase Our Risks." We have also purchased pools of adjustable-rate single-family residential loans in order to increase the interest-rate sensitivity of our loan portfolio.

         Our corporate headquarters is located in Lincoln, Nebraska, which is the state capital and home of the University of Nebraska-Lincoln. The region in which our offices are located was once dominated by agriculture, but now consists of a diverse blend of industries, urban centers, and significant corporate investment. The region's population is 1.9 million persons and more than 90% of the individuals in our primary market area live in Nebraska. The region continues to experience a migration from rural communities to the Omaha and Lincoln metropolitan areas, as well as other mid-sized regional growth centers scattered throughout our primary market area.

According to the 2000 Census, the median household income in Nebraska was approximately $37,900, while the per capita income was approximately $19,800, in each case more than 45% higher than the amounts at the time of the 1990 Census.

         Nebraska non-farm employment growth has been relatively consistent and continues to experience modest gains despite more cyclical volatility in the national economy. The service and government sectors have exhibited the strongest growth and have more than offset recent declines in manufacturing and retail trade. Unemployment rates in Nebraska have historically been two to three percentage points below national averages. Net taxable retail sales and motor vehicle sales in Nebraska have remained ahead of inflation thereby exhibiting true growth. Sales of existing homes in Nebraska's two leading urban markets (Omaha and Lincoln) remain at or near record levels with major developments of new home construction underway in both communities. Median home values of $109,200 in Omaha at December 31, 2001 are well below national levels of $134,100 and significantly less than the Minneapolis ($118,700), Dallas ($125,700), Chicago ($158,200) and San Francisco ($404,500) metropolitan areas. Major capital developments along Omaha's riverfront and in Lincoln's downtown area combined with other investment projects scattered throughout the market region are expected to contribute to a modest, but growing regional economy for the foreseeable future.

         We face significant competition, both in generating loans as well as in attracting deposits. Our primary market area is highly competitive and we face direct competition from a significant number of financial service providers, many with a state-wide or regional presence and, in some cases, a national presence. In recent years, our market area has experienced continued consolidation of the banking industry as locally based institutions have been acquired by large regional and nationally based financial institutions.

         Many of these financial service providers are significantly larger than us and have greater financial resources. Our competition for loans comes principally from commercial banks, savings banks, credit unions, mortgage brokers, mortgage-banking companies and insurance companies. Our most direct competition for deposits has historically come from savings associations, commercial banks and credit unions. In addition, we face increasing competition for deposits from non-bank institutions such as brokerage firms and insurance companies in such instruments as short-term money market funds, corporate and government securities funds, equity securities, mutual funds and annuities.

Lending Activities

         Loan Portfolio Composition. A significant amount of our loan portfolio continues to consist of first mortgage loans secured by single-family residential properties. At December 31, 2001, our loans receivable totaled $1.52 billion, of which $502.5 million or 33.1% consisted of single-family residential mortgage loans. Although the amount of such loans has remained relatively stable (single-family residential loans totaled $499.4 million at December 31, 1997), the percentage of our portfolio accounted for by such loans has declined significantly from 58.6%
of our total loan portfolio at December 31, 1997 to 33.1% at December 31, 2001 as we have restructured our loan portfolio as a result of our decision to increase our emphasis on commercial real estate and land, commercial and residential construction and consumer lending as well as warehouse mortgage lines of credit. In furtherance of our goals of increasing the interest-rate sensitivity of the loans in our loan portfolio, we sell essentially all newly originated fixed-rate single-family residential loans. The emphasis on construction, commercial and multi-family real estate and consumer lending has also allowed us to reduce the weighted average contractual maturity of our loan portfolio. As a result of implementing this strategy, at December 31, 2001, more than 65% of our total loan portfolio have contractual maturities of 10 years or less while more than 60% of our total loan portfolio had adjustable interest rates.

         As a result of the shift in emphasis, aggregate construction loans (including undisbursed loans in process) have increased from $45.8 million or 5.4% of our total loan portfolio at December 31, 1997 to $208.9 million or 13.8% of our total loan portfolio at December 31, 2001. Our investment in commercial real estate and land loans has also increased, from $133.3 million at December 31, 1997 to $258.3 million at December 31, 2001. We have also significantly expanded our involvement in providing warehouse mortgage lines of credit to brokers. Such lending has increased from $17.0 million or 2.0% of our total loan portfolio at December 31, 1997 to $224.1 million or 14.8% of the total loan portfolio at December 31, 2001. Warehouse mortgage lending increased dramatically in 2001 due to the recent mortgage refinance boom. We anticipate that utilization of these lines of credit will decline as mortgage refinancing activity declines.

         The types of loans that we may purchase and originate are subject to federal and state laws and regulations. The interest rates we charge on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board, and legislative tax policies.

Loan Portfolio Composition. The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

                                                                                                December 31,
                                       ---------------------------------------------------------------------------
                                                 2001                      2000                     1999
                                       -----------------------  -----------------------  -------------------------
                                          Amount         %          Amount         %        Amount          %
                                       ----------   ----------  ------------  ---------  -----------  ------------
                                                               (Dollars in Thousands)
Real estate loans:
  One- to four-family residential (1)  $  502,502       33.13%   $  565,441     46.75%    $ 552,129       54.06%
  Multi-family residential                 74,209        4.89        67,025      5.54        61,140        5.99
  Commercial real estate and land         258,277       17.03       210,654     17.42       152,768       14.96
  Residential construction                113,300        7.47        77,421      6.40        41,558        4.07
  Commercial construction                  95,614        6.30        46,187      3.82         6,800        0.66
                                       ----------     -------    ----------   -------     ---------     -------
    Total real estate loans             1,043,902       68.82       966,728     79.93       814,395       79.74
                                       ----------     -------    ----------   -------     ---------     -------
Commercial business                        12,193        0.80         2,755      0.23         1,956        0.19
Warehouse mortgage lines of credit        224,067       14.77        37,173      3.07        24,420        2.39
Consumer loans:
  Home equity                              45,398        2.99        57,264      4.74        43,683        4.28
  Home equity line of credit               61,839        4.08        38,700      3.20        34,716        3.40
  Home improvement                         76,555        5.05        76,015      6.29        73,441        7.19
  Automobile                               42,547        2.80        22,496      1.86        20,966        2.05
  Other                                    10,486        0.69         8,283      0.68         7,733        0.76
                                       ----------     -------    ----------   -------     ---------     -------
    Total consumer loans                  236,825       15.61       202,758     16.77       180,539       17.68
                                       ----------     -------    ----------   -------     ---------     -------
      Total loans                       1,516,987      100.00%    1,209,414    100.00%    1,021,310      100.00%
                                                      =======                 =======                   =======
Less:
  Unearned premiums and discounts             558                        30                     698
  Discounts on loans acquired
   through merger                            (270)                     (336)                   (453)
  Undisbursed portion of
   construction loans in process         (109,852)                  (70,625)                (23,484)
  Deferred loan fees                         (520)                     (462)                   (337)
  Allowance for loan losses               (13,464)                   (9,947)                 (8,860)
                                       ----------                ----------               ---------
    Net loans                          $1,393,439                $1,128,074               $ 988,874
                                       ==========                ==========               =========


                                          ------------------------------------------------
                                                   1998                      1997
                                          -----------------------  -----------------------
                                            Amount          %          Amount         %
                                          ----------   ----------  ------------  ---------
                                                       (Dollars in Thousands)
Real estate loans:
  One- to four-family residential (1)     $ 507,586       55.69%     $ 499,357      58.59%
  Multi-family residential                   52,278        5.73         51,253       6.01
  Commercial real estate and land           123,475       13.55        133,284      15.63
  Residential construction                   35,086        3.85         36,608       4.29
  Commercial construction                     7,220        0.79          9,197       1.08
                                          ---------     -------      ---------    -------
    Total real estate loans                 725,645       79.61        729,699      85.60
                                          ---------     -------      ---------    -------
Commercial business                           1,781        0.20          2,068       0.24
Warehouse mortgage lines of credit           46,154        5.06         16,996       1.99
Consumer loans:
  Home equity                                35,477        3.89         27,628       3.24
  Home equity line of credit                 27,366        3.00         23,807       2.79
  Home improvement                           53,466        5.87         34,243       4.02
  Automobile                                 15,251        1.67         11,745       1.38
  Other                                       6,347        0.70          6,347       0.74
                                          ---------     -------      ---------    -------
    Total consumer loans                    137,907       15.13        103,770      12.17
                                          ---------     -------      ---------    -------
      Total loans                           911,487      100.00%       852,533     100.00%
                                                        =======                   =======
Less:
  Unearned premiums and discounts               533                       (151)
  Discounts on loans acquired
   through merger                              (614)                      (896)
  Undisbursed portion of
   construction loans in process            (16,125)                   (16,615)
  Deferred loan fees                         (1,081)                    (1,636)
  Allowance for loan losses                  (7,834)                    (7,160)
                                          ---------                  ---------
    Net loans                             $ 886,366                  $ 826,075
                                          =========                  =========

_______________________________________
(1) Includes loans held for sale.

     Contractual Terms to Final Maturities. The following table shows the scheduled contractual maturities of our loans as of December 31, 2001, before giving effect to net items. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The amounts shown below do not take into account loan prepayments.

                                                 One- to                       Commercial
                                               Four-Family    Multi-family    Real Estate      Residential     Commercial
                                               Residential     Residential      and Land      Construction    Construction
                                              -------------  --------------  -------------   --------------  --------------
                                                                            (In Thousands)
Amounts due after December 31, 2001 in:
  One year or less                              $  1,437         $ 5,000       $ 20,542         $ 86,150        $   940
  After one year through two years                 2,202              15         22,238           14,693         35,822
  After two years through three years              1,955           4,735         16,198               --         16,844
  After three years through five years             5,365           9,290         37,444               --          1,700
  After five years through ten years              56,116          43,193        149,349               --         10,907
  After ten years through fifteen years           48,590          11,976         12,506               --         29,401
  After fifteen years                            386,837              --             --           12,457             --
                                                --------         -------       --------        ---------        -------
    Total(1)                                    $502,502         $74,209       $258,277        $ 113,300        $95,614
                                                ========         =======       ========        =========        =======

                                                              Warehouse
                                                 Commercial   Mortgage
                                                  Business    Lines of
                                                    Loans      Credit       Consumer       Total
                                                ------------ -----------   ----------     --------
                                                                 (In Thousands)
Amounts due after December 31, 2001 in:
  One year or less                                 $ 2,747    $224,067     $ 14,113    $  354,996
  After one year through two years                   1,766          --       21,820        98,556
  After two years through three years                2,663          --       34,252        76,647
  After three years through five years               2,085          --      110,588       166,472
  After five years through ten years                 1,542          --       32,429       293,536
  After ten years through fifteen years                807          --       22,835       126,115
  After fifteen years                                  583          --          788       400,665
                                                   -------    --------     --------    ----------
    Total(1)                                       $12,193    $224,067     $236,825    $1,516,987
                                                   =======    ========     ========    ==========

----------------
(1) Gross of loans in process, deferred fees, premiums and discounts, and allowance for loan losses.

     The following table shows the dollar amount of all loans, including loans held for sale, before net items, due after one year from December 31, 2001 as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates.

                                                                                       Floating or
                                                                 Fixed-Rate          Adjustable-Rate          Total
                                                               --------------     --------------------     -----------
                                                                                    (In Thousands)
               One- to four-family residential                     $160,461              $340,603          $  501,064
               Multi-family residential                              18,729                50,480              69,209
               Commercial real estate and land                       22,472               215,263             237,735
               Residential construction                              10,348                16,803              27,151
               Commercial construction                               28,523                66,151              94,674
               Commercial business                                    7,097                 2,349               9,446
               Consumer                                             183,132                39,580             222,712
                                                                   --------              --------          ----------
                 Total                                             $430,762              $731,229          $1,161,991
                                                                   ========              ========          ==========

     Origination, Purchase, Sale and Servicing of Loans. Our lending activities are subject to underwriting standards and loan origination procedures established by our board of directors and management. Applications for mortgages and other loans are taken at our branch offices. In the past, we relied on a network of loan correspondents and brokers to originate a substantial part of our loans. In recent years we have substantially expanded our capacity to originate loans in-house through the hiring of a number of experienced loan originators. We continue to use loan correspondents to originate single-family residential loans for us. However, a substantial portion of such loans consists of fixed-rate single-family residential loans which we immediately sell, servicing retained, into the secondary market.

     Although, we originate both adjustable-rate and fixed-rate loans, our ability to originate and purchase fixed or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. The recent decline in interest rates has increased our customer demand for fixed-rate loans. In order to implement our strategy of building a mortgage loan portfolio that consists primarily of adjustable-rate loans, our purchase activity has increased in recent years. During the three year period ended December 31, 2001, we purchased a total of $423.1 million of adjustable-rate single-family residential loans while we only originated an aggregate of $65.4 million of such loans. The loans purchased for retention during this three year period consisted primarily of pools of adjustable-rate jumbo single-family residential loans (loans in excess of secondary market loan limits for conforming loans), commercial real estate and residential construction loans and participation interests in such loans and consumer loans (primarily home improvement loans and indirect automobile financing).

     Generally, we originate adjustable-rate mortgage loans for portfolio. While we have in the past retained fixed-rate single-family loans, it is currently our policy to sell substantially all the single-family fixed-rate mortgage loans we originate or purchase. Substantially all of the loans sold are sold to either Fannie Mae or Freddie Mac or the Federal Home Loan Bank of Topeka pursuant to the Mortgage Partnership Finance program. We recognize, at the time of sale, the gain or loss on the sale of the loans based on the difference between the net proceeds received and the carrying value of the loans sold. During 2001 we substantially increased out purchases of fixed-rate single-family residential loans for immediate sale as we determined to increase the size of our servicing portfolio. While we purchased $15.6 million and $18.0 million of such loans in 2000 and 1999, respectively, in 2001, such purchases increased to $196.3 million.

     In recent years, we have developed primary lending relationships with three financial institutions pursuant to which we have purchased whole loans or loan participation interests secured by properties located outside our market area. Most of such loans have consisted of construction loans or participation interests in such loans, both residential and commercial, as well as commercial real estate, and were originated under underwriting guidelines substantially identical to our own guidelines. We require the lead lender to maintain a substantial interest in the loans, anywhere from 20% to 50%, while our participation interest generally does not exceed

80%. Of the three primary relationships, the first is with a mortgage broker in the Charleston and Columbia, South Carolina markets. Pursuant to the relationship with this mortgage broker, we have purchased loans, with servicing released to us, made to local builders to finance the construction of residential properties. Under the terms of our arrangement, the mortgage broker shares 50% of any losses incurred on the loans purchased under this arrangement. The second relationship is with a financial institution headquartered in Birmingham, Alabama and involves the purchase of generally 50% loan participations in residential construction loans and to a lesser extent, acquisition, development and construction loans extended to builders. To date, the loans have been secured by properties located in or surrounding Birmingham, Alabama, Atlanta, Georgia and Jacksonville, Florida. The third relationship is with a financial institution in Spokane, Washington, pursuant to which we have acquired participation interests, generally 80% or less, primarily in commercial real estate, and to a lesser extent, commercial construction loans. Most of the loans are secured by office buildings, retail facilities and hotels located in various urban areas of Washington and Oregon, including Seattle and Spokane, Washington and Portland, Oregon. Under the three relationships described, we purchased in 2001 an aggregate of $6.8 million, $9.7 and $21.6 million of residential construction, commercial construction and commercial real estate loans, respectively. At December 31, 2001, we held $111.7 million of loans and participations acquired through such relationships. We have not incurred any losses on loans purchased through such relationships as of December 31, 2001.

     At December 31, 2001, we were servicing $406.4 million of loans for others, primarily consisting of fixed-rate loans sold by us to investors. In the past we generally sold loans, servicing released. In recent years, we began selling substantially all loans with servicing retained in order to develop additional sources of non-interest income. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagees, supervising foreclosures and property dispositions in the event of unremedied defaults, remitting certain insurance and tax payments on behalf of the borrowers and generally administering the loans. The gross servicing fee income from loans sold is generally 0.25% to 0.50% of the total balance of each loan serviced.

     As a federal savings bank, we are limited in the amount of loans we can make to any one borrower. This amount is equal to 15% of our unimpaired capital and surplus (this amount was approximately $20.1 million at December 31, 2001), although we are permitted to lend an additional 10% of unimpaired capital and surplus if the loans are secured by readily marketable securities. Our aggregate loans to any one borrower have been within these limits. At December 31, 2001, our three largest credit relationships with an individual borrower and related entities consisted of three mortgage warehouse lines of credit pursuant to which we can extend funds up to $19.0 million, $19.0 million and $18.0 million, respectively. Each of these relationships was performing in accordance with its terms and conditions as of December 31, 2001. In light of the loan-to-one borrower limits, we have sold participation interests in larger loans to other financial institutions.

         The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                                           Year Ended December 31,
                                                          ---------------------------------------------------------
                                                              2001                  2000                   1999
                                                          -----------            -----------            -----------
                                                                             (In Thousands)
Loan originations:
  One- to four-family residential:
    Adjustable-rate                                       $    15,099            $    19,654            $    30,667
    Fixed-rate                                                190,952                 50,611                 84,359
  Multi-family residential                                     14,360                  4,300                 20,575
  Commercial real estate and land                              54,017                 59,670                 42,344
  Residential construction                                     73,539                 69,518                 55,331
  Commercial construction                                      66,270                 35,210                  6,800
  Commercial business                                          14,701                  2,287                  1,506
  Warehouse mortgage lines of credit(1)                     3,841,872              1,311,926              1,339,577
  Consumer                                                     99,086                 86,034                 80,448
                                                          -----------            -----------            -----------
    Total loan originations                                 4,369,896              1,639,210              1,661,607

Loans purchased:
  One- to four-family residential:
    Adjustable-rate                                           134,349                132,981                155,743
    Fixed-rate(3)                                             196,303                 15,631                 17,951
  Multi-family residential                                         --                  6,025                  9,087
  Commercial real estate and land                              22,208                 15,364                 18,742
  Residential construction                                     41,413                 27,461                  3,485
  Commercial construction                                       9,655                 14,927                     --
  Commercial business                                              --                    262                     --
  Consumer                                                     73,891                 32,173                 53,099
                                                          -----------            -----------            -----------
    Total loans originated and purchased                    4,847,715              1,884,034              1,919,714
                                                          -----------            -----------            -----------
Sales and loan principal repayments:
  Loans sold:
    One- to four-family residential                          (359,010)               (60,942)               (76,338)
    Consumer                                                   (1,171)                  (815)                  (862)
  Loan principal repayments:
    Mortgage                                                 (380,038)              (239,134)              (279,973)
    Warehouse mortgage lines of credit(1)                  (3,654,978)            (1,299,172)            (1,361,310)
    Consumer                                                 (144,945)               (95,940)               (91,245)
                                                          -----------            -----------            -----------
      Total loans sold and principal repayments            (4,540,142)            (1,696,003)            (1,809,728)
                                                          -----------            -----------            -----------
Decrease due to other items, net(2)                           (42,208)               (48,831)                (7,478)
                                                          -----------            -----------            -----------
Net increase in loan portfolio                            $   265,365            $   139,200            $   102,508
                                                          ===========            ===========            ===========

--------------------
(1) Reflects amounts advanced and repaid under such lines of credit during the periods presented.
(2) Other items consist of loans in process, deferred fees, premiums and discounts, and the allowance for loan losses.
(3) Substantially all of these loans were acquired from loan brokers and sold to Fannie Mae, Freddie Mac and the Federal Home Loan Bank of Topeka, servicing retained.

     Single-Family Mortgage Lending. We offer both fixed-rate and adjustable-rate loans with maturities of up to 30 years secured by single-family residences. Single-family mortgage loan originations are generally obtained from our in-house loan representatives, from existing or past customers, from mortgage brokers, and through referrals from members of our local communities. Due to the limited demand at the present time in our market area for adjustable-rate loans, we have determined to maintain the portfolio's size while increasing its interest sensitivity through the purchase of pools of adjustable-rate mortgage loans. At December 31, 2001, our single-family mortgage loans totaled $502.5 million, or 33.1% of total loans. Of the single-family residential mortgage loans outstanding at that date, approximately 68.0% had adjustable rates. The majority of such loans are secured by properties located outside our primary market area.

     We currently originate or purchase adjustable-rate single-family residential mortgage loans with terms of up to 30 years and interest rates which initially adjust one or three years from the outset of the loan and thereafter annually for the duration of the loan. The interest rates for such adjustable-rate loans are indexed to a specified index, generally an index based on the rate paid on the one year United States Treasury bill adjusted to a constant maturity ("CMT"), plus a margin. Our adjustable-rate loans generally provide for periodic caps (not more than 2.0%) on the increase or decrease in the interest rate at any adjustment date. The maximum amount the rate can increase or decrease from the initial rate during the life of the loan is 5% to 6%.

     The origination or purchase of adjustable-rate residential mortgage loans helps reduce our exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the risks associated with adjustable-rate loans but also limit the interest rate sensitivity of such loans.

     Generally, we originate single-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property and up to 95% if private mortgage insurance is obtained. Mortgage loans originated by us generally include due-on-sale clauses which provide us with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without our consent. Due-on-sale clauses are an important means of adjusting the yields on our fixed-rate mortgage loan portfolio and we have generally exercised our rights under these clauses. We require fire, casualty, title and, in certain cases, flood insurance on properties securing real estate loans made by us.

     Multi-Family Residential Real Estate, Commercial Real Estate and Land Lending. We invest in multi-family residential real estate loans that are secured by multi-family housing units and in commercial real estate loans that are secured by properties generally used for business purposes, such as office buildings and retail facilities, and land being held for commercial and residential development. The properties securing these loans are located primarily in Lincoln and Omaha, Nebraska and in selected areas outside of our primary market area. In the past, many of these loans were secured by properties in California, Colorado and

Arizona. In recent years, our focus has shifted towards Oregon and Washington. We have increased our involvement in this lending area as part of our strategy to increase our investment in higher yielding and shorter term loans. We have also increased our capacity to originate such loans internally with the hiring of two experienced commercial real estate lenders with over 44 years of combined experience.

     Our underwriting procedures provide generally that commercial real estate loans (as well as multi-family, land and commercial construction loans) may be made in amounts up to 80% of the value of the property if it is located within our market area and 75% of the value if it is outside our market area. Any loan exceeding such loan-to-value ratio must be supported by documentation of the relevant factors justifying the deviation which is reviewed by the board of directors on a quarterly basis. The total of commercial real estate loans exceeding established loan to value limits may not exceed 30% of our capital. At December 31, 2001, commercial real estate and land, multi-family and commercial construction loans exceeding our loan-to-value guidelines totaled $33.5 million or 27.5% of our capital. In addition, the total of all commercial and multi-family residential real estate, commercial construction and land loans cannot exceed 40% of our total loan portfolio. Furthermore, no more than 30% of such loans can be secured by properties located in any one market area. Such loans are currently originated with adjustable rates tied to the one year U.S. Treasury CMT with terms of nine or ten years and with interest rates which initially adjust three or five years after origination and every three or five years thereafter. The loans have 20 or 25 year amortization schedules and require payment of the remaining principal at maturity. We establish for each loan an interest rate floor and ceiling. However, our loans do not have any limit on the increase or decrease in the interest rate that may be effected at the time of adjustment other than such floor and ceiling limits. All commercial and multi-family residential loans are underwritten by our centralized loan underwriting department. In underwriting these loans, we consider all aspects of the ability and the credit profile of each borrower to repay the debt. We consider the borrower's income, probable continuation of income and credit history. Loans in excess of $6.0 million must be presented to and approved by our board of directors. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 125%. Personal guarantees are often required. In addition, we require that security instruments contain affirmative language concerning the prospective borrower's responsibility for compliance with laws and regulations (including environmental, health and safety) and for protecting the environmental conditions of the security property. A phase one environmental assessment report, prepared in conformance with our environmental risk policy, is obtained if the loan is in excess of $750,000 or if there is any indication of possible contamination at the security property.

     Our commercial real estate loan portfolio, including land loans, at December 31, 2001 was $258.3 million, or 17.0% of total loans, and our multi-family residential real estate loan portfolio at such date was $74.2 million, or 4.9% of total loans. Of such amount, $207.5 million related to loans secured by properties outside our primary market area. The average size of our commercial real estate, multi-family residential real estate and land loans at December 31, 2001 was $1.1 million, $1.2 million and $657,000, respectively. The largest multi-family or commercial real estate loan at December 31, 2001 was a $10.0 million participation interest which we purchased in 2001 in a $50.2 million two-year credit facility issued by a local financial institution to a locally based and nationally recognized golf course developer. The loan is secured by liens on 11 golf courses developed by the borrower. In addition, the principals have issued personal guarantees. At December 31, 2001, $9.6 million had been disbursed. This loan was performing in accordance with its terms at December 31, 2001.

         In recent periods we have increased our lending to finance the acquisition of land for residential and commercial real estate projects. Such loans totaled $54.5 million at December 31, 2001($38.1 million of which had been disbursed at such date). The largest of such loans at such date totaled $15.0 million and consists of a loan made in 2001 to a joint venture to acquire a 557 acre parcel north of Lincoln, Nebraska and to complete the infrastructure development. The mixed-use project includes 740 residential lots, 14 acres for the construction of multi-family residential units, 50 acres for the construction of office and retail space and 68 acres for light industrial use. The majority joint venture partner is a financial institution which has pledged a $1.0 million letter of credit against which we can draw in the event of default. The other joint venture partner has given us a personal guarantee with respect to 40% of the loan principal. At December 31, 2001, $8.0 million had been disbursed. The borrower is currently selling the commercial lots. The loan has a seven year term, interest only. The loan was performing in accordance with its terms at December 31, 2001.

         Loans secured by commercial and multi-family residential real estate properties generally involve larger principal amounts and a greater degree of risk than single-family residential mortgage loans. Payments on loans secured by multi-family and commercial real estate properties are often dependent on the successful operation or management of the properties. Repayment of such loans may be subject to adverse conditions in the real estate market or the economy and a concentration of loans in a geographic region may be subject to greater risk because of the potential for adverse economic conditions affecting that region. We seek to minimize these risks through our underwriting standards. See "Risk Factors-Our Loan Portfolio Includes More Loans With A Higher Risk of Loss" and "-Our Purchases of Loans Outside Our Primary Market Area May Increase Our Risks."

         Construction Lending. We offer residential construction loans for either pre-sold houses (a purchase contract has been signed) or speculative houses (properties for which no buyer yet exists). We have also during recent years become involved in commercial real estate construction as well as purchasing residential construction loans or participation interests in such loans. Approximately 55% of our residential construction loans are for pre-sold houses. As part of the increased emphasis on construction lending, we hired several experienced loan originators in order to increase our capabilities in this lending area.

         We generate our residential construction loans within our primary market area primarily through direct contact with home builders. Most of such loans involve properties located in the

Omaha and Lincoln metropolitan areas.During the past few years, we have become involved in purchasing residential construction loans and participation interests in such loans secured by properties outside our primary market area, primarily in Columbia and Charleston, South Carolina, Atlanta, Georgia, and Birmingham, Alabama. Whether we originate or purchase residential construction loans, we review all plans, specifications and cost estimates and require that the contractor be known by us to be reputable. The amount of construction advances to be made, together with the sum of previous disbursements, may not exceed the percentage of completion of the construction. Such loans generally have terms not exceeding nine months, have loan-to-value ratios of 80% or less of the appraised value upon completion and do not require the amortization of the principal during the term of the loan. The loans are made with adjustable rates of interest based on the Wall Street Journal prime rate plus a margin. At December 31, 2001, residential construction loans (including participation interests) totaled $113.3 million (including undisbursed loans in process), or 7.5% of our total loan portfolio. Of such amount, $50.9 million related to loans secured by properties outside our primary market area. The average loan size of our residential and commercial construction loans was $243,000 and $4.8 million, respectively, at December 31, 2001.

         We have increased significantly our involvement in commercial construction lending during the last two years. As a result of such efforts, commercial construction loans totaled $95.6 million (including undisbursed loans in process) at December 31, 2001, or 6.3% of total loans, as compared to $6.8 million or .7% of total loans at December 31, 1999. At December 31, 2001, $18.3 million of our commercial construction loans were secured by properties outside our primary market area. Most of such loans are extended to build office buildings, hotels or apartment buildings. However, during the past year, we have extended loans for substantially larger amounts than was our past practice. A significant portion of our commercial construction portfolio is accounted for by two loans. During 2001, we extended a $17.5 million two year construction loan to a limited liability corporation formed by local physicians to acquire the land and build a 59 bed specialized for-profit cardiac hospital located in Lincoln, Nebraska. Under the terms of the loan, we require the doctors who will be the members of the limited liability corporation to make a $7.0 million equity contribution, payable over the construction period to the limited liability corporation, which amounts are pledged to us as further security for the loan. As of December 31, 2001, the borrower had acquired the land for the site of the hospital. At December 31, 2001, $2.2 million had been disbursed. We also extended in 2001 a $16.2 million loan to construct a 184 unit upscale apartment building located in Des Moines, Iowa. The loan has a two year term with a commitment for permanent financing from Fannie Mae. We have offered to provide permanent financing in the event the Fannie Mae commitment is not exercised by the borrower. We have obtained personal guarantees from the borrower. At December 31, 2001, we had disbursed $3.0 million. Both loans were performing in accordance with their terms at December 31, 2001.

         Construction financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. If the estimate of value proves to be inaccurate, we may be confronted with a project, when completed, having a value which is insufficient to assure full repayment. See "Risk Factors-Our Loan Portfolio Includes More Loans With A Higher Risk of Loss" and "-Our Purchases of Loans Outside Our Primary Market Area May Increase Our Risks."

         Warehouse Mortgage Lines of Credit. In recent years, we have become actively involved in originating revolving lines of credit to small to mid-sized mortgage brokers. The lines are drawn upon by such companies to fund the origination of one- to four-family loans. Prior to funding the advance, the mortgage broker must have an approved commitment for the purchase of the loan which in turn reduces credit exposure associated with the line. The lines are repaid upon completion of the sale of the mortgage loan to third parties which usually occurs within 21 days of origination of the loan. In connection with extending the line of credit to the mortgage broker, we enter into agreements with each company to which such mortgage broker intends to sell loans which are being funded with the line of credit from us. Under such agreements, the loan purchaser agrees to hold the mortgage documents issued by the mortgage brokers on behalf of and for our benefit until such time that the purchasers remit to us the purchase price for such loans. The lines are structured with adjustable rates tied to the Wall Street Journal prime rate plus or minus a margin with a floor on the interest rate. We fund a portion of the advances using short-term borrowings from the Federal Home Loan Bank. Maximum amounts permitted to be advanced by us under existing warehouse mortgage lines of credit range in amount from $3.0 million to $19.0 million. With respect to our largest line of credit, we sold participation interests aggregating $12.0 million to two other financial institutions before extending a $30.0 million line of credit in order to limit our risk and to ensure compliance with our loans-to-one borrower regulatory limitation. At December 31, 2001, the largest outstanding amount under an individual warehouse mortgage line was $18.7 million. This lending area increased significantly during fiscal 2001 due to the strength of the mortgage market resulting in large part from the low interest rate environment existing in 2001. In the event of rising interest rates, we would expect that utilization of these lines of credit would be substantially reduced. As of December 31, 2001, advances under warehouse mortgage lines of credit totaled $224.1 million or 14.8% of the total loan portfolio. As part of the structure of the lines of credit, the mortgage brokers are required to maintain commercial deposits with us, with the amount of such deposits depending upon the amount of the line and other factors.

         Consumer and Other Lending. Consumer loans, consisting primarily of home equity loans and home improvement loans, amounted to $236.8 million or 15.6% of our total loan portfolio at December 31, 2001. We generally offer home equity loans and lines of credit in amounts up to $100,000 with a term of 15 years or less and a loan-to-value ratio up to 100% of value. We also offer home improvement loans in amounts up to $100,000 with a term of 15 years or less and a loan-to-value ratio up to 100% of value. A substantial portion of our home improvement loans consist of loans we have purchased from a third party. Under the terms of our arrangements with this third party, if any loan becomes more than 120 days past due, we can require the seller to re-purchase such loan at a price equal to our total investment in the loan, including any uncollected and accrued interest. During 2001, we purchased $22.8 million of such loans. At December 31, 2001, we held $47.0 million of loans purchased under such arrangement. We also offer automobile loans in amounts up to $50,000 with 72 month and 60 month terms for new and used cars, respectively, and loan-to-value ratios of not more than 95% for new cars and not more than 85% for used cars. Most of our automobile loans are obtained through a network of 49 new and used automobile dealers located primarily in Lincoln and Omaha, Nebraska. During 2001, we purchased approximately $30.0 million of such loans. Although employees of the automobile dealership take the application, the loans are made pursuant to our underwriting standards and must be approved by one of our authorized loan officers. Upon closing of the loan by the dealer, the loan is purchased by us. During 2000, we hired the members of an experienced lending group from another financial institution which specialized in such lending. Our consumer loans also include loans on recreational vehicles, boat loans, motorcycle loans, unsecured loans, loans on deposit accounts and student loans.

         Unsecured loans and loans secured by rapidly depreciating assets such as automobiles entail greater risks than single-family residential mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, consumer loan collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default. At December 31, 2001, our consumer loans 90 days or more delinquent totaled $767,000.

         Commercial Business Lending. At December 31, 2001, we had $12.2 million in commercial business loans which amounted to 0.8% of total loans receivable. Our commercial business loans are made primarily to small to mid-sized businesses located within our primary market area and range between $60,000 and $663,000. In January 2002, we extended a $2.5 million line of credit to a medical group in Lincoln, Nebraska. Some of the doctors involved in this group are also involved in the construction loan to the group building the specialized cardiac hospital previously discussed. See "-Construction Lending". We are increasing our emphasis on such lending as part of our overall increased emphasis on commercial real estate lending, including hiring an experienced commercial business lending officer. Although we currently anticipate that commercial lending activity will increase in the future, we do not expect it to become a significant part of our overall lending activity in the near future.

         Loan Approval Procedures and Authority. Our board of directors establishes the lending policies and procedures for us. All general lending policies are set on an ongoing basis by the Asset/Liability Committee composed of the following officers of TierOne Bank: Chief Executive Officer; President; Executive Vice Presidents: Director of Lending, Director of Administration, Director of Retail Banking, Director of Finance; and Senior Vice Presidents:

Marketing Officer and Controller. Under policies established by the Asset/Liability Committee, various officers or combinations of officers have loan approval authority, the specific amounts and requirements being set forth for each loan type. For loan amounts in excess of $6.0 million, approval of our board of directors is required.

Delinquent Loans, Classified Assets and Real Estate Owned

         Delinquencies and Classified Assets. Reports listing all delinquent accounts are generated and reviewed by management on a monthly basis. These reports include information regarding all loans 30 days or more delinquent and all real estate owned. These reports are provided to the board of directors. The procedures we take with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower is habitually delinquent. When a borrower fails to make a required payment on a loan, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We generally send the borrower a written notice of non-payment after the loan is first past due. Our guidelines provide that telephone, written correspondence and/or face-to-face contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, we will attempt to obtain full payment, work out a repayment schedule with the borrower to avoid foreclosure or, in some instances, accept a deed in lieu of foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for us to take legal action, which typically occurs after a loan is 90 days or more delinquent, we will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by us, becomes real estate owned.

         Federal regulations and our Asset Classification Policy require that we utilize an internal asset classification system as a means of reporting problem and potential problem assets. We have incorporated the Office of Thrift Supervision's internal asset classifications as a part of our credit monitoring system. We currently classify problem and potential problem assets as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "special mention."

         When an insured institution classifies one or more assets, or portions thereof, as "substandard" or "doubtful", it is required that a general valuation allowance for loan losses be established for loan losses in an amount deemed prudent by management. General valuation allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

         A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision which can order the establishment of additional general or specific loss allowances. The Office of Thrift Supervision, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Our policy for establishing loan losses is consistent with the Office of Thrift Supervision's policy statement. In July 2001, the SEC issued Staff Accounting Bulletin ("SAB") No. 102, "Selected Loan Loss Allowance Methodology and Documentation Issues." The guidance contained in the SAB is effective immediately and focuses on the documentation the SEC staff normally expects registrants to prepare and maintain in support of the allowance for loan and lease losses. Concurrent with the SEC's issuance of SAB No. 102, the federal banking agencies, represented by the Federal Financial Institutions Examination Council ("FFIEC"), issued an interagency policy statement entitled "Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions" (Policy Statement). The SAB and Policy Statement were the result of an agreement between the SEC and the federal banking agencies in March 1999 to provide guidance on allowance for loan and lease losses methodologies and supporting documentation. There is no expected impact on earnings, financial condition, or shareholders' equity upon implementation of the SAB or FFIEC pronouncement. Management believes to the best of our knowledge, that our documentation relating to the allowance for loan loss is consistent with these pronouncements. Although management believes that, based on information currently available to us at this time, our allowance for loan losses is adequate, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary.

         The Asset/Liability Committee reviews and classifies assets on a monthly basis and the board of directors reviews the results of the reports on a quarterly basis. We classify assets in accordance with the management guidelines described above. At December 31, 2001, we had $1.8 million of assets classified as "substandard" which consisted of real estate owned and non-performing single-family residential mortgage and consumer loans. At that same date we had no loans classified as "doubtful" or "loss." In addition, as of December 31, 2001, we did not have any loans designated "special mention."

         Delinquent Loans. The following table shows the delinquencies in our loan portfolio as of the dates indicated.

                                           December 31, 2001                                   December 31, 2000
                              ------------------------------------------------    --------------------------------------------
                                      30-89                 90 or More Days                 30-89            90 or More Days
                                   Days Overdue                 Overdue                  Days Overdue            Overdue
                              ----------------------     ---------------------    --------------------    ---------------------
                               Number      Principal      Number     Principal     Number    Principal     Number     Principal
                              of Loans      Balance      of Loans     Balance     of Loans    Balance     of Loans     Balance
                              --------      --------     --------     --------    --------    --------    --------     --------
                                                                  (Dollars in Thousands)
One- to four-family
  residential                    40         $6,632          14       $  898          48        $2,030        13         $1,009
Multi-family residential         --             --          --           --          --            --        --             --
Commercial real estate
  and land                       --             --                       --          --            --         2          2,703
Residential construction         --             --          --           --           3           484         4            380
Commercial construction          --             --          --           --          --            --        --             --
Commercial business              --             --          --           --          --            --        --             --
Warehouse mortgage
  lines of credit                --             --          --           --          --            --        --             --
Consumer loans                  204          2,694          89          767         144         1,662        70            416
                                ---         ------         ---       ------         ---        ------        --         ------
Total delinquent loans          244         $9,326         103       $1,665         195        $4,176        89         $4,508
                                ===         ======         ===       ======         ===        ======        ==         ======
Delinquent loans to
  total loans                                 0.61%                    0.11%                     0.35%                    0.37%
                                            ======                   ======                    ======                   ======

         Non-Accrual Loans and Real Estate Owned. The following table sets forth information regarding non-accrual loans and real estate owned. At December 31, 2001, non-performing loans consisted of 14 single-family residential loans with an average balance of $64,000 and 89 consumer loans with an average balance of $9,000. At such date, real estate owned totaled $168,000 consisting of one single-family residential property and repossessed automobiles. Troubled debt restructurings consisted of three loans with an average balance of $114,900 at December 31, 2001. Such restructured loans were performing in accordance with their terms at such date. It is our policy to cease accruing interest on loans 90 days or more past due and to charge off all accrued interest. For the year ended December 31, 2001, the amount of additional interest income that would have been recognized on non-accrual loans if such loans had continued to perform in accordance with their contractual terms was $94,000. Total impaired loans, including non-accrual and restructured loans, amounted to $2.0 million at December 31, 2001.

         The following table shows the amounts of our nonperforming assets at the dates indicated. We did not have any accruing loans 90 days or more past due or at the dates shown.

                                                                         December 31,
                                                   ---------------------------------------------------------------
                                                    2001         2000        1999           1998             1997
                                                   ------       ------      ------         ------           ------
                                                                    (Dollars in Thousands)
Non-accruing loans:
   One- to four-family residential                 $  898       $1,009      $1,312         $1,101           $  760
   Multi-family residential                            --           --          --            672               --
   Commercial real estate and land                     --        2,703          --             --               13
   Residential construction                            --          380          --             --              226
   Commercial construction                             --           --          --             --               --
   Commercial business                                 --           --          --             --               --
   Warehouse mortgage lines of credit                  --           --          --             --               --
   Consumer                                           767          416         239             52               85
                                                   ------       ------      ------         ------           ------
   Total non-accruing loans                         1,665        4,508       1,551          1,825            1,084
   Real estate owned, net (1)                         168          807         352            540              672
                                                   ------       ------      ------         ------           ------
     Total non-performing assets                   $1,833       $5,315      $1,903         $2,365           $1,756
                                                   ======       ======      ======         ======           ======
Troubled debt restructurings                       $  345       $  185      $  127         $  127           $1,807
Total non-performing assets and troubled
   debt restructurings                             $2,178       $5,500      $2,030         $2,492           $3,563
                                                   ======       ======      ======         ======           ======
Total non-performing loans as a percentage
   of loans, net                                     0.12%        0.40%       0.16%          0.20%            0.13%
                                                   ======       ======      ======         ======           ======
Total nonperforming assets as a
   percentage of total assets                        0.12%        0.39%       0.15%          0.21%            0.17%
                                                   ======       ======      ======         ======           ======
Total non-performing assets and troubled
   debt structurings as a percentage of
   total assets                                      0.14%        0.40%       0.16%          0.22%            0.34%
                                                   ======       ======      ======         ======           ======

_________________
(1) Real estate owned balances are shown net of related loss allowances. Includes both real property and other repossessed collateral consisting primarily of automobiles.

         When we acquire property through foreclosure or deed in lieu of foreclosure, it is initially recorded at the lower of the recorded investment in the corresponding loan or the fair value of the related assets at the date of foreclosure, less costs to sell. Thereafter, if there is a further deterioration in value, we provide for a specific valuation allowance and charge operations for the diminution in value. It is our policy to obtain an appraisal or broker's price opinion on all real estate subject to foreclosure proceedings prior to the time of foreclosure. It is our policy to require appraisals on a periodic basis on foreclosed properties and conducts inspections on foreclosed properties.

         Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses. It is management's policy to maintain an allowance for loan losses based upon, among other things, an assessment of prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of loans held by us, general economic conditions, the level of past due and non-accrual loans, the value of collateral securing the loan, the level of classified loans and the number of loans requiring heightened management oversight. Other factors included in the analysis of the allowance for loan losses include the increased investment in loans which may be deemed to have increased elements of risk compared to single-family residential mortgage loans such as our commercial construction loans, our commercial and multi-family real estate loans and our consumer loans. We also considered the increased number of larger commercial real estate, construction and land loans and the substantial increase in mortgage warehouse lines of credit as well as our charge-offs. This policy is significantly affected by management judgment and uncertainties and there is a likelihood that materially different amounts would be reported under different, but reasonably plausible, conditions or assumptions. Various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to make additional provisions for estimated loan losses based upon judgments different from those of management. As of December 31, 2001, our allowance for loan losses was 0.89% of total loans receivable.

         We will continue to monitor and modify our allowances for loan losses as conditions dictate. While management believes our allowance for loan losses is sufficient to cover losses inherent in our loan portfolio at this time, no assurances can be given that our level of allowance for loan losses will be sufficient to cover our future loan losses or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

         The following table shows changes in our allowance for loan losses during the periods presented.

                                                                        At or For the Year Ended December 31,
                                                    ----------------------------------------------------------------------------
                                                        2001            2000            1999             1998            1997
                                                    ------------     -----------     -----------      ----------      ----------
                                                                                (Dollars in Thousands)
Total loans outstanding at end of period(1)         $  1,516,987     $ 1,209,414     $ 1,021,310      $  911,487      $  852,533
Average loans outstanding(1)                           1,228,956       1,109,365         926,748         864,848         805,388

Allowance for loan losses, beginning of period             9,947           8,860           7,834           7,160           6,156
Provision for loan losses                                  3,997           1,273           1,132             832           1,033
Charge-offs:
  One- to four-family residential                             37              61               4               3              20
  Multi-family                                                --              --              --              --              --
  Commercial real estate and land                              1              --              --              80              --
  Residential construction                                    --              --              --              --              --
  Commercial construction                                     --              --              --              --              --
  Commercial business                                         --              --              --              --              --
  Warehouse mortgage lines of credit                          --              --              --              --              --
  Consumer                                                   458             137             117              90              37
                                                    ------------      ----------     -----------      ----------      ----------
    Total charge-offs                                        496             198             121             173              57
                                                    ------------     -----------     -----------      ----------      ----------
Recoveries on loans previously charged off                    16              12              15              15              28
                                                    ------------     -----------     -----------      ----------      ----------
Allowance for loan losses, end of period            $     13,464     $     9,947     $     8,860      $    7,834      $    7,160
                                                    ============     ===========     ===========      ==========      ==========
Allowance for loan losses as a percent of
 total loans outstanding                                    0.89%           0.82%           0.87%           0.86%           0.84%
                                                    ============     ===========     ===========      ==========      ==========
Allowance for loan losses as a percent of
 nonperforming loans                                      808.65%         220.65%         571.24%         429.26%         660.52%
                                                    ============     ===========     ===========      ==========      ==========
Ratio of net charge-offs during the period
 to average loans outstanding during the
 period                                                     0.04%           0.02%           0.01%           0.02%           0.01%
                                                    ============     ===========     ===========      ==========      ==========

_______________
(1)  Includes loans held for sale.

           The following table shows how our allowance for loan losses is allocated by type of loan at each of the dates indicated.

                                                                          December 31,
                           ---------------------------------------------------------------------------------------------------------
                                   2001                 2000                  1999                  1998                1997
                           -------------------  --------------------  -------------------   -------------------  -------------------
                                        Loan                  Loan                 Loan                  Loan                 Loan
                                      Category              Category             Category              Category             Category
                            Amount     as a %    Amount      as a %      Amount   as a %     Amount     as a %    Amount     as a %
                              of      of Total     of       of Total       of    of Total      of      of Total     of      of Total
                           Allowance   Loans    Allowance    Loans    Allowance   Loans     Allowance   Loans    Allowance   Loans
                           ---------  --------  ---------   --------  ---------  --------   ---------  --------  ---------  --------
                                                                     (Dollars in Thousands)
One- to four-family
 residential                $ 1,880    33.13%    $ 2,443     46.75%    $ 3,019    54.06%     $ 2,765    55.69%    $ 2,625   58.59%
Multi-family residential      1,007     4.89         833      5.54         821     5.99          700     5.73         666    6.01
Commercial real estate
 and land                     3,058    17.03       2,661     17.42       2,092    14.96        1,818    13.55       1,887   15.63
Residential construction      1,082     7.47         628      6.40         463     4.07          333     3.85         355    4.29
Commercial construction       1,481     6.30         569      3.82          91     0.66          135     0.79         151    1.08
Commercial business             122     0.80          26      0.23          22     0.19           17     0.20          21    0.24
Warehouse mortgage lines
 of credit                      448    14.77         117      3.07          96     2.39          346     5.06         120    1.99
Consumer                      4,386    15.61       2,670     16.77       2,256    17.68        1,720    15.13       1,335   12.17
                            -------   ------     -------    ------      ------   ------      -------   ------     -------  ------
  Total                     $13,464   100.00%    $ 9,947    100.00%    $ 8,860   100.00%     $ 7,834   100.00%    $ 7,160  100.00%
                            =======   ======     =======    ======     =======   ======      =======   ======     =======  ======

Investment Activities

         Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly. Historically, we have maintained liquid assets at a level considered to be adequate to meet our normal daily activities.

         Our investment policy, as approved by the board of directors, requires management to maintain adequate liquidity, generate a favorable return on investments without incurring undue interest rate and credit risk and to complement our lending activities. We primarily utilize investments in securities for liquidity management and as a method of deploying excess funding not utilized for loan originations. We have invested primarily in U.S. Government and agency securities, corporate commercial paper, mutual funds, U.S. Government sponsored agency issued mortgage-backed securities and collateralized mortgage obligations. As required by SFAS No. 115, we have established an investment portfolio of securities that are categorized as held to maturity or available for sale. We do not currently maintain a portfolio of securities categorized as held for trading. The substantial majority of our investment and mortgage-backed securities are purchased for the available-for-sale portfolio which portfolio totaled $90.7 million, or 5.8% of total assets, at December 31, 2001. At such date, we had net unrealized gains with respect to such securities of $118,000 resulting in a net of tax unrealized gain of $77,000. At December 31, 2001, the held-to-maturity securities portfolio totaled $221,000.

         At December 31, 2001, we had invested $45.8 million in mortgage-backed securities, or 2.9% of total assets, which were insured by GNMA, Fannie Mae or Freddie Mac, all of which were classified as available for sale. Of the $45.8 million of mortgage-backed securities, $28.6 million had adjustable-rates with maximum interest rate adjustments of 1.0% to 2.0% annually and up to 5.0% to 6.0% over the life of the security. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

         The following table sets forth certain information relating to our investment securities portfolio (excluding mortgage-backed securities) at the dates indicated.

                                                                                         December 31,
                                                         ---------------------------------------------------------------------------
                                                                  2001                       2000                        1999
                                                         --------------------      ----------------------      ---------------------
                                                         Carrying      Market       Carrying       Market       Carrying      Market
                                                          Value        Value         Value         Value         Value        Value
                                                         -------      -------      --------      --------      --------      -------
                                                                                       (In Thousands)
          U.S. government agency obligations             $26,691      $26,691      $ 76,500      $ 76,230      $ 80,510      $77,973
          Corporate securities                            12,214       11,833         8,978         8,705         9,221        9,248
          Municipal obligations                              221          221           195           195           194          194
          Asset Management Fund ARM Fund                   6,000        6,000            --            --            --           --
                                                         -------      -------      --------      --------      --------      -------
          Total investment securities                     45,126       44,745        85,673        85,130        89,925       87,415
          FHLB stock                                      14,836       14,836        15,160        15,160        10,695       10,695
                                                          ------      -------      --------      --------      --------      -------
           Total investment securities and FHLB stock    $59,962      $59,581      $100,833      $100,290      $100,620      $98,110
                                                         =======      =======      ========      ========      ========      =======

         The following table sets forth the amount of investment securities (excluding mortgage-backed securities) which mature during each of the periods indicated and the weighted average yields for each range of maturities at December 31, 2001. No tax-exempt yields have been adjusted to a tax-equivalent basis.

                                                                    Amounts at December 31, 2001 Which Mature In
                                            ---------------------------------------------------------------------------------------
                                                                     Over One
                                                           Weighted    Year      Weighted  Over Five  Weighted     Over   Weighted
                                             One Year      Average    Through    Average    Through   Average      Ten     Average
                                             or Less        Yield    Five Years   Yield    Ten Years   Yield      Years     Yield
                                            -------        ------    ----------  --------  ---------  --------    -----   ---------
                                                                                (Dollars in Thousands)
   Bonds and other debt securities:
     U.S. government agency obligations      $    --         --%     $17,492     5.53%    $9,199      7.00%     $    --        --%
   Corporate securities                        3,722       3.98           --       --         --        --        8,492      3.22
   Municipal obligations                          --         --           --       --        221      8.25           --        --
   Equity securities:
   Asset Management Fund ARM Fund              6,000       3.53           --       --         --        --           --        --
   FHLB stock(1)                              14,836       4.50           --       --         --        --           --        --
                                             -------                 -------       --     ------                -------
     Total investment securities and
       FHLB Stock                            $24,558       4.18%     $17,492     5.53%    $9,420      7.03%     $ 8,492      3.22%
                                             =======       ====      =======     ====     ======      ====      =======      ====

_____________________
(1) As a member of the Federal Home Loan Bank of Topeka, we are required to maintain our investment in FHLB stock, which has no stated maturity.

           The following table sets forth the composition of our mortgage-backed securities portfolio at each of the dates indicated.



                                                             December 31,
                                                      ----------------------------
                                                       2001      2000      1999
                                                      --------  --------  --------
                                                             (In Thousands)
          Fixed rate:
              FHLMC                                   $   233   $   349   $ 4,564
              FNMA                                      6,228     9,648    42,369
              FHLMC/FNMA CMOs                           3,101       387       851
              Private CMOs                              7,582     8,314    32,612
                                                      -------   -------  --------
                Total fixed rate                       17,144    18,698    80,396
                                                      -------   -------  --------
          Adjustable rate:
              GNMA                                      4,608     7,058    20,330
              FNMA                                     23,441    41,990    52,661
              FHLMC                                       595     1,266     1,660
                                                      -------   -------  --------
                Total adjustable-rate                  28,644    50,314    74,651
                                                      -------   -------  --------
                Total mortgage-backed securities      $45,788   $69,012  $155,047
                                                      =======   =======  ========

           Information regarding the contractual maturities and weighted average yield of our mortgage-backed securities portfolio at December 31, 2001 is presented below. Due to repayments of the underlying loans, the actual maturities of mortgage-backed securities generally are substantially less than the scheduled maturities.

                                                  Amounts at December 31, 2001 Which Mature In
                               ----------------------------------------------------------------------------------
                                               Weighted      Over One      Weighted                    Weighted
                                 One Year      Average       through       Average      Over Five      Average
                                 or Less        Yield       Five Years      Yield         Years         Yield
                               -----------   -----------   ------------  -----------   -----------   ------------
                                                             (Dollars in Thousands)
Fixed rate:
   FHLMC                         $    9          7.75%         $ --            --%      $   224          8.50%
   FNMA                              --            --            72          8.00         6,156          6.17
   FHLMC/FNMA CMOs                3,101          3.73            --            --            --            --
   Private CMOs                     740          2.01            20         11.41         6,822          6.37
                                 ------                         ---                     -------
     Total fixed-rate             3,850          3.41            92          8.74        13,202          6.31
                                 ------         -----           ---         -----       -------         -----
Adjustable rate:
   GNMA                              --            --            --            --         4,608          6.71
   FNMA                              --            --            --            --        23,441          6.34
   FHLMC                             --            --            --            --           595          7.31
                                 ------                         ---                     -------
     Total adjustable-rate           --            --            --            --        28,644          6.42
                                 ------         -----           ---         -----       -------         -----
        Total                    $3,850          3.41%          $92          8.74%      $41,846          6.39%
                                 ======         =====           ===         =====       =======         =====

           The following tables sets forth the purchases, sales and principal repayments of our mortgage-backed securities during the periods indicated.

                                                                                      At or For the
                                                                                 Year Ended December 31,
                                                                    ----------------------------------------------
                                                                         2001            2000           1999
                                                                    ---------------- -------------- --------------
                                                                               (Dollars in Thousands)
           Mortgage-backed securities at beginning of period           $ 69,012         $155,047       $ 83,212
           Purchases                                                     11,628               --        109,799
           Repayments                                                   (34,810)         (27,213)       (37,653)
           Sales                                                             --          (59,528)            --
           Amortizations of premiums and discounts, net                     (42)             706           (311)
                                                                       --------         --------       --------
           Mortgage-backed securities at end of period                 $ 45,788         $ 69,012       $155,047
                                                                       ========         ========       ========
           Weighted average yield at end of period                         6.14%            6.66%          6.48%
                                                                       ========         ========       ========


Sources of Funds

         General. Deposits, loan repayments and prepayments, proceeds from sales of loans, cash flows generated from operations and Federal Home Loan Bank advances are the primary sources of our funds for use in lending, investing and for other general purposes.

         Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposits consist of checking (both interest-bearing and non-interest-bearing), money market, savings, certificate accounts and individual retirement accounts. More than 51% of the funds deposited with us are in core deposits (deposits other than certificates of deposit).

         The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. Our deposits are obtained predominantly from the areas where our branch offices are located. We have historically relied primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect our ability to attract and retain deposits.

         We use traditional means of advertising our deposit products, including broadcast and print media and generally do not solicit deposits from outside our market area. In recent years, we have expanded our marketing efforts to include direct mailings in an effort to attract new checking relationships. This marketing strategy has resulted in a significant increase in core deposits, particularly checking accounts, as well as increased fee income and new customer relationships. In 2000, we introduced our "High Performance" checking product line which includes a number of product options for our customers including free checking, interest-bearing checking and the "Wall Street" checking account. As a result, the number and aggregate balance of our checking accounts increased from approximately 36,700 and $157.5 million, respectively, at December 31, 2000 to approximately 46,900 and $251.9 million, respectively, at December

31, 2001, reflecting increases of 27.8% and 59.9%. Employees are offered incentives to sell the products and customers receive gifts for opening new accounts as well as referring other customers.

         We do not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits. At December 31, 2001, the weighted average remaining maturity of our certificate of deposit accounts was 11 months.

         The following table shows the distribution of, and certain other information relating to, our deposits by type of deposit, as of the dates indicated.

                                                                             December 31,
                                         --------------------------------------------------------------------------------
                                                     2001                      2000                        1999
                                         ------------------------   -------------------------   -------------------------
                                             Amount         %           Amount          %           Amount          %
                                         --------------------------------------------------------------------------------
                                                                             (Dollars in Thousands)
Certificate accounts:
  1.00% - 1.99%                           $       --         --%     $       --          --%     $       21          --%
  2.00% - 2.99%                               32,156       2.93              23          --              38          --
  3.00% - 3.99%                              178,062      16.25              --          --              --          --
  4.00% - 4.99%                              126,641      11.55           2,885        0.28         120,058       11.93
  5.00% - 5.99%                              158,226      14.43         193,736       18.49         370,801       36.86
  6.00% - 6.99%                               39,697       3.62         333,628       31.84          45,062        4.48
  7.00% - 7.99%                                  547       0.05          30,391        2.90             381        0.04
  8.00% or more                                    7         --               7          --             364        0.04
                                          ----------     ------      ----------      ------      ----------      ------
    Total certificate accounts               535,336      48.83         560,670       53.51         536,725       53.35%
                                          ----------     ------      ----------      ------      ----------      ------
Transaction accounts:
  Passbook savings                            12,988       1.19          10,129        0.97          10,882        1.08
  Money market                               295,991      27.00         319,498       30.49         353,643       35.15
  Interest-bearing checking                  227,473      20.75         137,735       13.14          87,090        8.66
  Non-interest-bearing checking               24,454       2.23          19,804        1.89          17,648        1.76
                                          ----------     ------      ----------      ------      ----------      ------
    Total transaction accounts               560,906      51.17         487,166       46.49         469,263       46.65
                                          ----------     ------      ----------      ------      ----------      ------
    Total deposits                        $1,096,242     100.00%     $1,047,836      100.00%     $1,005,988      100.00%
                                          ==========     ======      ==========      ======      ==========      ======

         The following table shows the average balance of each type of deposit and the average rate paid on each type of deposit for the periods indicated.

                                                                        Year Ended December 31,
                                           ---------------------------------------------------------------------------
                                                           2001                                   2000
                                           ------------------------------------   ------------------------------------
                                             Average     Interest     Average       Average     Interest     Average
                                             Balance      Expense    Rate Paid      Balance      Expense    Rate Paid
                                           -----------  ----------  -----------   -----------  ----------  -----------
                                                                     (Dollars in Thousands)
   Interest-bearing checking               $  177,984     $ 4,750        2.67%    $   97,319     $ 2,512       2.58%
   Passbook                                    11,296         171        1.51         10,829         189       1.75
   Money market                               305,987      10,551        3.45        338,181      15,450       4.57
   Certificates of deposit                    570,846      31,685        5.55        554,137      32,162       5.80
                                           ----------     -------                 ----------     -------
     Total interest-bearing deposits        1,066,113      47,157        4.42%     1,000,466      50,313       5.03%
                                                                        =====                                 =====
   Non-interest-bearing checking               22,234          --          --         19,392          --         --
                                           ----------     -------                 ----------     -------
     Total deposits                        $1,088,347     $47,157        4.33%    $1,019,858     $50,313       4.93%
                                           ==========     =======       =====     ==========     =======      =====

                                             ------------------------------------
                                                            1999
                                             ------------------------------------
                                               Average     Interest     Average
                                               Balance      Expense    Rate Paid
                                             -----------  ----------  -----------
   Interest-bearing checking                   $ 84,808      $1,820       2.15%
   Passbook                                      11,410         192       1.68
   Money market                                 370,575      15,841       4.27
   Certificates of deposit                      516,842      27,555       5.33
                                             ----------     -------
     Total interest-bearing deposits            983,635      45,408       4.62%
                                                                          ====
   Non-interest-bearing checking                 17,699          --         --
                                             ----------     -------
     Total deposits                          $1,001,334     $45,408       4.53%
                                             ==========     =======       ====

         The following table shows our savings flows during the periods indicated.

                                                           Year Ended December 31,
                                                      ---------------------------------
                                                         2001       2000        1999
                                                      ---------   ---------   ---------
                                                               (In Thousands)
            Net deposits (withdrawals)                 $ 6,539     $ 1,936    $(18,095)
            Interest credited                           41,867      39,912      37,643
                                                       -------     -------    --------
              Total increase in deposits               $48,406     $41,848    $ 19,548
                                                       =======     =======    ========

         The following table presents, by various interest rate categories and maturities, the amount of certificates of deposit at December 31, 2001.

                                                          Balance at December 31, 2001
                                                   Maturing in the 12 Months Ending December 31,
                                         -----------------------------------------------------------------
     Certificates of Deposit                2002          2003          2004       Thereafter      Total
     --------------------------------    ----------    ----------    ----------   ------------   ---------
                                                                   (In Thousands)
     1.00% - 1.99%                        $     --      $     --       $    --       $    --      $     --
     2.00% - 2.99%                          32,156            --            --            --        32,156
     3.00% - 3.99%                         167,237        10,640           185            --       178,062
     4.00% - 4.99%                          85,431        26,288        11,206         3,716       126,641
     5.00% - 5.99%                          57,875        71,657        16,211        12,483       158,226
     6.00% - 6.99%                          30,863         8,590            67           177        39,697
     7.00% - 7.99%                             547            --            --            --           547
     8.00% or more                               7            --            --            --             7
                                          --------      --------       -------       -------      --------
       Total certificate accounts         $374,116      $117,175       $27,669       $16,376      $535,336
                                          ========      ========       =======       =======      ========

         The following table shows the maturities of our certificates of deposit of $100,000 or more at December 31, 2001 by time remaining to maturity.

                                                                                 Weighted
                          Quarter Ending:                  Amount              Average Rate
             --------------------------------------     -------------        ----------------
                                                               (Dollars in Thousands)
             March 31, 2002                                $13,418                  4.42%
             June 30, 2002                                  10,678                  3.83
             September 30, 2002                              5,561                  4.60
             December 31, 2002                               7,926                  3.70
             After December 31, 2002                        17,478                  4.80
                                                           -------                  ----
               Total certificates of deposit with
                 balances of $100,000 or more              $55,061                  4.34%
                                                           =======                  ====


         Borrowings. We utilize advances from the Federal Home Loan Bank of Topeka as an alternative to retail deposits to fund our operations as part of our operating strategy. These Federal Home Loan Bank advances are collateralized primarily by certain of our mortgage loans and mortgage-backed securities and secondarily by our investment in capital stock of the Federal Home Loan Bank of Topeka. Federal Home Loan Bank advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the Federal Home Loan Bank of Topeka will advance to member institutions, including us, fluctuates from time to time in accordance with the policies of the Federal Home Loan Bank of Topeka. See "Regulation-Federal Home Loan Bank System." At December 31, 2001, we had $296.7 million in outstanding Federal Home Loan Bank advances. We also had a $6.6 million note due Fannie Mae entered into in connection with the extension of a $7.2 million construction loan for an apartment building which Fannie Mae is providing the permanent financing. Under the terms of the loan, Fannie Mae made a forward commitment to the borrower which allowed the borrower to finalize the terms of the financing before the construction loan was repaid.

         The following table shows certain information regarding our borrowings at or for the dates indicated:

                                                           At or for the Year Ended December 31,
                                                      ----------------------------------------------
                                                           2001            2000            1999
                                                      --------------  --------------  --------------
                                                                  (Dollars in Thousands)
FHLB advances:
  Average balance outstanding                            $202,852        $246,789        $ 76,315
  Maximum amount outstanding at any
    month-end during the period                          $296,715        $325,365        $170,482
  Balance outstanding at end of period                   $296,715        $172,449        $170,482
  Average interest rate during the period                    4.91%           6.17%           5.56%
  Weighted average interest rate at end of period            4.30%           5.66%           5.60%
FNMA note:
  Average balance outstanding                            $  1,015              --              --
  Maximum amount outstanding at any month-
end during the period                                    $  6,600              --              --
  Balance outstanding at end of period                   $  6,600              --              --
  Average interest rate during the period                    5.77%             --              --
  Weighted average interest rate at end of period            5.77%             --              --


         At December 31, 2001, short-term borrowings amounted to $76.3 million with a weighted average rage of 1.99%. For more information regarding our borrowings, see Note 10 to our consolidated financial statements attached hereto.

Subsidiary Activities

         We are the parent corporation of three wholly-owned subsidiary corporations. TMS Corporation of the Americas is a direct subsidiary of us and holds all of the stock of TierOne Investments and Insurance, Inc. and TierOne Reinsurance Company. TierOne Investments and Insurance provides a wide selection of investment and insurance products, including equity securities, mutual funds and annuities. These products are made available to consumers via licensed representatives in our retail office network. TierOne Reinsurance Company reinsures credit life, accident and health insurance that is sold in conjunction with the origination of consumer loans by TierOne Bank. Fees generated through equity, annuity, mutual fund and insurance sales and commissions contributed $2.2 million in non-interest income during the year ended December 31, 2001.

Properties

         We currently conduct our business from our main office and 57 full-service banking offices in Nebraska, Kansas and Iowa. The following table sets forth the net book value of the land, building and leasehold improvements and certain other information with respect to our offices and other properties at December 31, 2001.

                                                                      Date of         Net Book
                                                                       Lease          Value of       Amount of
             Description/Address                 Leased/Owned       Expiration        Property       Deposits
---------------------------------------------- ------------------ --------------- --------------- --------------
Corporate Headquarters:
1221 "N" Street
Lincoln, Nebraska 68508                            Leased(1)                  NA            $336           $ --

Home Office:
13 & "N" Street
Lincoln, Nebraska 68508                              Owned                    --           3,401         77,406

Branch Offices:
8820 Arbor Street
Omaha, Nebraska 68124-2030                           Owned                    --             351         20,534

2101 South 42nd Street, Suite #100
Omaha, Nebraska 68105-2900                          Leased                  2006              --         39,567

135 North Cotner Street
Lincoln, Nebraska 68505-0204                         Owned                    --             535         55,957

3010 North 90th Street
Omaha, Nebraska 68134-4759                          Leased                  2003               5         23,372

6845 "A" Street
Lincoln, Nebraska 68510-4199                        Leased                  2007             253         31,208

2120 1st Avenue
Kearney, Nebraska 68848-0816                         Owned                    --             281         26,013

513 "E" Street
Fairbury, Nebraska 68352-0022                       Leased                  2003               8         12,423

1612 "K" Street
Ord, Nebraska 68862-0148                             Owned                    --             104         16,385

1301 Main Street
Crete, Nebraska 68333-0126                           Owned                    --             115         14,202

423 West 3rd Street
Alliance, Nebraska 69301-3307                        Owned                    --              37          6,923

1811 West 2nd Street, Suite #108
Grand Island, Nebraska 68802-2320                    Owned                    --           1,374         28,920

                                                                           Date of       Net Book
                                                                            Lease        Value of      Amount of
       Description/Address                        Leased/Owned           Expiration      Property      Deposits
       -------------------                        ------------           ----------      --------      --------
3939 Normal Boulevard
Lincoln, Nebraska 68506-5217                        Leased                  2004              --        $20,754

840 North 70th Street
Lincoln, Nebraska 68505-2189                        Leased                  2003              13         12,128

220 North Dewey Street
North Platte, Nebraska 69101-4035                    Owned                    --             669         22,435

211 West "C" Street
McCook, Nebraska 69001-0339                         Leased                  2002              --         16,040

14100 "S" Street
Omaha, Nebraska 68137-2600                           Owned                    --             306         12,857

3410 North 27th Street
Lincoln, Nebraska 68521-1314                         Owned                    --           1,122          5,835

1016 Central Avenue
Nebraska City, Nebraska 68410-2337                   Owned                    --              12         26,347

9628 "M" Street
Omaha, Nebraska 68127-2054                          Leased                  2004              --         13,034

2625 South 140th Street
Omaha, Nebraska 68144-2338                           Owned                    --           1,293         16,887

5300 South 56th Street
Lincoln, Nebraska 68516-1833                         Owned                    --             289         16,787

320 Lincoln Avenue
Hebron, Nebraska 68370-0003                          Owned                    --               5          8,203

647 West 2nd Street
Hastings, Nebraska 68901-5131                       Leased                  2002              --         16,780

830 South "E" Street
Broken Bow, Nebraska 68822-0445                      Owned                    --              16         21,510

609 Howard Avenue
St. Paul, Nebraska                                   Owned                    --              28          8,111

6424 Havelock Avenue
Lincoln, Nebraska 68507-1331                         Owned                    --             162         22,694

1028 Toledo Street
Sidney, Nebraska 69162-0197                         Leased                  2002               8         19,033

                                                                           Date of       Net Book
                                                                            Lease        Value of      Amount of
       Description/Address                        Leased/Owned           Expiration      Property      Deposits
       -------------------                        ------------           ----------      --------      --------
2001 Broadway; Suite #1
Scottsbluff, Nebraska 69361-1973                     Owned                    --            $354        $17,933

103 East Main Street
Bloomfield, Nebraska 68718-0547                      Owned                    --               2         16,659

3301 South 13th Street
Lincoln, Nebraska 68502-4576                         Owned                    --             207         13,134

1000 East Court Street
Beatrice, Nebraska 68310-0664                        Owned                    --             155         16,286

114 West 15th Street
Falls City, Nebraska 68355-0009                      Owned                    --              80         22,346

1301 "J" Street
Auburn, Nebraska 68305-1964                          Owned                    --             158         13,467

173 South 3rd Street
Tecumseh, Nebraska 68450-0536                        Owned                    --              25          8,793

314 East Square
Humboldt, Nebraska 68376-0167                        Owned                    --               9         11,979

608 North Linden
Wahoo, Nebraska 68066-0092                           Owned                    --             120         26,954

400 Braasch
Norfolk, Nebraska 68701-4020                         Owned                    --             248         30,524

1616 North Bell Street
Fremont, Nebraska 68025-3157                        Leased                  2002              --         13,354

2457 33rd Avenue, Suite F
Columbus, Nebraska 68601-1309                       Leased                  2002               1         12,242

127 South 4/th/ Street
Albion, Nebraska                                    Leased                  2002               2          9,379

203 North Lincoln
West Point, Nebraska 68788-1409                     Leased                  2002              --          4,092

1850 10/th/ Street
Gering, Nebraska 69341-2414                          Owned                    --              34          4,820

1004 Avenue D
Gothenburg, Nebraska 69138-1940                      Owned                    --              50          4,258

                                                                           Date of       Net Book
                                                                            Lease        Value of      Amount of
       Description/Address                        Leased/Owned           Expiration      Property      Deposits
       -------------------                        ------------           ----------      --------      --------
509 West Broadway
Council Bluffs, Iowa 51501-0841                     Leased                  2025             664         22,542

201 South Locust
Glenwood, Iowa 51534-1727                            Owned                    --              83         11,553

3201 West Broadway
Council Bluffs, Iowa 51501-3360                      Owned                    --             237         11,995

700 West Thomas Avenue
Shenandoah, Iowa 51601-1746                          Owned                    --              75         29,363

5533 South 27th Street, Suite 101
Lincoln, Nebraska 68512-1611                        Leased                  2006              77         20,677

509 Chestnut Street
Atlantic, Iowa 50022-1249                           Leased                  2002               2         20,149

200 South Jefferson
Plainville, Kansas 67663-0030                        Owned                    --              24         19,952

201 South Cedar
Stockton, Kansas 67669-0274                          Owned                    --              17          8,637

802 North Broadway Street
Red Oak, Iowa 51566-1440                             Owned                    --             180         15,931

301 East Washington
Clarinda, Iowa 51632-0200                            Owned                    --              42         22,968

203 North 18th Street
Marysville, Kansas 66508-0229                        Owned                    --              45         16,009

615 North 114th Street
Omaha, Nebraska 68154-1514                          Leased                  2004             343         29,159

1722 Madison Avenue
Council Bluffs, Iowa 51503-5277                    Owned(2)                   --             251         18,038

205 East Erie
Missouri Valley, Iowa 51555-1500                     Owned                    --              23         10,704

Total                                                                                    $14,231     $1,096,242
                                                                                         =======     ==========


_______________
(1) In February 21002, we purchased our corporate headquarters. The purchase price for the building was approximately $3.5 million. We currently occupy approximately 13.4% of the space with approximately 16.3% of the building being leased to other tenants.
(2) This office will be relocated to a new branch site as of June 2002. Notification of the move has been provided to the Office of Thrift Supervision.

Legal Proceedings

         Other than litigation relating to certain goodwill claims against the U.S. Government described below, we are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to the Company's financial condition or results of operations.

         In August 1995, we commenced litigation against the U. S. Government in the U.S. Court of Federal Claims, (the "Claims Court") claiming that the United States breached its contract with us and has unlawfully taken our property without just compensation or due process of law. As described below, our claims arose from changes to the rules for computing our regulatory capital that were required by the adoption of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").

         Pursuant to FIRREA, which became effective in August 1989, the Office of Thrift Supervision was created as the successor to the Federal Home Loan Bank Board to regulate federally insured savings institutions. At such time, we had $30.0 million of supervisory goodwill remaining from three supervisory mergers we completed in 1982. At the time of these mergers, the U.S. Government agreed we could include the supervisory goodwill as capital for purposes of meeting our supervisory capital requirements. The regulatory goodwill was to be amortized over a 25-year period. As a result of regulations adopted by the Office of Thrift Supervision implementing FIRREA, we had to immediately exclude all of our supervisory goodwill from the calculation of our tangible capital and had to phase the inclusion of this goodwill out of the calculation of our core and risk-based capital requirements over a five-year period. We believe that FIRREA and the adoption of the capital regulations by the Office of Thrift Supervision constituted a breach by the U.S. Government of its contractual commitment regarding the regulatory capital treatment of our supervisory goodwill. As a result, we commenced litigation against the U.S. Government, as discussed below, seeking damages for this breach of contract.

         Our case was initially stayed pending resolution on appeal of a series of cases (United States v. Winstar Corporation) (the "Winstar Cases"). In July
          ------------------------------------
1996, the U.S. Supreme Court ruled in the Winstar Cases that when the U.S. Congress changed the accounting for supervisory goodwill specified in FIRREA, it breached its contractual agreements with these institutions regarding the treatment of supervisory goodwill. The Claims Court issued a case management order in all cases similar to the Winstar Cases, including ours. Pursuant to the case management order, we filed a motion for partial summary judgment with respect to the U.S. Government's liability to us for breach of contract. The U.S. Government, in response, filed a motion for summary judgment, denying any liability to us. The Claims Court has not yet acted on either motion.

         Under the terms of the case management order, we and the U.S. Government commenced discovery in 2000. Discovery was recently completed, including the submission of expert witness testimony by both the U.S. Government and us. We are claiming damages under two alternative theories. First, we are claiming lost profits damages of $66.7 million due to, among other things, lost profits, lost franchise value and "wounded bank" damages. Alternatively, we have claimed damages of $28.5 million for the cost of replacement capital. The U.S. Government's experts have countered, stating that we have not suffered any damages and in fact benefitted from FIRREA since we reduced the number of our branch offices and took other steps which reduced our operating costs. At this time, no trial date has been scheduled and we do not believe the trial will commence for another one to two years.

         The U.S. Government's current litigation strategy is to argue that no damages have been suffered and therefore it will not settle any of the pending goodwill cases. As a consequence, claimants, including us, will be required to proceed to trial to pursue our damage claims. There can be no assurance as to the type or amount of damages, if any, that we may recover or the timing, if we are successful, for receipt by us of any damages from the U.S. Government.

Personnel

         As of December 31, 2001, we had 432 full-time employee positions and 50 part-time employee positions. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good. See "Management-Management of TierOne Bank- Benefit Plans" for a description of certain compensation and benefit programs offered to our employees.

                                   REGULATION

         Set forth below is a brief description of certain laws and regulations which are applicable to TierOne Corporation and TierOne Bank. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

General

         TierOne Bank, as a federally chartered savings institution, is subject to federal regulation and oversight by the Office of Thrift Supervision extending to all aspects of its operations. TierOne Bank also is subject to regulation and examination by the Federal Deposit Insurance Corporation, which insures the deposits of TierOne Bank to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally chartered savings institutions are required to file periodic reports with the Office of Thrift Supervision and are subject to periodic examinations by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The investment and lending authority of savings institutions is prescribed by federal laws and regulations, and such institutions are prohibited from engaging in any

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activities not permitted by such laws and regulations. Such regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting shareholders.

         The Office of Thrift Supervision regularly examines TierOne Bank and prepares reports for consideration by its Board of Directors on any deficiencies that it may find in the bank's operations. The Federal Deposit Insurance Corporation also has the authority to examine TierOne Bank in its role as the administrator of the Savings Association Insurance Fund. TierOne Bank's relationship with its depositors and borrowers also is regulated to a great extent by both federal and, to a lesser extent, state laws, especially in such matters as the ownership of savings accounts and the form and content of TierOne Bank's mortgage requirements. The Office of Thrift Supervision's enforcement authority over all savings institutions and their holding companies includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Any change in such laws or regulations, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision or Congress, could have a material adverse impact on us and TierOne Bank and our operations.

TierOne Corporation

         Upon completion of the conversion, TierOne Corporation, the proposed holding company which is a Wisconsin corporation, will be a registered savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended and will be subject to Office of Thrift Supervision examination and supervision as well as certain reporting requirements. In addition, because TierOne Bank's deposits are insured by the Savings Association Insurance Fund maintained by the Federal Deposit Insurance Corporation, TierOne Bank is, and will continue to be, subject to certain restrictions in dealing with us and with other persons affiliated with the bank.


         After the conversion, we will operate as a unitary savings and loan holding company. Generally the Home Owners' Loan Act prohibits a savings and loan holding company, such as us, directly or indirectly, from (1) acquiring control (as defined) of a savings institution (or holding company thereof) without prior Office of Thrift Supervision approval, (2) acquiring more than 5% of the voting shares of a savings institution (or holding company thereof) which is not a subsidiary, subject to certain exceptions, without prior Office of Thrift Supervision approval, or (3) acquiring through a merger, consolidation or purchase of assets of another savings institution (or holding company thereof) or acquiring all or substantially all of the assets of another savings institution (or holding company thereof) without prior Office of Thrift Supervision approval or (4) acquiring control of an uninsured institution. A savings and loan holding company may not acquire as a separate subsidiary a savings institution which has its principal offices outside of the state where the principal offices of its subsidiary institution is

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located, except (a) in the case of certain emergency acquisitions approved by the Federal Deposit Insurance Corporation, (b) if the holding company controlled (as defined) such savings institution as of March 5, 1987 or (c) when the laws of the state in which the savings institution to be acquired is located specifically authorize such an acquisition. No director or officer of a savings and loan holding company or person owning or controlling more than 25% of such holding company's voting shares may, except with the prior approval of the Office of Thrift Supervision, acquire control of any savings institution which is not a subsidiary of such holding company.

TierOne Bank

         Insurance of Accounts. The deposits of TierOne Bank are insured to the maximum extent permitted by the Savings Association Insurance Fund, which is administered by the Federal Deposit Insurance Corporation, and are backed by the full faith and credit of the U.S. Government. As insurer, the Federal Deposit Insurance Corporation is authorized to conduct examinations of, and to require reporting by, insured institutions. It also may prohibit any insured institution from engaging in any activity the Federal Deposit Insurance Corporation determines by regulation or order to pose a serious threat to the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action.

         Under current Federal Deposit Insurance Corporation regulations, Savings Association Insurance Fund-insured institutions are assigned to one of three capital groups which are based solely on the level of an institution's capital - "well capitalized," "adequately capitalized" and "undercapitalized" - which are defined in the same manner as the regulations establishing the prompt corrective action system discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates during the last six months of 2001 ranging from zero for well capitalized, healthy institutions, such as TierOne Bank, to 27 basis points for undercapitalized institutions with substantial supervisory concerns.

         In addition, all institutions with deposits insured by the Federal Deposit Insurance Corporation are required to pay assessments to fund interest payments on bonds issued by the Financing Corporation, a mixed-ownership government corporation established to recapitalize the predecessor to the Savings Association Insurance Fund. The assessment rate for the first quarter of 2002 is .0182% of insured deposits and is adjusted quarterly. These assessments will continue until the Financing Corporation bonds mature in 2019.

         The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including TierOne Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound

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condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Management is aware of no existing circumstances which would result in termination of TierOne Bank's deposit insurance.

         Regulatory Capital Requirements. The Office of Thrift Supervision capital requirements consist of a "tangible capital requirement," a "leverage capital requirement" and a "risk-based capital requirement." The Office of Thrift Supervision is authorized to impose capital requirements in excess of those standards on individual institutions on a case-by-case basis.

         Under the tangible capital requirement, a savings bank must maintain tangible capital in an amount equal to at least 1.5% of adjusted total assets. Tangible capital is defined as core capital less all intangible assets (including supervisory goodwill), plus a specified amount of purchased mortgage servicing rights.

         Under the leverage capital requirement adopted by the Office of Thrift Supervision, savings banks must maintain "core capital" in an amount equal to at least 3.0% of adjusted total assets. Core capital is defined as common shareholders' equity (including retained earnings), non-cumulative perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, plus purchased mortgage servicing rights valued at the lower of 90% of fair market value, 90% of original cost or the current amortized book value as determined under generally accepted accounting principles, and "qualifying supervisory goodwill," less non-qualifying intangible assets.

         Under the risk-based capital requirement, a savings bank must maintain total capital (which is defined as core capital plus supplementary capital) equal to at least 8.0% of risk-weighted assets. A savings bank must calculate its risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors, which range from 0% for cash and securities issued by the United States Government or its agencies to 100% for repossessed assets or loans more than 90 days past due. Qualifying one- to four-family residential real estate loans and qualifying multi-family residential real estate loans (not more than 90 days delinquent and having an 80% or lower loan-to-value ratio), which at December 31, 2001, represented 33.0% of the total loans receivable of TierOne Bank, are weighted at a 50% risk factor. Supplementary capital may include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and general allowances for loan losses. The allowance for loan losses includable in supplementary capital is limited to 1.25% of risk-weighted assets. The amount of supplementary capital that can be included is limited to 100% of core capital.

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         Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital, in addition to the adjustments required for calculating core capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and non-residential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. However, in calculating regulatory capital, institutions can add back unrealized losses and deduct unrealized gains net of taxes, on debt securities reported as a separate component of capital calculated according to generally accepted accounting principles.

         Office of Thrift Supervision regulations establish special capitalization requirements for savings banks that own service corporations and other subsidiaries, including subsidiary savings banks. According to these regulations, certain subsidiaries are consolidated for capital purposes and others are excluded from assets and capital. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks, engaged solely in mortgage-banking activities, or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to TierOne Bank's level of ownership, including the assets of includable subsidiaries in which TierOne Bank has a minority interest that is not consolidated for generally accepted accounting principles purposes. For excludable subsidiaries, the debt and equity investments in such subsidiaries are deducted from assets and capital. At December 31, 2001, TierOne Bank had $1.4 million of investments subject to a deduction from tangible capital.

         Under currently applicable Office of Thrift Supervision policy, savings institutions must value securities available for sale at amortized cost for regulatory capital purposes. This means that in computing regulatory capital, savings institutions should add back any unrealized losses and deduct any unrealized gains, net of income taxes, on debt securities reported as a separate component of capital calculated according to generally accepted accounting principles.

         At December 31, 2001, TierOne Bank exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 7.7%, 7.7% and 11.0%, respectively.

         The Office of Thrift Supervision and the Federal Deposit Insurance Corporation generally are authorized to take enforcement action against a savings bank that fails to meet its capital requirements, which action may include restrictions on operations and banking activities, the imposition of a capital directive, a cease-and-desist order, civil money penalties or harsher measures such as the appointment of a receiver or conservator or a forced merger into another institution. In addition, under current regulatory policy, a savings bank that fails to meet its capital requirements is prohibited from paying any dividends.

         Prompt Corrective Action. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the federal banking regulators are required to take prompt corrective action if an insured depository institution fails to satisfy certain minimum capital requirements, including a leverage limit, a risk-based capital requirement, and any other measure of capital

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deemed appropriate by the federal banking regulator for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying management fees to controlling persons if the institution would thereafter fail to satisfy the minimum levels for any of its capital requirements.

         Under the Federal Deposit Insurance Corporation Improvement Act, an institution is deemed to be (a) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a Tier 1 leverage capital ratio of 5.0% or more and is not subject to any order or final capital directive to meet and maintain a specific capital level for any capital measure, (b) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more and a Tier 1 leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized,"
(c) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0% or a Tier 1 leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (d) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a Tier 1 leverage capital ratio that is less than 3.0%, and (e) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Under specified circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the Federal Deposit Insurance Corporation may not reclassify a significantly undercapitalized institution as critically undercapitalized).

         An institution generally must file a written capital restoration plan which meets specified requirements with its appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. A federal banking agency must provide the institution with written notice of approval or disapproval within 60 days after receiving a capital restoration plan, subject to extensions by the agency. An institution which is required to submit a capital restoration plan must concurrently submit a performance guaranty by each company that controls the institution. In addition, undercapitalized institutions are subject to various regulatory restrictions, and the appropriate federal banking agency also may take any number of discretionary supervisory actions.

         At December 31, 2001, TierOne Bank was in the "well capitalized" category for purposes of the above regulations.

         Safety and Soundness Guidelines. The Office of Thrift Supervision and the other federal bank regulatory agencies have established guidelines for safety and soundness, addressing operational and managerial standards, as well as compensation matters for insured financial institutions. Institutions failing to meet these standards may be required to submit compliance plans to their appropriate federal regulators. The Office of Thrift Supervision and the other

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agencies have also established guidelines regarding asset quality and earnings standards for insured institutions. TierOne Bank believes that it is in compliance with these guidelines and standards.

         Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions. A savings institution must file an application for Office of Thrift Supervision approval of the capital distribution if any of the following occur or would occur as a result of the capital distribution (1) the total capital distributions for the applicable calendar year exceed the sum of the institution's net income for that year to date plus the institution's retained net income for the preceding two years, (2) the institution would not be at least adequately capitalized following the distribution, (3) the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition, or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a holding company (as well as certain other institutions) must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

         Branching by Federal Savings Institutions. Office of Thrift Supervision policy permits interstate branching to the full extent permitted by statute (which is essentially unlimited). Generally, federal law prohibits federal savings institutions from establishing, retaining or operating a branch outside the state in which the federal institution has its home office unless the institution meets the IRS' domestic building and loan test (generally, 60% of a thrift's assets must be housing-related) ("IRS Test"). The IRS Test requirement does not apply if: (a) the branch(es) result(s) from an emergency acquisition of a troubled savings institution (however, if the troubled savings institution is acquired by a bank holding company, does not have its home office in the state of the bank holding company bank subsidiary and does not qualify under the IRS Test, its branching is limited to the branching laws for state-chartered banks in the state where the savings institution is located); (b) the law of the state where the branch would be located would permit the branch to be established if the federal savings institution were chartered by the state in which its home office is located; or (c) the branch was operated lawfully as a branch under state law prior to the savings institution's reorganization to a federal charter.

         Furthermore, the Office of Thrift Supervision will evaluate a branching applicant's record of compliance with the Community Reinvestment Act of 1977. An unsatisfactory Community Reinvestment Act record may be the basis for denial of a branching application.

         Community Reinvestment Act and the Fair Lending Laws. Savings institutions have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of

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characteristics specified in those statutes. An institution's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the fair lending laws could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice.

         Qualified Thrift Lender Test. All savings institutions are required to meet a qualified thrift lender test to avoid certain restrictions on their operations. Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings institution can comply with the qualified thrift lender test by either qualifying as a domestic building and loan bank as defined in Section 7701(a)(19) of the Internal Revenue Code or by meeting the second prong of the qualified thrift lender test set forth in Section 10(m) of the Home Owner's Loan Act. A savings institution that does not meet the qualified thrift lender test must either convert to a bank charter or comply with the following restrictions on its operations: (a) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (b) the branching powers of the institution shall be restricted to those of a national bank; (c) the institution shall not be eligible to obtain any new advances from its Federal Home Loan Bank, other than special liquidity advances with the approval of the Office of Thrift Supervision; and (d) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the savings institution ceases to be a qualified thrift lender, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding Federal Home Loan Bank advances (subject to safety and soundness considerations).

         Currently, the portion of the qualified thrift lender test that is based on Section 10(m) of the Home Owners' Loan Act rather than the Internal Revenue Code requires that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); stock issued by the Federal Home Loan Bank and direct or indirect obligations of the Federal Deposit Insurance Corporation. Small business loans, credit card loans and student loans are also included without limitation as qualified investments. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of loans for personal, family and household purposes (other than credit card loans and educational loans); and stock issued by Fannie Mae or Freddie Mac. Portfolio assets consist of total assets minus the sum of (a) goodwill and other intangible assets, (b) property used by the savings institution to conduct its business, and (c) liquid assets up to 20% of the institution's total assets. At December 31, 2001, approximately 81.2% of the portfolio assets of TierOne Bank were qualified thrift investments.

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         Federal Home Loan Bank System. TierOne Bank is a member of the Federal
Home Loan Bank of Topeka, which is one of 12 regional Federal Home Loan Banks that administer the home financing credit function of savings institutions. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by its board of directors. At December 31, 2001, TierOne Bank had $296.7 million of Federal Home Loan Bank advances.

         As a member, TierOne Bank is required to purchase and maintain stock in the Federal Home Loan Bank of Topeka in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of the members' aggregate amount of outstanding advances. At December 31, 2001, TierOne Bank had $14.8 million in stock of the Federal Home Loan Bank of Topeka, which was in compliance with this requirement.

         The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future and could also result in the Federal Home Loan Banks imposing higher interest rates on advances to members. These contributions also could have an adverse effect on the value of Federal Home Loan Bank stock in the future.

         Federal Reserve System. Federal Reserve Board regulations require all depository institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. At December 31, 2001, TierOne Bank was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the Office of Thrift Supervision.

         Savings banks are authorized to borrow from a Federal Reserve Bank "discount window," but Federal Reserve Board regulations require savings banks to exhaust other reasonable alternative sources of funds, including Federal Home Loan Bank advances, before borrowing from a Federal Reserve Bank.

         Affiliate Restrictions. Section 11 of the Home Owners' Loan Act provides that transactions between an insured subsidiary of a holding company and an affiliate thereof will be subject to the restrictions that apply to transactions between banks that are members of the Federal Reserve System and their affiliates pursuant to Sections 23A and 23B of the Federal Reserve Act.

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         Generally, Section 23A and 23B and Office of Thrift Supervision
regulations issued in connection therewith limit the extent to which a savings institution or its subsidiaries may engage in certain "covered transactions" with affiliates to an amount equal to 10% of the institution's capital and surplus, in the case of covered transactions with any one affiliate, and to an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. Section 23B applies to "covered transactions" and certain other transactions and requires that all such transactions be on terms and under circumstances that are substantially the same, or at least as favorable to the savings institution or its subsidiary, as those prevailing at the time for comparable transactions with nonaffiliated companies. A "covered transaction" is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by an affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate. Section 23B transactions also apply to the provision of services and the sale of assets by a savings association to an affiliate.

         In addition, under Office of Thrift Supervision regulations, a savings institution may not make a loan or extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies; a savings institution may not purchase or invest in securities of an affiliate other than shares of a subsidiary; a savings institution and its subsidiaries may not purchase a low-quality asset from an affiliate; and covered transactions and certain other transactions between a savings institution or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices. With certain exceptions, each loan or extension of credit by a savings institution to an affiliate must be secured by collateral with a market value ranging from 100% to 130% (depending on the type of collateral) of the amount of the loan or extension of credit.

         The Office of Thrift Supervision regulation generally excludes all non-bank and non-savings institution subsidiaries of savings institutions from treatment as affiliates, except to the extent that the Office of Thrift Supervision or the Federal Reserve Board decides to treat such subsidiaries as affiliates. The regulation also requires savings institutions to make and retain records that reflect affiliate transactions in reasonable detail, and provides that certain classes of savings institutions may be required to give the Office of Thrift Supervision prior notice of affiliate transactions.

Federal Securities Law

         Our common stock is registered with the SEC under the Securities Exchange Act of 1934, as amended, and under Office of Thrift Supervision regulations, generally may not be deregistered for at least three years after the initial public offering. We are subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Securities Exchange Act of 1934, as amended.

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                                    TAXATION

Federal Taxation

         General. We are subject to federal income taxation in the same general manner as other corporations with some exceptions listed below. The following discussion of federal taxation is only intended to summarize certain pertinent federal income tax matters and is not a comprehensive description of the applicable tax rules. We were last audited by the Internal Revenue Service for tax year 1991 and by the Nebraska Department of Revenue for tax year 1993.

         Upon completion of our conversion, we will file a consolidated federal income tax return. Accordingly, it is anticipated that any cash distributions made by us would be treated as cash dividends, and not as a non-taxable return of capital to shareholders for federal and state tax purposes.

         Method of Accounting. For federal income tax purposes, we report income and expenses on the accrual method of accounting and file our federal income tax return on a calendar year basis.

         Bad Debt Reserves. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995. Prior to that time, we were permitted to establish a reserve for bad debts and to make additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at taxable income. As a result of the Small Business Protection Act of 1996, savings associations must use the specific charge-off method in computing their bad debt deduction beginning with their 1996 federal tax return. In addition, federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of our reserve subject to recapture as of December 31, 2001 was approximately $1.0 million.

         Taxable Distributions And Recapture. Prior to the Small Business Protection Act of 1996, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if we failed to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, to the extent that we make "non-dividend distributions" that are considered as made (i) from the reserve for losses on qualifying real property loans or (ii) from the supplemental reserve for losses on loans, then an amount based on the amount distributed will be included in our taxable income. Non-dividend distributions include distributions in excess of our current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of our current or accumulated earnings any profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from our bad debt

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reserve. As a result, any dividends that would reduce amounts appropriated to bad debt reserve and deducted for federal income tax purposes would create a tax liability for us.

         At December 31, 2001, our total federal pre-1988 reserve was approximately $7.7 million. The reserve reflects the cumulative effects of federal tax deductions for which no federal income tax provisions have been made.

         Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences. The alternative minimum tax is payable to the extent such alternative minimum tax income is in excess of an exemption amount. Net operating losses, of which we have none, can offset no more than 90% of alternative minimum tax income. However, net operating losses attributable to years ending in 2001 or 2002 or carried forward from an earlier year into 2001 or 2002 can offset 100% of alternative minimum tax liability. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. We have not been subject to the alternative minimum tax nor do we have any such amounts available as credits for carryover.

         Net Operating Loss Carryovers. We may carry back net operating losses to the two preceding taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning before August 6, 1997. For net operating losses in years beginning after August 5, 1997, such net operating losses can be carried back to the two preceding taxable years and forward to the succeeding 20 taxable years. At December 31, 2001, we had no net operating loss carry forwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. We may exclude from income 100% of dividends received from a member of the same affiliated group of corporations. The corporate dividends received deduction is 80% in the case of dividends received from corporations which a corporate recipient owns less than 80%, but at least 20% of the distribution corporation. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received.

State And Local Taxation

         Nebraska Taxation. Under Nebraska law, TierOne Bank presently pays a franchise tax in lieu of a corporate income tax. The franchise tax is the lesser of two amounts computed based on our average deposits and net financial income, respectively. Presently, the tax is $.47 per $1,000 of average deposits but not to exceed an amount determined by applying 3.81% to our net financial income. Net financial income is our income as reported to the Office of Thrift
         Supervision, including our subsidiaries, after ordinary and necessary expenses but before income taxes.

         In addition, TierOne Corporation will be required to file a Nebraska income tax return because we will be doing business in Nebraska. For Nebraska tax purposes, corporations are presently taxed at a rate equal to 7.81% of taxable income. For this purpose, "taxable income" generally means Federal taxable income, subject to certain adjustments (including addition of interest income on non-Nebraska municipal obligations and excluding interest income from qualified U.S. governmental obligations).

         Iowa and Kansas Taxation. For both Iowa and Kansas income tax purposes, we are taxed at a rate equal to 5.00% and 4.50%, respectively, of taxable income. For this purpose, "taxable income" generally means Federal taxable income, subject to certain adjustments (including addition of interest income on state and municipal obligations).

         Wisconsin Taxation. As a Wisconsin holding company, TierOne Corporation will be subject to a Wisconsin franchise tax based on its net income on a separate (rather than on a consolidated) basis. The only income TierOne Corporation expects to earn are dividends paid to it by its wholly-owned subsidiaries. Accordingly, and because such dividends are generally exempt from Wisconsin franchise tax, TierOne Corporation expects to pay little or no Wisconsin franchise tax. TierOne Corporation will also be required to file an annual report with and pay a nominal filing fee to the State of Wisconsin.

                                   MANAGEMENT

Management of TierOne Corporation

         The Board of Directors of TierOne Corporation is divided into three classes, each of which contains one-third of the Board. The directors shall be elected by the shareholders of TierOne Corporation for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Mr. Roschewski and Ms. Spence has a term of office expiring at the first annual meeting of shareholders, a second class consisting of Messrs. Laphen and McConnell has a term of office expiring at the second annual meeting of shareholders and a third class, consisting of Mr. Lundstrom and Ms. Pocras has a term of office expiring at the third annual meeting of shareholders. Their names and biographical information are set forth under "-Management of TierOne Bank."

         The following individuals are executive officers of TierOne Corporation and hold the offices set forth below opposite their names.

Executive                      Position Held with Company
---------                      --------------------------
Gilbert G. Lundstrom           Chairman of the Board and Chief Executive Officer
James A. Laphen                President and Chief Operating Officer
Eugene B. Witkowicz            Executive Vice President, Chief Financial Officer
                                 and Corporate Secretary
Judith A. Klinkman             Assistant Corporate Secretary

         The executive officers of TierOne Corporation are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the board of directors.

         Information concerning the principal occupations, employment and compensation of the directors and officers of TierOne Corporation during the past five years is set forth under

"-Management of the Bank" and "-Executive Officers Who Are Not Directors." Directors are not expected to receive additional compensation for serving as directors of TierOne Corporation. It is not anticipated that separate compensation will be paid to directors of TierOne Corporation until such time as such persons devote significant time to the separate management of TierOne Corporation's affairs, which is not expected to occur until TierOne Corporation becomes actively engaged in additional businesses other than holding the stock of TierOne Bank. TierOne Corporation may determine that such compensation is appropriate in the future.

Management of TierOne Bank

         The following table sets forth certain information regarding our directors, all of whom are also directors of TierOne Bank.

                                                                                         Director of        Year
                                           Position with TierOne Bank and Principal      TierOne Bank       Term
            Name               Age (1)      Occupation During the Past Five Years           Since (2)      Expires
------------------------   ------------  ---------------------------------------------   -------------   -----------
Gilbert G. Lundstrom            60       Chairman of the Board and Chief Executive           1994           2002
                                         Officer since October 2001. Previously,
                                         Chairman of the Board, President and Chief
                                         Executive Officer from September 1999.
                                         From 1996 to 1999, he served as director,
                                         President and Chief Executive Officer. He
                                         joined TierOne Bank in 1994. Currently, he
                                         is a director of the Federal Home Loan Bank
                                         of Topeka and serves on the boards of
                                         directors of several for-profit and
                                         not-for-profit corporations. Mr. Lundstrom
                                         was the managing partner of Woods & Aitken
                                         Law Firm, Lincoln, Nebraska, where he
                                         practiced law for 25 years. Woods & Aitken
                                         serves as general counsel to TierOne Bank.

LaVern F. Roschewski            71       Vice Chairman of the Board since 1999 and           1982           2003
                                         prior thereto, Chairman of the Board
                                         from 1996 to 1999. Previously, Chairman
                                         of the Board and Chief Executive Officer
                                         of TierOne Bank from 1994 to 1996.

James A. Laphen                 53       Director, President and Chief Operating             2001           2004
                                         Officer since October 2001. Previously, he
                                         served as Senior Executive Vice President
                                         and Chief Operating Officer since joining
                                         TierOne Bank in September 2000. Prior
                                         thereto he served as President and Chief
                                         Operating Officer of Commercial Federal
                                         Bank, Omaha, Nebraska. He was employed by
                                         Commercial Federal Bank for twelve years.

Campbell R. McConnell           73       Director. Retired since 1990; Mr. McConnell         1974           2004
                                         is a Professor Emeritus of the Economics
                                         Department of the University of
                                         Nebraska-Lincoln.

                                                                                         Director of        Year
                                           Position with TierOne Bank and Principal      TierOne Bank       Term
            Name               Age (1)      Occupation During the Past Five Years           Since (2)      Expires
------------------------   ------------  ---------------------------------------------   -------------   -----------

Ann Lindley Spence              67       Director. Retired; previously, President of         1989           2003
                                         Spence Title Services, Inc., a title
                                         insurance company located in Omaha,
                                         Nebraska.

Joyce Person Pocras             59       Director. Independent investor. Retired in          1994           2002
                                         1993 as the internal auditor of TierOne
                                         Bank.

---------------------
(1) As of March 31, 2002.

Executive Officers Who Are Not Directors

         Set forth below is the information with respect to the principal occupations during the last five years for the four executive officers of TierOne Bank who do not serve as directors.

            Name               Age (1)             Principal Occupation During the Past Five years
--------------------------------------------------------------------------------------------------------------------
Eugene B. Witkowicz             54       Executive Vice President, Corporate Secretary/Treasurer, Chief Financial
                                         Officer and Director of Finance of TierOne Bank. Previously, Executive
                                         Vice President, Treasurer and Chief Financial Officer since 1992; and
                                         prior thereto, Controller and Fiscal Department Manager. Mr. Witkowicz
                                         joined TierOne Bank in 1972.

Gale R. Furnas                  48       Executive Vice President and Director of Lending of TierOne Bank since
                                         1998. Previously, Senior Vice President/Loan Sales Manager and
                                         Assistant Director of Lending since 1996. Mr. Furnas joined TierOne
                                         Bank in 1976.

Roger R. Ludemann               53       Executive Vice President and Director of Retail Banking since 1997.
                                         Previously, Executive Vice President and Director of Consumer Services
                                         since September 1997; and prior thereto, Senior Vice President and
                                         Director of Consumer Services. Mr. Ludemann joined TierOne Bank in 1995.

Larry L. Pfeil                  58       Executive Vice President and Director of Administration of TierOne Bank
                                         since 2000.  Previously, Executive Vice President and Director of
                                         Financial Services of TierOne Bank since 1982.  Mr. Pfeil joined TierOne
                                         Bank in 1971.

-------------------
(1) As of March 31, 2002.

Director Compensation

         Our directors currently receive a fee of $2,500 for each regularly scheduled monthly and special Board meeting, regardless of attendance. In addition, Mr. Roschewski receives an additional $2,500 for each regularly scheduled monthly and special board meeting for service as the Vice Chairman of the Board. Members of the Audit Committee receive a fee of one-half the regular Board meeting fee. Directors also currently receive life, health and dental insurance benefits through TierOne Bank. Directors are not expected to receive additional fees for service as directors of TierOne Corporation.

         We maintain a deferred compensation program for our directors. Under the deferred compensation program, each director may defer, until retirement, any portion of his or her annual remuneration for serving as a director. Each director has the right, under the program, to direct the investment of his or her deferred fees. A director may change his or her investment direction quarterly. Payments commence under the program upon the earlier of death, termination from service, disability, or a change in control of TierOne Bank. Each director may elect, at the time he or she makes the deferral election, to receive benefits in the form of a single lump sum payment, a life annuity, a joint and survivor annuity, or monthly installments (over a period from

2 to 240 months). In addition, any retiring director with 10 or more years of service who agrees to provide consulting or advisory services to the board of directors will be entitled to receive an annual benefit equal to the average of the annual monthly board fees and yearly retainer, if any, paid to such retiring director for the last three years of service prior to his or her retirement reduced by twenty percent for each subsequent year in which the director provides consulting or advisory services to our board of directors. An additional benefit in the same amount as paid to retired directors participating in the plan will be paid to any participant in the plan who served as chairman of the board for at least three years. No persons are currently receiving any benefits under this plan.

Executive Compensation

         The following table sets forth a summary of certain information concerning the compensation paid by TierOne Bank (including amounts deferred to future periods by the officers) for services rendered in all capacities during the fiscal years ended December 31, 2001, to the Chairman of the Board and Chief Executive Officer and the next four highest paid officers of TierOne Bank whose salary plus bonus exceeded $100,000.

===================================================================================================================

                                                                   Annual Compensation(1)
-------------------------------------------------------------------------------------------------------------------
                      Name and                         Fiscal                                      All Other
                  Principal Position                    Year          Salary(2)      Bonus(3)    Compensation(4)
-------------------------------------------------------------------------------------------------------------------
Gilbert G. Lundstrom, Chairman of the Board             2001         $506,050        $330,659       $20,077
  and Chief Executive Officer
-------------------------------------------------------------------------------------------------------------------
James A. Laphen, President and                          2001         $275,000        $134,400       $ 8,160
  Chief Operating Officer
-------------------------------------------------------------------------------------------------------------------
Eugene B. Witkowicz, Executive Vice President,          2001         $142,585        $ 59,220       $ 7,132
  Chief Financial Officer, Corporate
Secretary/Treasurer and Director of Finance
-------------------------------------------------------------------------------------------------------------------
Gale R. Furnas, Executive Vice President and            2001         $143,554        $ 59,850       $ 7,179
  Director of Lending
-------------------------------------------------------------------------------------------------------------------
Larry L. Pfeil, Executive Vice President and            2001         $136,870        $ 41,142       $ 6,858
  Director of Administration
===================================================================================================================

-------------------
(1) We provide various miscellaneous benefits to the named executive officers. The costs of providing such benefits to the named executive officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of such individuals.
(2) Includes with respect to Messrs. Lundstrom and Laphen director's fees totaling $35,000 each.
(3) Represents bonuses earned in 2001 under the Management Incentive Compensation Plan which were paid in 2002.
(4) Under TierOne Bank's 401(k) profit sharing plan for fiscal 2001, $8,160, $8,160, $7,132, $7,179 and $6,858 was allocated to the accounts of Messrs. Lundstrom, Laphen, Witkowicz, Furnas and Pfiel, respectively. In addition, includes with respect to Mr. Lundstrom, the present value of the premiums paid for split dollar life insurance purchased by TierOne Bank. Under the terms of the policies, Mr. Lundstrom is entitled to receive the difference between the cash surrender value of the policy and the aggregate amount of premiums paid by TierOne Bank.

Employment Agreements

     TierOne Bank entered into an employment agreement with Mr. Lundstrom effective January 1, 1994, as amended, which provides for a three-year term which is extended on an annual basis, unless either the board or Mr. Lundstrom gives written notice of non-renewal. The term of Mr. Lundstrom's contract will expire in December 2004 unless extended. Mr. Lundstrom's employment agreement provides for an annual base salary review by the board of directors. Mr. Lundstrom's base salary for 2002 is $491,521. In addition to the base salary, Mr. Lundstrom's employment agreement provides for, among other things, participation in retirement and executive benefit plans, and other fringe benefits applicable to executive personnel. Our board of directors may terminate Mr. Lundstrom's employment agreement at any time, but any termination, other than termination for "cause" (as defined in the agreement) will not prejudice Mr. Lundstrom's right to compensation or other benefits under his agreement. In the event of termination for cause, Mr. Lundstrom has no right to receive compensation or other benefits, for any period after termination for cause with the exception of vested benefits under TierOne Bank's benefit plans or policies and incentive plans for the benefit of the executive. In the event TierOne Bank chooses to terminate Mr. Lundstrom's employment for reasons other than for cause, or in the event Mr. Lundstrom resigns for "good reason" (as defined in the agreement), Mr. Lundstrom or, in the event of his death, his beneficiary, would be entitled to receive (i) an amount equal to the remaining base salary payments and bonus due under the agreement in addition to all life, health and disability benefits provided under the agreement for the remaining term of employment; (ii) a lump sum cash payment equal to Mr. Lundstrom's "base amount" of compensation, as defined under Section 280G(b)(3) of the Internal Revenue Code, times the number of years or fractional portion thereof remaining in the term of the agreement as of the termination date; and (iii) ownership of any split dollar life insurance policy in Mr. Lundstrom's name; provided that such payments and benefits do not constitute a parachute payment under Section 280G of the Internal Revenue Code.

     TierOne Bank entered into an employment agreement with Mr. Laphen effective September 25, 2000. The employment agreement provides for a three year term which is extended on an annual basis, unless either the Board or Mr. Laphen gives written notice of termination. The term of Mr. Laphen's contract will expire in September 2004 unless extended. Mr. Laphen's employment agreement provides for an annual base salary review by the Board of Directors. Mr. Laphen's base salary for 2002 is $300,000. In addition to the base salary, Mr. Laphen's employment agreement provides for, among other things, participation in retirement and executive benefit plans, and other fringe benefits applicable to executive personnel. TierOne Bank's board of directors or Mr. Laphen may terminate Mr. Laphen's employment agreement at any time, upon the occurrence of an "event of termination" (as defined in the agreement). In the event of termination for cause, Mr. Laphen has no right to receive compensation or other benefits for any period after termination for cause. In the event of termination due to death or disability, Mr. Laphen, or his beneficiary or estate, would be entitled to receive a payment equal to twelve months "base salary" (as defined). In the event Mr. Laphen's employment is terminated for reasons other than for cause, death, disability or retirement, Mr. Laphen or, in the event of his subsequent death, his beneficiary or estate, would be entitled to receive an amount equal to thirty-six months "base salary" (as defined); provided that the payments do not exceed three times his average annual compensation for the preceding five years he was employed by TierOne Bank or such lesser period in the event he was employed less than five years at the time of termination.

     In connection with the conversion, TierOne Corporation also intends to enter into employment agreements with Messrs. Lundstrom and Laphen. Mr. Lundstrom's employment agreement will have a term of three years, beginning on the date the conversion is completed. The term will be extended daily thereafter unless either we or Mr. Lundstrom give notice that the daily extensions will cease. Extension of the term also will cease automatically if Mr. Lundstrom's employment is terminated for any reason. Mr. Lundstrom's employment agreement will provide that he will serve as the Chairman of the Board and Chief Executive Officer of TierOne Corporation during the term of his employment agreement. As Chairman of the Board and Chief Executive Officer, he will have the authority and responsibilities prescribed by our bylaws and that are customary for such positions.

     Under the terms of the employment agreement, Mr. Lundstrom will receive an annual salary of $491,521. Mr. Lundstrom will also be entitled to participate in our benefit plans and programs and receive an automobile allowance. However, under the terms of the employment agreement with TierOne Corporation, to the extent that any of the payments and benefits provided by the agreement are paid to or received by Mr. Lundstrom under his employment agreement with TierOne Bank, such payments and benefits provided by TierOne Bank will be subtracted from any amounts due him under similar provisions of the employment agreement with TierOne Corporation.

     In the event that, during the term of his employment agreement, Mr. Lundstrom's employment is terminated by us without cause or for other than death or disability, or if Mr. Lundstrom resigns for any of the reasons specified below, he will be entitled to receive as liquidated damages continued group life, health and disability benefits and a cash lump sum payment to compensate him for the loss of salary (on a present value basis), cash bonus and incentive compensation and qualified and non-qualified retirement plan benefits (on a present value basis) for the period of the remaining term of his employment agreement, but not more than three years. To the extent that Mr. Lundstrom earns salary, cash bonus or incentive compensation, fees or comparable fringe benefits from another employer during this period, the liquidated damages for loss of this type of compensation will be subject to repayment by Mr. Lundstrom. In addition, if Mr. Lundstrom surrenders his then outstanding options and shares of restricted stock within 30 days of the termination of his employment, we will pay him the value of his outstanding options and his shares of restricted stock.

     The reasons specified in Mr. Lundstrom's employment agreement that would justify his resigning and receiving the liquidated damages described above are a material breach of the agreement by us (including a reduction in his salary or a material reduction in his fringe benefits), a failure to elect him to the positions in which he has a right to serve under his employment agreement, a failure to vest in him the authority and responsibilities associated with those positions, a failure to nominate or elect him as a director of TierOne Corporation or TierOne

Bank, a change in his principal place of employment to a location more than 25 miles from our corporate headquarters in Lincoln, Nebraska, or the liquidation, dissolution, bankruptcy or insolvency of TierOne Corporation or TierOne Bank, a termination by him of his employment with TierOne Bank for good reason or a termination of his employment by TierOne Bank for other than cause, regulatory action, death or diability.

     If a change in control of us occurs prior to the end of the term of his employment agreement, Mr. Lundstrom will be entitled to receive, in addition to any liquidated damages if his employment is terminated, a lump sum payment equal to the greater of (1) the salary and cash bonus or incentive compensation he would have received if his employment had continued until the expiration of the term of his employment agreement or (2) three times his average annual gross income from us or our subsidiaries during the past five full calendar years before the change in control. In the event that due to a change in control, any amount paid or payable to Mr. Lundstrom is subject to the 20% excise tax under
Section 4999 of the Internal Revenue Code, then he will be entitled to an additional payment such that on an after-tax basis, he is indemnified for the excise tax.

     Mr. Lundstrom's employment agreement contains a covenant not to compete, under which he agrees that if his employment terminates before the expiration of the term of his employment agreement, he will not compete with us in any county in which we maintain an office until the expiration of the earlier of two years from the date on which his employment terminates or the date on which the term of his employment agreement would otherwise expire. In addition, for two years after his employment terminates, he agrees to not solicit our customers or solicit our employees to accept other employment in the counties where we maintain offices.

     TierOne Corporation also intends upon completion of the conversion to enter into a three year employment agreement with Mr. Laphen as President and Chief Operating Officer at an initial salary of $300,000. The provisions of Mr. Laphen's contract, including the non-duplication provisions, will be substantially identical to Mr. Lundstrom's except that in the event of a change of control of us which occurs prior to the expiration of the term of his employment agreement, he will be entitled to receive the greater of the amount of liquidated damages provided by the employment agreement or the amount due as a result of a change in control. Mr. Laphen will not receive both liquidated damages and change in control benefits.

     In the event of a change in control of TierOne Corporation, as defined, the total payment that would be due under the employment agreements of Messrs. Lundstrom and Laphen, based solely on the current annual compensation paid to such officers, assuming that they do not meet the requirements to receive liquidated damages, and excluding any tax indemnification payments or benefits under any employee benefit plan which may be payable, would be approximately $3.8 million. Such payments, as well as those under the change in control agreements and the employee severance plan, may tend to discourage takeover attempts by increasing the costs to be incurred in the event of a takeover.

Change in Control Agreements

     Upon our conversion, we intend to enter into three-year change in control agreements (the "CIC Agreements") with Messrs. Furnas, Ludemann, Pfeil and Witkowicz and two-year CIC Agreements with Messrs. James R. McLaughlin, Edward
J. Swotek and Delmar E. Williams and Mesdames Paula J. Luther and Patricia A. Young, none of whom will be covered by an employment agreement. The terms of the CIC Agreements will be renewed on an annual basis unless written notice of non-renewal is given by our board of directors. The CIC Agreements will provide that in the event of a change in control of us, as defined, the officer, upon his voluntary (for good reason as defined in the CIC Agreement) or involuntary termination, would be entitled to receive a severance payment equal to either three times or two times (depending on whether the officer has a three year or a two year CIC Agreement) the officer's highest level of aggregate base salary and cash incentive compensation paid to him during the calendar year in which the termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the termination occurs. We will also maintain and provide, at no cost to the officer, for his or her continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans and arrangements (excluding the employee stock ownership plan and any other stock benefit plans as well as any cash incentive compensation) for the period ending the earlier of the expiration of the remaining term of the CIC Agreement or the date of the officer's full-time employment with another party pursuant to which he or she receives substantially similar benefits.

     In the event payments and benefits under the CIC Agreements, together with other payments and benefits the officers may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, such payments would be reduced to an amount necessary to avoid such payments constituting parachute payment. In the event of a change in control of us, as defined, the total payments that would be due under the CIC Agreements, based solely on the current annual compensation paid to the officers covered by the CIC Agreements and excluding any benefits under any employee benefit plan which may be payable, would be approximately $3.4 million, subject to reduction to the extent necessary to avoid such payments being deemed parachute payments.

Employee Severance Plan

     Upon consummation of our conversion, we intend to establish the TierOne Bank Employee Severance Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control, as defined, of TierOne Bank or TierOne Corporation. Management personnel with employment agreements or CIC Agreements will not be eligible to participate in the Severance Plan. Generally, employees will be eligible to participate in the Severance Plan if they have completed at least 12 continuous months of service with TierOne Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control, as defined, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. If the participant whose employment has terminated has completed at least one year of service, the participant will be entitled to a cash severance payment equal to one twelfth (1/12th) of the employee's annual compensation for each year of service with us up to a maximum of 100% of annual compensation. The definition of annual compensation is the aggregate base salary and cash incentive compensation earned by or paid to the employee during the calendar year immediately preceding the calendar year in which the date of termination occurs. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $1.4 million assuming the employment of all employees with the title of Vice President or higher is terminated and that lower level employees are retained.

Benefit Plans

     Retirement Plan. We maintain the TierOne Retirement Plan, a defined benefit plan intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code. Employees, other than employees paid solely on a retainer or fee basis, become eligible to participate in the retirement plan upon the attainment of age 21 and the completion of one year of eligibility service. Following the conversion, we intend to freeze the future accrual of benefits under the retirement plan or may terminate the plan in connection with the adoption or amendment of other qualified employee benefit plans. For purposes of the retirement plan, an employee earns one year of eligibility service when he completes 1,000 hours of service within a one-year eligibility computation period. An employee's first eligibility computation period is the one-year period beginning on the employee's date of hire. Subsequent eligibility computation periods begin on January 1 and end on December 31.

     The retirement plan provides for a monthly benefit upon a participant's retirement at the age of 65, or if later, the fifth anniversary of the participant's initial participation in the retirement plan (i.e., the participant's "normal retirement date"). A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 60 and completes ten years of vesting service. Benefits received prior to a participant's normal retirement date are reduced by certain factors set forth in the retirement plan. Participants become fully vested in their benefits under the retirement plan upon the completion of five years of vesting service as well as upon the attainment of normal retirement age (age 65).

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the period ended December 31, 2001.

                                     Years of Benefit Service
     ----------------------------------------------------------------------------------------
     Final Average
       Earnings           15             20             25             30             35
     -------------  -------------  -------------  -------------  -------------  -------------
       $ 50,000        $ 7,500        $10,000        $13,000        $18,000        $23,000
         75,000         11,250         15,000         19,500         27,000         34,500
        100,000         15,000         20,000         26,000         36,000         46,000
        125,000         18,750         25,000         32,500         45,000         57,500
        150,000         22,500         30,000         39,000         54,000         69,000
        175,000         25,500         34,000         44,200         61,200         78,200
        200,000(1)      25,500         34,000         44,200         61,200         78,200

----------------
(1) The maximum amount of annual compensation which the retirement plan can consider in computing benefits is $200,000 for plan years beginning on or after January 1, 2002 pursuant to Section 401(a)(17) of the Internal Revenue Code.

     The approximate full years of credited service, as of December 31, 2001, for the named executive officers are as follows:

               Name                                 Years of Service
               ----------------------------------  ------------------
               Gilbert G. Lundstrom                        7
               James A. Laphen                             0
               Eugene B. Witkowicz                        26
               Gale R. Furnas                             21
               Larry L. Pfeil                             27

     Savings Plan. We maintain the TierOne Savings Plan, a tax-qualified plan under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees, other than employees paid solely on a retainer or fee basis, become eligible to participate in the 401(k) Plan upon the completion of six months of entry service. For purposes of the 401(k) Plan, an employee earns six months of entry service when he completes six months of service from his date of hire. An employee's first service period is the one-year period beginning on the employee's date of hire. Subsequent service periods begin on January 1 and end on December 31.

     Under the 401(k) Plan, participants may elect to have TierOne Bank contribute up to 25% of their compensation to the 401(k) Plan, subject to certain limitations imposed by the Internal Revenue Code. We currently make matching contributions to the 401(k) Plan equal to 80% of the first 6% of compensation deferred by a participant. Compensation for purposes of the 401(k) Plan excludes bonuses and other special compensation in excess of $6,000. The board periodically reviews the level of matching contributions under the 401(k) Plan and has the discretion to change the amount of the match from time to time.

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     Currently, participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds. In connection with the conversion, we have amended the 401(k) Plan to permit plan participants to invest their account balances in common stock through an Employer Stock Fund. However, no participant may purchase more than $500,000 in aggregate value of the common stock in the conversion (subject to the overall purchase limitations) through 401(k) Plan subscription rights. A participant's ability to direct all or some of his vested account to purchase common stock in the offerings will be dependent upon such individual being an eligible account holder, supplemental eligible account Holder or other member. A participant may direct voting of shares of common stock held in his or her 401(k) Plan account.

     Participants are always 100% vested in their elective deferrals and related earnings under the 401(k) Plan. Participants become fully vested in matching contributions and related earnings upon the completion of three years of vesting service. Participants also become 100% vested in matching contributions and related earnings upon the earlier of attainment of normal retirement age (age
65), death, disability, or the satisfaction of the requirements for early retirement (separation from service on or after the attainment of age 55).

     Participants may receive distributions from the 401(k) Plan in the form of a lump sum payment or monthly installments, or annuity payments over a term not less than 60 months but not in excess of the life expectancy of the Participant and Beneficiary.

     Management Incentive Compensation Plan. We maintain the TierOne Bank Management Incentive Compensation Plan. The Management Incentive Compensation Plan is designed to give officers and key employees an incentive for effectively operating TierOne Bank and to further its earning power by providing cash payments, equal to a certain percentage of their base salaries, based on individual and organization performance. Targets are established by reference to a peer group set forth in the plan. Eligibility in the Management Incentive Compensation Plan is limited to individuals that the board of directors believes have a significant opportunity to improve our profits and growth. Individuals participating in this plan cannot participate in any other annual incentive plan of TierOne Bank.

     Supplemental Executive Retirement Plans. We currently maintain a supplemental executive retirement plan for Mr. Lundstrom. Under the plan, in consideration for remaining in our employ until his retirement (upon or after attaining age 65), Mr. Lundstrom will receive a supplemental benefit for a period of 15 years. Mr. Lundstrom's annual supplemental benefit will equal his average annual compensation (excluding bonuses and incentive compensation) during the three years of employment affording the highest average compensation, reduced by amounts paid under the retirement plan or any disability benefits paid by us, multiplied by 50%. If Mr. Lundstrom dies after he retires but before the supplemental benefits are paid for 15 years, the remaining supplemental benefits will be paid to his beneficiary. In the event, he dies before retirement, he will be covered by a split dollar life insurance agreement funded by us.

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     In the event of disability, we may pay an annual supplemental benefit for up to ten years or until (i) the discontinuance of such disability and employment is fully restored, (ii) Mr. Lundstrom becomes eligible for benefits provided at retirement under the plan, which benefits shall be exclusive of and in addition to any disability payments, or (iii) death.

     The supplemental executive retirement plan is an "unfunded" plan and represents only a promise on the part of us to pay the benefits provided for in accordance with its terms.

     We intend to implement two additional supplemental executive retirement plans to provide for supplemental benefits to certain employees (initially Messrs. Lundstrom and Laphen) whose benefits under the employee stock ownership plan and the 401(k) Plan are reduced by limitations imposed by the Internal Revenue Code. The supplemental benefits will equal the amount of the additional benefits the participants would receive if there were no income limitations imposed by the Internal Revenue Code. From time to time, our board of directors will designate which employees may participate in these additional supplemental executive retirement plans. We may establish a grantor trust in connection with the plan to satisfy our obligations under the plans. The assets of the grantor trust would be subject to the claims of our general creditors in the event of our insolvency. The grantor trust would be permitted to invest in a wide-variety of investments, including TierOne Corporation common stock.

     Deferred Compensation Programs. We currently maintain deferred compensation arrangements with approximately 19 individuals, including some former employees who currently receive benefits pursuant to such arrangements. The deferred compensation arrangements were established to reward employees for their valuable services to us. Among the individuals with whom we maintain deferred compensation arrangements are Messrs. Witkowicz, Pfeil and Roschewski.

     The arrangements generally provide that the employees will receive a monthly benefit, beginning at their retirement, for a fixed number of years. If an employee leaves our employ prior to his retirement, he forfeits any benefit he may have otherwise had under the terms of the arrangement. The majority of arrangements provide a monthly benefit of approximately of $100 to $600 for 120 months.

     The deferred compensation arrangements are unfunded and represent only promises on our part to pay amounts in the future. As of December 31, 2001, the approximate present value of the benefits payable pursuant to the 19 deferred compensation arrangements is $460,000.

New Stock Benefit Plans

     Employee Stock Ownership Plan. We have established an employee stock ownership plan for our employees to become effective upon the conversion. Our employees, other than those paid solely on a retainer or fee basis, who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in our employee stock ownership plan.

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


     As part of the conversion, in order to fund the purchase of up to 8% of the common stock sold in the offering, including the shares to be contributed to the TierOne Charitable Foundation (1,269,600 shares or 1,460,040 shares based on the maximum and 15% above the maximum of the offering range, respectively), we anticipate that our employee stock ownership plan will borrow funds from us. It is anticipated that such loan will equal 100% of the aggregate purchase price of the common stock acquired by our employee stock ownership plan. The loan to our employee stock ownership plan will be repaid principally from our contributions to our employee stock ownership plan over a period of 12 years, and the collateral for the loan will be the common stock purchased by our employee stock ownership plan. The interest rate for our employee stock ownership plan loan is expected to be ________%. We may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders, upon the original issuance of additional shares by us or upon the sale of treasury shares by us. Such purchases, if made, would be funded through additional borrowings by our employee stock ownership plan or additional contributions from us. The timing, amount and manner of future contributions to our employee stock ownership plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

     Shares purchased by our employee stock ownership plan with the loan proceeds will be held in a suspense account and released to participants on a pro rata basis as debt service payments are made. Shares released from our employee stock ownership plan will be allocated to each eligible participant's employee stock ownership plan account based on the ratio of each such participant's base compensation to the total base compensation of all eligible employee stock ownership plan participants. Forfeitures may be used for several purposes such as the payments of expenses or be reallocated among remaining participating employees Upon the completion of five years of service, the account balances of participants within our employee stock ownership plan will become 100% vested. Credit is given for years of service with TierOne Bank prior to adoption of our employee stock ownership plan. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Participants will also become fully vested in their account balances upon death, disability or retirement. Benefits may be payable upon retirement or separation from service.

     Messrs. Lundstrom, Laphen and Witkowicz and Ms. Luther will serve as trustees of our employee stock ownership plan. Under our employee stock ownership plan, the trustees must generally vote all allocated shares held in our employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, in each case subject to the requirements of applicable law and the fiduciary duties of the trustees.

     Generally accepted accounting principles require that any third party borrowing by our employee stock ownership plan be reflected as a liability on our statement of financial condition. Since our employee stock ownership plan is borrowing from us, the loan will not be treated as a

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


liability but rather will be excluded from shareholders' equity. If our employee stock ownership plan purchases newly issued shares from us, total shareholders' equity would neither increase nor decrease, but per share shareholders' equity and per share net earnings would decrease as the newly issued shares are allocated to our employee stock ownership plan participants.

     Our employee stock ownership plan will be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the IRS and the Department of Labor.

     Stock Option Plan. Following consummation of the conversion, we intend to adopt a stock option plan, which will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in us as an incentive to contribute to our success and reward key employees for outstanding performance. The stock option plan will provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code and non-incentive or compensatory stock options. Options may be granted to our directors and key employees. The stock option plan will be administered and interpreted by a committee of the board of directors. Unless sooner terminated, the stock option plan shall continue in effect for a period of 10 years from the date the stock option plan is adopted by the board of directors.

     Under the stock option plan, the committee will determine which directors, officers and key employees will be granted options, whether options will be incentive or compensatory options, the number of shares subject to each option, the exercise price of each option, whether options may be exercised by delivering other shares of common stock and when such options become exercisable. The per share exercise price of an incentive stock option must at least equal the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 10% shareholders).

     At a meeting of our shareholders after the conversion, which under applicable Office of Thrift Supervision policies may be held no earlier than six months after the completion of the conversion, we intend to present the stock option plan to shareholders for approval and to reserve an amount equal to 10% of the shares of common stock sold in the conversion, including shares contributed to the TierOne Charitable Foundation (1,587,000 shares or 1,825,050 shares based on the maximum and 15% above the maximum of the offering range, respectively), for issuance under the stock option plan. Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion, no individual officer or employee may receive more than 25% of the options granted under the stock option plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the stock option plan. Office of Thrift Supervision regulations also provide that the exercise price of any options granted under any such plan must be at least equal to the fair market value of the common stock as of the date of grant. Further, options under such plan generally are required to vest over a five year period at 20% per year. Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10

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


years after its date of grant or for periods of up to five years following the death, disability or other termination of the optionee's employment or service as a director. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in the loss of incentive stock option treatment.

     At the time an option is granted pursuant to the stock option plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of common stock. The shares reserved for issuance under the stock option plan may be authorized but previously unissued shares, treasury shares, or shares purchased by us on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the stock option plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding. If we declare a special cash dividend or return of capital after we implement the stock option plan in an amount per share which exceeds 10% of the fair market value of a share of common stock as of the date of declaration, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration shall, subject to certain limitations, be proportionately adjusted to give effect to the special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital.

     Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. A holder of incentive stock options who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to us at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and we will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and we will be entitled to a deduction for federal income tax purposes in the same amount.

     Recognition and Retention Plan. After the conversion, we intend to adopt a recognition plan for our directors, officers and employees. The objective of the recognition plan will be to enable us to provide directors, officers and employees with a proprietary interest in us as an incentive to contribute to our success. We intend to present the recognition plan to our shareholders for their approval at a meeting of shareholders which, pursuant to applicable Office of Thrift Supervision regulations, may be held no earlier than six months after the conversion. Currently, Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion, shares granted under the plan generally are required to vest over a five year period at 20% per year.

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


     The recognition and retention plan will be administered by a committee of our board of directors, which will have the responsibility to invest all funds contributed to the trust created for the recognition plan. We will contribute sufficient funds to the trust so that it can purchase, following the receipt of shareholder approval, a number of shares equal to an aggregate of 4% of the common stock sold in the conversion, including shares contributed to the TierOne Charitable Foundation (634,800 shares or 730,020 shares based on the maximum and 15% above the maximum of the offering range, respectively). Shares of common stock granted pursuant to the recognition plan generally will be in the form of restricted stock vesting at a rate to be determined by our board of directors or a board committee. For accounting purposes, compensation expense in the amount of the fair market value of the common stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares are payable. A recipient will be entitled to all voting and other shareholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the trust. Under the terms of the recognition and retention plan, recipients of awards will be entitled to instruct the trustees of the recognition and retention plan as to how the underlying shares should be voted, and the trustees will be entitled to vote all unallocated shares in their discretion. If a recipient's employment is terminated as a result of death or disability, all restrictions will expire and all allocated shares will become unrestricted. We can terminate the recognition and retention plan at any time, and if we do so, any shares not allocated will revert to us. Recipients of grants under the recognition and retention plan will not be required to make any payment at the time of grant or when the underlying shares of common stock become vested, other than payment of withholding taxes.

Indebtedness of Management and Related Party Transactions

     In accordance with applicable federal laws and regulations, TierOne Bank offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

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


                          PROPOSED MANAGEMENT PURCHASES

     The following table sets forth, for each of our directors and executive offers (and their associates) and for all of our directors and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through Individual Retirement Accounts.

                                           Number of
                 Name                        Shares       Amount ($)      Percent (1)
--------------------------------------  --------------  --------------  ---------------
Directors:                                                                       %
      James A. Laphen                        50,000       $  500,000          .38
      Gilbert G. Lundstrom                   50,000          500,000          .38
      Campbell McConnell                     40,000          400,000          .30
      Joyce Person Pocras                    25,000          250,000          .19
      LaVern F. Roschewski                   30,000          300,000          .23
      Ann Lindley Spence                     25,000          250,000          .19

Other Executive Officers:
      Gale R. Furnas                         32,500          325,000          .24
      Roger R. Ludemann                      40,000          400,000          .30
      Larry L. Pfeil                         50,000          500,000          .38
      Eugene B. Witkowicz                    35,000          350,000          .26

All Directors and Executive Officers
      as a Group (10 persons)               377,500       $3,775,000         2.84%

------------------------
(1)  Based on the midpoint of the offering range.

                                 THE CONVERSION

     The boards of directors of TierOne Corporation and TierOne Bank have approved the plan of conversion, as has the Office of Thrift Supervision, subject to approval by the members of TierOne Bank entitled to vote on the matter and the satisfaction of certain other conditions. Office of Thrift Supervision approval, however, does not constitute a recommendation or endorsement of the plan of conversion by the Office of Thrift Supervision.

General

     We originally adopted a plan to convert to stock form in October 1997 and received approval of our application for conversion from the Office of Thrift Supervision in February 1998. Shortly thereafter, we became aware that we might not be able to accurately identify all of our members who were entitled to receive subscription rights under the terms of the conversion

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


plan and applicable regulations of the Office of Thrift Supervision. Specifically, we and the Office of Thrift Supervision were concerned that certain depositors at First Federal Lincoln Bank - Iowa ("Bank - Iowa"), which we held as a separate wholly owned subsidiary at the time, may have had a valid basis to claim that they too should receive priority subscription rights. As a result of such concerns and upon the request of the Office of Thrift Supervision, we announced in April 1998 that we had suspended our conversion. We also engaged an independent counsel to assist in our review of the various issues and to make recommendations as to how best to proceed to resolve the issues. Upon completion of such review, independent counsel, among other things, recommended that Bank - Iowa be merged into TierOne Bank, which was then known as First Federal Lincoln Bank. We agreed with this recommendation and consulted with the Office of Thrift Supervision which concurred with independent counsel's recommendation and our request to proceed with a merger of the banks. Subsequently, we approved a plan to merge Bank - Iowa with and into TierOne Bank, filed an application to merge with the Office of Thrift Supervision and received Office of Thrift Supervision approval of the merger in December 1998. Pursuant to the merger, all depositors of Bank - Iowa became members of TierOne Bank as of December 18, 1998, the merger effective date.

     In view of the foregoing, we determined that it was appropriate to terminate the original conversion plan and to adopt a new plan in order to address both our concerns as well as those of the Office of Thrift Supervision. Our plan of conversion takes into consideration the merger of the banks, the recommendations of the independent counsel and the concerns of ourselves and the Office of Thrift Supervision. Among other things, an eligibility record date has been established in order to ensure that each Bank - Iowa depositor who maintained an account with TierOne Bank subsequent to the merger and through the eligibility record date would receive a subscription right as an eligible account holder. We believe we are providing for fair and equitable treatment of members and avoiding injury to TierOne Bank. Applicable regulations of the Office of Thrift Supervision require that the plan of conversion contain no provision which the Office of Thrift Supervision shall determine to be inequitable or detrimental to the bank or its depositors.

     On April 2, 2002, the board of directors approved by the required two-thirds vote the plan of conversion pursuant to which we will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank to be known as "TierOne Bank," and we will offer and sell the common stock of TierOne Corporation. TierOne Corporation will hold all of the common stock of TierOne Bank following the conversion. The plan of conversion has been approved by the Office of Thrift Supervision, subject to, among other things, approval of the plan by the members of TierOne Bank. A special meeting has been called for this purpose to be held on ______________, 2002.

     In adopting the plan of conversion, our board of directors determined that the conversion was advisable and in the best interests of us and our members. The board further determined that the interests of certain depositors in the net worth of TierOne Bank would be equitably provided for and that the conversion would not have any adverse impact on the reserves and net worth of TierOne Bank.

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


     We have received approval from the Office of Thrift Supervision for TierOne Corporation to become a savings and loan holding company and to acquire all of the common stock of TierOne Bank to be issued in connection with the conversion. One-half of the net proceeds from the sale of the common stock in the offering will be transferred to TierOne Bank with the remaining net proceeds being retained by TierOne Corporation for our general corporate purposes. Based on the minimum and maximum of the offering range, we intend to use approximately $9.8 million, and approximately $13.1 million, respectively, of the net proceeds retained by us to loan funds to our employee stock ownership plan to enable it to purchase up to 8% of the common stock. The conversion will not be completed unless we sell shares of common stock equal to our appraised value.

     The plan of conversion provides generally that we will offer shares of common stock for sale in the Subscription Offering to eligible account holders, our employee stock ownership plan, supplemental eligible account holders, other members and our officers, directors and employees. In addition, subject to the prior rights of holders of subscription rights, we may elect to offer the shares of common stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering commencing prior to or upon completion of the Subscription Offering. See "- Subscription Offering and Subscription Rights" and "- Community Offering." We have the right to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the Community Offering.

     The aggregate price of the shares of common stock to be issued in the conversion will be within the offering range, which was determined based upon an independent appraisal of the estimated pro forma market value of the common stock. The offering range is currently $112.3 million to $153.7 million. All shares of common stock to be issued and sold in the conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated before we complete the conversion. The appraisal has been performed by Keller & Company, a consulting firm experienced in the valuation and appraisal of savings institutions. See "- How We Determined the Price Per Share and the Offering Range" for more information as to how the estimated pro forma market value of the common stock was determined.

     The following discussion of the conversion summarizes the material aspects of the plan of conversion. The summary is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at the offices of TierOne Bank and at the offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the Registration Statement of which this document is a part, copies of which may be obtained from the SEC. See "Additional Information."

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


Purposes of Conversion

     As a mutual savings bank, we do not have shareholders and we have no authority to issue capital stock. By converting to the capital stock form of organization, we will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The conversion will result in an increase in our capital base, which will support our operations.

     The conversion will permit our customers and possibly other members of the local community and of the general public to become equity owners and to share in our future. The conversion also will provide additional funds for lending and investment activities, facilitate future access to the capital markets and enhance our ability to diversify and expand into other markets through acquisitions or otherwise.

     The holding company form of organization will provide additional flexibility to diversify our business activities through existing or newly formed subsidiaries, or through acquisition of or mergers with other financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, we will be in a position after the conversion, subject to regulatory limitations and our financial position, to take advantage of any such opportunities that may arise.

     After the conversion, the unissued common and preferred stock authorized by our certificate of incorporation will permit us, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, we have no plans with respect to additional offerings of securities, other than the possible issuance of additional shares to the recognition plan or upon exercise of stock options. After the conversion, we also will be able to use stock-related incentive programs to attract and retain executive and other personnel for us and our subsidiaries. See "Management - New Stock Benefit Plans."

Effects of Conversion

     General. Before the conversion, each of our depositors has both a deposit account and a pro rata ownership interest in the net worth of TierOne Bank, which interest may only be realized in the event of a liquidation of TierOne Bank. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his account receives nothing for his ownership interest in the net worth of TierOne Bank, which is lost to the extent that the balance in the account is reduced.

     Consequently, our depositors normally cannot realize the value of their ownership interest, which has realizable value only in the unlikely event that we were liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of TierOne Bank after other claims, including claims of depositors to the amount of their deposits, are paid.

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


     When we convert to stock form, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of TierOne Bank, and TierOne Bank will become a wholly owned subsidiary of TierOne Corporation. Our common stock will be separate and apart from deposit accounts of TierOne Bank and cannot be and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates will be issued to evidence ownership of our common stock. Our stock certificates will be transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in TierOne Bank.

     Continuity. While the conversion is being accomplished, our normal banking business of accepting deposits and making loans will continue without interruption. We will continue to be subject to regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After the conversion, we will continue to provide services for depositors and borrowers under current policies by our present management and staff.

     Our current directors and officers will continue to serve as directors and officers of TierOne Bank after the conversion. The directors and officers of TierOne Corporation consist of individuals currently serving as directors and officers of TierOne Bank, and they will retain their positions in TierOne Bank after the conversion.

     Effect on Deposit Accounts. Under the plan of conversion, each depositor in TierOne Bank at the time of the conversion will automatically continue as a depositor after the conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase the common stock with respect to those depositors who authorize such a withdrawal and except with respect to voting and liquidation rights. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No loan outstanding from TierOne Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

     Effect on Voting Rights of Members. At present, all depositors and borrowers of TierOne Bank as of June 1, 1995 are members of, and have voting rights in, TierOne Bank as to all matters requiring membership action. When we complete the conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of TierOne Bank. After the conversion, TierOne Corporation will be the sole shareholder of TierOne Bank and will have all of the voting rights in TierOne Bank. Exclusive voting rights with respect to TierOne Corporation will be vested in the holders of our common stock. Depositors and borrowers of TierOne Bank will not have voting rights in us after the conversion, except to the extent that they become TierOne Corporation shareholders by buying our common stock.

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     Tax Effects. To complete the conversion, we must receive rulings or opinions with regard to federal and Nebraska, Kansas and Iowa income taxation which indicate that the conversion will not be taxable for federal or Nebraska, Kansas and Iowa income tax purposes to us or the Eligible Account Holders or Supplemental Eligible Account Holders, except as discussed below. We have received favorable opinions regarding the federal and Nebraska, Kansas and Iowa income tax consequences of the conversion. See "- Tax Aspects."

     Effect on Liquidation Rights. If TierOne Bank were to liquidate, all claims of our creditors (including those of depositors, to the extent of their deposit balances) would be paid first. Thereafter, if there were any assets remaining, members of TierOne Bank would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at TierOne Bank immediately prior to liquidation. In the unlikely event that we were to liquidate after the conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights of Certain Depositors"), with any assets remaining thereafter distributed to TierOne Corporation as the sole shareholder of TierOne Bank. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be required to be assumed by the surviving institution.

How We Determined the Price Per Share and the Offering Range

     The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. TierOne Bank has retained Keller & Company, Inc. to make such valuation. For its services in making such appraisal and assistance in preparing a business plan, Keller & Company's fees and out-of-pocket expenses are estimated to be $44,000. We have agreed to indemnify Keller & Company and any employees of Keller & Company who act for or on behalf of Keller & Company in connection with the appraisal and the business plan against any and all loss, cost, damage, claim, liability or expense of any kind (including claims under federal and state securities laws) arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by us to Keller & Company, unless Keller & Company is determined to be negligent or otherwise at fault.

     An appraisal has been made by Keller & Company in reliance upon the information contained in this document, including the financial statements. Keller & Company also considered the following factors, among others:

     . our present and projected operating results and financial condition and the economic and demographic conditions in our existing marketing area;

     .    certain historical, financial and other information relating to us;

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     .    a comparative evaluation of the operating and financial statistics of us with those of other similarly situated publicly traded savings institutions located in Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Minnesota, Montana, Nebraska, Ohio, Oregon, Pennsylvania, South Dakota, Texas, Washington, Wisconsin and Wyoming;

     .    the aggregate size of the offering of the common stock;

     .    the impact of the conversion on our net worth and earnings potential;

     . the trading market for securities of comparable institutions and general conditions in the market for such securities; and

     . the claims of TierOne Bank in the litigation relating to supervisory goodwill (see "Business of TierOne Bank - Litigation").


     In determining the amount of the appraisal, Keller & Company reviewed our price/earnings ("P/E"), price/book ("P/B") and price/assets ("P/A") ratios on a pro forma basis giving effect to the net conversion proceeds to the comparable ratios for a peer group consisting of 10 thrift holding companies. The peer group included companies with:

     .    assets averaging $1.1 billion,

     .    non-performing assets averaging 0.69% of total assets,

     .    loans receivable equal to at least 70.60% of total assets,

     .    equity equal to more than 11.00% of assets,

     . price/earnings ratios equal to an average of 12.84x and ranging from 9.63x to 17.55x, and

     .    positive core earnings for the most recent 12 months.

     At the midpoint of the appraisal, our pro forma P/E and P/A ratios as of or for the trailing twelve months ended December 31, 2001 were 9.80x and 8.20%, respectively, compared to ratios for the peer group of 12.84x and 12.10%, respectively. Also at the midpoint of the appraisal, our pro forma P/B ratio at December 31, 2001 was 58.21% (at the midpoint of the estimated pro forma market value), compared to 82.36% for recently completed conversions listed on major stock exchanges.

     On the basis of the foregoing, Keller & Company gave us an opinion, dated March 5, 2002, that the estimated pro forma market value of the common stock offered in the conversion

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ranged from a minimum of $112.3 million to a maximum of $153.7 million, with a midpoint of $133.0 million. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, or if necessitated by subsequent developments in our financial condition or market conditions generally, or to fill the order of our employee stock ownership plan. In the event the offering range is updated to amend our value below $112.3 million or above $177.5 million (the maximum of the offering range, as adjusted by approximately 15%), the new appraisal will be filed with the SEC by post-effective amendment.

     In the event we receive orders for common stock in excess of $153.7 million (the maximum of the offering range) and up to $177.5 million (the maximum of the offering range, as adjusted by approximately 15%), we may be required by the Office of Thrift Supervision to accept all such orders. No assurances, however, can be made that we will receive orders for common stock in excess of the maximum of the offering range or that, if such orders are received, that all such orders will be accepted because the final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from Keller & Company which reflects the increase in the valuation and the approval of such increase by the Office of Thrift Supervision. In addition, an increase in the number of shares above 15,370,000 shares will first be used, if necessary, to fill the order of our employee stock ownership plan. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the conversion.

     Keller & Company's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares. Keller & Company did not independently verify the financial statements and other information provided by us, nor did Keller & Company value independently our assets or liabilities. The valuation considers us as a going concern and should not be considered as an indication of our liquidation value. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the conversion will thereafter be able to sell such shares at prices at or above the initial purchase price of $10.00 per share.

     Before we complete the conversion, the maximum of the offering range may be increased up to approximately 15% and the number of shares of common stock may be increased to up to 17,750,500 shares to reflect changes in market and financial conditions or to fill the order of our employee stock ownership plan, without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the Subscription Offering.

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     No sale of shares of common stock in the conversion may be completed unless
Keller & Company first confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the purchase price of $10.00 per share is materially incompatible with the estimate of the pro forma market value of a share of common stock upon completion of the conversion. If such is not the case, a new offering range may be set and a new Subscription and Community Offering may be held or such other action may be taken as we determine and the Office of Thrift Supervision may permit or require.

     Depending upon market or financial conditions, the total number of shares of common stock may be increased or decreased without a resolicitation of subscribers, provided that the aggregate gross proceeds are not below the minimum or more than 15% above the maximum of the offering range. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the offering range or more than 15% above the maximum of such range, purchasers will be resolicited. In any resolicitation, purchasers will be permitted to continue, modify or rescind their orders. If no election is made by a purchaser prior to the expiration of the resolicitation offering, the purchaser's order will be rescinded and any funds paid will be promptly refunded with interest at our passbook rate of interest, and withdrawal authorizations will be canceled. Any change in the offering range must be approved by the Office of Thrift Supervision. If the number of shares of common stock issued in the conversion is increased due to an increase of up to 15% in the offering range to reflect changes in market or financial conditions or to fill the order of our employee stock ownership plan, persons who subscribed for the maximum number of shares will be given the opportunity to subscribe for the adjusted maximum number of shares. See "- Limitations on Common Stock Purchases."

     An increase in the number of shares of common stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and our pro forma net income and shareholders' equity on a per share basis while increasing pro forma net income and shareholders' equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber's ownership interest and our pro forma net income and shareholders' equity on a per share basis while decreasing pro forma net income and shareholders' equity on an aggregate basis. See "Risk Factors - An Increase in the Offering Range Would Be Dilutive" and "Pro Forma Data."

     The appraisal report of Keller & Company has been filed as an exhibit to our Registration Statement and our Application for Conversion, both of which this prospectus is a part, and is available for inspection in the manner set forth under "Additional Information."

We Plan to Establish the TierOne Charitable Foundation

     General. To continue our commitment to the communities that we serve, the plan of conversion provides that we will establish the TierOne Charitable Foundation, as a non-stock Delaware corporation. The foundation will be funded with our common stock. By increasing our visibility and reputation in the communities that we serve, we believe that the foundation will

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enhance the long-term value of our community banking franchise. The foundation will be dedicated to charitable purposes within the communities we serve, including community development activities.

     Purpose of the Foundation. The purpose of the foundation is to provide funding to support charitable causes and community development activities. Traditionally, we have emphasized community lending and community development activities within the communities that we serve. The foundation is being formed as a complement to our existing community activities. While we intend to continue to emphasize community lending and community development activities following the conversion, such activities are not our sole corporate purpose. The TierOne Charitable Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not currently available to us. We believe that the foundation will enable us to assist the local community in areas beyond community development and lending.

     The board of directors believes the establishment of a charitable foundation is consistent with our commitment to community reinvestment activities. The board further believes that the funding of the foundation with our common stock is a means of enabling the communities served by us to share in our growth and success long after completion of the conversion. The foundation will accomplish that goal by providing for continued ties between the foundation and us, forming a partnership with our community. The establishment of the foundation also will enable us to develop a unified charitable donation strategy. We, however, do not expect the contribution to the foundation to take the place of our traditional community lending activities. In this respect, we may continue to make contributions to other charitable organizations and/or it may make additional contributions to the foundation.

     Structure of the Foundation. We have selected four of our current officers and directors to serve on the initial board of directors of the foundation (Messrs. Lundstrom, Laphen and Ludemann and Ms. Patricia Young). We will select another person to serve on the initial board of directors of the foundation. This additional director will not be one of our or any of our affiliate's directors, officers or employees and will have experience with local community charitable organizations and grant making. There are no plans to change the size or composition of the foundation's board of directors during the one-year period after the completion of the conversion. We currently intend that less than a majority of our directors also will serve as directors of the foundation. Following the first anniversary of the offering, the foundation may alter the size and composition of its board of directors. However, for at least five years following our conversion at least one of the directors of the foundation will be one of our directors and at least one director will be an independent director.

     A nominating committee of the foundation's board will nominate individuals eligible for election to the board of directors. The members of the foundation, who are comprised of its board members, will elect the directors from those nominated by the nominating committee. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the foundation provides that the corporation is organized

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exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Internal Revenue Code. The foundation's certificate of incorporation also provides that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to its directors, officers or members. The foundation will make no award, grant or distribution to any of our directors, officers or employees or to any of our affiliates. In addition, the conflict of interest rules of the Office of Thrift Supervision will apply to those persons, if they serve as an officer, director or employee of the foundation.

     The board of directors of the foundation will have the authority for the affairs of the foundation. Among the responsibility of the foundation directors is the establishment of the policies of the foundation with respect to its grants or donations, consistent with the purposes of the foundation. Although no formal policy governing foundation grants exists at this time, the foundation's board of directors will adopt a policy upon establishment of the foundation. As directors of a nonprofit corporation, directors of the foundation will at all times be bound by their fiduciary duty to advance the foundation's charitable goals, to protect the assets of the foundation and to act in a manner consistent with its charitable purpose. The directors of the foundation will also be responsible for directing the activities of the foundation, including the management of our common stock held by the foundation. However, it is expected that as a condition to receiving the approval of the Office of Thrift Supervision to our conversion, that the foundation will be required to commit to the Office of Thrift Supervision that all shares of our common stock held by the foundation will be voted in the same ratio as all other shares of our common stock, on all proposals considered by our shareholders. However, the Office of Thrift Supervision may waive this voting restriction under certain circumstances. If a waiver is granted, the Office of Thrift Supervision may impose additional conditions regarding the composition of the foundation's board of directors.

     Initially the foundation's place of business is expected to be located at our administrative offices. The foundation is expected to have a staff director and may also utilize some of our staff and may pay us for the value of these services. The board of directors of the foundation will appoint such officers as may be necessary to manage the operations of the foundation. In this regard, it is expected that the Office of Thrift Supervision will require us to provide it with a commitment that, to the extent applicable, we will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between TierOne Bank and the foundation.

     We intend to capitalize the foundation with 500,000 shares of our common stock, which would have a market value of $5.0 million based on the purchase price of $10.00 per share. Messrs. Lundstrom, Laphen and Ludemann and Ms. Young, who will serve as initial directors of the foundation, and their affiliates, intend to purchase, subject to availability, an aggregate of 141,000 shares of common stock. The shares of common stock to be acquired by the foundation, when combined with the proposed purchases of shares of common stock by Messrs. Lundstrom, Laphen and Ludemann and Ms. Young and their affiliates will total 641,000 shares or 4.6% of the total number of shares of common stock to be issued and outstanding, assuming the sale of 13,300,000 shares of our common stock.

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     The foundation will receive working capital from any dividends paid on the common stock, and subject to applicable federal and state laws, loans collateralized by the common stock or from the proceeds of the sale of any of the common stock in the open market permitted from time to time to provide the foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the foundation will be required to distribute annually in grants or donations, a minimum of 5.0% of the average fair market value of its net investment assets. Upon completion of the conversion and the contribution of shares of common stock to the foundation, we would have 11,730,000, 13,800,000, 15,870,000 and 18,250,500 shares issued and outstanding based on the minimum, midpoint, maximum and maximum, as adjusted, of the estimated offering range.

     Tax Considerations. Our outside tax advisor has advised us that an organization created and operated for the above charitable purposes would generally qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code, and that this type of an organization would likely be classified as a private foundation as determined in Section 501 of the Internal Revenue Code. The foundation will submit a timely request to the IRS to be recognized as an exempt organization. As long as the foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the foundation's status as a Section 501(c)(3) organization will be the date of its organization. Our outside tax advisor, however, has not advised us on the regulatory condition to the contribution which is expected to require that all shares of our common stock held by the foundation must be voted in the same ratio as all other outstanding shares of our common stock, on all proposals considered by our shareholders. Consistent with the expected condition, in the event that our legal counsel or the foundation's legal counsel renders an opinion that compliance with this voting restriction would have the effect of causing the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation, or subject the foundation to an excise tax under Section 4941 of the Internal Revenue Code, it is expected that the Office of Thrift Supervision would waive such voting restriction upon submission of a legal opinion(s) by us or the foundation satisfactory to the Office of Thrift Supervision. See "- Regulatory Conditions Imposed on the Foundation."

     The Internal Revenue Code generally allows a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income of the consolidated group of corporations (with certain modifications) for that year. Charitable contributions made by us in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. We believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the conversion. In making such a determination, we considered the dilutive impact of the contribution of common stock to the foundation on the amount of common stock available to be offered for sale in the stock offering. Based on such consideration, we believe that the contribution to the foundation in excess of the 10% annual deduction limitation is justified given our capital position and our earnings, the substantial additional capital being raised in the stock offering and the potential benefits of the

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foundation to the communities we serve. In this regard, assuming the sale of shares at the maximum of the estimated offering range, we would have pro forma shareholders' equity of $178.0 million or 10.95% of pro forma consolidated assets and our pro forma tangible, core and risk-based ratios would be 10.86%, 10.86% and 15.46%, respectively. See "TierOne Bank Meets All of It's Regulatory Capital Requirements," "Our Capitalization," "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation" and "Pro Forma Data." We believe that the amount of the charitable contribution is reasonable given our pro forma capital position. As such, we believe that the contribution does not raise safety and soundness concerns.

     We have received an opinion of our outside tax advisor that the contribution of our stock to the foundation should not constitute an act of self-dealing. We should also, more likely than not be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the foundation is required to pay to us for such stock, subject to the annual deduction limitation described above. However, we would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. Our outside tax advisor, however, has not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. Assuming the close of the stock offering at the maximum of the estimated price range, we estimate that all of the contribution should be deductible over the six-year period. We may make further contributions to the foundation following the initial contribution. In addition, we also may continue to make charitable contributions to other qualifying organizations. Any of these future contributions would be based on an assessment of, among other factors, our financial condition at that time, the interests of our shareholders and depositors, and the financial condition and operations of the foundation.

     Although we have received an opinion of our outside tax advisor that we will more likely than not be entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In either case, our contribution to the foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes the determination.

     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The foundation will be required to make an annual filing with the IRS within five and one-half months after the close of the foundation's fiscal year. The foundation also will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of the public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant. Numerous other restrictions exist in the operation of the foundation

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including transactions with related entities, level of investment and distributions for charitable purposes.

     Regulatory Conditions Imposed on the Foundation. Establishment of the TierOne Charitable Foundation is expected to be subject to the following conditions being agreed to in writing by the foundation as a condition to receiving the Office of Thrift Supervision's approval of the conversion, including the following:

     (1) the foundation will be subject to examination by the Office of Thrift Supervision;

     (2) the foundation must comply with supervisory directives imposed by the Office of Thrift Supervision;

     (3) the foundation will operate in accordance with written policies adopted by its board of directors, including a conflict of interest policy and an operating plan;

     (4) any shares of our common stock held by the foundation must be voted in the same ratio as all other shares of our common stock, voting on all proposals considered by our shareholders; provided, however, that, consistent with the condition, the Office of Thrift Supervision could waive this voting restriction under certain circumstances and subject to certain conditions if compliance with the voting restriction would:

          (a) cause a violation of the law of the State of Delaware, and the Office of Thrift Supervision determines that federal law would not preempt the application of the laws of Delaware to the foundation;

          (b) would cause the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation; or

          (c)  would cause the foundation to be subject to an excise tax under
               Section 4941 of the Internal Revenue Code.


     In order to obtain a waiver of condition number 4 above, our legal counsel or the foundation's legal counsel would be required to render an opinion satisfactory to the Office of Thrift Supervision. While there is no current intention for us or the foundation to seek a waiver from the Office of Thrift Supervision from these restrictions, there can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the Office of Thrift Supervision would grant an unconditional waiver of the voting restriction. If the voting restriction is waived or becomes unenforceable, the Office of Thrift Supervision may either impose a condition that provides a certain portion of the members of the foundation's board of directors shall be persons who are not our directors, officers or employees or any affiliate or impose other conditions relating to control of the foundation's common stock as is determined by

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the Office of Thrift Supervision to be appropriate at the time. In no event would the voting restriction survive the sale of shares of the common stock held by the foundation.

     In addition, establishment of the foundation is subject to the approval of a majority of the total outstanding votes of TierOne Bank's members eligible to be cast at the special meeting being held to consider the conversion. The foundation will be considered as a separate matter from approval of the plan of conversion. If the members approve the plan of conversion, but not the foundation, we intend to complete the conversion without the establishment of the foundation. Failure to approve the foundation may materially increase the pro forma market value of the common stock being offered for sale in the offering since the valuation range takes into account the dilutive impact of the issuance of shares to the foundation. See "Comparison of Independent Valuation and Pro Forma Financial Information With and Without The Foundation."

Subscription Offering and Subscription Rights

     In accordance with the plan of conversion, rights to subscribe for the purchase of common stock have been granted under the plan of conversion to the following persons in the following order of descending priority:

     (1) "Eligible Account Holders," that is, depositors at TierOne Bank with account balances of $50.00 or more as of December 31, 2000;

     (2)  Our employee stock ownership plan,


     (3) "Supplemental Eligible Account Holders," that is, persons who are not Eligible Account Holders but who are depositors at TierOne Bank with account balances of $50.00 or more as of _______, 2002;

     (4) "Other Members," that is, persons who are not Eligible Account Holders or Supplemental Eligible Account Holders but who either are depositors at TierOne Bank as of _____ __, 2002 or borrowers at TierOne Bank as of _____ __, 2002 whose loan accounts were established on or prior to June 1, 1995; and

     (5)  directors, officers and employees of TierOne Bank.

All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the plan of conversion and as described below under "- Limitations on Common Stock Purchases."

     Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of:

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     (1)  $500,000 (50,000 shares) of common stock offered, and

     (2) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on December 31, 2000 (the "Eligibility Record Date"), subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Stock Benefit Plans to purchase shares in excess of the maximum of the offering range.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also our directors or officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 2000.

     Priority 2: Employee Stock Ownership Plan. Our employee stock ownership plan will receive, without payment, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 8% of the common stock to be issued in the Conversion, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the offering range. Our employee stock ownership plan intends to purchase 8% of the shares of common stock, or 978,400 shares and 1,309,600 shares based on the minimum and maximum of the offering range, respectively. Subscriptions by our employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of our directors, officers, employees or associates thereof. In the event that the total number of shares offered in the conversion is increased to an amount greater than the number of shares representing the maximum of the offering range ("Maximum Shares"), our employee stock ownership plan will have a priority right to purchase

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any such shares exceeding the Maximum Shares up to an aggregate of 8% of the common stock. See " - Limitations on Common Stock Purchases" and "Risk Factors - An Increase in the Offering Range Would Be Dilutive."

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and our employee stock ownership plan, each Supplemental Eligible Account Holder will receive, without payment, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of:

     (1)  $500,000 (50,000 shares) of common stock offered, and

     (2) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on _________, 2002 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

     Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority, nontransferable subscription rights to purchase up to $500,000 (50,000 shares) of common stock offered, subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the conversion, shares first will be allocated so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total

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allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among such subscribing Other Members on an equal number of shares basis per order until all orders have been filled or the remaining shares have been allocated, provided that no fractional shares shall be issued.

     Priority 5: Directors, Officers and Employees. To the extent that there are sufficient shares remaining after satisfaction of all subscriptions by Eligible Account Holders, our employee stock ownership plan, Supplemental Eligible Account Holders and Other Members, then our directors, officers and employees will receive, without payment therefor, fifth priority, nontransferable subscription rights to subscribe for, in this category, an aggregate of up to 15% of the shares of common stock offered in the Subscription Offering. The ability of directors, officers and employees to purchase common stock under this category is in addition to rights which are otherwise available to them under the plan of conversion as they may fall within higher priority categories, and the plan of conversion generally allows such persons to purchase in the aggregate up to 25% of common stock sold in the conversion. See "- Limitations on Common Stock Purchases."

     In the event of an oversubscription in this category, subscription rights will be allocated among the individual directors, officers and employees on a point system basis, whereby such individuals will receive subscription rights in the proportion that the number of points assigned to each of them bears to the total points assigned to all directors, officers and employees, provided that no fractional shares shall be issued. One point will be assigned for each year of service with TierOne Bank, one point for each salary increment of $5,000 per annum and five points for each office presently held in TierOne Bank, including directorships. For information as to the number of shares proposed to be purchased by the directors and executive officers, see "Proposed Management Purchases."

     Expiration Date for the Subscription Offering. The Subscription Offering will expire at _____ p.m., Central Daylight Time, on ___________, 2002 (the "Expiration Date"), unless extended for up to 45 days or for such additional periods by us as may be approved by the Office of Thrift Supervision. The Subscription Offering may not be extended beyond ____________, 2004. Subscription rights which have not been exercised prior to the Expiration Date (unless extended) will become void.

     We will not execute orders until at least the minimum number of shares of common stock (11,230,000 shares) have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the Office of Thrift Supervision, all funds delivered to us pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Expiration Date is granted, we will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.

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Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our employee stock ownership plan, Supplemental Eligible Account Holders, Other Members and our directors, officers and employees, we may elect to offer such shares either prior to or upon completion of the Subscription Offering to certain members of the general public, with preference given to natural persons residing in the counties in Nebraska, Kansas and Iowa in which we have branch offices (such natural persons referred to as "Preferred Subscribers"). If we conduct a community offering, such persons, together with their associates, or a group of persons acting in concert may purchase up to $500,000 (50,000 shares) of common stock offered in the Community Offering, subject to the maximum purchase limitations. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the Subscription and Community Offerings, such stock will be allocated first to each Preferred Subscriber whose order is accepted by us, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied on an equal number of shares basis per order until all orders have been filled or the remaining shares have been allocated, provided that no fractional shares shall be issued. Orders for common stock in the Community Offering will first be filled to a maximum of 2% of the total number of shares of common stock sold in the conversion and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares will be issued. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the Community Offering applying the same allocation described above for Preferred Subscribers.

     The opportunity to subscribe for shares of common stock in the Community Offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the Expiration Date.

Syndicated Community Offering

     The plan of conversion provides that, if necessary, all shares of common stock not purchased in the Subscription and Community Offerings, if any, may be offered for sale to the general public in a Syndicated Community Offering through selected dealers managed by Sandler O'Neill, acting as our agent in the sale of the common stock. We have the right to reject orders, in whole or in part, in our sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the Syndicated Community Offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering. Common stock sold in the Syndicated Community Offering will be sold at a purchase price per share which is the same price as all other shares being offered in the conversion. Orders for

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common stock in the Syndicated Community Offering will first be filled to a maximum of 2% of the total number of shares sold in the conversion and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares will be issued.

         It is estimated that the selected dealers will receive a negotiated commission based on the amount of common stock sold by the selected dealer, payable by us. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with us as of a certain date (the "Order Date") for the purchase of shares of common stock. When and if we and Sandler O'Neill believe that enough indications and orders have been received in the offering to consummate the conversion, Sandler O'Neill will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected dealers will debit the accounts of their customers on a date which will be three business days from the Order Date ("Debit Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Debit Date. On the next business day following the Debit Date, select dealers will remit funds to the account that we will establish for each selected dealer. After payment has been received by us from selected dealers, funds will earn interest at TierOne Bank's passbook savings rate until the conversion is completed. In the event the conversion is not completed, funds will be returned promptly with interest to the selected dealers, who, in turn, will promptly credit their customers' brokerage account.

         The Syndicated Community Offering may close at any time after the Expiration Date at our discretion, but in no case later than 45 days after the Expiration Date, unless further extended with the consent of the Office of Thrift Supervision. The offering may not be extended beyond ___________, 2004.

Persons Who Cannot Exercise Subscription Rights

         We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

         . the number of persons otherwise eligible to subscribe for shares under the plan of conversion who reside in such jurisdiction is small;


         . the granting of subscription rights or the offer or sale of shares of common stock to such persons would require us, or our officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction

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              or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or

         . such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of costs or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register us, or our officers, directors or employees as brokers, dealers or salesmen.

Limitations on Common Stock Purchases

         The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased in the conversion:

              (1) No fewer than 25 shares of common stock may be purchased, to the extent such shares are available;

              (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (a) $500,000 (50,000 shares) of common stock and (b) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on the Eligibility Record Date, with clause (a) above subject to the overall limitation in clause (6) below;

              (3) Our employee stock ownership plan may purchase up to 8% of the aggregate number of shares of common stock to be issued in the offering, including shares to be issued to the TierOne Charitable Foundation and any additional shares issued in the event of an increase in the offering range;

              (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (a) $500,000 (50,000 shares) of common stock and (b) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on the Supplemental Eligibility Record Date, with clause (a) above subject to the overall limitation in clause (6) below;

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                  (5) Each Other Member or any person purchasing shares of
         common stock in the Community Offering may subscribe for and purchase up to $500,000 (50,000 shares) of common stock offered in the Subscription Offering or Community Offering, subject to the overall limitation in clause (6) below;

                  (6) Except for our employee stock ownership plan and certain Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of their deposits, the maximum number of shares of common stock subscribed for or purchased in all categories of the conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of common stock offered in the offering; and

                  (7) No more than 25% of the total number of shares offered for sale in the conversion may be purchased by our directors and officers and their associates in the aggregate, excluding purchases by our employee stock ownership plan.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of TierOne Bank, the individual amount permitted to be subscribed for and the overall purchase limitations may be increased or decreased. If either of such amounts is increased, subscribers for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. If either of such amounts is decreased, subscribers for the maximum amount will be decreased by the minimum amount necessary so that the subscriber will be in compliance with the new maximum limitation.

         In the event of an increase in the total number of shares of common stock offered in the conversion due to an increase in the offering range of up to 15%, the additional shares will be allocated in the following order of priority in accordance with the plan of conversion:

                  (1) to fill our employee stock ownership plan's subscription of 8% of the adjusted maximum number of shares;


                  (2) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders, inclusive of the adjusted maximum;

                  (3) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, inclusive of the adjusted maximum;

                  (4) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members, inclusive of the adjusted maximum;

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                  (5) in the event there is an oversubscription by our
         directors, officers and employees, to fill unfulfilled subscriptions of directors, officers and employees, inclusive of the adjusted maximum; and

                  (6) to fill unfulfilled subscriptions in the Community Offering to the extent possible, inclusive of the adjusted maximum.

         The term "associate" of a person is defined to include the following:

                  (1) any corporation or other organization (other than TierOne Corporation, TierOne Bank or a majority-owned subsidiary of TierOne
         Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

                  (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any of our or tax-qualified employee stock benefit plan in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

                  (3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of us or any of our subsidiaries.

         The term "acting in concert" is defined to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, common addresses on our records and the fact that such persons have filed joint Schedules 13D or 13G with the SEC with respect to other companies.

Marketing Arrangements

         Offering materials for the offering initially have been distributed to certain persons by mail, with additional copies made available through our conversion center and Sandler O'Neill. All prospective purchasers are to send payment directly to us, where such funds will be held in a segregated savings account and not released until the offering is completed or terminated.

         To assist in the marketing of the common stock, we have retained Sandler O'Neill, which is a broker-dealer registered with the NASD. Sandler O'Neill will assist us in the offering as follows: (i) in training and educating our employees regarding the mechanics and regulatory requirements of the offering; (ii) in conducting informational meetings for employees, customers

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and the general public; (iii) in coordinating the selling efforts in our local communities; and (iv) in soliciting orders for common stock. For these services (including any expenses incurred in connection therewith), Sandler O'Neill will receive a fee of 1.125% of the aggregate dollar amount of the common stock sold in the offering, excluding shares sold to the ESOP and to our employees and directors, and their immediate families. If there is a syndicated community offering, Sandler O'Neill will receive a fee of 1.125% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Sandler O'Neill and other NASD member firms in the syndicated community offering shall not exceed 7.0% of the aggregate dollar amount the common stock sold in the syndicated community offering.

         In the event that our conversion and the offering is terminated, we also will reimburse Sandler O'Neill for its legal fees and expenses associated with its marketing effort, up to a maximum of $75,000. We will indemnify Sandler O'Neill, against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         Sandler O'Neill will also perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee of $50,000 for these services and expenses associated therewith.

         Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, so as to permit officers, directors, and employees to participate in the sale of the common stock. No officer, director, or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock

Procedure for Purchasing Shares in the Subscription and Community Offerings

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date (unless extended) in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         To purchase shares in the Subscription and Community Offerings, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at TierOne Bank (which may be given by completing the

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appropriate blanks in the order form), must be received by us by _______ p.m.,
Central Daylight Time, on the Expiration Date (unless extended). In addition, we will require a prospective purchaser to execute a certification in the form required by applicable Office of Thrift Supervision regulations in connection with any sale of common stock. Order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. Copies of order forms, order forms unaccompanied by an executed certification form, payments from other private third parties and wire transfers are also not required to be accepted. We have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that we will do so. Once received, an executed order form may not be modified, amended or rescinded without our consent, unless the conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (December 31, 2000) or the Supplemental Eligibility Record Date (_______, 2002) and depositors as of the close of business on the Voting Record Date (________, 2002) must list all accounts on the stock order form giving all names in each account and the account numbers. Failure to list all of your accounts may result in fewer shares being allocated to you than if all of your accounts had been disclosed.

         Payment for subscriptions may be made (1) in cash only if delivered in person at any branch office of TierOne Bank, (2) by check or money order, or (3) by authorization of withdrawal from deposit accounts maintained with TierOne Bank. Interest will be paid on payments made by cash, check or money order at our passbook rate of interest from the date payment is received until the conversion is completed or terminated. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion. Payment may not be made by wire transfer of funds.

         If a subscriber authorizes us to withdraw the amount of the purchase price from his deposit account, we will do so as of the effective date of the conversion. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

         Our employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes. Instead, our employee stock ownership plan may pay for the shares of common stock subscribed for by it at the purchase price upon completion of the Subscription and Community Offerings, provided that there is a valid loan commitment in force from the time

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of its subscription until such time. The loan commitment may be from an unrelated financial institution or TierOne Corporation to lend to our employee stock ownership plan, at the completion of the conversion, the aggregate purchase price of the shares for which our employee stock ownership plan subscribed.

         Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at TierOne Bank. Persons with IRAs maintained at TierOne Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the Subscription and Community Offerings. In addition, applicable regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the IRAs. Any interested parties wishing to use IRA funds for stock purchases are advised to contact the Stock Information Center for additional information and allow sufficient time for the account to be transferred as required.

         Certificates representing shares of common stock purchased will be mailed to purchasers at the last address of such persons appearing on our records, or to such other address as may be specified in properly completed order forms, as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

Restrictions on Transfer of Subscription Rights and Shares

         You may not transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. You may exercise your subscription rights only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Liquidation Rights of Certain Depositors

         In the unlikely event of a complete liquidation of TierOne Bank in its present mutual form, each of our depositors would receive his pro rata share of any of our assets remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same

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proportion as the value of his deposit account was to the total value of all deposit accounts at the time of liquidation. After the conversion, each depositor, in the event of a complete liquidation of TierOne Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of TierOne Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. The depositor would not have an interest in the value or assets of TierOne Bank above that amount.

         The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our net worth as of the date of its latest statement of financial condition contained in the final prospectus utilized in the conversion. As of ________, 200_, the initial balance of the liquidation account would be approximately $____ million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at TierOne Bank, would be entitled, upon a complete liquidation of TierOne Bank after the conversion, to an interest in the liquidation account prior to any payment to TierOne Corporation as the sole shareholder of TierOne Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, interest-bearing checking accounts, money market deposit accounts, and certificates of deposit, held in TierOne Bank at the close of business on December 31, 2000, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on the December 31, 2000, eligibility record date (or the _________, 2002, supplemental eligibility record date, as the case may be) bore to the balance of all deposit accounts in TierOne Bank on such dates. For deposit accounts in existence at both the December 31, 2000 eligibility record date and the ________, 2002 supplemental eligibility record date, separate initial sub account balances will be determined for such accounts on each of the respective dates. The liquidation account will be an off balance sheet memorandum account. The balance of the liquidation account will not be reflected in our published financial statements.

         If, however, on any December 31 annual closing date, commencing December 31, 2002, the amount in any deposit account is less than the amount in such deposit account on December 31, 2000 or ________, 2002, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the claims of general creditors (including the claims of all depositors to the withdrawal value of their accounts) and the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to TierOne Corporation as the sole shareholder of TierOne Bank.

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Tax Aspects

         Completion of the conversion is expressly conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Nebraska, Iowa and Kansas tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to us or to account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued.

         Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., has issued an opinion to us that, for federal income tax purposes:

                  (1) Our change in form from mutual to stock ownership will constitute a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code and we will not recognize any gain or loss as a result of the conversion;

                  (2) no gain or loss will be recognized by us upon the purchase of TierOne Bank's capital stock by TierOne Corporation;

                  (3) no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in
                  TierOne Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the mutual bank;

                  (4) the tax basis of the depositors' deposit accounts in TierOne Bank immediately after the conversion will be the same as the basis of their deposit accounts immediately prior to the conversion;

                  (5) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero;

                  (6) the tax basis to the shareholders of the common stock purchased in the conversion will be the amount paid therefor;

                  (7) the holding period for shares of common stock will begin on the date of the exercise of the subscription right and on the day after the date of purchase if purchased in the Community Offering or Syndicated Community Offering; and

                  (8) it is more likely than not that the Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain upon the issuance to them of withdrawable savings accounts in TierOne Bank following the conversion, interests in the liquidation account and nontransferable subscription rights to purchase TierOne Corporation common stock in exchange for their savings accounts and proprietary interests in TierOne Bank.

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         In reaching their conclusions in opinions (4), (5) and (8) above,
Elias, Matz, Tiernan & Herrick L.L.P. has noted that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any Community Offering. Elias, Matz, Tiernan & Herrick L.L.P. has also noted that Keller & Company has issued an opinion dated April 5, 2002, as described below, stating that the subscription rights will have no ascertainable market value. Elias, Matz, Tiernan & Herrick L.L.P. believes that it is more likely than not that the nontransferable subscription rights to purchase common stock will have no ascertainable value at the time the rights are granted.

         KPMG LLP, Lincoln, Nebraska, has also advised us that the tax effects of the conversion under Nebraska, Kansas and Iowa law are substantially the same as they are under federal law.

         In the opinion of Keller & Company, the subscription rights will have no ascertainable value at the time of distribution or exercise, based on the fact that such rights will be acquired by the recipients without cost, will be nontransferable and of short duration, and will afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.

         The issue of whether or not the subscription rights have value is dependent upon all of the facts and circumstances that occur. If the nontransferable subscription rights to purchase common stock are subsequently found to have an ascertainable market value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we may be taxed on the distribution of the nontransferable subscription rights under Section 311 of the Internal Revenue Code. In this event, the nontransferable subscription rights may be taxed partially or entirely at ordinary income tax rates.

         Unlike private rulings, an opinion is not binding on the IRS, and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding. Eligible subscribers are encouraged to consult with their own tax advisor as to their own tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

Delivery of Certificates

         Certificates representing common stock issued in the conversion will be mailed by our transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the conversion. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, such subscribers may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

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Required Approvals

         Various approvals of the Office of Thrift Supervision are required to complete the conversion. The Office of Thrift Supervision approved the plan of conversion, subject to approval by TierOne Bank's members and other standard conditions. The Office of Thrift Supervision has also approved our holding company application, subject to the following standard conditions:

         (1) The acquisition of TierOne Bank by TierOne Corporation must be completed within 120 days of approval of the application;

         (2) We must file legal and accounting and other standard certifications with the OTS; and

         (3) We must not take any action that would prevent TierOne Corporation common stock from being listed on an exchange or quoted on the Nasdaq system.

         We are required to make certain filings with state securities regulatory authorities in connection with the issuance of common stock in the conversion.

Certain Restrictions on Purchase or Transfer of Shares After the Conversion

         All shares of common stock purchased in connection with the conversion by any of our directors or executive officers will be subject to a restriction that the shares not be sold for a period of one year following the conversion, except in the event of the death of such director or executive officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to our transfer agent. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions. Our directors and executive officers will also be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934 as long as the common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

         Purchases of our common stock by our directors, executive officers and their associates during the three-year period following completion of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan, such as our employee stock ownership plan, or by any non-tax-qualified employee stock benefit plan, such as the recognition plan.

         Any repurchases of common stock by us in the future will be subject to the receipt of any necessary approvals from the Office of Thrift Supervision during the first year after the conversion.

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               RESTRICTIONS ON ACQUISITION OF US AND TIERONE BANK
                      AND RELATED ANTI-TAKEOVER PROVISIONS

   Restrictions in Our Articles of Incorporation and Bylaws and Wisconsin Law

         Certain provisions of our Articles of Incorporation and Bylaws and Wisconsin law which deal with matters of corporate governance and rights of shareholders might be deemed to have a potential anti-takeover effect. Provisions in our Articles of Incorporation and Bylaws provide, among other things,

         . that our board of directors is divided into classes with only one-third of our directors standing for reelection each year;
         . that special meetings of shareholders may be called by shareholders who own 10% or more of our common stock only if certain procedural requirements are satisfied;
         . that shareholders generally must provide us advance notice of shareholder proposals and director nominations and provide certain specified related information; and
         . the authority to issue shares of authorized but unissued common stock and preferred stock and to establish the terms of any one or more series of preferred stock, including voting rights, without additional shareholder approval.

         Provisions of the Wisconsin Business Corporation Law applicable to us as well as our Articles of Incorporation provide, among other things, that we may not engage in a business combination with an "interested shareholder" (generally a holder of 10% or more of our voting stock) during the three-year period after the interested shareholder became such except under certain specified circumstances. The Wisconsin Business Corporation Law, which we refer to as the WBCL, also contains provisions limiting the voting power of certain 20% or greater shareholders and imposes specified "fair price" requirements on business combination transactions.

         A more detailed discussion of these and other provisions of our Articles of Incorporation and Bylaws and the WBCL is set forth below.

         Board of Directors. Our Articles of Incorporation and Bylaws provide that our board of directors be divided into three classes of two directors each and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Holders of our common stock will not have cumulative voting in the election of directors.

         Under our Articles of Incorporation, subject to the rights of the holders of any class or series of stock having preference over our common stock, any vacancy occurring in our board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present. Any

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director so chosen to fill a vacancy will hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

         Our Articles of Incorporation also provide that, subject to the rights of the holder of any class or series of stock having preference over our common stock, any director may be removed by shareholders only for cause by the affirmative vote of at least 66-2/3% of all outstanding shares entitled to vote in the election of directors. However, if at least two-thirds of our board of directors plus one director vote to remove a director, such director may be removed without cause by the affirmative vote of the holders of a majority of our outstanding shares of common stock. Cause for removal will be deemed to exist only if the director in question:

         . has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal; or
         . has been adjudged by a court of competent jurisdiction to be liable for willful misconduct in the performance of his or her duties to the corporation in a matter which has a material adverse effect on the business of the corporation and the adjudication is no longer subject to direct appeal.

         Calling of a Special Meeting of Shareholders; Shareholder Nominations and Proposals. Our Bylaws establish a procedure that shareholders seeking to call a special meeting of shareholders must satisfy. This procedure involves an initial notice to us, the receipt by us of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of our common stock, a review of the validity of these demands by an independent inspector appointed by us and the fixing of the record and meeting dates by our board of directors. In addition, shareholders demanding a special meeting must deliver to us a written agreement to pay the costs we incur in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy materials for our solicitation of proxies for use at the meeting, in the event the shareholders seeking to call the special meeting are unsuccessful in their proxy solicitation.

         Our Bylaws also provide our board of directors with discretion to postpone shareholder meetings, including, within certain limits, special meetings of shareholders. Additionally, the Chairman of the Board, the Chief Executive Officer, the President or the board of directors (acting by resolution) may adjourn a shareholder meeting at any time prior to the transaction of business at the meeting.

         In addition, our Bylaws contain strict time deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting of shareholders. These procedures regarding advance notice of shareholder proposals and nominations are intended to provide our board of directors with the information deemed necessary to evaluate a shareholder proposal or nomination and other relevant information, such as existing shareholder support, as well as the time necessary to consider and evaluate this information in advance of the applicable meeting.

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         Reduced Voting Rights. The WBCL provides that the voting power of shares of our common stock held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This statutory voting restriction does not apply to shares acquired directly from us or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

         Limitations on Business Combinations. The WBCL and Article 4 of our Articles of Incorporation regulate a broad range of business combinations between us and any interested shareholder (the "Business Combination Restriction"). The Business Combination Restriction defines a "business combination" to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 5% of the market value of our stock or assets or 10% of our earning power, issuance of stock or rights to purchase stock with a market value equal to at least 5% of our outstanding stock, adoption of a plan of liquidation and certain other transactions involving an "interested shareholder". An interested shareholder is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of our outstanding voting stock or who is an affiliate or associate of ours and who beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. The Business Combination Restriction prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from its coverage) with an interested shareholder for a period of three years following the date this person becomes an interested shareholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in this person becoming an interested shareholder before such acquisition. Business combinations after the three-year period following the stock acquisition date are permitted only if (a) the board of directors approved the acquisition of the stock prior to the acquisition date, (b) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder or (c) the consideration to be received by shareholders meets certain requirements of the Business Combination Restriction with respect to form and amount.

         Fair Price Provision. The WBCL provides that certain business combinations not meeting specified adequacy-of-price standards must be approved by a vote of at least 80% of the votes entitled to be cast by shareholders and by two-thirds of the votes entitled to be cast by shareholders other than a "significant shareholder" who is a party to the transaction. The term "business combination" is defined to include, subject to certain exceptions, a merger or consolidation of us (or any of our subsidiaries) with, or the sale or other disposition of substantially all of our assets to, any significant shareholder or its affiliate. "Significant shareholder" is defined generally to include a person that is the beneficial owner of 10% or more of the voting power of our common stock.

         Certain Other Restrictions. The WBCL provides that, in addition to the vote otherwise required by law or our Articles of Incorporation, the approval of the holders of a majority of our shares entitled to vote is required before we can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded.

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Under these provisions, shareholder approval is required for us while a takeover offer exists to (i) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held these shares for less than two years, unless a similar offer is made to acquire all voting shares or (ii) sell or option our assets which amount to at least 10% of our market value unless we have at least three independent directors and a majority of the independent directors vote not to have this provision apply. The restrictions described in clause (i) above may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over the market price.

         Amendment of Governing Instruments. Our Articles of Incorporation generally provide that they may be amended in accordance with the WBCL, provided, however, any amendment which is inconsistent with Article 3 (board of directors), Article 4 (business combinations), or Article 5 (fair price and reduced voting rights provisions) must be approved by the affirmative vote of the holders of not less than 66-2/3% of the shares entitled to vote thereon.

Indemnification and Limited Liability

         Pursuant to the WBCL and our Bylaws, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (i) to the extent our officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to us and such breach and failure constituted: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation to the extent required or permitted as described above. Additionally, under the WBCL, our directors are not subject to personal liability to us, our shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Consideration of Interests

         The WBCL authorizes our directors and officers, in discharging their duties and in determining what they believe to be in our best interests, to consider the effects of any action they may authorize or take on other constituencies in addition to our shareholders. Under the WBCL, our directors and officers may consider, including in the context of evaluating an offer to acquire us, the following:

         .  the effects of the action on our employees, suppliers and customers;

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         .   the effects of the action on the communities in which we operate;
             and

         .   any other factors our directors or officers may consider pertinent.

         Authorized Capital Stock. Our authorized capital stock consists of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. This will provide our board of directors with the flexibility to effect, among other things, financings, acquisitions, stock dividends, stock splits and employee stock options.

         Our Articles of Incorporation do not contain restrictions on the issuance of shares of capital stock to our directors, officers or controlling persons. Thus, we could adopt stock-related compensation plans such as stock option plans without shareholder approval and shares of our capital stock could be issued directly to directors or officers without shareholder approval. The Marketplace Rules of the NASD, however, generally require corporations like ours with securities which will be quoted on the Nasdaq National Market to obtain shareholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax law treatment under current laws and regulations. We plan to submit the stock compensation plans discussed herein to our shareholders for their approval.

         The foregoing provision of our Articles of Incorporation and Bylaws and Wisconsin law could have the effect of discouraging an acquisition of us or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of our common stock.

         In addition, certain provisions of our Stock Option Plan and Recognition and Retention Plan, each of which will not be implemented prior to the receipt of shareholder approval, provide for accelerated benefits to participants in the event of a change in control of us or TierOne Bank, as applicable. See "Management-New Stock Benefit Plans." In addition, certain employment agreements, change in control agreements and an employee severance plan to which we will be a party provide for specified benefits in the event of a change in control. See "Management-Executive Compensation-Employment Agreements," "-Change in Control Agreements" and "-Employee Severance Plan." The foregoing provisions and limitations may make it more costly for companies or persons to acquire control of us.

         Our board of directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believes that these provisions are in the best interests of us and our future shareholders. In the board of directors' judgment, the board is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of our shareholders. Accordingly, the board of directors believes that it is in our best interests and the best interests of our future shareholders to encourage potential acquirors to negotiate directly with the board of directors and that these

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provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the board of directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of our true value and where the transaction is in the best interests of all shareholders.

Restrictions in TierOne Bank's Charter and Bylaws

         TierOne Bank's federal stock Charter will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of TierOne Bank by any person (any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate, will be prohibited for a period of five years following the date of completion of the conversion. Any stock in excess of 10% acquired in violation of the Charter provision will not be counted as outstanding for voting purposes. In the event that holders of revocable proxies for more than 10% of the shares of the common stock of TierOne Corporation seek, among other things, to elect one-third or more of the our board of directors, to cause the our shareholders to approve the acquisition or corporate reorganization of us or to exert a continuing influence on a material aspect of our business operations, which actions could indirectly result in a change in control of TierOne Bank, the board of directors of TierOne Bank will be able to assert this provision of TierOne Bank's Charter against such holders. Although TierOne Bank's board of directors is not currently able to determine when and if it would assert this provision of the Charter, the board of directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of TierOne Bank, us and our shareholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of TierOne Bank indirectly through a change in control of us. Finally, for five years after the conversion, shareholders will not be permitted to call a special meeting of shareholders relating to a change of control of TierOne Bank or a charter amendment or to cumulate their votes in the election of directors. Furthermore, the staggered terms of TierOne Bank's board of directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the board of directors since only one-third of the board is elected each year. The purpose of these provisions is to assure stability and of management of TierOne Bank in the years immediately following the conversion.

Regulatory Restrictions

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days' prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a thrift holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired,

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subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings institution where certain enumerated "control factors" are also present in the acquisition. The Office of Thrift Supervision may prohibit an acquisition if (a) it would result in a monopoly or substantially lessen competition, (b) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (c) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the savings institution.

         During the conversion and for three years following the conversion and reorganization, Office of Thrift Supervision regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10% of the stock of any converted savings institution, such as TierOne Bank, without the prior written approval of the Office of Thrift Supervision, except for:

         . any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;
         . offers that if consummated would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock;
         . offers in the aggregate for up to 24.9% by the employee stock ownership plan or other tax-qualified plans of us or TierOne Bank; and
         . an offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the savings institution by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion and reorganization.

         Such prohibition also is applicable to the acquisition of our common stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of shareholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution's stock under circumstances that give rise to a conclusive or rebuttable determination of control under Office of Thrift Supervision regulations.

         In addition to the foregoing, the plan of conversion prohibits any person, prior to the completion of the conversion and reorganization, from offering, or making an announcement of an intent to make an offer, to purchase subscription rights or common stock. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

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                        DESCRIPTION OF OUR CAPITAL STOCK

General

         We are authorized to issue 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. We currently expect to issue up to a maximum of 18,250,500 shares of common stock (including shares contributed to the TierOne Charitable Foundation), and no shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the conversion stock in accordance with the plan of conversion, all such stock will be duly authorized, fully paid and nonassessable, except for statutory liability under Section 180.0622(2)(b) of the WBCL for unpaid employee wages.

         The common stock will represent nonwithdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental authority.

Common Stock

         Dividends. We can pay dividends if, as and when declared by our board of directors, subject to compliance with limitations which are imposed by law. See "Dividends." The holders of common stock will be entitled to receive and share equally in such dividends as may be declared by our board of directors out of funds legally available therefor. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. Upon completion of the conversion, the holders of our common stock will possess exclusive voting rights in us. They will elect our board of directors and act on such other matters as are required to be presented to them under Wisconsin law or our Articles of Incorporation or as are otherwise presented to them by the board of directors. Except as discussed in "Restrictions on Acquisition of Us and TierOne Bank and Related Anti-Takeover Provisions - Limitations on Acquisitions of Voting Stock and Voting Rights," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of the preferred stock may also possess voting rights.

         Liquidation. In the event of any liquidation, dissolution or winding up of us, the holders of the then-outstanding common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of our assets available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights. Except as otherwise provided by our board of directors, holders of the common stock will not be entitled to preemptive rights with respect to any shares which may be issued in the future. The common stock is not subject to redemption.

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Preferred Stock

         None of the shares of our authorized preferred stock will be issued in the conversion. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

         The transfer agent and registrar and exchange agent for the common stock of TierOne Corporation is ________________.


                                     EXPERTS

         The consolidated financial statements of TierOne Bank as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. KPMG LLP's report included an explanatory paragraph with respect to the adoption by TierOne Bank of FASB Statement No. 133, "Accounting for Derivative Instrument and Hedging Activities," as amended by FASB Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133."

         Keller & Company has consented to the publication in this document of the summary of its report to TierOne Bank setting forth its opinion as to the estimated pro forma market value of the common stock to be outstanding upon completion of the conversion and its opinion with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the common stock and the federal income tax consequences of the conversion has been passed upon for TierOne Corporation and TierOne Bank by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to TierOne Corporation and TierOne Bank. The Nebraska, Kansas and Iowa income tax consequences of the conversion has been passed upon for TierOne Bank by KPMG LLP. Certain legal matters will be passed upon for Sandler O'Neill & Partners, L.P. by Foley & Lardner, Milwaukee, Wisconsin.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered in this document. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the Registration

Statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The registration statement also is available through the SEC's world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete.

         TierOne Bank has filed an application for conversion with the Office of Thrift Supervision with respect to the conversion. This prospectus omits certain information contained in that application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Dallas Regional Office of the Office of Thrift Supervision located at 225 East John Carpenter Freeway Suite 500, Irving, Texas 75062-2326.

         In connection with the conversion, we will register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and, upon such registration, we and the holders of our stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% shareholders, the annual and periodic reporting requirements and certain other requirements of the Securities Exchange Act of 1934, as amended. Under the plan of conversion, we have undertaken that we will not terminate such registration for a period of at least three years following the conversion.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                 Page
Independent Auditor's Report .................................................................   F-1
Consolidated Statements of Financial Condition as of
   December 31, 2001 and 2000 ................................................................   F-2
Consolidated Statements of Income for the Years Ended
   December 31, 2001, 2000 and 1999 ..........................................................    37
Consolidated Statements of Changes in Retained Earnings
   and Comprehensive Income for the Years Ended
   December 31, 2001, 2000 and 1999 ..........................................................   F-4
Consolidated Statements of Cash Flows for the Years Ended
   December 31, 2001, 2000 and 1999 ..........................................................   F-5
Notes to Consolidated Financial Statements ...................................................   F-7

     All schedules are omitted because they are not required or applicable or the required information is shown in the financial statement or the notes thereto.

     Financial statements of TierOne Corporation have not been provided because TierOne Corporation has not conducted any operations to date.

                          Independent Auditors' Report

     The Board of Directors
     TierOne Bank:

     We have audited the accompanying consolidated statements of financial condition of TierOne Bank and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in retained earnings and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TierOne Bank and subsidiaries at December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information included in Schedules 1 and 2 is presented for purposes of additional analysis of the 2001 consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The consolidating information has been subjected to the auditing procedures applied in the audit of the 2001 consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2001 consolidated financial statements taken as a whole.

     As described in note 1, TierOne Bank and subsidiaries adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133 in 2000.

                                    KPMG LLP

     February 11, 2002, except for
          note 18, which is April 2, 2002
     Lincoln, Nebraska

                          TierOne Bank and Subsidiaries

                 Consolidated Statements of Financial Condition

                           December 31, 2001 and 2000
                             (dollars in thousands)

                                      Assets                                         2001                2000
                                                                                 -------------       ------------

Cash and due from banks                                                          $      24,141             24,579
Federal funds sold                                                                      10,300              6,200
                                                                                 -------------       ------------

             Total cash and cash equivalents                                            34,441             30,779

Investment securities:
    Held-to-maturity                                                                       221                195
    Available-for-sale                                                                  90,811            153,333
Loans receivable, net                                                                1,393,439          1,128,074
Accrued interest receivable                                                              7,834              7,903
Federal Home Loan Bank stock                                                            14,836             15,160
Premises and equipment                                                                  18,201             17,567
Other assets                                                                            10,230              6,463
                                                                                 -------------       ------------

             Total assets                                                        $   1,570,013          1,359,474
                                                                                 =============       ============

                       Liabilities and Retained Earnings

Liabilities:
    Deposits                                                                     $   1,096,242          1,047,836
    Advances from Federal Home Loan Bank and other borrowings                          303,315            172,449
    Advances from borrowers for taxes and insurance                                     15,535              9,207
    Accrued interest payable                                                             8,734             11,605
    Accrued expenses and other liabilities                                              24,432             10,505
                                                                                 -------------       ------------

             Total liabilities                                                       1,448,258          1,251,602
                                                                                 -------------       ------------

Retained earnings:
    Retained earnings, subject to certain restrictions                                 121,678            108,636
    Cumulative other comprehensive income (loss), net                                       77               (764)
                                                                                 -------------       ------------

             Total retained earnings                                                   121,755            107,872


                                                                                 -------------       ------------

             Total liabilities and retained earnings                             $   1,570,013          1,359,474
                                                                                 =============       ============


See accompanying notes to consolidated financial statements.

                          TierOne Bank and Subsidiaries

                        Consolidated Statements of Income

                  Years ended December 31, 2001, 2000 and 1999
                             (dollars in thousands)

                                                                                       2001             2000             1999
                                                                                  --------------      -----------     ------------
Interest income:
    Loans receivable                                                                      95,139           87,550           70,650
    Investment securities                                                                  8,827           16,110           11,627
    Other interest-earning assets                                                          1,179              206            2,537
                                                                                  --------------      -----------     ------------

             Total interest income                                                       105,145          103,866           84,814
                                                                                  --------------      -----------     ------------

Interest expense:
    Deposits                                                                              47,157           50,313           45,408
    Advances from Federal Home Loan Bank and other borrowings                             10,028           15,227            4,240
                                                                                  --------------      -----------     ------------

             Total interest expense                                                       57,185           65,540           49,648
                                                                                  --------------      -----------     ------------

             Net interest income                                                          47,960           38,326           35,166

Provision for loan losses                                                                  3,997            1,273            1,132
                                                                                  --------------      -----------     ------------

             Net interest income after provision for loan losses                          43,963           37,053           34,034
                                                                                  --------------      -----------     ------------

Other income:
    Fees and service charges                                                               6,765            4,357            3,732
    Income from real estate operations, net                                                  533              521              493
    Other operating income                                                                 1,546              779              741
    Net gain on sales of:
      Investments                                                                             --               72               56
      Loans held for sale                                                                  2,091              763              974
      Real estate owned                                                                        1               83               73
                                                                                  --------------      -----------     ------------

             Total other income                                                           10,936            6,575            6,069
                                                                                  --------------      -----------     ------------

Other expense:
    Salaries and employee benefits                                                        19,571           16,399           14,126
    Occupancy, net                                                                         5,360            4,917            4,298
    Data processing                                                                        1,366            1,280            1,296
    Advertising                                                                            1,806            1,485            1,016
    Legal services                                                                           337              441            1,204
    Other operating expense                                                                6,156            5,007            4,837
                                                                                  --------------      -----------     ------------

             Total other expense                                                          34,596           29,529           26,777
                                                                                  --------------      -----------     ------------

             Income before income taxes                                                   20,303           14,099           13,326

Income tax expense                                                                         7,261            5,073            4,898
                                                                                  --------------      -----------     ------------

             Net income                                                           $       13,042            9,026            8,428
                                                                                  ==============      ===========     ============

See accompanying notes to consolidated financial statements.

                          TierOne Bank and Subsidiaries

Consolidated Statements of Changes in Retained Earnings and Comprehensive Income

                  Years ended December 31, 2001, 2000 and 1999
                             (dollars in thousands)

                                                                                     Cumulative
                                                                                     other compre-        Total
                                                                     Retained          hensive           retained
                                                                     earnings        income (loss)       earnings
                                                                   -------------     -------------      -----------
Balance at December 31, 1998                                       $   91,182              53             91,235
                                                                   -------------     -------------       -------
Comprehensive income:
    Net income                                                          8,428              --              8,428
    Change in unrealized loss on
      available-for-sale securities, net of tax and
      reclassifications                                                    --          (2,764)            (2,764)
                                                                   -------------     -------------       -------
             Total comprehensive income                                 8,428          (2,764)             5,664
                                                                   -------------     -------------       -------
Balance at December 31, 1999                                           99,610          (2,711)            96,899
                                                                   -------------     -------------       -------
Comprehensive income:
    Net income                                                          9,026              --              9,026
    Cumulative effect of the change in accounting
      principle for derivatives and hedging activities                     --            (785)              (785)
    Change in unrealized loss on
      available-for-sale securities, net of tax and
      reclassifications                                                    --           2,732              2,732
                                                                   -------------     -------------       -------
             Total comprehensive income                                 9,026           1,947             10,973
                                                                   -------------     -------------       -------
Balance at December 31, 2000                                          108,636            (764)           107,872
                                                                   -------------     -------------       -------
Comprehensive income:
    Net income                                                         13,042              --             13,042
    Change in unrealized gain on available-for-sale
      securities, net of tax and reclassifications                         --             841                841
                                                                   -------------     -------------       -------
             Total comprehensive income                                13,042             841             13,883
                                                                   -------------     -------------       -------
Balance at December 31, 2001                                       $  121,678              77            121,755
                                                                   =============     =============       =======

See accompanying notes to consolidated financial statements.

                          TierOne Bank and Subsidiaries

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 2001, 2000 and 1999
                             (dollars in thousands)

                                                                                     2001              2000               1999
                                                                                ----------------  ----------------  ----------------
Reconciliation of net income to cash provided by operating activities:
      Net income                                                                 $   13,042             9,026             8,428
                                                                                ----------------  ----------------  ----------------
      Adjustments to reconcile net income to net cash provided by operating activities:
           Net accretion of investment and
             mortgage-backed securities                                                (105)             (631)           (9,554)
           Depreciation and amortization                                              1,870             1,602             1,441
           Amortization on loans receivable, net                                        648               300               975
           Deferred income tax benefit                                                 (109)             (308)              (55)
           Provision for loan losses                                                  3,997             1,273             1,132
           Proceeds from sales of loans held for sale                               350,439            60,036            78,389
           Originations and purchases of loans held for sale                       (359,009)          (60,942)          (76,338)
           Net (gain) loss on sales of:
             Investment securities                                                       --               (72)              (56)
             Loans receivable held for sale                                          (2,091)             (763)             (974)
             Real estate owned                                                           (1)              (83)              (73)
             Premises and equipment                                                     251                 5               (77)
           Changes in certain assets and liabilities:
             Accrued interest receivable                                                 69              (938)           (1,316)
             Other assets                                                            (4,660)           (1,160)              745
             Accrued interest payable                                                (2,871)            1,652               (49)
             Accrued expenses and other liabilities                                  13,927              (749)           (2,519)
                                                                                ----------------  ----------------  ----------------
               Total adjustments                                                      2,355              (778)           (8,329)
                                                                                ----------------  ----------------  ----------------
               Net cash provided by operating activities                             15,397             8,248                99
                                                                                ----------------  ----------------  ----------------
Cash flows from investing activities: Purchase of investment securities:
      Held-to-maturity                                                                  (38)              (13)          (31,635)
      Available-for-sale                                                            (87,657)               --          (164,874)
    Proceeds from sale of investment securities,
      available-for-sale                                                                 --            62,528             3,000
    Proceeds from principal repayments of
      investment securities                                                         151,572            28,475            56,079
    Increase in loans receivable                                                   (260,294)         (140,628)         (107,067)
    Proceeds from sale of real estate owned                                           1,494             1,143             1,403
    Additions to premises and equipment                                              (2,744)           (4,351)           (3,626)
    Proceeds from sale of premises and equipment                                          8                23               176
    Sale of Federal Home Loan Bank stock                                              5,138             2,113             1,684
    Purchase of Federal Home Loan Bank stock                                         (4,814)           (6,578)           (5,041)
                                                                                ----------------  ----------------  ----------------
               Net cash used in investing activities                               (197,335)          (57,288)         (249,901)
                                                                                ----------------  ----------------  ----------------

                                                                                                                     (Continued)

                          TierOne Bank and Subsidiaries

                  Years ended December 31, 2001, 2000 and 1999
                             (dollars in thousands)

                                                                                  2001              2000              1999
                                                                            ----------------  ----------------  ----------------

Cash flows from financing activities:
    Net increase in deposits                                                $          48,406            41,848           19,548
    Net increase (decrease) in advances from
      borrowers for taxes and insurance                                                 6,328               355             (480)
    Proceeds from Federal Home Loan Bank advances
      and other borrowings                                                            86,600            70,000           105,000
    Repayment of Federal Home Loan Bank advances                                         (34)          (35,033)              (34)
    Net advances (repayment) on Federal Home Loan Bank
      line of credit                                                                  44,300           (33,000)           60,000
                                                                            ----------------  ----------------  ----------------

               Net cash provided by financing activities                             185,600            44,170           184,034
                                                                            ----------------  ----------------  ----------------

               Net increase (decrease) in cash and cash equivalents                   3,662            (4,870)          (65,768)

Cash and cash equivalents at beginning of year                                       30,779            35,649           101,417
                                                                            ----------------  ----------------  ----------------

Cash and cash equivalents at end of year                                    $        34,441            30,779            35,649
                                                                            ================  ================  ================
Supplemental disclosures of cash flow information:
    Cash paid during the year for:

      Interest                                                              $        60,055            63,887            49,698
                                                                            ================  ================  ================

      Income taxes, net of refunds                                          $         6,942             5,470             4,953
                                                                            ================  ================  ================
Supplemental schedules of noncash investing activities:
    Transfers from loans to real estate owned and other assets
      through foreclosure                                                   $           945             1,524             1,144
                                                                            ================  ================  ================



The Bank transferred, on July 1, 2000, certain investment securities with market values of approximately $75,000,000 from the held-to-maturity portfolio to the available-for-sale portfolio, which resulted in recording gross unrealized losses of approximately $1,200,000 a deferred tax asset of approximately $415,000 and cumulative other comprehensive loss as a component of retained earnings of approximately $785,000.

See accompanying notes to consolidated financial statements.

                          TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

  (1)   Summary of Significant Accounting Policies

              Basis of Consolidation

              The consolidated financial statements include the accounts of TierOne Bank (formerly known as First Federal Lincoln Bank) (the
              Bank), a mutual savings bank, and its wholly owned subsidiary, TMS Corporation of the Americas (TMS). TMS is the holding company of TierOne Investments and Insurance, Inc., a company that administers the sale of insurance and securities products. In April 2000, TMS created a new subsidiary, TierOne Reinsurance Company, which reinsures credit life and accident and health insurance policies.

              First Lincoln Bancshares, Inc., a holding company, was incorporated in 1997 and has not conducted any operations to date.

              All significant intercompany balances and transactions have been eliminated in consolidation.

              Fiscal Year Change

              During 2001, the Bank's fiscal year was changed from June 30 to December 31. The Bank's financial statements are presented on a calendar year basis.

              Investment Securities

              The Bank classifies its investment securities portfolio between those securities the Bank intends to hold to maturity, those securities available-for-sale, and those securities held for trading purposes.

              Securities classified as held-to-maturity are those securities which the Bank has the ability and positive intent to hold to maturity regardless of changes in market condition, liquidity needs, or changes in general economic conditions. These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity using the interest method.

              Securities classified as available-for-sale are those securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other factors. These securities are carried at fair value with unrealized gains or losses reported as increases or decreases in cumulative other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Unrealized losses for securities classified as held-to-maturity and available-for-sale judged to be other than temporary, are charged to operations.

              Trading securities are those securities, which the Bank purchases, and holds principally for the purpose of selling them in the near term. These securities are carried at fair value with unrealized gains or losses included in earnings.

                                                                     (Continued)
                                       F-7

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

              Accounting for Derivatives and Hedging Activities

              Effective July 1, 2000, which was previously the beginning of the Bank's fiscal year, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a foreign currency denominated forecasted transaction, or a net investment in foreign operation. The Statement generally provides for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be either net income or other comprehensive income. For a derivative not designated as a hedging instrument, changes in fair value will be recognized in net income in the period of change. The effect of adopting SFAS 133 and 138 was immaterial.

              In accordance with its adoption of SFAS No. 133, on July 1, 2000, the Bank elected to make a one-time transfer of certain investment securities from the held-to-maturity portfolio to the available-for-sale portfolio. The Bank transferred investment securities with a market value of approximately $75,000,000 which resulted in recording gross unrealized losses of approximately $1,200,000, a deferred tax asset of approximately $415,000, and cumulative other comprehensive loss as a component of retained earnings of $785,000. The Bank had no significant derivative instruments at December 31, 2001 and 2000.

              Loans Receivable

              Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, unearned discounts and premiums, and net deferred loan origination fees. Interest on loans is credited to income as earned. Interest is not accrued on loans contractually delinquent three months or more. Premiums or discounts on purchased loans, loans acquired through merger, and property loans are amortized into income over the life of the loan using the interest method. Loan origination fees received in excess of certain direct origination costs are deferred and amortized into income over the life of the loan using the interest method or recognized when the loan is sold.

              The Bank also originates mortgage loans for sale in the secondary market. Mortgage loans held for sale are carried at the lower of cost or market value, determined on an individual loan basis.

                                                                     (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

              Provision for Loan Losses

              Provision for loan losses is charged to earnings when it is determined by management to be required. Management's periodic evaluation of the adequacy of allowance accounts is based on the Bank's past loss experience, known and inherent risks related to the assets, adverse situations that may affect a borrower's ability to repay, estimated value of the underlying collateral, and current and prospective economic conditions.

              Management believes the allowance for losses on loans is adequate. While management uses available information to recognize probable losses on loans inherent in the portfolio, future additions to the allowances may be necessary based on changes in economic conditions and other factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

              Additionally, accrual of interest and amortization of deferred loan fees on potential problem loans are excluded from income when, in the opinion of management, such suspension is warranted. Income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

              Under the Bank's credit policies and practices, all nonaccrual and restructured commercial, agricultural, construction, and commercial real estate loans meet the definition of impaired loans. Impaired loans exclude certain consumer loans and residential real estate loans classified as nonaccrual. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent.

              Servicing

              Servicing assets are recognized as separate assets when rights are acquired through purchase, or through the sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized into other income in proportion to, and over the period of, the estimated future net servicing income for the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized costs. Impairment is determined by stratifying rights by predominant characteristics, including interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

              Transfers of Financial Assets

              Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and
              (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.


                                                                     (Continued)
                                       F-9

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

              Estimates

              The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the statement of financial condition, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

              Real Estate

              Real estate acquired through foreclosure is considered to be held for sale. It is initially recorded at estimated fair value (carrying value). Subsequent to foreclosure, these assets are carried at the lower of carrying value or fair value, less selling costs. Changes in the valuation allowances for unrealized gains and losses and income and operating expenses are included in other income of the current period.

              Premises and Equipment

              Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Estimated lives are ten to fifty years for buildings and improvements and three to ten years for furniture, fixtures, and equipment.

              Income Taxes

              The Bank files a consolidated Federal income tax return on a calendar-year basis. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              Comprehensive Income

              Comprehensive income consists of net income and net unrealized gains (losses) on securities and is reported, net of tax, in the consolidated statement of changes in retained earnings and comprehensive income. Increases (decreases) in other comprehensive income are net of related income taxes (benefit) of $435,000, $1,003,000, and ($1,424,000) for the years ended December 31, 2001, 2000, and 1999, respectively. Reclassification adjustments for realized gains included in income, were $0, $72,000, and $56,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

              Reclassifications

              Certain prior years amounts have been reclassified to conform to the 2001 presentation.

                                                                     (Continued)
                                       F-10

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

  (2)   Industry Segment Information

        The Bank's activities are considered to be a single industry segment for financial reporting purposes. The Bank is engaged in the business of commercial and retail banking, investment management, and insurance with operations conducted through its main office and branches located throughout Nebraska, Iowa, and Kansas. Substantially all of the Bank's income is derived from a diverse base of commercial, mortgage and retail lending activities, and investments.

  (3)   Investment Securities

        Investment securities at December 31, 2001 and 2000 are summarized below:

                                                   Amortized            Gross unrealized            Fair
                    2001                              cost            Gains         Losses          value
                    ----                              ----            -----         ------          -----
                                                                    (dollars in thousands)

Held-to-maturity,
    Municipal obligations                      $        221             --             --             221
                                               ============      =========        =======      ==========

Available-for-sale:
    U. S. government agency obligations        $     26,691             --             --          26,691
    Corporate securities                             12,214             --            381          11,833
    Mutual fund                                       6,000             --             --           6,000
    Mortgage-backed securities                       45,788            528             29          46,287
                                               ------------      ---------        -------      ----------

                                               $     90,693            528            410          90,811
                                               ============      =========        =======      ==========


                                                 Amortized           Gross unrealized             Fair
                    2000                           cost            Gains         Losses           value
                    ----                           ----            -----         ------           -----
                                                                    (dollars in thousands)

Held-to-maturity,
    Municipal obligations                               195             --             --             195
                                               ------------      ---------        -------      ----------

                                               $        195             --             --             195
                                               ============      =========        =======      ==========

Available-for-sale:
    U. S. government agency obligations        $     76,500             --            270          76,230
    Corporate securities                              8,978             --            273           8,705
    Mortgage-backed securities                       69,012            144            758          68,398
                                               ------------      ---------        -------      ----------

                                               $    154,490            144          1,301         153,333
                                               ============      =========        =======      ==========

                                                                     (Continued)

                           TierOne Bank Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000



        The amortized cost and estimated fair value of investment securities, excluding mutual funds and mortgage-backed securities, at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from the contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Held-to-maturity                 Available-for-sale
                                       -----------------------------        ----------------------------
                                          Amortized       Estimated          Amortized         Estimated
                                            cost         fair value           cost           fair value
                                       -------------   -------------        ------------  --------------
                                                              (dollars in thousands)
Within 1 year                          $         --               --            3,721             3,734
Over 1 year through 5 years                      --               --           17,493            17,493
After 5 years through 10 years                  209              209            9,198             9,198
Over 10 years                                    12               12            8,493             8,099
                                       ------------       ----------        ---------        ----------

                                       $        221              221           38,905            38,524
                                       ============       ==========        =========        ==========

        There were no sales of investment securities held as available-for-sale during the year ended December 31, 2001. Proceeds from the sale of investment securities held as available-for-sale were $62,528,000 and $3,000,000 for the years ended December 31, 2000 and 1999, respectively, resulting in gross realized gains of $269,000 and gross realized losses of $197,000 during 2000 and gross realized gains of $56,000 during 1999.

        There were no sales of held-to-maturity investment securities during the three years ended December 31, 2001.

                                      F-12                           (Continued)

                           TierOne Bank Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

  (4)   Loans Receivable

        Loans receivable at December 31, 2001 and 2000 are summarized below:


                                                                  2001                2000
                                                             ---------------         -----------
                                                                 (dollars in thousands)
One-to-four family                                           $      502,502             565,441
Commercial real estate, multifamily, and land                       332,486             277,679
Residential construction                                            113,300              77,421
Commercial construction                                              95,614              46,187
Warehouse mortgage lines of credit                                  224,067              37,173
Commercial business loans                                            12,193               2,755
Consumer and property improvement loans                             236,825             202,758
                                                             ---------------          ----------
                                                                  1,516,987           1,209,414

Less:
    Allowance for loan losses                                       (13,464)             (9,947)
    Deferred loan fees                                                 (520)               (462)
    Unearned premiums and discounts                                     558                  30
    Discounts on loans acquired through merger                         (270)               (336)
    Undisbursed portion of loans in process                        (109,852)            (70,625)
                                                             ---------------          ----------
                                                             $    1,393,439           1,128,074
                                                             ===============          ==========

        The one-to-four family real estate loans above include $14,373,000 and $3,712,000 of loans held for sale at December 31, 2001 and 2000, respectively.

        The activity in the allowance for loan losses is summarized below:

                                               2001            2000            1999
                                          --------------  --------------  --------------
                                                     (dollars in thousands)

Balance at beginning of year             $      9,947          8,860          7,834
Provision for loan losses                       3,997          1,273          1,132
Losses charged off                               (496)          (198)          (121)
Recoveries                                         16             12             15
                                          ------------    -----------   ------------

Balance at end of year                   $     13,464          9,947          8,860
                                          ============    ===========   ============

                                       F-13                          (Continued)

                           TierOne Bank Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

        Total impaired loans, including nonaccrual loans and restructured loans, aggregated approximately $2,010,000 and $4,693,000 at December 31, 2001 and 2000, respectively. The average balances of impaired loans for the years ended December 31, 2001 and 2000 were approximately $2,339,000 and $2,164,000, respectively. Impaired loans were not subject to a related specific allowance for loan losses at December 31, 2001 and 2000, respectively, because of the net realizable value of loan collateral, guarantees, and other factors. There were no material commitments to lend additional funds to customers whose loans were classified as impaired at December 31, 2001 and 2000.

        The Bank serviced loans for others amounting to approximately $406,424,000, $109,564,000, and $67,240,000 at December 31, 2001, 2000,
        and 1999, respectively. Loans serviced for others are not included in the accompanying consolidated statements of financial condition. Servicing loans for others consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors, and foreclosure processing. In connection with these loans serviced for others, the Bank held borrowers' escrow balances of approximately $4,397,000, $1,315,000, and $920,000 at December 31, 2001, 2000, and
        1999, respectively.

        Of the serviced loans for others, the Bank has approximately $188,495,000 and $10,629,000 of unpaid principal balances of residential real estate loans at December 31, 2001 and 2000, respectively, for which the Bank has maintained a limited amount of recourse obligation. The liability for the recourse approximated $259,000 and $22,000 at December 31, 2001 and 2000, respectively, and is included in accrued expenses and other liabilities.

        The balance of capitalized servicing rights, net of valuation allowances, included in other assets at December 31, 2001 and 2000, was $4,577,000 and $1,101,000, respectively. The fair values of these rights were approximately $5,069,000 and $1,101,000 respectively. The fair value of servicing rights was determined using discount rates currently used in the market place for such servicing rights.

        The following summarizes mortgage-servicing rights capitalized and amortized:

                                                                Year ended December 31,
                                                       ----------------------------------------
                                                             2001          2000         1999
                                                       --------------  -------------  ---------
                                                                (dollars in thousands)

          Mortgage servicing rights capitalized        $        4,830          734          474
                                                        =============   ===========   =========

          Mortgage servicing rights amortized          $        1,004          289          191
                                                        =============   ===========   =========

        There was a valuation allowance established for the mortgage servicing rights of $350,000 at December 31, 2001. There was no valuation allowance established for the mortgage servicing rights at December 31, 2000.

                                       F-14                          (Continued)

                           TierOne Bank Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

  (5)   Accrued Interest Receivable

        Accrued interest receivable at December 31, 2001 and 2000 is summarized below:

                                                        2001           2000
                                                  ---------------  -------------
                                                       (dollars in thousands)

                Loans receivable                  $        6,991          6,908
                Investment securities                        843            995
                                                    ------------      ----------
                                                  $        7,834          7,903
                                                    ============      ==========


  (6)   Federal Home Loan Bank Stock

        The investment in Federal Home Loan Bank (FHLB) stock is carried at cost. The Bank was required to hold approximately $14,836,000 and $8,622,000 of FHLB stock at December 31, 2001 and 2000, respectively. The investment in FHLB stock is pledged as collateral for advances from FHLB.

  (7)   Real Estate

        Real estate owned at December 31, 2001 and 2000 of $40,000 and $807,000, respectively, is recorded net of a valuation allowance of $0 and $9,000, respectively. These amounts are included in other assets in the consolidated statements of financial condition.

  (8)   Premises and Equipment

        Premises and equipment at December 31, 2001 and 2000 are summarized below:

                                                       2001             2000
                                                  ---------------  -------------
                                                        (dollars in thousands)

        Land                                     $       3,827            3,827
        Buildings                                       18,154           17,149
        Leasehold improvements                           1,838            2,208
        Furniture, fixtures, and equipment               7,547            7,586
        Computer equipment                               2,860            4,937
        Vehicles                                           317              310
                                                  -------------      -----------
                                                        34,543           36,017

        Less accumulated depreciation
           and amortization                            (16,342)         (18,450)
                                                  -------------      -----------

                                                 $      18,201           17,567
                                                  =============      ===========

                                       F-15                          (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(9)  Deposits

     Deposits at December 31, 2001 and 2000 are summarized below:

                                                                      2001                                     2000
                                                       ------------------------------        -----------------------------
                                                        Weighted                              Weighted
                                                         average                              average
                                                         rates              Amount             rates             Amount
                                                       ---------         ------------        ---------        ------------
                                                                           (dollars in thousands)
          Noninterest-bearing checking                        -- %       $     24,454               -- %      $     19,804
          Passbook                                          1.29               12,988             1.78              10,129
          Interest-bearing checking                         1.85              227,473             3.88             137,735
          Money market                                      2.09              295,991             4.76             319,498
                                                                         ------------                         ------------

                                                                              560,906                              487,166
                                                                         ------------                         ------------

                                                                                51.17 %                              46.49 %
                                                                         ------------                         ------------

          Certificate accounts:
              1.00% to 2.99%                                                   32,156                                   23
              3.00% to 4.99%                                                  304,703                                2,885
              5.00% to 6.99%                                                  197,923                              527,364
              7.00% and over                                                      554                               30,670
                                                                         ------------                         ------------

                                                            4.42 %       $    535,336             6.24 %      $    560,670
                                                                         ------------                         ------------

                                                                                48.83   %                            53.51 %
                                                                         ------------                         ------------

                                                            3.12 %       $  1,096,242             5.32  %     $  1,047,836
                                                                         ============                         ============

                                                                               100.00   %                           100.00
                                                                         ============                         ============

     At December 31, 2001, scheduled maturities of certificate accounts are shown below:

                                                 Amount       Percent
                                                ----------  -----------
                                                 (dollars in thousands)

                                 2002           $374,116        69.88 %

                                 2003            117,175        21.89

                                 2004             27,669         5.17

                                 2005              6,712         1.25

                                 2006              9,261         1.73

                              Thereafter             403         0.08
                                                --------     --------

                                                $535,336       100.00 %
                                                ========     ========

          At December 31, 2001 and 2000, certificate accounts over $100,000 approximated $33,212,000 and $28,587,000, respectively. The deposits of the Bank are insured up to $100,000 by the Savings Association Insurance Fund (SAIF), which is administered by the Federal Deposit Insurance Corporation and is backed by the full faith and credit of the U. S. government.

                                                                     (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

          Interest expense, by each category of deposits, for the years ended December 31, 2001, 2000, and 1999 is as follows:

                                                                  2001          2000           1999
                                                                --------      --------       --------
                                                                        (dollars in thousands)
                    Passbook accounts                           $   171           189            192
                    Interest-bearing checking accounts            4,750         2,512          1,820
                    Money market accounts                        10,551        15,450         15,841
                    Certificate accounts                         31,685        32,162         27,555
                                                                -------       -------        -------

                                                                $47,157        50,313         45,408
                                                                =======       =======        =======

     (10) Other Borrowings

          At December 31, 2001 and 2000, the Bank was indebted on notes as shown below:

                                                                  Interest
                                                  Original         rate
                                                  maturity         range               2001            2000
                                                  --------        --------           --------       ---------
                                                                                      (dollars in thousands)
          Permanent fixed rate notes
               payable to the FHLB:                 2003         5.09-5.20 %         $ 20,000             --
                                                    2009           6.83                   415            449

          Convertible fixed rate notes
               payable to the FHLB:                 2001           6.45                    --         32,000
                                                    2005           5.81                25,000         25,000
                                                    2009        5.45-5.55              75,000         75,000
                                                    2010        5.06-5.36              40,000             --
                                                    2011        3.96-4.32              60,000         40,000
          Permanent fixed rate note
               payable to Fannie Mae                2003           5.77                 6,600             --
          Line of credit with the FHLB              2002           1.99                76,300             --
                                                                                     --------       --------

                                                                                     $303,315        172,449
                                                                                     ========       ========

                                                  Weighted average interest rate         4.30   %       5.66
                                                                                     ========       ========

          The convertible fixed rate notes are convertible to adjustable rate notes at the option of the FHLB with call dates ranging from March 2002 to December 2003. The line of credit with the FHLB expires in November 2002.

                                                                     (Continued)

                          TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

          Pursuant to blanket collateral agreements with the FHLB, the advances are secured by the Bank's qualifying first mortgage loans with carrying values totaling approximately $485,000,000 at December 31, 2001. Other qualifying collateral can be pledged in the event additional borrowing capacity is needed.

     (11) Income Taxes

          Income tax expense (benefit) for the years ended December 31, 2001, 2000, and 1999 consists of the following components:


                                     2001       2000       1999
                                   --------   --------   --------
                                       (dollars in thousands)
                    Federal:
                        Current    $ 6,954      4,991      4,543
                        Deferred      (109)      (308)       (55)
                                   -------     ------     ------

                                     6,845      4,683      4,488

                    State              416        390        410
                                   -------     ------     ------

                                   $ 7,261      5,073      4,898
                                   =======     ======     ======

        The actual income tax expense differs from the "expected" income tax expense (computed by applying the statutory 35% Federal tax rate to income before income tax expense) as shown below:

                                                                     2001           2000           1999
                                                                   --------       --------       ---------
                                                                        (dollars in thousands)
                    "Expected" income tax expense                  $ 7,106          4,935          4,664
                    Increase (decrease) resulting from:
                        State income taxes                             270            254            266
                        Tax-exempt interest income                      (5)            (6)            (6)
                        Other                                         (110)          (110)           (26)
                                                                   -------        -------         -------

                                 Total income tax expense          $ 7,261          5,073          4,898
                                                                   =======        =======         =======

                    Effective tax rate                                35.8%          36.0%          36.8%
                                                                   =======        =======         =======

                                                                     (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


The significant items comprising the Bank's net deferred income tax asset as of December 31, 2001 and 2000 are shown below:

                                                       2001              2000
                                                      ------            ------
                                                      (dollars in thousands)

         Deferred tax liabilities:
          Net unrealized gains on securities              42                --
          Deferred fees on loans                       1,411             1,204
          Basis in FHLB stock                          2,191             2,128
          Fixed asset depreciation                       331               290
          Servicing asset                              1,602               374
          Other                                          258                99
                                                      ------             -----
                  Deferred tax liabilities             5,835             4,095
                                                      ------             -----

         Deferred tax assets:
          Net unrealized losses on securities             --               393
          Loan fees                                      532               480
          Deferred compensation                        1,432             1,265
          Allowance for loan losses                    4,505             3,019
          Discounts on purchased loans                    88               106
          Other                                          991               871
                                                      ------             -----
            Deferred tax assets                        7,548             6,134
                                                      ------             -----
            Net deferred income tax asset              1,713             2,039
                                                      ======             =====

In assessing the Bank's deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Management considers the scheduled reversals of deferred tax liabilities, taxable income, carryback opportunities, and tax planning strategies in making this assessment in determining the amount of the valuation allowance. No valuation allowance is considered necessary at December 31, 2001 and 2000. Income taxes payable as of December 31, 2001 and 2000 was approximately $2,299,000 and $1,871,000, respectively, and is included in accrued expenses and other liabilities in the consolidated statements of financial condition. The net deferred tax assets as of December 31, 2001 and 2000 is included in other assets in the consolidated statements of financial condition.

                                      F-19                           (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000


        Retained earnings at December 31, 2001 and 2000 include approximately $7,650,000 at each date, for which no Federal income tax liability has been provided. Such amount represents the bad debt reserves for tax purposes, which were accumulated in tax years through the year ended December 31, 1987 (the base year). These amounts represent allocations of income to bad debt deductions for tax purposes only. The Small Business Protection Act (Act), passed by Congress during 1996, requires that savings and loan associations recapture into taxable income bad debt reserves, which were accumulated in taxable years after December 31, 1987 and which exceeded certain guidelines. The Bank's recorded deferred tax liability provides for the approximately $362,000 and $528,000 of income taxes associated with the recapture of loan loss reserves as of December 31, 2001 and 2000, respectively. Reductions of the remaining allocated retained earnings for purposes other than tax bad debt losses will create taxable income, which will be subject to the then current corporate income tax rate.

 (12)   Employee Benefit Plans

              Retirement Plan

              The Bank has a qualified, noncontributory defined benefit pension plan covering substantially all full-time employees who are at least 21 years of age and have completed one year of service (at least 1,000 hours). Generally, the plan provides for benefits at normal retirement age of 65, or five years after plan entry date, if later, but may elect reduced benefits with early retirement after completion of 10 years of service and reaching age 60. Information pertaining to the activity in the Plan is as follows:


                                                        Years ended December 31,
                                                           2001         2000
                                                         ---------    --------
                                                         (dollars in thousands)

Change in benefit obligation:
     Benefit obligation at beginning of year             $ 15,094      14,157
     Service cost                                             602         473
     Interest cost                                            999         900
     Actuarial (gain)/loss                                    223         189
     Benefits paid                                           (446)       (625)
     Other                                                     29          --
                                                         ---------    --------
              Benefit obligation at end of year            16,501      15,094
                                                         ---------    --------

Change in plan assets:
     Fair value of plan assets at beginning of year        15,525      16,213
     Actual return on plan assets                          (1,454)        (63)
     Benefits paid                                           (446)       (625)
                                                         ---------    --------
              Fair value of plan assets at end of year     13,625      15,525
                                                         ---------    --------
Funded status                                              (2,876)        431
Unrecognized net actuarial (gain) loss                      1,808      (1,204)
Unrecognized transition obligation                              1           6
Unrecognized prior service cost                                29          --
                                                         ---------    --------
              Accrued pension liability                  $ (1,038)       (767)
                                                         =========    ========

                                      F-20                           (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

         The components of net periodic pension cost (benefit) are as follows:

                                                     Years ended December 31,
                                                 ----------------------------
                                                   2001       2000     1999
                                                 --------   -------  -------
                                                      (dollars in thousands)

           Service cost                          $   602       473      467
           Interest cost                             999       900      840
           Expected return on plan assets         (1,333)   (1,391)  (1,257)
           Recognized net actuarial gain              --      (155)     (26)
           Amortization of transition
               obligation                              4         4        4
                                                 -------    -------  -------
                        Net periodic pension
                             cost (benefit)      $   272      (169)      28
                                                 =======    =======  =======

         For the years ended December 31, 2001, 2000, and 1999, actuarial assumptions include an assumed discount rate on benefit obligations of 6.50%, 6.75%, and 6.50%, respectively, an expected long-term rate of return on plan assets of 8.25%, 8.75%, and 8.75%, respectively and an annual weighted-average rate of compensation increase of 5.73%, 5.69% and 5.73%, respectively.

         Savings Plan

         The Bank sponsors a defined contribution 401(k) profit sharing plan. At December 31, 2001 and 2000, the Bank contributed 80% of the employee's contribution to a maximum of 6% of the employee's eligible salary. Plan expenses, net of forfeitures, for the years ended December 31, 2001, 2000, and 1999 were $548,000, $407,000, and $352,000, respectively. Effective January 1, 2001, the plan was amended to reduce eligibility requirements from one year to six months of service and to include commission and overtime in eligible compensation.

         Deferred Compensation Plan

         The Bank has deferred compensation agreements with certain officers and directors of the Bank. The agreements permit certain officers and directors to defer a portion of their salary/fees until future years. The deferred compensation is not available to the officers and directors until retirement and a minimum number of years of service, death, or disability.

         The expense related to the agreements was approximately $427,000, $314,000, and $267,000 for the years ended December 31, 2001, 2000, and 1999, respectively. The liability, included in accrued expenses and other liabilities, was approximately $2,326,000 and $1,959,000 at December 31, 2001 and 2000, respectively.

                                       F-21                        (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(13)    Regulatory Capital Requirements

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of tangible capital (as defined in the regulations) to total tangible assets (as defined), total and Tier 1 capital (as defined) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to adjusted tangible assets (as defined). Management believes, as of December 31, 2001 and 2000, that the Bank met all capital adequacy requirements to which it is subject.

        As of December 31, 2001 and 2000, the most recent notifications from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain tangible capital, core (leverage) capital, and total (risk-based) capital ratios as set forth in the table shown below. There are no conditions or events since the notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios as of December 31, 2001 and 2000 are also presented in the table.

                                                                                                         To be well-
                                                                                                         capitalized
                                                                             For capital                 under prompt
                                                                              adequacy                corrective action
                                                 Actual                       purposes                    provisions
                                          --------------------            ------------------          -------------------
                                          Amount         Ratio            Amount       Ratio          Amount        Ratio
                                          ------         -----            ------       -----          ------        -----
                                                                       (dollars in thousands)
As of December 31, 2001:
    Total capital (to risk-
      weighted assets)               $       133,689         11.0 %          97,386       8.0   %        121,733       10.0 %
    Tier 1 capital (to adjusted
      tangible assets)                       120,225          7.7            62,762       4.0             78,453        5.0
    Tangible capital (to
      tangible assets)                       120,225          7.7            23,536       1.5                N/A        N/A
    Tier 1 capital (to risk-
      weighted assets)                       120,225          9.9            48,693       4.0             73,040        6.0

As of December 31, 2000:
    Total capital (to risk-
      weighted assets)               $       117,700         12.9 %          73,085       8.0   %         91,357       10.0 %
    Tier 1 capital (to adjusted
      tangible assets)                       107,753          7.9            54,380       4.0             67,975        5.0
    Tangible capital (to
      tangible assets)                       107,753          7.9            20,393       1.5                N/A        N/A
    Tier 1 capital (to risk-
      weighted assets)                       107,753         11.8            36,543       4.0             54,814        6.0

                                       F-22                          (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

        The Bank's management believes that with respect to the current regulations, the Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Bank, such as increased interest rates or a downturn in the economy in areas where the Bank has most of its loans, could adversely affect future earnings and, consequently, the ability of the Bank to meets its future minimum capital requirements.

        The following table shows a reconciliation between generally accepted accounting principles (GAAP) capital included in these consolidated financial statements and consolidated regulatory capital amounts as presented in the previous table:

                                                               December 31, 2001
                                           ---------------------------------------------------
                                                  Tangible          Core              Total
                                                  capital          capital           capital
                                           ------------------  -----------------  ------------
                                                             (dollars in thousands)

GAAP capital                               $        121,755          121,755           121,755
Plus:
    General loan valuation allowance
      for loan losses                                    --               --            13,464
Less:
    Net unrealized gain on available-
      for-sale securities                                77               77                77
    Investment in subsidiaries                        1,025            1,025             1,025
    Disallowed servicing asset                          428              428               428
                                             ---------------  ---------------  ----------------
             Regulatory capital            $        120,225          120,225           133,689
                                             ===============  ===============  ================


                                                               December 31, 2000
                                             ----------------------------------------------------
                                                   Tangible           Core             Total
                                                   capital           capital          capital
                                             -----------------  -------------- ------------------
                                                              (dollars in thousands)

GAAP capital                               $        107,872          107,872           107,872
Plus:
    General loan valuation allowance
      for loan losses                                    --               --             9,947
    Net unrealized loss on available-
      for-sale securities                               764              764               764
Less:
    Investment in subsidiaries                          764              764               764
    Disallowed servicing asset                          119              119               119
                                             ---------------  ---------------  ----------------
             Regulatory capital            $        107,753          107,753           117,700
                                             ===============  ===============  ================

                                       F-23                          (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000

(14)    Lease Commitments

        At December 31, 2001, 2000, and 1999, the Bank was obligated under noncancelable operating leases for office space and equipment. Certain leases contain escalation clauses providing for increased rentals based primarily on increases in real estate taxes or in the average consumer price index. Net rent expense under operating leases, included in occupancy expense, was approximately $786,000, $669,000, and $454,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

        The approximate future minimum rental payments projected under the terms of the leases are as follows:

                               (dollars in thousands)

                            2002             $      781
                            2003                    741
                            2004                    619
                            2005                    481
                            2006                    419
                         Thereafter               1,046

 (15)   Fair Value of Financial Instruments

        The following methods and assumptions were used by the Bank in estimating fair value disclosure for financial instruments.

              General Assumptions

              The Bank assumes the book value of short-term financial instruments, defined as any items that mature or reprice within six months or less, approximate their fair value. Short-term financial instruments consist of cash and due from banks, federal funds sold, accrued interest receivable, advances from borrowers for taxes and insurance, and accrued interest payable.

              Investment Securities

              For investment securities, fair value equals quoted market price, if available, or quotations received from securities dealers. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities, adjusted for differences between the quoted securities and the securities being valued.

              Investment in FHLB Stock, Advances From FHLB, and Other Borrowings

              The fair value of FHLB stock is equivalent to its carrying amount due to it only being redeemable at par value with the FHLB. The fair value of advances from the FHLB and other borrowings is the estimated market value of similar advances with comparable maturities at interest rates currently offered by the FHLB.

                                       F-24                          (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000





              Loans Receivable

              Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, mortgage and real estate, consumer, and other. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

              The fair value of performing loans is estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The allowance for loan losses, as recorded in these consolidated financial statements, is considered by management to include a reasonable estimation of the credit and market risk associated with nonperforming loans.

              Deposits

              The fair value of noninterest bearing checking, passbook, interest-bearing checking, and money market accounts is the amount payable on demand. The fair value of fixed maturity certificate accounts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

              Commitments to Originate Loans

              The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

              The estimated fair values of the Bank's financial instruments as of December 31, 2001 and 2000 are presented below. Since the fair value of commitments to originate loans approximates carrying value, these disclosures are not included in the table.

                                                                     2001                            2000
                                                        -------------------------------  ------------------------------
                                                          Carrying           Fair          Carrying          Fair
                                                            value            value           value           value
                                                        --------------   --------------  --------------  --------------
                                                                            (dollars in thousands)
Financial assets:
    Cash and due from banks                           $        24,141           24,141          24,579          24,579
    Federal funds sold                                         10,300           10,300           6,200           6,200
    Investment securities                                      91,032           91,032         153,528         153,528
    Loans receivable, net                                   1,393,439        1,418,038       1,128,074       1,138,278
    Accrued interest receivable                                 7,834            7,834           7,903           7,903
    FHLB stock                                                 14,836           14,836          15,160          15,160
Financial liabilities:
    Deposits                                                1,096,242        1,106,040       1,047,836       1,050,619
    Advances from FHLB and other borrowings                   303,315          313,943         172,448         174,736
    Advances from borrowers for
      taxes and insurance                                      15,535           15,535           9,207           9,207
    Accrued interest payable                                    8,734            8,734          11,605          11,605

                                                                     (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000



              Limitations

              The fair value of a financial instrument is the current amount that would be exchanged between willing parities, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

 (16) Commitments, Contingencies, and Financial Instruments With Off-balance Sheet Risk

        The consolidated financial statements do not reflect various commitments, contingencies, and financial instruments with off-balance sheet risk, which arise in the normal course of business. These commitments, contingencies, and financial instruments, which represent credit risk, interest rate risk, and liquidity risk, consist of commitments to extend credit, unsecured lending, and litigation arising in the normal course of business.

        At December 31, 2001 and 2000, the Bank had commitments to originate fixed rate loans of approximately $61,617,000 and $4,592,000, respectively, and adjustable rate loans of approximately $16,123,000 and $13,751,000, respectively. Commitments, which are disbursed subject to certain limitations, extend over periods of time with the majority of executed commitments disbursed within a 12-month period. Fixed rate commitments carried interest rates ranging from 5.38% to 12.50% and 7.87% to 14.00% at December 31, 2001 and 2000, respectively.

        Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The same credit policies are used in granting lines of credit as for on-balance sheet instruments. At December 31, 2001 and 2000, the Bank had commitments to lend to customers' unused consumer lines of credit of approximately $52,093,000 and $31,798,000, respectively. In addition, at December 31, 2001 and 2000, the Bank had commitments to lend to customers' unused commercial lines of credit of approximately $1,921,000 and $3,988,000, respectively.

        At December 31, 2001 and 2000, outstanding commitments to purchase mortgage loans aggregated approximately $36,699,000 and $3,058,000, respectively, and commitments to sell mortgage loans aggregated approximately $35,199,000 and $11,893,000, respectively. These commitments extend over varying periods of time with the majority being settled within a 60-day period. All loan commitments at December 31, 2001 and 2000 were at fixed prices.

        Included in cash and cash equivalents are federal funds sold, which are maintained with other financial institutions representing unsecured lending at December 31, 2001 and 2000.

        The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

                                                                     (Continued)

                         TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000





(17)    Concentration of Credit Risk

        The loan portfolio is diversified and approximately 60% of the Bank's loan portfolio and current business activity is with customers located within the states of Nebraska, Iowa, Kansas, and Colorado. At December 31, 2001 and 2000, the Bank had commercial real estate and construction loans and certain residential construction loans which are considered by management to be of some greater risk of collectibility. These loans totaled approximately $293,892,000 and $220,185,000 at December 31, 2001 and 2000, respectively.

 (18)   Conversion to Capital Stock Form of Ownership

        On October 7, 1997, the Board of Directors of the Bank adopted a Plan of Conversion (Plan), as amended, to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock association. On December 12, 1997, the Bank filed an Application for Approval of Conversion (the Application) with the Office of Thrift Supervision (OTS). As part of the Plan, depositors of a wholly owned stock subsidiary, FFLB-Iowa, were not afforded first tier subscription rights and several depositors voiced complaints to the OTS. In order to resolve the FFLB-Iowa depositor issue, the conversion process was suspended and, on October 20, 1998, the Bank formally withdrew the Application. On December 18, 1998, FFLB-Iowa was merged with and into the Bank. The Bank expensed all remaining conversion costs of approximately $1,160,000 in the year ended December 31, 1999. These costs are included in legal services and other operating expense in the statements of income.

        On April 2, 2002, the Board of Directors of the Bank adopted a new Plan of Conversion (Plan) pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank, followed by the issuance of all the Bank's outstanding stock to a newly formed holding company, TierOne Corporation Pursuant to the Plan, TierOne Corporation will offer for sale between 11,230,000 and 15,370,000 common shares at $10.00 per share to the Bank's depositors, the Company's Employee Stock Ownership Plan and members of the community. The Plan further provides for the contribution by TierOne Corporation of 500,000 common shares to the TierOne Charitable Foundation which will result in total common shares outstanding upon the completion of the offering of between 11,730,000 and 15,870,000. The costs of issuing the common stock will be deferred and deducted from the sale proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. At December 31, 2001, the Bank had not incurred any deferred conversion costs. The transaction is subject to approval by regulatory authorities and members of the Bank. At the completion of the conversion, the Bank will establish a liquidation account in the amount equal to the Bank's retained earnings contained in the final offering circular. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain deposit accounts in the Bank after conversion.

                                                                     (Continued)

                          TierOne Bank and Subsidiaries

                   Notes to Consolidated Financial Statements

                           December 31, 2001 and 2000



        In the event of a complete liquidation (and only in such event), each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted balance of deposit accounts held, before any liquidation distribution may be made with respect to common stock. Except for the repurchase of stock and payment of dividends by the Bank, the existence of the liquidation account will not restrict the use or application of such retained earnings.

        The Bank may not declare, pay a cash dividend on, or repurchase any of its common stock, if the effect thereof would cause retained earnings to be reduced below either the amount required for the liquidation account or the regulatory capital requirements of SAIF insured institutions.

You should rely only on the
information contained in this
prospectus. We have not
authorized anyone to provide                   _________ Shares for Sale
you with information that is                     (Anticipated Maximum,
different. If the laws of your                   Subject to Increase)
state or other jurisdiction
prohibit us from offering our
common stock to you, then this
prospectus does not constitute
an offer to sell or a
solicitation of an offer to
buy any of our common stock.                         TierOne
Neither the delivery of this                       Corporation
prospectus nor any sale
hereunder shall imply that
there has been no change in
our affairs since any of the
dates as of which information
is furnished herein or since
the date hereof.                            (Proposed Holding Company for
                                                   TierOne Bank)




                                                   COMMON STOCK





Our Table of Contents is                       -------------------
located on the inside of the
front cover page of this                          PROSPECTUS
document.
                                               -------------------


Until _____ ___, 2002 or 25                SANDLER O'NEILL & PARTNERS, L.P.
days after commencement of the
Syndicated Community Offering,
if any, whichever is later,                    ______________ ___, 2002
all dealers effecting
transactions in our common
stock may be required to
deliver a prospectus. This is
in  addition  to the
obligation of  dealers to
deliver a prospectus  when
acting as underwriters  and with
respect to any unsold allotments
or subscriptions.

PROSPECTUS SUPPLEMENT

                               TIERONE CORPORATION

                            TierOne Bank Savings Plan

 (Participation Interests in up to 1,825,050 shares of Common Stock of TierOne
                                  Corporation)

         This prospectus supplement is being provided to participants of the TierOne Bank Savings Plan (the "Plan"). TierOne Bank is converting from a federally chartered mutual savings bank form of organization to a federally chartered stock savings bank. In connection with this conversion, TierOne Corporation's common stock will be made available to the general public.

         We are offering for sale shares of our common stock to the participants of the Plan. Participants have two possible ways of purchasing shares of our common stock:

         . First, those who already have subscription rights as depositor or borrower members of TierOne Bank may exercise such rights and use the monies held in their individual Plan accounts. Such shares will be purchased in the public offering of TierOne Corporation's shares. Because the Plan actually purchases the shares, you will acquire a "participation interest" in the shares and not own the shares directly. Shares may be purchased in this manner by allocating all or a portion of the funds in your Plan account into the investment fund established to invest in our common stock;

         . Second, after the public offering is completed, a fund dedicated to investing in TierOne Corporation's common stock will be available as an additional investment fund under the Plan. Generally, you may elect to allocate all or a portion of your Plan account between all of the Plan's investment funds including the Employer Stock Fund by providing written notice to the Plan administrator (under an elective deferral agreement) before commencement of the first day of the payroll period for which the modification is to become effective.

The prospectus dated [__________, 2002] of TierOne Corporation, which is attached to this prospectus supplement, includes detailed information with respect to TierOne Corporation, TierOne Bank and the offering of TierOne Corporation common stock. This prospectus supplement should be read only in conjunction with the attached prospectus.

         For a discussion of certain factors that you should consider before investing, see "Restrictions on Resale" at page S-13 in this prospectus supplement and "Risk Factors" beginning on page [__] in the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state or federal agency has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The participation interests offered by the TierOne Bank Savings Plan are not savings accounts or deposits and are not insured or guaranteed by any government insurance fund, TierOne Bank or TierOne Corporation. This type of investment involves risk and you may lose some or all of your investment.

           The date of this prospectus supplement is [________, 2002].

                                                  TABLE OF CONTENTS
THE OFFERING ................................................................................................   S-1
         Summary of the Conversion ..........................................................................   S-1
         Securities Offered .................................................................................   S-1
         Election to Purchase Common Stock in the Offering; Priorities ......................................   S-1
         Value of Participation Interests ...................................................................   S-2
         How to Use Plan Funds to Invest in the Offering ....................................................   S-2
         Deadline for Participating in the Offering .........................................................   S-2
         Irrevocability of Election to Participate in the Offering ..........................................   S-2
         Direction to Purchase Common Stock After the Offering ..............................................   S-2
         Purchase Price of Common Stock .....................................................................   S-2
         Nature of a Participant's Interest in Common Stock .................................................   S-3
         Voting Rights of Common Stock ......................................................................   S-3
DESCRIPTION OF THE PLAN .....................................................................................   S-3
         Introduction .......................................................................................   S-3
         Employee Retirement Income Security Act ............................................................   S-3
         Reference to Full Text of the Plan .................................................................   S-4
         Eligibility and Participation ......................................................................   S-4
         Contributions Under the Plan .......................................................................   S-4
                  401(k) Contributions ......................................................................   S-4
                  After-Tax Contributions ...................................................................   S-4
                  Employer Contributions ....................................................................   S-4
         Limitations on Contributions .......................................................................   S-4
                  Limitation on Annual Additions and Benefits ...............................................   S-4
                  Limitation on 401(k) Plan Contributions ...................................................   S-5
                  Limitation on Plan Contribution for Highly Compensated Employees ..........................   S-5
                  Top-Heavy Plan Requirements ...............................................................   S-6
         Investment of Contributions ........................................................................   S-6
                  General ...................................................................................   S-6
                  Previous Funds ............................................................................   S-7
         Employer Stock Fund ................................................................................  S-10
         Vesting ............................................................................................  S-10
         Distribution Upon Retirement or Disability .........................................................  S-10
         Distribution Upon Death ............................................................................  S-11
         Distribution upon Termination of Employment ........................................................  S-11
         Non-alienation of Benefits .........................................................................  S-11
         Reports to Plan Participants .......................................................................  S-11
         Plan Administration ................................................................................  S-11
         Amendment and Termination ..........................................................................  S-12
         Merger, Consolidation or Transfer ..................................................................  S-12
         Federal Income Tax Consequences ....................................................................  S-12
                  General ...................................................................................  S-12
                  Lump Sum Distribution .....................................................................  S-12
                  Averaging Rules ...........................................................................  S-13
                  Common Stock Included in Lump Sum Distribution ............................................  S-13
                  Distribution: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA .......  S-13
         ERISA and Other Qualifications. ....................................................................  S-13
         Restrictions on Resale .............................................................................  S-14
         SEC Reporting and Short-Swing Profit Liability .....................................................  S-14
LEGAL OPINION ...............................................................................................  S-15
Index to Financial Statements................................................................................  S-16

                                  THE OFFERING

Summary of the Conversion

         TierOne Bank ("Bank") is reorganizing from a federally chartered mutual savings bank, whereby the Bank will become a wholly owned subsidiary of TierOne Corporation, a newly formed Wisconsin corporation (the "Conversion") pursuant to the Plan of Conversion of the Bank and the related offering of our common stock (the "Offering").

         References in this prospectus supplement to "we", "us" and "our" refer to the newly formed Wisconsin corporation, TierOne Corporation.

Securities Offered

         The securities offered hereby are participation interests in the Plan. Up to 1,825,050 shares (at a purchase price of $10.00 per share) of TierOne Corporation common stock (the "Common Stock") may be acquired in the Offering by the Plan to be held in an investment fund established to primarily invest in the Common Stock of TierOne Corporation (the "Employer Stock Fund"). We are the issuer of the Common Stock. Only employees of the Bank may become participants in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A participant's investment in the Employer Stock Fund in the Conversion is subject to the priority purchase rights applicable to the participant, as set forth in the Plan of Conversion, and as described below. Information with regard to the Plan is contained in this prospectus supplement and information with regard to the Conversion and the financial condition, results of operations and business of TierOne Corporation is contained in the attached prospectus. This prospectus supplement should be read with the attached prospectus. The address of the principal executive office of TierOne Corporation and the Bank is 1221 N Street, Lincoln, Nebraska 68508. The telephone number of the Bank is (402) 473-6124.

Election to Purchase Common Stock in the Offering; Priorities

         The Plan permits each participant to direct the transfer of all or part of the funds which represent his or her beneficial interest in the assets of the Plan to be invested in the Employer Stock Fund. Accordingly, the Trustee of the Plan will subscribe for Common Stock offered for sale in connection with the Offering in accordance with each participant's directions. In the event the Offering is oversubscribed and the Trustee is unable to use the full amount allocated by a participant to purchase Common Stock in the Offering, the amount that is not invested in the Employer Stock Fund will be reallocated on a pro rata basis to the other investment options that the participant has selected. If a participant chooses not to direct the investment of his or her Plan account balance, the participant's Plan account balance will remain in the other investment options of the Plan previously directed by the participant.

         The shares of Common Stock to be sold in the Offering are being offered in the following order of priority: (i) holders of deposit accounts at the Bank with an aggregate balance of $50 or more on December 31, 2000; (ii) the Bank's Tax-Qualified Employee Stock Benefit Plans, including our employee stock ownership plan; (iii) holders of deposit accounts at the Bank with an aggregate balance of $50 or more on [_________, 2002]; (iv) depositors of the Bank with $50 or more on deposit as of [_________, 2002] and certain borrowers of the Bank as of June 1, 1995 who continue as borrowers as of [________, 2002]; and (v) employees, officers and directors of the Bank (the "Subscription Offering"). (Subject to the prior rights of holders of subscription rights, we may also offer shares of our Common Stock in a community offering and/or syndicated community offering.) To the extent that participants fall into one of the Subscription Offering categories, they have subscription rights to purchase shares of Common Stock in the Subscription Offering and are being permitted to use funds in their Plan account to pay for the Common Stock that they may subscribe for. Common Stock so purchased will be allocated to the Employer Stock Fund within the participant's Plan account.

         The limitations on the amount of Common Stock that a person may purchase in the Offering, which are described in the prospectus, see "The Conversion - Limitations on Common Stock Purchases," will be calculated based on the aggregate amount directly purchased by a person in the Offering together with the amount purchased with funds allocated to a participant's Plan account.

Value of Participation Interests

         The aggregate assets of participants' 401(k) accounts in the Plan amounted to $18,492,213 as of December 31, 2001.

How to Use Plan Funds to Invest in the Offering

         Accompanying this prospectus supplement is a form (the "Investment Election Form" and attached as Annex A) which will enable a participant to direct that all or a portion of his or her beneficial interest in the Plan, representing Plan contributions through [_________, 2002], be transferred to the Employer Stock Fund. If a participant wishes to invest all or part of his or her beneficial interest in the assets of the Plan in the Common Stock issued in the Offering, he or she should complete the Investment Election Form.

Deadline for Participating in the Offering

         Directions to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in the Offering must be indicated on the Investment Election Form. Such form then must be returned to TierOne Bank, 13/th/ and N Streets, Lincoln, Nebraska 68508, Attn: Ms. Paula Luther, no later than noon on [________, 2002].

Irrevocability of Election to Participate in the Offering

         A participant's direction to transfer amounts credited to his or her Plan account to the Employer Stock Fund in order to purchase shares of Common Stock in the Offering is irrevocable.

Direction to Purchase Common Stock After the Offering

         After the Offering, a participant will continue to be able to direct the investment of past balances and current contributions in the investment options available under the Plan, including the Employer Stock Fund (the percentage invested in any option must be a whole percent). The allocation of a participant's interest in the various investment options offered under the Plan may be changed monthly. Special restrictions may apply to transfers directed to or from the Employer Stock Fund by those participants who are our executive officers, directors and principal shareholders and are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, participants who are our officers or directors or officers and directors of the Bank will not be able to transfer their initial investment out of the Employer Stock Fund for a period of one (1) year following consummation of the Conversion.

Purchase Price of Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in the Offering will be used in full by the Trustee to purchase shares of Common Stock, except in the event of an oversubscription, as discussed above. The price paid for such shares of Common Stock will be $10.00 per share, the same price as paid by all other persons who purchase shares of Common Stock in the Offering.

         Subsequent to the Offering, Common Stock purchased by the Trustee will be acquired in open market transactions or from TierOne Corporation's treasury stock account. The prices paid by the Trustee of shares of

Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Nature of a Participant's Interest in Common Stock

         The Common Stock will be held in the name of the Plan, as Trustee, and will be allocated to a Participant's individual Plan account under the Plan. Therefore, earnings with respect to a participant's Plan account should not be affected by the investment designations (including investments in Common Stock) of other participants. The Plan Administrator will vote such allocated shares, if any, as described in the following paragraph.

Voting Rights of Common Stock

         The Plan Administrator generally will exercise voting rights attributable to all Common Stock held by the Employer Stock Fund. For matters involving a tender offer for TierOne Corporation, the Plan Administrator will vote such allocated shares, if any, as directed by participants with interests in the Employer Stock Fund. Each participant will be allocated voting instruction rights reflecting such participant's proportionate interest in the Employer Stock Fund. The number of affirmative and negative votes on each matter shall be proportionate to the number of voting instruction rights exercised by participants in the affirmative and negative, respectively. For matters not involving a tender offer, the Plan Administrator will vote such allocated shares in his own discretion. In the exercise of such discretion, the Plan Administrator may, in his sole discretion, request direction from participants with respect to the voting of shares.

                             DESCRIPTION OF THE PLAN

Introduction

         The TierOne Bank Savings Plan (the "401(k) Plan"), formerly known as the First Federal Lincoln Bank Savings Plan, was originally adopted by the Bank effective August 1, 1978. The Plan was amended and restated in its entirety effective January 1, 1997. The Plan is a profit sharing plan with a cash or deferred compensation feature established in accordance with the requirements of
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank has obtained a ruling from the Internal Revenue Service (the "IRS) dated March 6, 1995, that the Plan is qualified under Section 401(a) of the Code, and its related trust is tax exempt under Section 501(a) of the Code.

Employee Retirement Income Security Act

         The Plan is an "individual account plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefits Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to a profit sharing plan. The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

         Applicable federal law requires the Plan to impose substantial restrictions on the right of a participant to withdraw amounts held for his or her benefit under the Plan prior to the participant's termination of employment with the Bank. A substantial federal tax penalty also may be imposed on withdrawals made prior to the participant's attainment of age 59 1/2 , regardless of whether such a withdrawal occurs during his or her employment with the Bank or after termination of employment.

Reference to Full Text of the Plan

         The following statements are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the Plan. Copies of the Plan are available to all employees by filing a request with the Bank, 13th and N Streets, Lincoln, Nebraska 68508, Attention: Ms. Paula Luther. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

         An employee of the Employer is eligible to become a participant in the Plan on the first day of the month following the month he or she completes one
(1) Period of Service (except those paid solely on a retainer or fee basis), as defined below, with the Bank. A Period of Service is generally defined as a period of time beginning on an employee's employment commencement date and ending on his severance date. The plan year is January 1 to December 31 (the "Plan Year").

         As of December 31, 2001, there were approximately 426 employees eligible to participate in the Plan, and 383 employees participating by making elective deferral contributions.

Contributions Under the Plan

         401(k) Contributions. Each participant in the Plan is permitted to elect to reduce his or her Compensation (as defined below) pursuant to a "Elective Deferral Agreement" by an amount subject to certain restrictions and limitations, as discussed below, not to exceed $11,000 (for 2002) or such higher amount as may be periodically set by the IRS and have such amount contributed to the Plan on his or her behalf (the "Pre-Tax Employee Contribution"). Pre-Tax Employee Contributions are transferred by the Employer to the Trustee and credited to the participant's Plan account. The Plan defines "Compensation" as base salary minus bonuses and any other special compensation over $6,000. "Compensation" does not include expense repayments or other allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits. Generally, a participant may elect to modify the amount contributed to the Plan under his or her Salary Reduction Agreement by providing written notice to the Plan Administrator before the first day of the payroll period for which the modification is to become effective. However, special restrictions apply to those participants who are subject to Section 16 of the Exchange Act.

         After-Tax Contributions. Employee after-tax contributions are not allowed under the Plan.

         Employer Contributions. The Bank, in its sole discretion, may make a contribution matching all or some portion of the Participant's Pre-Tax Employee Contribution. Furthermore, the Bank, in its sole discretion, may also make other discretionary contributions to the Plan. Currently the Bank makes matching contributions of 75% of the Participant's Pre-Tax Contribution up to 6% of Compensation. Past contributions are no assurance that the Bank will continue to make matching contributions in the future.

Limitations on Contributions

         Limitation on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions and forfeitures allocated to each participant's Plan account during any Plan Year may not exceed the lesser of 100% (for 2002) of the Participant's Section 415 Compensation (as defined below) for the Plan Year or $40,000 (for 2002) (adjusted for increases in the cost of living as permitted by the Code). A participant's Section 415 Compensation is a participant's Compensation, including certain Employer contributions to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. Annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a participant, such excess will be disposed of as follows:

         (i) The Administrator will return any voluntary employee contribution to the extent that such return would reduce the excess;

         (ii) Any excess amount in the participant's Plan account will be used to reduce the Employer's contributions for such participant in the next Limitation Year, and each succeeding Limitation Year if necessary; and

         (iii) If an excess amount still exists, and the participant is not covered by the Plan at the end of the Limitation Year, the excess amount during the succeeding Limitation Year shall be allocated to each participant then actively participating in the Plan.

         Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation under an Elective Deferral Agreement of a participant (when aggregated with any elective deferrals of the participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $11,000 (for
2002) adjusted for increases in the cost of living as permitted by the Code. If you defer salary in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the distribution is made.

         Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of Deferred Compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (as defined below) in relation to the amount of Deferred Compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the Plan account of such eligible employee by such eligible employee's Compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (1) 125% of the actual deferral percentage of all other eligible employees, or (2) the lesser of
(x) 200% of the actual deferral percentage of all other eligible employees, or
(y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of Employer matching contribution credited to the Plan account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (1) 125% of the actual contribution percentage of all other eligible employees, or (2) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), or (2) for the preceding year (a) had compensation from the Employer in excess of $90,000 (for 2002), and (b) if the Employer elects the application of this clause for such preceding year, was in the top-group of employees for such preceding year. An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20% of employees when ranked on the basis of Compensation paid during such year. Such dollar amounts are adjusted annually to reflect increases in the cost of living.

         In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceeds the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

         Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (1) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (2) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the accounts of Participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the accounts of all Participants. Key Employees (for 2002) generally include any employee who, at any time during the preceding Plan Year, is (1) an officer of the Employer having annual compensation in excess of $130,000 (for 2002), (2) a 5% owner of the Employer (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer) or (3) a 1% owner of the Employer having annual compensation in excess of $150,000.

Investment of Contributions

         General. All amounts credited to participants' accounts under the Plan are held in the Trust which is administered by the Trustee appointed by the Bank's Board of Directors.

         The accounts of a participant held in the Trust may be invested by the Trustee at the direction of the participant in the following investment funds (collectively, the "Funds"):

         a.   American Century Income and Growth Separate Account
         b.   American Century Select Separate Account
         c.   American Century Small Cap Value Separate Account
         d.   Guaranteed Interest Account
         e.   Janus Adviser Aggressive Growth Separate Account
         f.   Mason Street Aggressive Growth (A) Separate Account
         g.   Principal Bond Emphasis Balanced Separate Account
         h.   Principal Bond & Mortgage Separate Account
         i.   Principal International Emerging Markets Separate Account
         j.   Principal International Small Company Separate Account
         k.   Principal International Stock Separate Account
         l.   Principal Large Cap Stock Index Separate Account
         m.   Principal Large Company Blend Separate Account
         n.   Principal Mid Cap Stock Index Separate Account
         o.   Principal Money Market Separate Account
         p.   Principal Partners Large-Cap Blend Separate Account
         q.   Principal Real Estate Separate Account
         r.   Principal Stock Emphasis Balanced Separate Account
         r.   Principal Total Market Stock Index Separate Account
         s.   Putnam Voyager Separate Account

         No more than once a month may a participant elect (in increments of 1%) to have both portions of his or her participation interest invested either in the Employer Stock Fund or among the other Funds changed. These elections will be effective approximately fifteen business days from the date TierOne Bank receives a properly completed Change of Investment Allocation Form. Any amounts credited to a participant's accounts for which investment directions are not given will be invested in the 5-Year Guaranteed Interest Account in accordance with the terms of the Plan.

         The Trustee, in his/her sole discretion, can make loans to participants. Subject to certain limitations, the loans must be made on a nondiscriminatory basis, bear a reasonable interest rate and be adequately secured. In the event that a participant has a loan outstanding and becomes entitled to payment of benefits from the Plan, the Trustee shall offset, at the time of distribution, any outstanding indebtedness, including accrued interest, for the total amount otherwise distributable to the participant.

         The net gain (or loss) of the Funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) will be determined daily during the Plan Year. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

         Previous Funds. The total percentage return on these Funds for the prior three years was:

====================================================================================================================
                   Fund                                 2001                  2000                   1999
--------------------------------------------------------------------------------------------------------------------
American Century Income and Growth Separate            -8.63%                -10.87%                17.43%
Account
--------------------------------------------------------------------------------------------------------------------

American Century Select Separate Account              -18.45%                 -8.92%                21.94%
--------------------------------------------------------------------------------------------------------------------

American Century Small Cap Value Separate              30.19%                 38.98%                   N/A
Account
--------------------------------------------------------------------------------------------------------------------

Guaranteed Interest Account                             4.62%                  6.40%                 5.75%
(5 year maturity)
--------------------------------------------------------------------------------------------------------------------

Janus Adviser Aggressive Growth Separate              -39.11%                -33.07%               124.32%
Account
--------------------------------------------------------------------------------------------------------------------

Mason Street Aggressive Growth (A) Separate           -19.12%                  5.74%                51.69%
Account
--------------------------------------------------------------------------------------------------------------------

Principal Bond Emphasis Blend Separate                 -0.70%                  5.64%                 5.24%
Account
--------------------------------------------------------------------------------------------------------------------

Principal Bond & Mortgage Separate Account              8.23%                 11.81%                -0.57%
--------------------------------------------------------------------------------------------------------------------

Principal International Emerging Markets               -4.68%                -29.19%                62.51%
Separate Account
--------------------------------------------------------------------------------------------------------------------

Principal International Small Company                 -21.60%                -12.95%                85.06%
Separate Account
--------------------------------------------------------------------------------------------------------------------

Principal International Stock Separate                -24.17%                 -8.21%                24.51%
Account
--------------------------------------------------------------------------------------------------------------------

Principal Large Cap Stock Index Separate              -12.34%                 -9.47%                20.61%
Account
--------------------------------------------------------------------------------------------------------------------

Principal Large Company Blend Separate                -17.62%                -12.19%                 9.58%
Account
--------------------------------------------------------------------------------------------------------------------

Principal Mid Cap Stock Index Separate                 -1.12%                 16.55%                   N/A
Account
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Principal Money Market Separate Account                    4.06%               6.07%           4.89%
-------------------------------------------------------------------------------------------------------

Principal Partners Large-Cap Blend Separate               -7.14%                 N/A             N/A
Account
-------------------------------------------------------------------------------------------------------

Principal Real Estate Separate Account                     6.56%              12.02%          10.35%
-------------------------------------------------------------------------------------------------------

Principal Stock Emphasis Balanced Separate                -7.36%               1.41%           7.75%
Account
-------------------------------------------------------------------------------------------------------

Principal Total Market Stock Index Separate              -11.20%              -7.49%             N/A
Account
-------------------------------------------------------------------------------------------------------

Putnam Voyager Separate Account                          -22.85%             -17.30%          55.41%
=======================================================================================================



A brief summary of such funds is as follows:

         American Century Income and Growth Separate Account - Seeks to provide capital growth, and income is a secondary objective. The fund invests primarily in common stocks selected from a universe of the 1,500 largest companies traded in the United States. Management employs optimization models to construct a portfolio that provides a total return and a dividend yield that may exceed those of the S&P 500 index. The fund may also invest in foreign securities.

         American Century Select Separate Account - Seeks to provide capital growth, and income is a secondary consideration. The fund normally invests at least 80% of assets in dividend paying common stocks; however, these securities are chosen primarily for their growth potential. The fund intends to remain fully invested in stocks, regardless of the movement of stock prices generally. The fund may also invest without limit in foreign securities, including depositary receipts.

         American Century Small Cap Value Separate Account - Seeks to provide long-term growth, and income is a secondary objective. The fund normally invests at least 65% of assets in equity securities of U.S. companies with small market capitalizations. It may invest in foreign securities, convertible securities, corporate and government debt, and non-leveraged stock index futures contracts. The fund invests in companies that the fund manager believes are undervalued by the market.

         Guaranteed Interest Account -Seeks to hold private market bonds, commercial mortgages and mortgage backed securities. All general account assets, including reserves and assets, back up promises to all general account customers. The Principal makes the guarantee.

         Janus Adviser Aggressive Growth Separate Account - Seeks to provide long-term growth. The fund typically invests at least 50% of assets in securities issued by medium-sized companies whose market capitalizations fall within the range of the companies in the S&P MidCap 400 index. The fund may also invest in preferred stocks, warrants, convertibles and debt. The fund may invest in mortgage and asset backed securities and step coupon securities. The fund may invest without limit in index/structured securities. The fund is non-diversified.

         Mason Street Aggressive Growth (A) Separate Account - Seeks to provide long-term growth of capital. The fund normally invests at least 65% of assets in common stocks. The fund seeks stocks it believes have the potential to increase their sales and earnings at a pace that will exceed the growth rate of the U.S. economy over an extended period. These are, for the most part, smaller and newer companies.

         Principal Bond Emphasis Balanced Separate Account - Seeks to invest in other separate accounts offered by The Principal. It usually maintains at least 50% of assets in fixed-income securities.

         Principal Bond & Mortgage Separate Account - Seeks to invest primarily in intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, asset-backed securities, and US government and agency-backed securities. Value is added primarily through sector allocation and security selection.

         Principal International Emerging Markets Separate Account - Seeks to invest in stocks of companies located in emerging markets. Emerging markets typically include countries where economic, social and political factors are causing rapid economic growth and improved standards of living.

         Principal International Small Company Separate Account - Seeks to invest in stocks of smaller corporations located outside of the United States. Management favors securities of seasoned companies with histories of above-average corporate performance and competitive advantages.

         Principal International Stock Separate Account - Seeks to invest in common stocks of corporations located outside the United States. To determine geographical allocation, management evaluates the economic, social and political factors of each market. The account typically remains fully invested in foreign stocks through all market cycles.

         Principal Large Cap Stock Index Separate Account - Seeks to primarily invest in common stocks of those companies listed in the S&P 500 Stock index.

         Principal Large Company Blend Separate Account - Seeks to invest in larger stocks that management believes offer above-average potential for growth of capital, earnings and dividends. Management seeks both growth and value oriented securities.

         Principal Mid Cap Stock Index Separate Account - Seeks to invest in the 400 Mid Cap Stock Index. Management seeks to earn a rate of return comparable to the return of the 400 Mid Cap Stock Index, an index of 400 commonly traded mid-cap stocks. Account returns will usually lag behind the return of the 400 Mid Cap Stock Index by approximately the management fee of the account.

         Principal Money Market Separate Account - Seeks to invest in high quality commercial paper (short-term unsecured corporate loans). The portfolio will have an average maturity of no more than 90 days.

         Principal Partners Large-Cap Blend Separate Account - Seeks to provide long-term growth of capital. The fund normally invests at least 55% of its assets in companies with large market capitalizations. It looks to invest primarily in equity securities of companies that the fund believes offers superior growth prospects or of companies whose stocks are undervalued. Management looks at stocks with value and/or growth characteristics and constructs an investment portfolio that is a "blend" of stocks with these characteristics. The fund may invest up to 25% of its assets in foreign securities.

         Principal Real Estate Separate Account - Seeks to invest in developed, rent-producing properties. These investments typically include warehouses, office buildings and retail properties. The properties are diversified by type and geographic location. Earnings consist of the change in property value and the net rental income.

         Principal Stock Emphasis Balanced Separate Account- Seeks to invest in other separate accounts offered by The Principal. It usually maintains at least 50% of assets in common stocks.

         Principal Total Market Stock Index Separate Account - Seeks to invest in stock of S&P 500, the S&P 400 Mid Cap, and the S&P 600 Small Cap Indexes. The fund seeks to earn a rate of return comparable to the return of the S&P 1500 Super Composite Stock Index. The S&P Super Composite 1500 Index is an unmanaged index of 1500 commonly traded stocks, weighted on the basis of market cap size. Account returns will usually lag behind the return of the S&P 1500 Index by approximately the management fee of the account.

         Putnam Voyager Separate Account - Seeks to provide capital appreciation. The fund invests primarily in common stocks. It generally invests in securities of smaller and less-seasoned companies. The fund may employ leverage. It may invest in foreign securities. The fund may also purchase stock-index futures contracts and related options, and trade for short-term profits.

Employer Stock Fund

         The Employer Stock Fund consists of investments in our Common Stock. Each participant's proportionate undivided beneficial interest in the Employer Stock Fund is measured in units. Each day, a unit value is calculated by determining the market value of the shares of Common Stock actually held and adding to that any cash attributable to the Employer Stock Fund currently held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Cash held in the Employer Stock Fund will be placed in a money market account or equivalent investment.

         Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of our Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the Trustee. Therefore, although participants' accounts will not be directly adjusted for such fees, the market value of the units held in their accounts will be reduced.

         Investments in the Employer Stock Fund involve certain special risks as they are an indirect investment in our Common Stock. For a discussion of these risk factors, see "Risk Factors" beginning on page 13 in the Prospectus.

Vesting

         A participant at all times has a fully vested nonforfeitable interest in his or her Pre-Tax Employee Contributions and the earnings thereon under the Plan. However, participants' vested interests in any matching or other discretionary contributions allocated to his/her Plan account shall be determined in accordance with the following schedule, based on the number of Years of Vesting Service the participant completes:

             ----------------------------------------------------------
                      Vesting Service             Vested Interest
             ----------------------------------------------------------
                        Less than 3                      0%
             ----------------------------------------------------------
                      3 periods or more                100%
             ----------------------------------------------------------

         A participant leaving the employ of the Employer prior to complete vesting will forfeit the unvested portion of his/her Plan account upon five consecutive 1-Year Periods of Severance (as defined in the Plan). The allocation of forfeitures is done as of December 31 of each Plan Year.

Distribution Upon Retirement or Disability

         Upon retirement or disability, a participant may elect to have his or her vested account balance distributed in either a (1) single lump-sum payment;
(2) installments; or (3) an annuity. In any event the payment of the participant's benefits must begin no later than the April 1 following the calendar year in which the participant attains age 70 1/2 or the calendar year in which the employee retires (other than 5% owners). Additionally, a participant who suffers a disability (as defined in the Plan) shall become 100% vested in his/her Plan account.

Distribution Upon Death

         A participant who dies before his or her entire vested interest has been distributed shall have his or her benefits paid to the surviving spouse in either a (1) single lump-sum payment; (2) installments; or (3) an annuity. If the participant elected to and began receiving a distribution in the form of installments, such beneficiary shall receive distributions over the remaining period, at the times set forth in such election. Absent an election by the participant, the Trustee, subject to certain conditions, will either (1) determine the payment interval in which the installment payments shall be made or (2) invest the deceased participant's vested Plan account balance in a nontransferable annuity policy. With respect to an unmarried participant, and in the case of a married participant with special consent to the designation of a beneficiary other than their spouse, payment of benefits to the deceased participant's chosen beneficiary shall be accomplished in the same manner as described above.

Distribution upon Termination of Employment

         A participant who has a termination of employment shall be entitled to distribution of his or her vested Plan account upon the earlier of death, disability, or his or her attainment of the Plan's normal retirement age. However, the participant may elect to receive a distribution of his or her vested Plan account after termination prior to death, disability, or the attainment of the Plan's normal retirement age.

Non-alienation of Benefits

         Except with respect to federal income tax withholdings and Qualified Domestic Relations Orders (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Reports to Plan Participants

         The Administrator (as defined below) will furnish to each participant a statement at least yearly showing (1) the balance in the participant's Plan account as of the end of that period, (2) the amount of contributions allocated to such participant's Plan account for that period, and (3) the adjustments to such participant's Plan account to reflect earnings or losses, distributions, loans disbursed, loan repayments and/or transfers between investment funds.

Plan Administration

         The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA. TierOne Bank currently serves as Trustee of the Plan's Trust. The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

         Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank (the "Administrator"). Currently, the Plan Administrator is TierOne Bank. The address and telephone number of the Administrator is 13th and N Streets, Lincoln, Nebraska 68508 (402) 473-6124. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the

Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

         It is the current intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each participant affected by such termination shall have a fully vested interest in his/her Plan account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA and/or the Code.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each participant will (if either the Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

         General. The following is only a brief summary of the material federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

    Participants Are Urged to Consult Their Tax Advisors with Respect to Any
         Distribution from the Plan and Transactions Involving the Plan.

         The Plan is qualified under Section 401(a) of the Code, and the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank will adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code.

         Lump Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a Lump Sum Distribution if it is made: (1) within one taxable year to the participant or beneficiary; (2) on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and (3) consists of the balance to the credit of the participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the participant's or beneficiary's taxable income for federal income tax purposes (the "Total Taxable Amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

         Averaging Rules. The portion of the total taxable amount of a lump-sum distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Bank and referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes.

         For years beginning after December 31, 1999, five-year income averaging is repealed. Under a special rule adopted in the 1986 Tax Reform Act, if you turned 50 by 1985, you may elect to have your lump-sum distribution taxed under a ten-year income averaging rule which would allow you to pay a separate tax on the lump-sum distribution that would approximate the tax (under the rates in effect in 1986) that would have been due if the distribution had been received in ten equal annual installments; you also may elect to have that portion of the lump-sum distribution attributable to your pre-1974 participation in the 401(k) plan treated as a long-term capital gain and taxed at a rate of 20%.

         Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost of the Plan. The tax basis of such Common Stock to the participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

         Distribution: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Virtually all distributions from the Plan may be rolled over to another qualified retirement plan or to a traditional IRA without regard to whether the distribution is a Lump Sum Distribution or a partial distribution. Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to a traditional IRA. If the participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to a traditional IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. The principal types of distributions which do not constitute eligible rollover distributions are (1) an annuity type distribution made over the life expectancy of the participant (or the participant and another person) or for a period of 10 years or more, (2) a minimum distribution required by Section 409(a)(9) of the Code, or (3) the portion of any distribution not includable in gross income, except that unrealized appreciation in employee securities can be included in an eligible rollover distribution. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA and Other Qualification

         As noted above, the Plan is subject to certain provisions of ERISA, and has been submitted to the IRS for a determination that it continues to be qualified under Section 401(a) of the Code.

         The foregoing is only a brief summary of the material federal income tax aspects of a profit sharing plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the profit sharing plan. Accordingly, each participant is urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Plan.

Restrictions on Resale

         Any person receiving shares of Common Stock under the Plan who is an "affiliate" of TierOne Corporation as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act"), (e.g., our directors, officers and substantial stockholders) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of TierOne Corporation may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, participants are advised to consult with counsel as to the applicability of
Section 16 of the Exchange Act which may restrict the sale of Common Stock when acquired under the Plan, or other sales of Common Stock.

         Persons who are not deemed to be our "affiliates" at the time of resale will be free to resell any shares of Common Stock allocated to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of us is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with TierOne Corporation. Normally, a director, principal officer or major stockholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of us at the time of a proposed resale will be permitted to make public resales of the Common Stock only pursuant to a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Common Stock then outstanding or the average weekly trading volume reported on the Nasdaq National Market during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when we are current in filing the reports required of us under the Exchange Act.

SEC Reporting and Short-Swing Profit Liability

         Section 16 of the Exchange Act imposes reports and liability requirements on officers, directors and persons beneficially owning more than ten 10% of public companies such as TierOne Corporation. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC"). Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of our fiscal year. Participation in the Employer Stock Fund of the Plan by our officers, directors and persons beneficially owning more than ten percent of the Common Stock must be reported to the SEC at least annually on a Form 4 or a Form 5 by such individuals.

         In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by us of profits realized by any officer, director or any person beneficially owning more than ten percent of the Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Common Stock within any six-month period.

         The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met.

                                  LEGAL OPINION

         The validity of the issuance of the Common Stock will be passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., which firm is acting as special counsel for TierOne Corporation and the Bank in connection with the Conversion and Offering.

                     FIRST FEDERAL LINCOLN BANK SAVINGS PLAN



                          Index to Financial Statements


                                                                                                  Page
Independent Auditors' Report                                                                       F-1

Statements of Net Assets Available for Benefits as of December 31, 2000 and 1999                   F-2

Statements of Changes in Net Assets Available for Benefits for the years ended
    December 31, 2000, 1999 and 1998                                                               F-3

Notes to Financial Statements                                                                      F-4

Schedule of Assets Held for Investment Purposes at End of Year                                     F-8

                          Independent Auditors' Report

     Employee Benefit Committee
     First Federal Lincoln Bank:

     We have audited the accompanying statements of net assets available for benefits of First Federal Lincoln Bank Savings Plan as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

     Our 2000 audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as whole.

                                    KPMG LLP

     June 28, 2001
     Lincoln, Nebraska

                      FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

                  Statements of Net Assets Available for Benefits

                            December 31, 2000 and 1999


                                                                             2000            1999
                                                                         --------------  --------------
Investments:
    Pooled funds on deposit with the Insurer, at fair value:
      Guaranteed interest account                                      $     2,211,403       2,303,525
      International stock account                                            2,280,760       2,410,986
      Large cap stock index account                                          3,022,548       3,013,319
      Money market account                                                   1,199,862       1,631,676
      Real estate account                                                      898,360         768,334
      Bond and mortgage account                                              1,623,056       1,443,134
      Bond emphasis balanced account                                           444,401         485,069
      Stock emphasis balanced account                                          452,126         563,814
      Large company blend account                                            5,174,254              --
      Mid cap stock index account                                              260,991              --
      International emerging markets account                                   120,804              --
      American Century income & growth account                                 131,327              --
      American Century small cap value account                                 184,897              --
      Putnam Voyager account                                                   404,722              --
      Janus Advisor aggressive growth account                                  360,080              --
      U. S. stock account                                                           --       6,973,375
                                                                         --------------  --------------

             Net assets available for benefits                         $    18,769,591      19,593,232
                                                                         ==============  ==============


See accompanying notes to financial statements.

                     FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits

                  Years ended December 31, 2000, 1999 and 1998


                                                             2000             1999           1998
                                                        ---------------- --------------- --------------
Additions to net assets attributed to:
    Investment income (loss)                          $        (726,964)      1,597,909      1,881,977
                                                        ---------------- --------------- --------------
   Contributions:
      Employer's                                                385,298         331,921        328,204
      Participants'                                             673,654         615,609        572,430
      Rollovers                                                 248,534          --            223,928
                                                        ---------------- --------------- --------------

               Total contributions                            1,307,486         947,530      1,124,562
                                                        ---------------- --------------- --------------

               Total additions                                  580,522       2,545,439      3,006,539
                                                        ---------------- --------------- --------------

Deductions from net assets attributed to:
    Benefits paid to participants                             1,402,613         537,448        576,946
    Administrative expenses                                       1,550           1,971         12,898
                                                        ---------------- --------------- --------------

               Total deductions                               1,404,163         539,419        589,844
                                                        ---------------- --------------- --------------

               Net increase (decrease)                         (823,641)      2,006,020      2,416,695

Net assets available for benefits:
    Beginning of year                                        19,593,232      17,587,212     15,170,517
                                                        ---------------- --------------- --------------

    End of year                                       $      18,769,591      19,593,232     17,587,212
                                                        ================ =============== ==============


See accompanying notes to financial statements.

                     FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998

(1)  Description of Plan

     The following description of the First Federal Lincoln Bank (Bank) Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     General

     The Plan, established August 1, 1978 and restated as of January 1, 1989, is a defined contribution 401(k) profit sharing plan and is administered by the Employee Benefit Committee. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Bank believes the Plan is in compliance with the requirements of ERISA.

     Eligibility

     The Plan requires that employees complete one year of service to be eligible for participation in the Plan. A year of service is defined as any period of 12 consecutive months beginning on the date of employment or any January 1, thereafter, during which the employee has at least 1,000 hours of service. The employee must make an election to participate in the Plan and agree to make contributions to the Plan by payroll deductions.

     Contributions

     Employees can contribute from 1% to 15% of their salary to the Plan. During 1998, the Bank contributed 75% of the employee's contribution up to a maximum of 6% of the employee's salary (including bonus, commission, overtime or other special compensation up to $6,000), provided accumulated net income, earnings or profits allow. During 2000 and 1999, the Bank contributed 80% of the employee's contribution up to a maximum of 6% of the employee's salary, as defined. The Bank may make additional contributions to the Plan not to exceed the maximum amount deductible from the Bank's income under the Internal Revenue Code. Participants direct the investment of their contributions plus the Company's contributions into various investment options offered by the Plan.

     Participant Accounts

     Each participant's account is credited with the participant's contribution, an allocation of the Bank's contribution and Plan earnings. Allocations are based on participant earnings or account balances as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     Vesting

     Participants are vested immediately in their contributions plus actual earnings thereon. Plan participants become 100% vested in the Bank's matching contributions after five years of service.

                                                                     (Continued)

                     FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998

     Payment of Benefits

     On termination of service due to death, disability or retirement, a participant may elect to receive either a single lump-sum amount equal to the value of the participant's vested interest in his or here account, or as a fixed-period annuity. Participants may also elect to receive a taxable distribution of any part of their contributed vested account balance prior to retirement if Plan hardship requirements are met.

     Forfeitures

     For the years ended December 31, 2000, 1999, and 1998, forfeitures in nonvested accounts totaling $12,990, $29,294 and $12,792, respectively, were used to reduce employer contributions.

(2)  Summary of Significant Accounting Policies

     Basis of Accounting

     The financial statements of the Plan are prepared under the accrual method of accounting.

     Investments Valuations and Income Recognition

     The Bank has entered into a flexible investment group annuity with the Principal Financial Group (Insurer). The Bank directs the Insurer to make investments under the group contract in accordance with investment elections made by the participants, which consist of pooled separate accounts and guaranteed interest account of the Insurer. Administrative expenses are paid by the Bank, with respect to the active participants of the Plan.

     The Plan's investments are stated at fair value, except for the Plan's guaranteed interest account is valued at contract value, which is the value paid when funds are withdrawn prior to their maturity (see note 4). The Plan's other investment accounts are unit investments in pooled separate accounts of the Insurer. Each pooled separate account is valued at fair value by the Insurer at the close of each business day. Purchases and sales are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

     Payment of Benefits

     Benefits are recorded when paid.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities at the date. Actual results could differ from those estimates.

                                                                     (Continued)

                     FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998

(3)  Investments

     During 2000, 1999 and 1998, investment income (loss), including net appreciation in fair value on investments, was a follows:

                                                               2000          1999           1998
                                                           -----------    -----------   -----------
          Guaranteed interest account                      $   153,764         83,158       168,094
          U. S. stock account                                 (382,625)       375,822       860,511
          International stock account                         (215,401)       456,122       153,950
          Large cap stock index account                       (293,397)       489,209       383,638
          Money market account                                  69,297         71,884        60,665
          Real estate account                                   94,302         69,549        45,717
          Bond and mortgage account                            168,152         (8,873)      125,097
          Bond emphasis balanced account                        26,736         23,375        35,449
          Stock emphasis balanced account                        9,246         37,663        48,856
          Large company blend account                          (94,377)            --            --
          Mid cap stock index account                            2,637             --            --
          International emerging markets account               (32,215)            --            --
          American Century income & growth account             (13,209)            --            --
          American Century small cap value account              28,234             --            --
          Putnam Voyager account                               (82,990)            --            --
          Janus Advisor aggressive growth account             (165,118)            --            --
                                                           -----------    -----------   -----------

                                                           $  (726,964)     1,597,909     1,881,977
                                                           ===========    ===========   ===========

     The Insurer did not provide the detail of unrealized appreciation in fair value of investments by investment options; therefore, this information is not disclosed.

(4)  Guaranteed Interest Account with Insurer

     The Plan entered into a Guaranteed Interest Account with the Insurer who maintains the contributions in a pooled account. The Guaranteed Interest Account is credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses charged by the Insurer. The Guaranteed Interest Account is fully benefit responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value (which represents contributions made under the contract, plus earnings, less withdrawals and administrative expenses). There are no reserves against contract value for credit risk of the contract issuer or otherwise. The contract value of the Guaranteed Interest Account at December 31, 2000 and 1999 approximated fair value. The average yield and crediting interest rates ranged from approximately 5.3% and 6% for 2000, 1999 and 1998. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than 0%.

                                                                     (Continued)

                     FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999 and 1998

(5)  Related-Party Transactions

     The Plan's investments are shares in pooled funds managed by Principal Life Insurance Company. Principal Life Insurance Company is the Insurer as defined by the Plan and, therefore, these transactions qualify as party-in-interest. Fees paid by the Plan for the administrative services amounted to $1,550, $1,971 and $12,898 for the years ended December 31, 2000, 1999 and 1998, respectively.

(6)  Plan Termination

     Although it has not expressed any present intention to do so, the Bank has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

(7)  Tax Status

     The Internal Revenue Service has determined and informed the Bank by a letter dated March 6, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

                                                                      Schedule 1

                     FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

         Schedule of Assets Held for Investment Purposes at End of Year

                  December 31, 2000, As Reported by the Insurer

                                                                               Current
                   Name of Issuer and Title of Issue                            value
-----------------------------------------------------------------------    ---------------
Pooled funds on deposit with Principal Life Insurance Company:
    Guaranteed interest account                                          $      2,211,403
    International stock account                                                 2,280,760
    Large cap stock index account                                               3,022,548
    Money market account                                                        1,199,862
    Real estate account                                                           898,360
    Bond and mortgage account                                                   1,623,056
    Bond emphasis balanced account                                                444,401
    Stock emphasis balanced account                                               452,126
    Large company blend account                                                 5,174,254
    Mid cap stock index account                                                   260,991
    International emerging markets account                                        120,804
    American Century income & growth account                                      131,327
    American Century small cap value account                                      184,897
    Putnam Voyager account                                                        404,722
    Janus Advisor aggressive growth account                                       360,080
                                                                           ---------------

                                                                         $     18,769,591
                                                                           ===============


See accompanying independent auditors' report.

                                                                         ANNEX A


                            TierOne Bank Savings Plan

                            Investment Election Form

Name of Plan Participant:  ___________________________


Social Security Number:    ___________________________

         1. INSTRUCTIONS. The TierOne Bank Savings Plan ("Plan") permits participants to direct their account balances into various investment funds, including the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of TierOne Corporation (the "Common Stock").

         To direct a transfer of all or part of the funds credited to your account to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later noon on [_____________]. A representative for TierOne Bank will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Ms. Paula Luther. If you do not complete and return this form to TierOne Bank by noon on [____________], the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

         2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct TierOne Bank to sell the units currently credited to my account and to purchase units in the Employer Stock Fund. Transfers of units from existing investment funds must be in multiples of 1% or whole percentages. Purchases of units in the Employer Stock Fund will always be 100%:

         =========================== =========================================
                    SELL UNITS FROM            Plan Investment Funds
         --------------------------- -----------------------------------------
         Sell _____% of A            American Century Income and Growth
                                     Separate Account
         --------------------------- -----------------------------------------
         Sell _____% of B            American Century Select Separate Account
         --------------------------- -----------------------------------------
         Sell _____% of C            American Century Small Cap Value Separate
                                     Account
         --------------------------- -----------------------------------------
         Sell _____% of D            Guaranteed Interest Account
         --------------------------- -----------------------------------------
         Sell _____% of E            Janus Adviser Aggressive Growth Separate
                                     Account
         --------------------------- -----------------------------------------
         Sell _____% of F            Mason Street Aggressive Growth (A)
                                     Separate Account
         --------------------------- -----------------------------------------
         Sell _____% of G            Principal Bond Emphasis Balanced Separate
                                     Account
         --------------------------- -----------------------------------------
         Sell _____% of H            Principal Bond & Mortgage Separate
                                     Account
         --------------------------- -----------------------------------------
         Sell _____% of I            Principal International Emerging Markets
                                     Separate Account
         --------------------------- -----------------------------------------

         =========================== ========================================
               SELL UNITS FROM                 Plan Investment Funds
         --------------------------- ----------------------------------------
         Sell _____% of J            Principal International Small Company
                                     Separate Account
         --------------------------- ----------------------------------------
         Sell _____% of K            Principal International Stock Separate
                                     Account
         --------------------------- ----------------------------------------
         Sell _____% of L            Principal Large Cap Stock Index Separate
                                     Account
         --------------------------- ----------------------------------------
         Sell _____% of M            Principal Large Company Blend Separate
                                     Account
         --------------------------- ----------------------------------------
         Sell _____% of N            Principal Mid Cap Stock Index Separate
                                     Account
         --------------------------- ----------------------------------------
         Sell _____% of O            Principal Money Market Separate Account
         --------------------------------------------------------------------
         Sell _____% of P            Principal Partners Large-Cap Blend
                                     Separate Account
         --------------------------- ----------------------------------------
         Sell _____% of Q            Principal Real Estate Separate Account
         --------------------------- ----------------------------------------
         Sell _____% of R            Principal Stock Emphasis Balanced
                                     Separate Account
         --------------------------- ----------------------------------------
         Sell _____% of S            Principal Total Market Stock Index
                                     Separate Account
         --------------------------- ----------------------------------------
         Sell _____% of T            Putnam Voyager Separate Account
         =========================== ========================================


         3. PURCHASER INFORMATION. The ability of a participant in the Plan to purchase Common Stock in the Conversion of TierOne Bank and the related stock issuance and to direct his or her current balances into the Employer Stock Fund is based upon the participant's status as an Eligible Account Holder, Supplemental Eligible Account Holder, Other Member, Director, Officer or Employee of TierOne Bank as defined in the TierOne Corporation prospectus (the "Prospectus"). To the extent your order cannot be filled with Common Stock purchased in the Conversion of TierOne Bank and the related stock issuance, the amount not used to purchase Common Stock will be returned to the other investment funds of the Plan pursuant to your existing investment directions. Please indicate your earliest status and list your accounts as of that date.

              a. [_] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with the Bank as of December 31, 2000.

              b. [_] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with the Bank as of [__________, 2002], but are not an Eligible Account Holder.

              c. [_] Other Members - Check here if you are a depositor of the bank on [____________] or a borrower of the TierOne Bank on [____________] and your loan is outstanding on [______________] and you are not classified as either an Eligible Account Holder or a Supplemental Eligible Account Holder.

              d. [_] Directors, Officers and Employees - Check here if you are a Director, Officer or Employee of TierOne Bank and not in a, b or c.
                               ---

=========================================================== ========================================================
            Account Title (Names on Accounts)                                   Account Number
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

         Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

         4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Election Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

_______________________________
Signature of Participant

Date: _________________________

ACKNOWLEDGMENT OF RECEIPT BY PLAN ADMINISTRATOR. This Investment Election Form was received by the Plan Administrator and will become effective on the date noted below.

By:____________________________

Date: _________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution.

          SEC filing fees.....................................................................       $   17,251
          OTS filing fees ....................................................................           14,400
          Nasdaq filing fees .................................................................           95,000
          Printing, postage, mailing and EDGAR expenses ......................................          500,000
          Legal fees and expenses ............................................................          400,000
          Blue Sky filing fees and expenses ..................................................           10,000
          Accounting fees and expenses .......................................................          225,000
          Appraiser's fees (including preparation of business plan) ..........................            44,00
          Conversion center fees and expenses ................................................           80,000
          Proxy solicitation and record management fees and expenses .........................           50,000
          Transfer agent Fees and expenses ...................................................           15,000
          Certificate printing ...............................................................            5,000
          Miscellaneous ......................................................................           44,349
                                                                                                     ----------
              Total ..........................................................................       $1,500,000
                                                                                                     ==========

          In addition to the foregoing expenses, Sandler O'Neill & Partners, L.P. will receive fees based on the number of shares of Conversion Stock sold in the Conversion. Based upon the assumptions and the information set forth under "Pro Forma Data" and "The Conversion - Marketing Arrangements" in the Prospectus, it is estimated that such fees will amount to $1,121,805, $1,336,050, $1,550,295, $1,796,677, and in the event that 11,230,000 shares,
13,300,000 shares, 15,370,000 shares and 17,750,500 shares of Stock are sold by the Registrant in the Conversion, respectively.

Item 14.      Indemnification of Directors and Officers.

          Article IX of the Registrant's Bylaws provides as follows:

          9.01. Certain Definitions. All capitalized terms used in this Article
                -------------------
IX and not otherwise hereinafter defined in this Section 9.01 shall have the meaning set forth in Section 180.0850 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Article IX shall be defined as follows:

         (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

         (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 9.04.

         (c) "Board" shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

         (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 9.04, to constitute misconduct under Section 180.0851(2)(a) l, 2, 3 or 4 of the Statute.

         (e) "Corporation," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

         (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

         (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

         (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, the term "Party" shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

         (i) "Proceeding" shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article IX, the term "Proceeding" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Exchange Act, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

         (j) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

         9.02.  Mandatory Indemnification. To the fullest extent permitted or
                -------------------------
required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

         9.03.  Procedural Requirements.
                -----------------------

         (a)      A Director or Officer who seeks indemnification under Section
9.02 shall make a written request therefor to the Corporation. Subject to
Section 9.03(b), within 60 days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 9.05).

         (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 9.02 if, within such 60-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.

         (c) In either case of nonpayment pursuant to Section 9.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 9.04, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

         (d) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such 60-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

         9.04.    Determination of Indemnification.
                  --------------------------------

         (a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 9.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

                  (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

                  (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided, that
(A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or

                  (iii) A court pursuant to and in accordance with Section
180.0854 of the Statute.

         (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

         (c) The Authority shall make its determination within 60 days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

         (d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 9.05), including interest thereon at a reasonable rate, as determined by the Authority, within 10 days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

         (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

         (f)      All Expenses incurred in the determination process under this
Section 9.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

         9.05.    Mandatory Allowance of Expenses.
                  -------------------------------

         (a) The Corporation shall pay or reimburse from time to time or at any time, within 10 days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

                  (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

                  (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this
Section 9.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to
Section 9.04.

         (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 9.05, such Director or Officer shall not be required to pay interest on such amounts.

         9.06.    Indemnification and Allowance of Expenses of Certain Others.
                  -----------------------------------------------------------

         (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

         (b) The Corporation shall indemnify an employee of the Corporation who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

         (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 9.06(b) hereof) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

         9.07.    Insurance. The Corporation may purchase and maintain insurance
                  ---------
on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article IX.

         9.08.    Notice to the Corporation. A Director, Officer or employee of
                  -------------------------
the Corporation shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 9.04(a)).

         9.09.    Severability. If any provision of this Article IX shall be
                  ------------
deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article IX contravene public policy, this Article IX shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

         9.10.    Nonexclusivity of Article IX. The rights of a Director,
                  ----------------------------
Officer or employee of the Corporation (or any other person) granted under this
Article IX shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this
Article IX shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee of the Corporation under the Statute.

         9.11     Contractual Nature of Article IX; Repeal or Limitation of
                  ---------------------------------------------------------
Rights. This Article IX shall be deemed to be a contract between the Corporation
------
and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article IX or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article IX with regard to acts, omissions or events arising prior to such repeal or limitation.

Item 15.          Recent Sales of Unregistered Securities

         Not applicable.

Item 16.          Exhibits and Financial Statement Schedules

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a)      List of Exhibits (filed herewith unless otherwise noted)

  1.1    Engagement Letter with Sandler O'Neill & Partners, L.P.
  1.2    Form of Agency Agreement with Sandler O'Neill & Partners, L.P.*
  2.1    Plan of Conversion
  3.1    Articles of Incorporation of TierOne Corporation
  3.2    Bylaws of TierOne Corporation
  3.3    Charter of TierOne Bank
  4.0    Form of Stock Certificate of TierOne Corporation
  5.0    Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality*
  8.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax matters
  8.2    Opinion of KPMG LLP re: Nebraska, Iowa and Kansas tax matters*
  8.3    Letter of Keller & Company, Inc. re: Subscription Rights
 10.1    Employment Agreement between TierOne Bank and Gilbert G. Lundstrom
 10.2    Employment Agreement between TierOne Bank and James A. Laphen
 10.3 Form of Proposed Employment Agreement between TierOne Corporation and Gilbert G. Lundstrom
 10.4 Form of Proposed Employment Agreement between TierOne Corporation and James A. Laphen
 10.5    Supplemental Retirement Plan
 10.6 Form of Proposed Change in Control Agreement between TierOne Bank and certain executive officers
 10.7 Form of Proposed Change in Control Agreement between TierOne Bank and certain executive officers.
 10.8    Form of Proposed TierOne Bank Employee Severance Plan
 10.9 Form of Proposed Employee Stock Ownership Plan Supplemental Executive Retirement Plan
 10.10   Form of Proposed 401(k) Plan Supplemental Executive Retirement Plan
 10.11   Directors' Deferred Compensation Program
 10.12   Amended and Restated Consultation Plan for Directors

 10.13  Management Incentive Compensation Plan
 23.1   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit
        5.0 and Exhibit 8.1)
 23.2   Consent of KPMG LLP
 23.3   Consent of Keller & Company, Inc.
 24.0 Power of Attorney (included in Signature Page of this Registration Statement)
 99.1   Subscription Order Form and Instructions
 99.2   Additional Solicitation Material
 99.3   Appraisal Report of Keller & Company, Inc.**

_____________
*       To be filed by amendment.
** Excludes statistical information portion pursuant to a hardship exemption request made under Rule 202 of Regulation S-T.

(b)     Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.      Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Nebraska on April 5, 2002.

                              TierOne Corporation

                         By:  /s/ Gilbert G. Lundstrom
                              -------------------------------------------------
                              Gilbert G. Lundstrom
                              Chairman of the Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Gilbert G. Lundstrom his true and lawful attorney, with full power to sign for each person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

         Name                                       Title                                   Date
---------------------------            -------------------------------         ------------------------
                                        Chairman of the Board and Chief                April 5, 2002
/s/ Gilbert G. Lundstrom                Executive Officer
---------------------------             (principal executive officer)
Gilbert G. Lundstrom



/s/ James A. Laphen                     Director, President and Chief                  April 5, 2002
---------------------------             Operating Officer
James A. Laphen


/s/ Eugene B. Witkowicz                 Executive Vice President, Chief                April 5, 2002
---------------------------             Financial Officer and Corporate
Eugene B. Witkowicz                     Secretary



/s/ Campbell R. McConnell               Director                                       April 5, 2002
---------------------------
Campbell R. McConnell


/s/ Joyce Person Pocras                 Director                                       April 5, 2002
---------------------------
Joyce Person Pocras


/s/ LaVern F. Roschewski                Director, Vice Chairman of the                 April 5, 2002
---------------------------             Board
LaVern F. Roschewski


/s/ Ann Lindley Spence                  Director                                       April 5, 2002
---------------------------
Ann Lindley Spence

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